Exhibit 10.2

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 19, 2021

by and among

BEACON ROOFING SUPPLY, INC.,
as Holdings,

BEACON SALES ACQUISITION, INC.,
as US Borrower,

BEACON ROOFING SUPPLY CANADA COMPANY,
as Canadian Borrower,

the Parties referred to herein,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Swingline Lender and Issuing Bank

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
CITIBANK, N.A.,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

TRUIST SECURITIES, INC,

DEUTSCHE BANK SECURITIES, INC.
and
CAPITAL ONE, NATIONAL ASSOCIATION,

each as a Joint Lead Arranger and Joint Bookrunner

Table of Contents

i

SECTION 4.8	Payment Dates	90
SECTION 4.9	Manner of Payment	90
SECTION 4.10	Joint and Several Liability of US Borrowers; Joint and Several Liability of Canadian Borrowers.	90

Article V [Reserved]		92

Article VI INTEREST; FEES; GENERAL LOAN PROVISIONS		93

SECTION 6.1	Interest	93
SECTION 6.2	Notice and Manner of Conversion or Continuation of Revolving Loans	97
SECTION 6.3	Fees	99
SECTION 6.4	[Reserved].	99
SECTION 6.5	[Reserved].	99
SECTION 6.6	Sharing of Payments by Lenders	100
SECTION 6.7	Administrative Agent’s Clawback	100
SECTION 6.8	Changed Circumstances	101
SECTION 6.9	Indemnity	102
SECTION 6.10	Increased Costs	103
SECTION 6.11	Taxes	104
SECTION 6.12	Mitigation Obligations; Replacement of Lenders	107
SECTION 6.13	Incremental Commitments	108
SECTION 6.14	Cash Collateral	110
SECTION 6.15	Defaulting Lenders	111
SECTION 6.16	Holdings as Borrower Representative	113

Article VII CONDITIONS OF CLOSING AND BORROWING		114

SECTION 7.1	Conditions to Closing and Initial Extensions of Credit	114
SECTION 7.2	Conditions to Subsequent Extensions of Credit	117
SECTION 7.3	Post-Closing Conditions	118

Article VIII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		118

SECTION 8.1	Organization; Power; Qualification	118
SECTION 8.2	Ownership	118
SECTION 8.3	Authorization; Enforceability	119
SECTION 8.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc	119
SECTION 8.5	Compliance with Law; Governmental Approvals	119
SECTION 8.6	Tax Returns and Payments	120
SECTION 8.7	Intellectual Property Matters	120
SECTION 8.8	Environmental Matters	120
SECTION 8.9	Employee Benefit Matters	121
SECTION 8.10	Margin Stock	122
SECTION 8.11	Investment Company	123
SECTION 8.12	Employee Relations	123
SECTION 8.13	Burdensome Provisions	123
SECTION 8.14	Financial Statements	122
SECTION 8.15	No Material Adverse Change	123
SECTION 8.16	Solvency	123
SECTION 8.17	Title to Property	123

v

EXHIBITS

Exhibit A-1	-	Form of US Revolving Credit Note
Exhibit A-2	-	Form of Canadian Revolving Credit Note
Exhibit A-3	-	Form of US Swingline Note
Exhibit A-4	-	Form of Canadian Swingline Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Conversion/Continuation
Exhibit D	-	[Reserved]
Exhibit E	-	Form of Perfection Certificate
Exhibit F	-	Form of Compliance Certificate
Exhibit G	-	Form of Borrowing Base Certificate
Exhibit H	-	Form of Lender Joinder Agreement
Exhibit I	-	Form of Solvency Certificate
Exhibit J	-	Form of Bank Product Provider Agreement
Exhibit K	-	Form of Assignment and Assumption
Exhibit L-1	-	Form of US Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit L-2	-	Form of US Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit L-3	-	Form of US Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit L-4	-	Form of US Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES

Schedule 1.1(a)	-	Commitments
Schedule 1.1(b)	-	Administrative Agent Payment Account
Schedule 1.1(c)	-	Canadian Collection Account and US Collection Account
Schedule 1.1(d)	-	Designated Account
Schedule 1.1(e)	-	US Eligible Inventory Locations
Schedule 1.1(f)	-	Canadian Eligible Inventory Locations
Schedule 1.1(g)	-	Existing Letters of Credit
Schedule 7.3(b)	-	Certain Post-Closing Deliveries
Schedule 8.1	-	Jurisdictions of Organization and Qualification
Schedule 8.2	-	Subsidiaries and Capitalization
Schedule 8.6	-	Audit Matters
Schedule 8.9	-	ERISA Plans
Schedule 8.12	-	Labor and Collective Bargaining Agreements
Schedule 8.17	-	Real Property
Schedule 8.24	-	Material Contracts
Schedule 9.2	-	Financial and Collateral Reports
Schedule 9.14(a)	-	Deposit Accounts and Cash Management Banks
Schedule 10.1	-	Existing Indebtedness
Schedule 10.2	-	Existing Liens
Schedule 10.3	-	Existing Loans, Advances and Investments
Schedule 10.7	-	Transactions with Affiliates

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 19, 2021, by and among Beacon Roofing Supply, Inc., a Delaware corporation, as Holdings, Beacon Sales Acquisition, Inc., a Delaware corporation, as a US Borrower, and Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the lenders who are party to this agreement and the lenders who may become a party to this agreement pursuant to the terms hereof, as lenders, Wells Fargo Bank, National Association, a national banking association, as Administrative Agent for the Lenders, and Wells Fargo Bank, National Association, Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank N.A., Truist Securities, Inc., Deutsche Bank Securities, Inc., and Capital One, National Association, each as a Joint Lead Arranger and Joint Bookrunner.

STATEMENT OF PURPOSE

WHEREAS, Borrowers, Guarantors, Administrative Agent and Lenders have previously entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made loans and provided other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of January 2, 2018, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of December 20, 2018 and as amended by Amendment No. 2 to Amended and Restated Credit Agreement, dated as of July 28, 2020 (the “Existing Credit Agreement”);

WHEREAS, Borrowers and Guarantors have requested that Administrative Agent and Lenders amend and restate the Existing Credit Agreement and continue the existing financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

WHEREAS, Administrative Agent and Lenders have agreed to amend and restate the Existing Credit Agreement, and each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein, each Issuing Bank is willing to agree to continue to issue Letters of Credit (as defined below), and Administrative Agent is willing to continue to act as agent for Lenders on the terms and conditions set forth herein and the other Loan Documents;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

SECTION 1.1Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“2018 Restatement Date” means January 2, 2018.

“2018 Restatement Date Investment Agreement” means the Investment Agreement, dated as of August 24, 2017 by and among the Borrower, CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P., including all schedules, exhibits and annexes thereto.

6508144.20

“2025 Senior Notes” means the 4.875% Senior Notes due 2025 issued by Beacon Escrow Corporation on October 25, 2017 and assumed by Holdings on the Restatement Date, in an aggregate original principal amount of $1,300,000,000.

“2026 Senior Note Documents” means, collectively, (a) the 2026 Senior Notes, (b) the 2026 Senior Notes Indenture and (c) all other instruments, agreements and other documents evidencing or governing the 2026 Senior Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“2026 Senior Notes” means the 4.500% Senior Notes due 2026 issued by Holdings on October 9, 2019 in an aggregate original principal amount of $300,000,000.

“2026 Senior Notes Agent” means U.S. Bank, National Association, in its capacity as trustee and collateral agent under the 2026 Senior Notes Indenture acting for and on behalf of the holders of the 2026 Senior Notes, and any successor or permitted replacement trustee or agent.

“2026 Senior Notes Indenture” means the Indenture, dated October 9, 2019, by and among U.S. Bank, National Association, as Trustee and Holdings, as Issuer, under which the 2026 Senior Notes are issued.

“2029 Senior Note Documents” means, collectively, (a) the 2029 Senior Notes, (b) the 2029 Senior Notes Indenture and (c) all other instruments, agreements and other documents evidencing or governing the 2029 Senior Notes or providing for any guarantee, obligation, security or other right in respect thereof.

“2029 Senior Notes” means the 4.125% Senior Notes due 2029 issued by Holdings on the Restatement Date in an aggregate original principal amount of $350,000,000.

“2029 Senior Notes Indenture” means the Indenture, dated as of May 10, 2021, by and among U.S. Bank, National Association, as Trustee and Holdings, as Issuer, under which the 2029 Senior Notes are issued.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Account Debtor” means each Person who is obligated on an Account, Chattel Paper or General Intangible.

“Accounts” has the meaning set forth in the UCC and, with respect to any Person, all such Accounts of such Person, whether now existing or existing in the future, including (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to Administrative Agent), including all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Account Debtors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

“Activation Notice” has the meaning set forth in Section 9.14(a).

“Adjusted Excess Availability” means at any time, the sum of (a) the Excess Availability, plus (b) the Specified Suppressed Availability, plus (c) the Qualified Cash.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.6.

“Administrative Agent Payment Account” means the Deposit Account of Administrative Agent identified on Schedule 1.1(b) to this Agreement (or such other Deposit Account of Administrative Agent for such purpose designated by it in writing to Borrower Representative).

“Administrative Agent’s Office” means the office of Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Second Amended and Restated Credit Agreement.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Credit Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Credit Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and binding orders of arbitrators.

“Applicable Margin” means (a) as to Revolving Loans for which interest is calculated based on the US Base Rate or the Canadian Base Rate, the Applicable Base Rate Margin set forth below, (b) as to Revolving Loans for which interest is calculated based on LIBOR, the Applicable LIBOR Margin set forth below, and (c) as to Revolving Loans for which interest is calculated based on the Canadian BA Rate, the Applicable Canadian BA Rate Margin set forth below, in each case, determined for each calendar quarter based upon the Quarterly Average Excess Availability for the immediately preceding three (3) month period:

Tier	Quarterly Average Excess Availability	Applicable Base Rate Margin	Applicable LIBOR Margin	Applicable Canadian BA Rate Margin
1	Greater than or equal to sixty-six and two-thirds percent (66-2/3%) of the Maximum Credit	0.25%	1.25%	1.25%
2	Greater than or equal to thirty-three and one-third percent (33-1/3%) of the Maximum Credit but less than sixty-six and two-thirds percent (66-2/3%) of the Maximum Credit	0.50%	1.50%	1.50%
3	Less than thirty-three and one-third percent (33-1/3%) of the Maximum Credit	0.75%	1.75%	1.75%

provided, that, (i) the Applicable Margin shall be calculated and established once each calendar quarter and shall remain in effect until adjusted for the next calendar quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each such calendar quarter based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter, (iii) notwithstanding anything to the contrary contained herein, for the period from the Restatement Date until the last day of the first full calendar quarter immediately following the Restatement Date, the Applicable Margin shall be based on the applicable percentage set forth in Tier 2, and (iv) in the event that the Borrower Representative fails to provide any Borrowing Base Certificate or other information with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate or other information was otherwise required, at Administrative Agent’s option, the Applicable Margin shall be based on the highest rate above until the next Business Day after a Borrowing Base Certificate or other information is provided for the applicable period at which time the Applicable Margin shall be adjusted as otherwise provided herein.  In the event that at any time after the end of any calendar quarter the Quarterly Average Excess Availability for such calendar quarter used for the determination of the Applicable Margin was greater than the actual amount of the Quarterly Average Excess Availability for such period as a result of the inaccuracy of information provided by or on behalf of any Borrower to Administrative Agent for the calculation of Excess Availability, the Applicable Margin for such period shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Administrative Agent.  The foregoing shall not be construed to limit the rights of Administrative Agent or Lenders with respect to the amount of interest payable after an Event of Default whether based on such recalculated percentage or otherwise.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Administrative Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 4.4(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (a) Wells Fargo Bank, National Association, (b) Citibank, N.A., (c) Bank of America, N.A., (d) JPMorgan Chase Bank, N.A., (e) Truist Securities, Inc., (f) Deutsche Bank Securities, Inc. and (g) Capital One, National Association, each in their respective capacities as joint lead arrangers and joint bookrunners.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, any Capital Stock owned thereby) of any Credit Party or any Restricted Subsidiary thereof whether by sale, lease, transfer or otherwise, and any issuance of Capital Stock by any Restricted Subsidiary of Holdings to any Person that is not a Credit Party or any Restricted Subsidiary thereof.  The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to any Borrower or any Subsidiary thereof pursuant to any other transaction permitted pursuant to Section 10.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition or termination of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the payment in cash of obligations and liabilities and (g) (i) the transfer by any US Credit Party of any of its assets to any other US Credit Party, (ii) the transfer by any Canadian Credit Party of any of its assets to any other Canadian Credit Party, (iii) the transfer by any Non-Credit Party of any of its assets to any Credit Party (provided, that, in connection with any such transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer), (iv) the transfer by any US Credit Party of any of its assets to any Canadian Credit Party or the transfer by any Canadian Credit Party of any of its assets to any US Credit Party (provided, that, (A) in connection with any such transfer, the transferor shall receive, and the transferee shall pay, an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer and (B) as of the date of any such transfer, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing), and (v) the transfer by any Non-Credit Party of any of its assets to any other Non-Credit Party.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.10), and accepted by Administrative Agent, in substantially the form attached as Exhibit K or any other form approved by Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Authorized Person” means any individual identified by Borrower representative as an authorized person and authenticated through Administrative Agent’s electronic platform or portal in accordance with its procedures for such authentication.

“Available Currency” shall mean with respect to (a) US Revolving Loans, US Swingline Loans, US Letters of Credit and US Special Advances, US Dollars, and (b) Canadian Revolving Loans, Canadian Swingline Loans, Canadian Letters of Credit and Canadian Special Advances, US Dollars and Canadian Dollars.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 6.1(f)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part 1 of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any one or more of the following financial products or accommodations extended to a Credit Party by a Bank Product Provider:  (a) credit cards (including commercial cards (and so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by a Credit Party with a Bank Product Provider in connection with obtaining any Bank Product, including a Hedge Agreement.

“Bank Product Obligations” means US Bank Product Obligations and Canadian Bank Product Obligations.

“Bank Product Provider” means any Person that (a) at the time it enters into a Bank Product Agreement with a Credit Party permitted under Article X, is a Lender, an Affiliate of a Lender (other than a Lender in its capacity as such), Administrative Agent or an Affiliate of Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (in its capacity as such) (including on the Restatement Date), is a party to a Bank Product Agreement with a Credit Party, in each case in its capacity as a party to such Bank Product Agreement; provided, that, no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider unless and until Administrative Agent receives a Bank Product Provider Agreement from such Person (i) on or about the Original Closing Date in the case of any Bank Product Agreement in effect on the Original Closing Date or (ii) within ten (10) Business Days after the execution and delivery of a Bank Product Agreement established after the Original Closing Date.

“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit J to this Agreement, in form and substance satisfactory to Administrative Agent, duly executed by the applicable Bank Product Provider, Borrowers, and Administrative Agent.

“Bank Product Reserves” means, as of any date of determination, reserves against the Borrowing Base that Administrative Agent deems necessary or appropriate to establish in the exercise of its Permitted Discretion and subject to Section 2.1(b) (based upon the Bank Product Providers’ determination of the liabilities and obligations of each Borrower and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Base Rate” means US Base Rate and the Canadian Base Rate, as applicable.

“Base Rate Loan” means any Revolving Loan bearing interest at a rate based upon the applicable Base Rate as provided in Section 6.1(a).

“Benchmark” means, initially, USD LIBOR; provided, that, if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 6.1(f)(i).

“Benchmark Replacement” means, for any Available Tenor,

(a)with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;;
(2)	the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;
(3)

the sum of: (A) the alternate benchmark rate that has been selected by Administrative Agent and Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b)with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided, that, (i) in the case of clause (a)(1), if Administrative Agent decides, in consultation with Borrower Representative, that Term SOFR is not administratively feasible for Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion, after consultation with Borrower Representative. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Administrative Agent:
(a)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(b)   the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(2)

for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and

(3)

for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

provided, that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Administrative Agent in its reasonable discretion, after consultation with Borrower Representative and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 6.1(f)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent, after consultation with Borrower Representative, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent, after consultation with Borrower Representative, decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)

in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Administrative Agent has provided the Term SOFR Notice to the Lenders and Borrower Representative pursuant to Section 6.1(f)(i)(B); or

(4)

in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 6.1(f) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 6.1(f).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such person.

“Borrower Representative” has the meaning set forth in Section 6.16.

“Borrowers” means, collectively, the US Borrowers and the Canadian Borrowers.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Administrative Agent on behalf thereof), or by the Swingline Lender in the case of a Swingline Loan, or by Administrative Agent in the case of a Special Advance.

“Borrowing Base” means the sum of the US Borrowing Base and the Canadian Borrowing Base.

“Borrowing Base Certificate” has the meaning set forth in Section 9.2(b).

“Business Day” means:

(a)for all purposes other than as set forth in clause (b) or (c) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business;

(b)with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan denominated in US Dollars, Swingline Loans or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in US Dollar deposits in the London interbank market; and

(c)with respect to all notices and determinations in connection with, and payments of principal and interest on, any Canadian Revolving Loan, (i) any day that is a Business Day described in clause (a) and on which banks are open for business in Toronto, Ontario and (ii) with respect to any Canadian Revolving Loan that is a Canadian BA Rate Loan, any day that is a Business Day described in clauses (a) and (c)(i).

“Canadian AML Laws” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), the United Nations Act (Canada), United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the Criminal Code and any similar laws in effect in Canada from time to time.

“Canadian Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Canadian Credit Party to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all Canadian Hedge Obligations, and (b) all amounts that Administrative Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Canadian Credit Party.

“Canadian BA Rate” means (a) for a Lender that is a Canadian Reference Bank, the CDOR Rate, and (b) for any other Lender, the CDOR Rate plus one-tenth of one percent (0.10%).

“Canadian BA Rate Loan” means each portion of a Revolving Loan denominated in Canadian Dollars that bears interest at a rate determined by reference to the Canadian BA Rate.

“Canadian BA Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Canadian Base Rate” means, for any day, a rate per annum equal to the greater of (a) the CDOR Rate existing on such day (which rate shall be calculated based upon an Interest Period of one (1) month), plus one (1) percentage point, and (b) the “prime rate” for Canadian Dollar commercial loans made in Canada as reported by Thomson Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page (or any successor page or such other commercially available service or source (including the Canadian Dollar “prime rate” announced by a Schedule I bank under the Bank Act (Canada)) as Administrative Agent may designate from time to time).  Each determination of the Canadian Base Rate shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.

“Canadian Base Rate Loan” means any Revolving Loan bearing interest at a rate based upon the Canadian Base Rate as provided in Section 6.1(a).

“Canadian Borrowers” means, collectively, the following (together with their respective successors and assigns):  (a) Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, and (b) any other Person organized under the laws of Canada that at any time after the Restatement Date becomes a Canadian Borrower; and “Canadian Borrower” means any one of them.

“Canadian Borrowing Base” means, at any time, the amount equal to:

(a)the amount equal to ninety percent (90%) (or ninety-two and one-half percent (92.5%) during any Seasonal Advance Period) multiplied by the net amount of Eligible Accounts of Canadian Borrowers; plus

(b)the amount equal to the lesser of: (i) seventy percent (70%) (or seventy-two and one-half percent (72.5%) during any Seasonal Advance Period) multiplied by the Value of each category of Eligible Inventory of Canadian Borrowers or (ii) ninety percent (90%) (or ninety-two and one-half percent (92.5%) during any Seasonal Advance Period) of the Net Recovery Percentage of each category of Eligible Inventory of Canadian Borrowers multiplied by the Value thereof; minus

(c)applicable Reserves with respect to Canadian Borrowers established by Administrative Agent in its Permitted Discretion in accordance with the terms hereof (including Section 2.1(b)).

“Canadian Collateral” means Collateral consisting of assets or interests in assets of Canadian Credit Parties and the proceeds thereof.

“Canadian Collateral Agreement” means the Amended and Restated Canadian Collateral Agreement, dated as of the 2018 Restatement Date, executed and delivered by the Canadian Credit Parties in favor of Administrative Agent, for the ratable benefit of the Canadian Secured Parties.

“Canadian Collection Account” means the Deposit Accounts in the name of a Canadian Borrower set forth on Schedule 1.1(c) to this Agreement, or any other account or accounts at any time after the date hereof designated by Borrower Representative to Administrative Agent which have been established for purposes of the receipt of proceeds of Accounts and other Collateral in accordance with the terms hereof.

“Canadian Commitment” means, as to any Canadian Lender, the obligation of such Lender to make Canadian Revolving Loans to, and to purchase participations in Canadian LC Obligations and Canadian Swingline Loans for the account of, the Canadian Borrowers hereunder in each case as such amounts are set forth beside such Lender’s name under the applicable heading on Schedule 1.1(a), as such amount may be modified at any time or from time to time pursuant to the terms of this Agreement. The aggregate Canadian Commitment of all the Canadian Lenders on the Restatement Date shall be the US Dollar Equivalent of $50,000,000.

“Canadian Commitment Percentage” means, with respect to any Canadian Lender at any time, the percentage of the total Canadian Commitments of all the Canadian Lenders represented by such Canadian Lender’s Canadian Commitment.  If the Canadian Commitments have terminated or expired, the Canadian Commitment Percentages shall be determined based upon the Canadian Commitments most recently in effect, giving effect to any assignments.  Each reference to “a Lender” shall include, collectively, all Lenders that are Affiliates and all branches of a Lender or its Affiliates as though all such parties were one Lender hereunder.

“Canadian Credit Parties” means, collectively, the Canadian Borrowers and the Canadian Guarantors.

“Canadian Dollar” or “C$” means, at the time of determination, the lawful currency of Canada.

“Canadian Employee Benefit Plan” means (a) any employee benefit plan that is maintained for employees or former employees of the Canadian Borrower or any Subsidiary thereof registered in accordance with Canadian Pension Laws which any Credit Party or any Subsidiary thereof sponsors, maintains, or to which it makes, is making, or is obligated to make, contributions or (b) any Canadian Pension Plan or Canadian Multiemployer Plan that is maintained for the employees of any Credit Party or any Subsidiary thereof or in respect of which any Credit Party or any Subsidiary thereof has any liability, but shall not include any Employee Benefit Plan.

“Canadian Extensions of Credit” means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Canadian Revolving Loans made by such Lender then outstanding, (b) such Lender’s Commitment Percentage of the Canadian LC Obligations then outstanding, and (c) such Lender’s Commitment Percentage of the Canadian Swingline Loans then outstanding.

“Canadian Guarantors” means, collectively, all direct and indirect Subsidiaries of Holdings organized under the laws of Canada or a jurisdiction in Canada (other than any Excluded Subsidiary or Unrestricted Subsidiary) which become a party to the Canadian Guaranty Agreement pursuant to Section 9.15.

“Canadian Guaranty Agreement” means any guaranty agreement executed and delivered by the Canadian Guarantors in favor of Administrative Agent for the benefit of the Canadian Secured Parties in respect of the Canadian Secured Obligations.

“Canadian Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of a Canadian Credit Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Canadian Hedge Provider” means any Person that, (a) at the time it enters into a Hedge Agreement with a Canadian Credit Party permitted under Article X, is a Canadian Lender, an Affiliate of a Canadian Lender, Administrative Agent or an Affiliate of Administrative Agent or (b) at the time it (or its Affiliate) becomes a Canadian Lender (in its capacity as such) (including on the Restatement Date), is a party to a Hedge Agreement with a Canadian Credit Party, in each case in its capacity as a party to such Hedge Agreement; provided, that, no such Person (other than Wells Fargo or its Affiliates) shall constitute a Canadian Hedge Provider unless and until Administrative Agent receives a Bank Product Provider Agreement from such Person (i) on or about the Original Closing Date in the case of any Hedge Agreement in effect on the Original Closing Date or (ii) within ten (10) Business Days after the execution and delivery of a Hedge Agreement established after the Original Closing Date.

“Canadian LC Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Canadian Letters of Credit and (b) the aggregate amount of drawings under Canadian Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“Canadian Lender” means, at any time, each Lender having a Canadian Commitment or a Canadian Revolving Loan owing to it or a participating interest in a Canadian Letter of Credit or Canadian Swingline Loan.

“Canadian Letter of Credit” has the meaning set forth in Section 3.1.

“Canadian Loan Limit” means the aggregate amount of the Canadian Commitments.

“Canadian Multiemployer Plan” means a “multi-employer pension plan” as defined by Canadian Pension Laws and registered in accordance with Canadian Pension Laws and as to which any Credit Party or any Subsidiary thereof is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years, and shall not include any Multiemployer Plan.

“Canadian Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Canadian Revolving Loans and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Canadian Lenders or Administrative Agent, in each case under any Loan Document, with respect to any Canadian Revolving Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Canadian Outstandings” means (a) with respect to Canadian Revolving Loans, including Canadian Swingline Loans and Canadian Special Advances, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Canadian Revolving Loans, including Canadian Swingline Loans and Canadian Special Advances, as the case may be, occurring on such date; plus (b) with respect to any Canadian LC Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Canadian Revolving Extensions of Credit occurring on such date and any other changes in the aggregate amount of the Canadian LC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Canadian Letters of Credit or any reductions in the maximum amount available for drawing under Canadian Letters of Credit taking effect on such date.

“Canadian Overadvance” means, as of any date of determination, the sum of the principal amount of any Canadian Revolving Loans, Canadian Swingline Loans and Canadian Letters of Credit in excess of the lesser of the Canadian Borrowing Base or the Canadian Loan Limit.

“Canadian Pension Laws” means the Income Tax Act (Canada) and any pension standards legislation applicable to a Canadian Pension Plan or a Canadian Multiemployer Plan.

“Canadian Pension Plan” means any Canadian Employee Benefit Plan, other than a Canadian Multiemployer Plan, which is a “registered pension plan” as defined under Section 248(1) of the Income Tax Act (Canada) and which is maintained, funded or administered for the employees of any Credit Party or any Subsidiary thereof or in respect of which any Credit Party or any Subsidiary thereof has any liability but shall not include any Pension Plan.

“Canadian Protective Advance” has the meaning set forth in Section 2.3(d)(i).

“Canadian Reference Bank” means any one or more of The Bank of Nova Scotia, Bank of Montreal, Royal Bank of Canada, The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce or National Bank of Canada, as Administrative Agent may determine.

“Canadian Restricted Subsidiary” means any Canadian Subsidiary that is a Restricted Subsidiary.

“Canadian Revolving Credit Note” means a promissory note made by the Canadian Borrower in favor of a Canadian Lender evidencing the Canadian Revolving Loans made by such Canadian Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Canadian Revolving Loans” has the meaning set forth in Section 2.1.

“Canadian Secured Obligations” means, collectively, (a) the Canadian Obligations, (b) the Canadian Bank Product Obligations and (c) the Erroneous Payment Subrogation Rights with respect to Canadian Credit Parties.

“Canadian Secured Parties” means, collectively, Administrative Agent, the Canadian Lenders, a Bank Product Provider to the extent of any Bank Product Agreement with a Canadian Credit Party or Canadian Bank Product Obligations owing to it, each co-agent or sub-agent appointed by Administrative Agent from time to time pursuant to Section 12.5, any other holder from time to time of any Canadian Secured Obligations and, in each case, their respective successors and permitted assigns.

“Canadian Security Agreements” means each Security Document governed by the laws of Canada or a jurisdiction in Canada.

“Canadian Special Advance” means a Canadian Protective Advance or a Canadian Overadvance.

“Canadian Subsidiary” means any Subsidiary of Holdings that is organized under the laws of Canada or any province or territory thereof, including, without limitation, the Canadian Borrowers.

“Canadian Swingline Commitment” means the obligation of the Swingline Lender to make Canadian Swingline Loans for the account of the Canadian Borrowers hereunder in an amount up to the Canadian Swingline Loan Limit, as such amount may be modified at any time or from time to time pursuant to the terms of this Agreement. The aggregate Canadian Swingline Commitment on the Restatement Date shall be the US Dollar Equivalent of $12,000,000.

“Canadian Swingline Loan” has the meaning set forth in Section 2.2(a).

“Canadian Swingline Loan Limit” means, on any day, the lesser of (a) the US Dollar Equivalent of $12,000,000 or (b) the Canadian Commitments.

“Canadian Swingline Note” means a promissory note made by the Canadian Borrowers in favor of the Swingline Lender evidencing the Canadian Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-4, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Capital Asset” means, with respect to Holdings and its Restricted Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of Holdings and its Restricted Subsidiaries.

“Capital Expenditures” means, with respect to Holdings and its Restricted Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by Holdings and its Restricted Subsidiaries during such period, as determined in accordance with GAAP, excluding (a) interest capitalized during construction and (b) any expenditure to the extent, for purpose of the definition of Permitted Acquisition, such expenditure is part of the Permitted Acquisition Consideration for any Permitted Acquisition consummated during or prior to such period, net of any Net Cash Proceeds received from (i) any disposition of Capital Assets (to the extent permitted hereunder) that have actually been reinvested during such period in other Capital Assets or (ii) any Insurance and Condemnation Event that have actually been reinvested during such period in other Capital Assets; provided, that Capital Expenditures shall not be less than zero.

“Capital Lease” means any lease of any property by Holdings or any of its Restricted Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of Holdings and its Restricted Subsidiaries.  Notwithstanding the foregoing and Section 13.9, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capital Lease under GAAP as in effect on the Original Closing Date, shall not be treated as a Capital Lease solely as a result of the adoption of changes in GAAP.

“Capital Stock” means (a) in the case of a corporation, capital stock (including preferred stock), (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock (including preferred stock), (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of Holdings that is established and operating solely for the purpose of (a) insuring the business operations or properties owned or operated by Holdings or any of its Subsidiaries, including their employees and related benefits, and/or (b) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”).

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means, to pledge and deposit with, or deliver to, Administrative Agent, for the benefit of one or more of the Issuing Bank, the Swingline Lender, the Lenders or a Bank Product Provider, as collateral for LC Obligations or obligations of the Lenders to fund participations in respect of LC Obligations or Swingline Loans or Bank Product Obligations, cash or deposit account balances or, if Administrative Agent, the Issuing Bank and the Swingline Lender, or Bank Product Provider, if applicable, shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent, the Issuing Bank and the Swingline Lender, and if applicable, the Bank Product Provider.  In the case of LC Obligations, “Cash Collateralize” shall include any one or more of the following (individually or in combination): (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent) to be held by Administrative Agent for the benefit of the Lenders in an amount equal to one hundred five percent (105%) of the then existing LC Obligations, or (b) delivering to Administrative Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Administrative Agent and the Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent, from a commercial bank acceptable to Administrative Agent (in its sole discretion) in an amount equal to one hundred five percent (105%) of the then existing LC Obligations (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Cash Dominion Event” means (a) Adjusted Excess Availability is less than the greater of (i) ten percent (10.0%) of the Loan Cap at any time or (ii) $90,000,000, for any five (5) consecutive Business Days or (b) a Specified Event of Default exists or has occurred and is continuing; provided, that:

(i)to the extent that the Cash Dominion Event has occurred due to clause (a) of this definition, if Adjusted Excess Availability shall be equal to or greater than the amount in clause (a) of this definition for at least thirty (30) consecutive days, the Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as Adjusted Excess Availability may again be less than such amount and

(ii)to the extent that the Cash Dominion Event has occurred due to clause (b) of this definition, if such Specified Event of Default is cured or waived or otherwise no longer exists for a period of at least thirty (30) consecutive days, the Cash Dominion Event shall no longer be deemed to exist or be continuing.

“Cash Equivalents” means, collectively, (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the Canadian or United States federal government or (ii) issued by any agency of Canada or the United States federal government the obligations of which are fully backed by the full faith and credit of the Canadian or United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the Canadian or United States federal government, any province or territory of Canada or state of the United States or any political subdivision of any such province, territory or state or any public instrumentality thereof, in each case having, as applicable, (i) a long term rating of at least “AAA”, “AA+”, “AA” or “AA-” from S&P or at least “Aaa”, “Aa1”, “Aa2”, or “Aa3” from Moody’s, (ii) a short term rating of at least “A-1” from S&P or at least “P-1” from Moody’s or (iii) a municipal bond rating of at least “SP-1” from S&P or at least “MIG 1” or “VMIG 1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any province of Canada or state of the United States, (d) any US Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender, (ii) any bank that is organized under the laws of Canada and referenced on Schedule I of the Bank Act (Canada) and has net assets in excess of C$500,000,000 or (iii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any Canadian or United States money market fund that (i) complies with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in Canada or the United States; provided, that, the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed three hundred sixty five (365) days.

“Cash Management Bank” has the meaning set forth in Section 9.14.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer

(including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CCQ” means the Civil Code of Quebec, and, where applicable, the regulations promulgated thereunder.

“CDOR Rate” means the average rate per annum as reported on the Reuters Screen CDOR Page (or any successor page or such other page or commercially available service displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as Administrative Agent may designate from time to time, or if no such substitute service is available, the rate quoted by a Schedule I bank under the Bank Act (Canada) selected by Administrative Agent at which such bank is offering to purchase Canadian Dollar bankers’ acceptances) as of 10:00 a.m. Eastern (Toronto) time on the date of commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the Canadian BA Rate Loan requested (whether as an initial Canadian BA Rate Loan or as a continuation of a Canadian BA Rate Loan or as a conversion of a Canadian BA Rate Loan to a CDOR Rate Loan) by or on behalf of a Borrower (including by Borrower Representative) in accordance with this Agreement (and, if any such reported rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero).  Each determination of the CDOR Rate shall be made by Administrative Agent and shall be conclusive in the absence of manifest error.

“CFC” means any Subsidiary of Holdings that is treated as a corporation for U.S. federal income tax purposes that is not organized under the laws of a jurisdiction of any U.S. state or the District of Columbia.

“Change in Control” means an event or series of events by which:

(a)at any time, Holdings shall fail to own, directly or indirectly, at least one hundred percent (100%) of the Capital Stock of the Borrowers entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrowers (provided, that, any transaction permitted under Section 10.4 or under Section 10.5(f) shall not constitute a Change in Control for purposes of this clause (a)); or

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than forty percent (40%) of the Capital Stock of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings; or

(c)there shall have occurred under the Term Loan Agreement, the 2026 Senior Note Documents, the 2029 Senior Note Documents or any indenture or other instrument evidencing any Indebtedness or Capital Stock in excess of the Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating Holdings or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chattel Paper” means chattel paper (as such term is defined in Article 9 of the UCC).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the collateral security for the Secured Obligations pledged or granted (or purported to be pledged or granted) pursuant to the Security Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Administrative Agent.

“Collection Account” means the Canadian Collection Account and US Collection Account.

“Commitment Percentage” means, as to any Lender, at any time, the percentage of the sum of Canadian Commitments and US Commitments of all Lenders represented by the sum of such Lender’s Canadian Commitment and US Commitment.  If the Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.  Each reference to “a Lender” shall include, collectively, all Lenders that are Affiliates and all branches of a Lender or its Affiliates as though all such parties were one Lender hereunder.

“Commitments” means, collectively, as to all Lenders, the US Commitments and the Canadian Commitments of such Lenders.  The aggregate Commitment of all the Lenders on the Restatement Date shall be $1,300,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Shares” means common shares of Holdings, par value $0.01 per share.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F to this Agreement executed and delivered by a Responsible Officer of Borrower Representative to Administrative Agent.

“Compliance Period” means at any time Adjusted Excess Availability is less than the greater of (i) ten percent (10.0%) of the Loan Cap or (ii) $90,000,000 and shall continue for the period until Adjusted Excess Availability has been greater than such amount for a period of at least thirty (30) consecutive days.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or capital or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.  The term “Consolidation” has a correlative meaning.

“Consolidated EBITDA” means, for any period, the following determined on a Consolidated basis, without duplication, for Holdings and its Restricted Subsidiaries in accordance with GAAP:

(a)Consolidated Net Income for such period, plus

(b)the sum of the following, without duplication, to the extent (except with respect to clauses (b)(xii), (xiii) and (xiv) below) deducted in determining Consolidated Net Income for such period:

(i)provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any);

(ii)Consolidated Interest Expense;

(iii)depreciation;

(iv)amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs);

(v)any non-cash charge, write-down, expense or loss;

(vi)any expenses or charges related to any Asset Disposition, Equity Issuance, Indebtedness or Investment, in each case as permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of Holdings or its Restricted Subsidiaries);

(vii)the amount of any loss attributable to non-controlling interests;

(viii)all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or any Hedge Agreement or other derivative instruments;

(ix)[reserved];

(x)the amount of any restructuring charge or reserve or non-recurring integration charges or reserves (including severance costs, costs associated with office, facility and branch openings, closings and consolidations (in the case of openings, incurred in connection with acquisitions and Investments) and relocation costs);

(xi)any costs or expenses incurred by Holdings or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Capital Stock of Holdings (other than Disqualified Capital Stock);

(xii)proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income);

(xiii)without duplication, the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and synergies projected by Holdings in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is twenty-four (24) months after the consummation of any operational change, permitted Investment, permitted Asset Disposition, restructuring, cost savings initiative or similar initiative or specified transaction, and in each case prior to or during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period; it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken), net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by a Responsible Officer of Holdings shall be delivered to Administrative Agent together with the Officer’s Compliance Certificate required to be delivered pursuant to Section 9.2(a), certifying that such cost savings, operating expense reductions, other operating improvements and synergies are reasonably anticipated to be realized within twenty-four (24) months after the consummation of any operational change, permitted Investment, permitted Asset Disposition, restructuring, cost savings initiative or similar initiative or specified transaction and are factually supportable as determined in good faith by Holdings, and (B) no cost savings, operating expense reductions, other operating improvements or synergies shall be added pursuant to this clause (xiii) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period and (C) projected amounts (not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xiii) to the extent occurring more than eight full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, other operating improvements and synergies;

(xiv)for the first twelve (12) months following the opening of a new branch location, the amount of anticipated “run-rate” revenue (net of anticipated “run rate” expenses) projected by Holdings in good faith to be realized from such new branch location (calculated as if such new branch location was first opened twelve (12) months prior to the start of the period for which Consolidated EBITDA is being calculated) during such period (calculated on a pro forma basis as though such anticipated revenue (net of such anticipated expenses) had been realized on the first day of such period, net of amounts actually realized during such period, if any; it being understood that “run-rate” means the full recurring amount for a period that is associated with any action taken or committed to be taken); provided that (A) the amount of anticipated “run-rate” revenue (net of anticipated “run-rate” expenses) added pursuant to this clause (xiv) shall not exceed $2,000,000 in respect of any single new branch location or $15,000,000 in the aggregate for any four (4) consecutive fiscal quarters of the Borrower and (B) no anticipated revenue (net of anticipated expenses) shall be added pursuant to this clause (xiv) to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period; and

(xv)any costs, expenses and losses directly related to the COVID-19 pandemic; provided that the aggregate amount of costs, expenses and losses added pursuant to this clause (xv) shall not exceed five percent (5%) of Consolidated EBITDA (calculated prior to giving effect to such add-back) for the preceding four fiscal quarters for which internal financial statements are available.

For purposes of this Agreement, Consolidated EBITDA shall be calculated in accordance with Section 1.12, as applicable.

“Consolidated Fixed Charges” means, as to Holdings and its Restricted Subsidiaries, on a Consolidated basis, with respect to any period, the sum of, without duplication, (a) all Consolidated Interest Expense paid in cash during such period, plus (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments required to be made during such period with respect to Indebtedness, plus (c) Federal, State, local and foreign income tax paid by Holdings and its Restricted Subsidiaries paid in cash during such period, plus (d) all Restricted Payments paid in cash during such period (excluding Restricted Payments made in reliance on Section 10.6(d)).

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of Holdings and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of Holdings and its Restricted Subsidiaries, including any such interest expense consisting of (A) interest expense attributable to Capital Leases, (B) amortization of debt discount, (C) interest in respect of Indebtedness of any other Person that has been guaranteed by Holdings or any Restricted Subsidiary, but only to the extent that such interest is actually paid by Holdings or any Restricted Subsidiary, (D) non-cash interest expense, (E) the interest portion of any deferred payment obligation and (F) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) preferred stock dividends paid in cash in respect of Disqualified Capital Stock of Holdings held by Persons other than Holdings or a Restricted Subsidiary, and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, in each case under clauses (i) through (iii) above as determined on a Consolidated basis in accordance with GAAP; provided, that, gross interest expense shall be determined after giving effect to any net payments made or received by Holdings and its Restricted Subsidiaries with respect to any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements).

“Consolidated Net Income” means, for any period, the net income (or loss) of Holdings and its Restricted Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, that in calculating Consolidated Net Income of Holdings and its Restricted Subsidiaries for any period, there shall be excluded (a) any net income (loss) of any Person if such Person is not Holdings or a Restricted Subsidiary, except that (i) Holdings’ or any Restricted Subsidiary’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Holdings or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below) and (ii) Holdings’ or any Restricted Subsidiary’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Borrower or any of its Restricted Subsidiaries in such Person; (b) solely for purposes of Sections 10.3(n), 10.6(g) and 10.9(b)(ii), any net income (loss) of any Restricted Subsidiary that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to Holdings by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Agreement and (z) restrictions in effect on the Restatement Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to Administrative Agent and the Lenders hereunder than such restrictions in effect on the Restatement Date as determined by Holdings in good faith), except that (i) Holdings’ equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to Holdings or another Restricted

Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (b)) and (ii) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of Holdings or any of its other Restricted Subsidiaries in such Restricted Subsidiary; (c) (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of Holdings or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined in good faith by the board of directors of Holdings) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of Holdings or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations, including in each case any closure of any branch; (d) (x) any extraordinary, unusual or nonrecurring gain, loss or charge and (y) any fees, expenses and charges associated with any acquisition, disposition, merger or consolidation; (e) the cumulative effect of a change in accounting principles or a change as a result of the adoption or modification of accounting policies; (f) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedge Agreements or other derivative instruments; (g) any unrealized gains or losses in respect of Hedge Agreements; (h) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person; (i) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, or any vesting or acceleration thereof; (j) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of Holdings or any Restricted Subsidiary owing to Holdings or any Restricted Subsidiary; (k) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments); (l) expenses related to the conversion or modification of various employee benefit programs, and non-cash compensation related expenses; (m) any fees, expenses, charges, premiums or other payments, or any amortization thereof, in connection with the incurrence of Indebtedness (including such fees, expenses or charges related to the offering and issuance of debt securities, the syndication and incurrence of the Credit Facility or the Term Loan Facility), Equity Issuances, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the 2026 Senior Notes, the 2029 Senior Notes and other securities and the Credit Facility or the Term Loan Facility) and including, in each case, any such transaction consummated on or prior to the Restatement Date and any such transaction undertaken but not completed, and any charges or non-recurring costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated; (n) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within three hundred sixty-five (365) days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable three hundred sixty-five (365) day period); and (o) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP.

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (d)(x) above in any determination thereof, Holdings will deliver a duly completed certificate signed by a Responsible Officer to Administrative Agent promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

“Consolidated Total Assets” means, as of any date of determination, all assets of Holdings and its Restricted Subsidiaries that would, in accordance with GAAP, be classified as assets on a Consolidated balance sheet of Holdings and its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as of any date of determination, (a) an amount equal to the aggregate principal amount of outstanding Indebtedness of Holdings and its Restricted Subsidiaries as of such date consisting of (without duplication): Indebtedness for borrowed money (including purchase money indebtedness and unreimbursed outstanding drawn amounts under funded letters of credit); obligations in respect of Capital Leases; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Capital Stock of Holdings and its Restricted Subsidiaries, in each case determined on a Consolidated basis in accordance with GAAP (excluding for the avoidance of doubt items eliminated in Consolidation, and obligations under Hedge Agreements) minus (b) any unrestricted cash and Cash Equivalents and any cash and Cash Equivalents restricted in favor of the Secured Parties in each case in this clause (b) held by Holdings or any of its Restricted Subsidiaries as of the end of the most recent fiscal quarter ending prior to the date of determination for which Consolidated financial statements of Holdings are available.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of Holdings ending on or immediately prior to such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Control Agreement” means a control agreement (or equivalent agreement for Deposit Accounts and Securities Accounts in Canada), in each case in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by a Credit Party or one of its Subsidiaries, Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned thereto in Section 13.24.

“Credit Facility” means the credit facility for Revolving Loans, Swingline Loans, Special Advances and Letters of Credit established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 6.13).

“Credit Parties” means, collectively, US Credit Parties and Canadian Credit Parties.

“Credit Party Materials” has the meaning assigned thereto in Section 9.2.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Restricted Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada), the Companies’ Creditor Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 6.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Loans, participations in LC Obligations or participations in Swingline Loans required to be funded by it hereunder within two (2) Business Days of the date such Revolving Loans or participations were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified Borrower Representative, Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower Representative, to confirm in writing to Administrative Agent and Borrower Representative that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, interim receiver, receiver and manager, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state, federal or foreign regulatory authority acting in such a capacity, or (iii) become subject to a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 6.15(b)) upon delivery of written notice of such determination to Borrower Representative, the Issuing Bank, the Swingline Lender and each Lender.

“Deposit Account” means any deposit account (as such term is defined in the UCC).

“Designated Account” means the Deposit Account of Borrower Representative identified on Schedule 1.1(d) to this Agreement (or such other Deposit Account of Borrower Representative located at Designated Account Bank that has been designated as such, in writing, by Borrower Representative to Administrative Agent).

“Designated Account Bank” means Wells Fargo Bank, N.A. (or such other bank that is located within the United States that has been designated as such in writing by Borrower Representative to Administrative Agent).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the US Dollar (or US Dollar Equivalent) amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5%).

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Revolving Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Revolving Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Term Loan Maturity Date (as defined in the Term Loan Agreement); provided, that, (i) if such Capital Stock is issued pursuant to a plan for the benefit of Holdings or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (ii) the Series A Preferred Shares shall not constitute Disqualified Capital Stock.

“Disqualified Institutions” means those Persons that are competitors of the Borrowers and their Subsidiaries that are identified in writing by Borrower Representative to Administrative Agent (and any such competitors’ Affiliates that are either identified in writing by Borrower Representative to Administrative Agent or that are clearly identifiable as an Affiliate of any such competitor based on such Affiliate’s name (in each case other than Affiliates that are bona fide debt funds or fixed income investors that are engaged in making or purchasing commercial loans in the ordinary course of business)) in each case as being excluded from the definition of “Eligible Assignee” hereunder.  The identification of any Person as a Disqualified Institution after the Restatement Date shall be effective only as of the time of such identification and any such identification shall have no retroactive effect of any kind, including to disqualify any Person that theretofore shall have become a Lender.  Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that Administrative Agent will not have any responsibility or obligation of any kind to determine whether any Lender or potential Lender is a Disqualified Institution and Administrative Agent will have no liability with respect to any assignment made to a Disqualified Institution. Borrower Representative shall confirm, upon the written request of Administrative Agent or any Lender, whether a particular Person is a Disqualified Institution.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a)a notification by Administrative Agent to (or the request by Borrower Representative to Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b)the joint election by Administrative Agent and the Borrower Representative to trigger a fallback from USD LIBOR and the provision by Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” mean those Accounts created by any of the Borrowers in the ordinary course of its business, that arise out of its sale, lease or rental of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash and sales tax.  Eligible Accounts shall not include the following:

(a)Accounts which either are sixty (60) days or more past due or are unpaid more than one hundred twenty (120) days after the original invoice date, except that notwithstanding the foregoing, Accounts which either are ninety (90) days or more past due or are unpaid more than one hundred fifty (150) days after the original invoice date; provided, that, the aggregate amount of such Accounts subject to this exception that may be included as Eligible Accounts shall not exceed $150,000,000;

(b)Accounts owed by an Account Debtor (or its Affiliates) where fifty percent (50%) or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible hereunder;

(c)Accounts with respect to which the Account Debtor is (i) an Affiliate of a Borrower or (ii) an employee or agent of a Borrower;

(d)Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (to the extent it remains unpaid), or any other terms by reason of which the payment by an Account Debtor may be conditional (other than, for the avoidance of doubt, a rental or lease basis) or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or similar terms;

(e)Accounts that are not payable in US Dollars or Canadian Dollars;

(f)Accounts with respect to which the Account Debtor is a Person other than a Governmental Authority unless: (i) the Account Debtor either (A) maintains its chief executive office in the United States or Canada, (B) is organized under the laws of the United States, Canada, or any state, province or subdivision thereof or (C) is a natural person with a billing address in the United States or Canada; or (ii) (A) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent, in its Permitted Discretion;

(g)Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state other than the United States or Canada, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent, in its Permitted Discretion;

(h)Accounts with respect to which the Account Debtor is the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of Accounts with respect to which a Borrower has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727);

(i)Accounts with respect to which the Account Debtor is a creditor of Holdings or any Borrower and has or has asserted a right of setoff or recoupment, or has disputed its obligation to pay all or any portion of the Account, in each case only to the extent (including, without limitation, with respect to rebates) of such claim, right of setoff or recoupment, or dispute;

(j)Accounts with respect to an Account Debtor whose total obligations owing to Holdings or any Subsidiary of Holdings exceed ten percent (10.0%) of all Eligible Accounts, but in each case only to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(k)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding unless (i) such Account is supported by a letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent or (ii) such Account Debtor has received debtor-in-possession financing sufficient as determined by Administrative Agent in its Permitted Discretion to finance its ongoing business activities;

(l)Accounts that are not subject to a valid and perfected first priority Lien (but as to priority, subject to the Permitted Liens under clause (c) of Section 10.2 or the liens securing judgments under clause (i) of Section 10.2 to the extent a Reserve for such judgment has been established and so long as the judgment lien creditor has not taken any action to enforce such lien) in favor of Administrative Agent pursuant to the relevant Security Document (as and to the extent provided therein);

(m)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped, (ii) an invoice or bill for such goods has not been sent to the Account Debtor, or (iii) the services giving rise to such Account have not been performed and billed to the Account Debtor;

(n)Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services (other than customary maintenance contracts);

(o)Any Account with respect to which a partial payment of such Account has been made by the respective Account Debtor; provided, that, to the extent such Account consists of multiple separate line-items, only the line items that have been partially paid shall be excluded;

(p)Accounts to the extent representing finance charges, service charges, late fees or which relate to the payment of interest;

(q)Accounts that are evidenced by Chattel Paper or a promissory note issued by an Account Debtor;

(r)Accounts acquired in connection with a Permitted Acquisition, until the completion of field examination of such Accounts, in each case, reasonably satisfactory to Administrative Agent (which field examination may be conducted prior to the closing of such Permitted Acquisition), provided, that, in the case of Accounts substantially similar to those of Borrowers prior to the acquisition, such Accounts that otherwise satisfy the applicable eligibility criteria will be deemed Eligible Accounts and be included in the Borrowing Base prior to the field examination, but in no event shall the aggregate amount of (i) all of such Accounts acquired in Permitted Acquisitions prior to the completion of a field examination with respect thereto that may be included in the Borrowing Base pursuant to this clause (r) and (ii) all of the

Inventory acquired in Permitted Acquisitions prior to the completion of a field examination and receipt by Administrative Agent of a satisfactory appraisal with respect thereto that may be included in the Borrowing Base pursuant to clause (o) of the definition of Eligible Inventory, at any one time exceed the lesser of (A) five percent (5.0%) of the Loan Cap or (B) $65,000,000; and

(s)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity.

Notwithstanding the foregoing, Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than ten (10) Business Days’ prior notice to Borrower Representative, change the criteria for Eligible Accounts as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Restatement Date, or (ii) an event, condition or other circumstance existing on the Restatement Date to the extent Administrative Agent had no knowledge thereof on or prior to the Restatement Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Accounts in any material respect as determined by Administrative Agent in the exercise of its Permitted Discretion.  Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change.  Upon delivery of the notice of such change pursuant to the foregoing sentence, Administrative Agent shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to Administrative Agent in the exercise of its Permitted Discretion.  Any Accounts of the Borrowers that are not Eligible Accounts shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“Eligible Assignee” means any Person (other than a Disqualified Institution) that meets the requirements to be an assignee under Section 13.10(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.10(b)(iii)).

“Eligible Inventory” means all Inventory of the Borrowers, except for any Inventory:

(a)that is damaged or unfit for sale;

(b)that is not of a type held for sale by any of the Borrowers in the ordinary course of business as is being conducted by each such party;

(c)that is not subject to a valid and perfected first priority Lien in favor of Administrative Agent, as applicable, pursuant to a Security Document (as and to the extent provided therein (it being agreed that in no event shall any Excluded Assets be deemed to be Eligible Inventory hereunder)), but as to priority, subject to the Permitted Liens under clause (c) or (d) of Section 10.2 or the liens securing judgments under clause (i) of Section 10.2 to the extent a Reserve for such judgment has been established and so long as the judgment lien creditor has not taken any action to enforce such lien or the contractual or statutory liens of landlords under clause (l) of Section 10.2 or the rights of a licensor, sublicensor, lessor or sublessor under clause (m) of Section 10.2 to the extent such rights do not have any adverse effect on the ability of Administrative Agent to exercise any of its rights or remedies with respect to the applicable Inventory;

(d)that is not owned by any of the Borrowers;

(e)that is located on premises other than those owned and operated by, or leased and operated by, any of the Borrowers, except as otherwise provided in clause (f) below;

(f)that is placed on consignment; provided, that, Inventory placed on consignment by a Borrower up to a maximum aggregate amount of $1,000,000 shall not be excluded by virtue of this clause (f) to the extent that (i) such Borrower has a perfected purchase money security interest in such consigned Inventory and such security interest is assigned to Administrative Agent and (ii) such consigned Inventory is segregated at the consignee’s location; provided, further, that, the condition set forth in clause (i) of the preceding proviso shall not be required to be satisfied with respect to Inventory not in excess of $500,000 in the aggregate;

(g)that consists of display items, samples or packing or shipping materials, packaging, manufacturing supplies or replacement or spare parts not considered for sale in the ordinary course of business;

(h)that consists of goods which have been returned or rejected by the buyer, other than goods that are undamaged or that are resalable in the normal course of business;

(i)that does not comply in all material respects with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents;

(j)that consists of Hazardous Materials that can be transported or sold only with licenses that are not readily available;

(k)that is covered by negotiable document of title, unless such document has been delivered to Administrative Agent;

(l)that is bill and hold Inventory; except, that, bill and hold Inventory that is otherwise Eligible Inventory may be deemed to be Eligible Inventory, provided, that, (i) the aggregate amount of such Inventory that is deemed Eligible Inventory shall not exceed $7,500,000 at any one time, (ii) such Inventory shall only be Eligible Inventory so long as the Account owing in respect thereof has not been paid and (iii) the Account owing in respect thereof shall not be deemed to be an Eligible Account;

(m)that is located outside the United States of America (including, without limitation, any State thereof, the District of Columbia and any territory thereof) or Canada (and in any event including temporary seasonal locations in the United States of America (including, without limitation, any state thereof, the District of Columbia and any territory thereof) or Canada that are not included in Schedule 1.1(e) or 1.1(f), provided, that, the aggregate amount of such Inventory in temporary seasonal locations that may be Eligible Inventory shall not exceed $15,000,000;

(n)is excess, obsolete, unsalable, seconds, damaged or unfit for sale; and

(o)that was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to Administrative Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition), provided, that, in the case of Inventory substantially similar to that of Borrowers prior to the acquisition, such Inventory that otherwise satisfies the applicable eligibility criteria will be deemed Eligible Inventory and be included in the Borrowing Base prior to the field examination or appraisal, but in no event shall the aggregate amount of (i) all of the Inventory acquired in Permitted Acquisitions prior to the completion of a field examination and receipt by Administrative Agent of a satisfactory appraisal with respect thereto that may be included in the Borrowing Base pursuant to this clause (o) and (ii) all of the Accounts acquired in Permitted Acquisitions that may be included in the Borrowing Base pursuant to clause (r) of the definition of Eligible Accounts, at any one time exceed the lesser of (A) five percent (5.0%) of the Loan Cap or (B) $65,000,000.

Notwithstanding the foregoing, Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, on not less than ten (10) Business Days’ prior notice to Borrower Representative, change the criteria for Eligible Inventory as reflected on the Borrowing Base Certificate based on either (i) an event, condition or other circumstance arising after the Restatement Date, or (ii) an event, condition or other circumstance existing on the Restatement Date to the extent Administrative Agent had no knowledge thereof on or prior to the Restatement Date, in either case under clause (i) or (ii), which adversely affects, or would reasonably be expected to adversely affect, Eligible Inventory in any material respect as determined by Administrative Agent in the exercise of its Permitted Discretion.  Any such change in criteria shall have a reasonable relationship to the event, condition or other circumstance that is the basis for such change.  Upon delivery of the notice of such change pursuant to the foregoing sentence, Administrative Agent shall be available to discuss the proposed change, and the applicable Borrower may take such action as may be required so that the event, condition or circumstance that is the basis for such change no longer exists, in a manner and to the extent reasonably satisfactory to Administrative Agent in the exercise of its Permitted Discretion.  Any Inventory of the Borrowers that is not Eligible Inventory shall nevertheless be part of the Collateral as and to the extent provided in the Security Documents.

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and maintained for employees of any Credit Party or any Restricted Subsidiary thereof (but not including any Multiemployer Plan) or (b) any Pension Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former Restricted Subsidiary thereof to which any Credit Party has any current or contingent liability (including any contingent liability on account of an ERISA Affiliate) and shall not include any Canadian Employee Benefit Plan.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, written accusations or allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to occupational health and safety, or to the protection of human health (in respect of exposure to Hazardous Materials) or the environment, in each case, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of or exposure to Hazardous Materials.

“Equity Issuance” means (a) any issuance by Holdings of shares of its Capital Stock to any Person that is not a Credit Party or any Restricted Subsidiary thereof (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Restricted Subsidiary thereof.  The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Restricted Subsidiaries is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA or, for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 12.13.

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 12.13.

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 12.13.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.13.

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 12.13.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 11.1; provided, that any requirement specified therein for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Availability” as used herein means at any time, the amount equal to (a) the Loan Cap minus (b) the Total Outstandings.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means on any date, as determined by Administrative Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for US Dollars at approximately 11:00 a.m., two (2) days prior to such date; provided, that, if, for any reason, no such spot selling rate is being quoted, the spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent, or, in the event no such service is available, such spot selling rate shall instead be the rate reasonably determined by Administrative Agent as the spot rate of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11:00 a.m., on the applicable date for the purchase of the relevant currency for delivery two (2) Business Days later.

“Excluded Account” means (a) a Deposit Account or Securities Account exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (b) escrow or similar Deposit Account or Securities Account (or such other Deposit Accounts as may be temporarily used after the sale by a Credit Party of a division or business), in each case exclusively holding funds or property owned by third parties, (c) any Deposit Account or Securities Account that, as of any applicable date of determination, has not had a balance at any time in the preceding six (6) months in excess of $500,000; provided, that, the aggregate balance of all such Deposit Accounts and Securities Accounts under this clause (c) shall not exceed $6,000,000 at any time.

“Excluded Assets” has the meaning set forth in the Security Documents.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Credit Party of (including by virtue of the joint and several liability provisions of Section 4.10), or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Subsidiary” means any Subsidiary (a) which is a non-Wholly Owned Subsidiary that is prohibited from guaranteeing any of the Obligations by the organizational or related shareholder documents of such Subsidiary, (b) which is prohibited from guaranteeing any of the Obligations by (or such guarantee would constitute a default under) any contract or agreement to which such Subsidiary is a party as of the date hereof (or in the case of a Subsidiary formed or acquired after the date hereof, as of the date of such formation or acquisition), (c) which is prohibited by Applicable Law from guaranteeing the Obligations, or which would require governmental approval, consent, license or authorization to provide such a guarantee, unless such approval, consent, license or authorization has been received, (d) which is a Foreign Subsidiary or a Subsidiary of a Foreign Subsidiary (in each case, other than a Subsidiary organized under the laws of Canada or any jurisdiction in Canada), (e) which is a Captive Insurance Subsidiary, (f) which is an Unrestricted Subsidiary, and (g) which is an Immaterial Subsidiary; provided, that, in the case of each of clause (f) and (g), such Subsidiary does not guarantee any Indebtedness of Holdings or any US Subsidiary with an aggregate principal amount in excess of the Threshold Amount.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Revolving Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 6.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 6.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 6.11(g), (d) any United States federal withholding Taxes imposed under FATCA, (e) any withholding Taxes on account of income taxes under Regulation 105 of the Canadian Income Tax Regulations (or any provincial equivalent) from fees (other than Commitment

Fees) in respect of services rendered in Canada (or any province) and (f) any Canadian withholding Taxes required to be withheld from a Recipient that does not deal at arm’s length with the Canadian Borrower for purposes of the Income Tax Act (Canada) other than as a result of the Recipient having become party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Agreement or any other Loan Document; provided, that, such Lender shall have complied with Section 6.11(g).  Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by, or on behalf of, a Credit Party that is a Foreign Subsidiary or a Canadian Credit Party (other than, in each case, the Canadian Borrower), to any Lender hereunder or under any other Loan Document.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means those letters of credit existing on the Restatement Date and identified on Schedule 1.1(g).

“Existing Loan Documents” shall mean, collectively, the Existing Credit Agreement and all notes, guarantees, security agreements, hypothecs, mortgages, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Credit Party in connection therewith; provided, that, the Existing Loan Documents shall not include any Hedge Agreements or any forms or applications related to Letters of Credit.

“Existing Term Loan Agreement” means the Term Loan Credit Agreement, dated as of the Original Closing Date, among Holdings, Citibank, N.A., as administrative agent and collateral agent, and the other lenders, agents and other parties party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Restatement Date).

“Extensions of Credit” means, as to any Lender at any time, such Lender’s US Extensions of Credit and Canadian Extensions of Credit, as applicable.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCA” has the meaning set forth in Section 1.13.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, that, (a) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate shall be the average of the quotation for such day on such transactions received by Administrative Agent from three (3) federal funds brokers of recognized standing selected by Administrative Agent and (b) if any such published rate or other rate under clause (a) is below zero, then the rate shall be deemed to be zero).

“Fee Letter” means the fee letter agreement, dated on or about the Restatement Date, among Holdings, the US Borrower, and Administrative Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary owned directly by any US Credit Party.

“Fiscal Year” means, initially, the fiscal year of Holdings and its Subsidiaries ending on September 30; provided, that, if the fiscal year of Holdings and its Subsidiaries is changed in accordance with Section 10.8, then “Fiscal Year” shall mean the fiscal year of Holdings and its Subsidiaries ending on December 31.

“Fixed Charge Coverage Ratio” means, with respect to any date of determination, the ratio of (a) the amount equal to Consolidated EBITDA of Holdings and its Restricted Subsidiaries as of the end of a fiscal quarter for the immediately preceding four (4) consecutive fiscal quarters, or as of the end of a fiscal month for the immediately preceding twelve (12) consecutive fiscal months at any time that Borrowers are required to deliver monthly financial statements hereunder, in each case for which Administrative Agent has received financial statements, less the amount of Capital Expenditures for such period (other than those Capital Expenditures that are financed with any Indebtedness except for Revolving Loans) to (b) Consolidated Fixed Charges of Holdings and its Restricted Subsidiaries for such period, in each case as determined on a pro forma basis.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Foreign Lender” means (a) with respect to any Borrower that is a US Person, a Lender that is not a US Person, and (b) with respect to any Borrower that is not a US Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a US Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSCHO” means any Subsidiary of Holdings substantially all of the assets of which are capital stock of one or more CFCs.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or

such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Intangibles” means general intangibles (as such term is defined in Article 9 of the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means (a) the US Guarantors, (b) the Canadian Guarantors, (c) each other Subsidiary of Holdings (other than any Subsidiary that is not required to become a Guarantor pursuant to Section 9.15), and (d) each other Person that becomes a guarantor after the Restatement Date pursuant to Section 9.15, and “Guarantor” means any one of them.

“Guaranty Agreements” means, collectively, the US Guaranty Agreement and the Canadian Guaranty Agreement.

“Guaranty Obligation” means, with respect to Holdings and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any substances or materials (a) which are or become defined or regulated as hazardous wastes, hazardous substances, pollutants, contaminants, or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement.

“Hedge Obligations” means US Hedge Obligations and Canadian Hedge Obligations.

“Hedge Provider” means US Hedge Providers and Canadian Hedge Providers.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

“Hedging Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Holdings” means Beacon Roofing Supply, Inc., a Delaware corporation.

“Hypothecs” means, collectively, any hypothecs entered into by any Credit Party and Administrative Agent, for the ratable benefit of the US Secured Parties and/or the Canadian Secured Parties, as applicable, as required by this Agreement or any other Loan Document.

“IBA” has the meaning set forth in Section 1.13.

“Immaterial Subsidiary” means, at any date, any Restricted Subsidiary that, together with such Restricted Subsidiary’s Consolidated Subsidiaries, (a) does not, as of the end of the most recently ended fiscal quarter of Holdings, have assets in excess of five percent (5.0%) of Consolidated Total Assets and (b) did not, for the most recently ended fiscal quarter of Holdings, have revenues exceeding five percent (5.0%) of the total revenues of Holdings and its Restricted Subsidiaries on a Consolidated basis; provided, that, the aggregate assets or revenues of all Immaterial Subsidiaries, as of the end of or for any fiscal quarter of Holdings, may not exceed ten percent (10.0%) of Consolidated Total Assets or Consolidated revenues, respectively, of Holdings and its Restricted Subsidiaries (and Holdings shall designate in writing to Administrative Agent from time to time as necessary the Restricted Subsidiaries that will cease to be “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

“Increase Effective Date” has the meaning assigned thereto in Section 6.13(a).

“Incremental Commitments” has the meaning assigned thereto in Section 6.13(a).

“Incremental Lender” has the meaning assigned thereto in Section 6.13(a).

“Incurrence Conditions” has the meaning assigned thereto in Section 10.1(s).

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payable arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any reimbursement obligations arising upon a drawing thereof, and banker’s acceptances issued for the account of any such Person;

(g)all obligations, contingent or otherwise, of surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business;

(h)all obligations of any such Person in respect of Disqualified Capital Stock; and

(i)all Guaranty Obligations of any such Person with respect to any of the foregoing.

For all purposes hereof, (A) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and (B) the items in each of clauses (a) through (i) above shall constitute Indebtedness of such Person solely to the extent, directly or indirectly, (1) such Person is liable for any part of any such item, (2) any such item is secured by a Lien on such Person’s property or (3) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien; provided, that, “earn-outs” and similar payment obligations shall be valued based upon the amount thereof required to be recorded on a balance sheet prepared in accordance with GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of October 9, 2019, executed and delivered by Administrative Agent, the Term Loan Agent and the 2019 Notes Agent, as acknowledged and agreed to by the Credit Parties.

“Interest Period” has the meaning assigned thereto in Section 6.1(b).

“Inventory” means inventory (as that term is defined in the UCC).

“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves, and (b) such other reserves that Administrative Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(b), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory.

“Investment” has the meaning assigned thereto in Section 10.3.

“Investment Conditions” means, at the time of determination with respect to any specified transaction or payment the following:

(a)as of the date of any such transaction or payment, and after giving effect thereto, no Specified Event of Default shall exist or have occurred and be continuing;

(b)as of the date of any such transaction or payment, and after giving effect thereto, either:

(i)the daily average of the Adjusted Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than the greater of (A) twelve and one-half percent (12.5%) of the Loan Cap or (B) $112,500,000 and after giving effect to the transaction or payment, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment or transaction, the Adjusted Excess Availability shall be not less than the greater of such amounts; or

(ii)both (A) the daily average of the Adjusted Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than the greater of (1) ten percent (10.0%) of the Loan Cap or (2) $90,000,000 and after giving effect to the transaction or payment, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment or transaction, the Adjusted Excess Availability shall be not less than the greater of such amounts, and (B) as of the date of any such transaction or payment, and after giving effect thereto, on a pro forma basis, the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarters (or twelve (12) consecutive fiscal months at any time Borrowers are required to provide monthly financial statements) ending on the last day of the applicable fiscal period prior to the date of such payment or transaction for which Administrative Agent has received financial statements shall be at least 1.00 to 1.00;

(c)Administrative Agent shall have received not less than five (5) Business Days’ prior written notice of such payment or transaction; and

(d)Administrative Agent shall have received a certificate of an authorized officer of Borrowers certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

“Investment Property” means investment property (as such term is defined in Article 9 of the UCC) and any and all supporting obligations in respect thereof.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP98” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Wells Fargo or any other Lender that, at the request of Borrower Representative and with the consent of Administrative Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Article III of this Agreement and the Issuing Bank shall be a Lender.  Except as may hereafter otherwise be agreed pursuant to, and subject to compliance with, the terms set forth in the first sentence of this definition, JPMorgan Chase Bank, N.A. shall be deemed an Issuing Bank solely for purposes of the Existing Letters of Credit and shall not, and shall not have any obligation to, issue any other or further Letters of Credit, or amend, renew or extend the terms of the Existing Letters of Credit and upon the termination or cancellation of the Existing Letters of Credit, and the repayment of any Obligations in connection therewith, shall automatically cease to be an Issuing Bank.

“Landlord Reserve” means reserves that Administrative Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(b), to establish and maintain with respect to rent or other payments payable in respect of any premises that are leased, or owned or operated by a bailee, warehouseman, processor or similar Person, where Inventory or other ABL Priority Collateral is located, and which premises are either (a) in a jurisdiction where the lessor or such other Person has a Lien on any Inventory or other ABL Priority Collateral under Applicable Law or (b) subject to a lease, or other agreement, that provides for a Lien on any Inventory or other ABL Priority Collateral, in each case under the foregoing clauses (a) and (b) to the extent that a Collateral Access Agreement executed by such

Person has not been delivered to Administrative Agent, provided, that, the amount of such reserve for any one location where Inventory is located will not exceed the lesser of the value of such Inventory at such location and an amount equal to three (3) months of rent or other payments that may be owing to the applicable Person under the terms of the lease or other agreement with respect to such location.

“LC Commitment” means the lesser of (a) $80,000,000 and (b) the Commitments.

“LC Obligations” means Canadian LC Obligations and US LC Obligations.

“Left Lead Arranger” means Wells Fargo Bank, National Association, in its capacity as a joint lead arranger and joint bookrunner.

“Lender” means each Person party to this Agreement as a Lender on the Restatement Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Group” means each of the Lenders (including the Issuing Bank and the Swingline Lender) and Administrative Agent, or any one or more of them.

“Lender Joinder Agreement” means a joinder agreement substantially in the form of Exhibit H.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s US Extensions of Credit or Canadian Extensions of Credit, as applicable.  Each Lender may, at its option, make any Revolving Loan available to any Canadian Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Revolving Loan; provided, that any exercise of such option shall not affect the obligation of such Canadian Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.

“Letter of Credit Application” means an application, in the form specified by the Issuing Bank from time to time, requesting the Issuing Bank to issue a Letter of Credit.

“Letter of Credit Fee” has the meaning set forth in Section 3.3(a).

“Letters of Credit” means, collectively, (a) US Letters of Credit, (b) Canadian Letters of Credit and (c) the Existing Letters of Credit.

“LIBOR” means:

(a)the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as Administrative Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the rate determined pursuant to this clause (a) shall be deemed to be zero); and

(b)for any interest rate calculation with respect to a US Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in US Dollars in minimum amounts of at least

$5,000,000 for a period equal to one (1) month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as Administrative Agent may designate from time to time) as of 11:00 a.m., London time on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (and if any such rate is below zero, LIBOR shall be deemed to be zero).  If, for any reason, such rate is not available from ICE Benchmark Administration Limited (or any successor page or other commercially available source as Administrative Agent may designate from time to time) then “LIBOR” for such US Base Rate Loan shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in US Dollars in minimum amounts of at least $5,000,000, as applicable, would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one (1) month commencing on such date of determination.

Each calculation by Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means with respect to each Interest Period for any LIBOR Rate Loan, the rate per annum determined by Administrative Agent by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Eurodollar Reserve Percentage.

“LIBOR Rate Loan” means any Revolving Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 6.1(a).

“LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothec, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Account” has the meaning set forth in Section 4.7.

“Loan Cap” means, at any time, the lesser of (a) the Maximum Credit or (b) the Borrowing Base at such time.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, any Borrowing Base Certificate, the Intercreditor Agreement, the Fee Letter, and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or, if applicable, any of their respective Subsidiaries in favor of or provided to Administrative Agent, any US Secured Party or any Canadian Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Bank Product Agreements).

“Material Adverse Effect” means, with respect to Holdings and its Restricted Subsidiaries, (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of such Persons, taken as a whole, (b) a material impairment of the ability of the Credit Parties to perform their obligations under the Loan Documents to which they are a party, taken as a whole, (c) a material impairment of the rights and remedies of Administrative Agent or the Lenders under the Loan Documents or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against the Credit Parties of any Loan Document to which they are party.

“Material Contract” means, with respect to any Person, each contract or agreement, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Maturity Date” means the earliest to occur of (a) May 19, 2026, (b) the date of termination of all of the Commitments by Borrower Representative pursuant to Section 4.2, or (c) the date of termination of the Commitments pursuant to Section 11.2(a).

“Maximum Credit” means the aggregate amount of the Commitments of Lenders, as decreased in accordance with Section 4.2 or increased in accordance with Section 6.13.  As of the Restatement Date, the Maximum Credit is $1,300,000,000.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any Restricted Subsidiary thereof is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years to which any Credit Party or any Restricted Subsidiary thereof has any current or contingent liability (including any contingent liability on account of an ERISA Affiliate) and shall not include any Canadian Multiemployer Plan.

“Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom in cash or Cash Equivalents, as and when received, less the sum of (i) all income taxes and other taxes assessed (or reasonably estimated to be assessed within two (2) years of the date of the relevant transaction) by a Governmental Authority as a result of such transaction or event, (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under this Agreement and the Term Loan Agreement) secured by a Lien on the applicable asset other than a Lien expressly subordinated to the Lien securing the Indebtedness under this Agreement, to the extent such Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Debt Issuance or issuance of Qualified Capital Stock, the gross cash proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting, advisory, brokerage, investment banking and other fees, expenses, discounts, costs and commissions incurred in connection therewith.

“Net Recovery Percentage” means the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the applicable category of Eligible Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable inventory appraisal received by Administrative Agent in accordance with the requirements of this Agreement, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, and (b) the denominator of which is the original cost of the aggregate amount of the Eligible Inventory subject to such appraisal.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 13.2 and (b) has been approved by the Required Lenders.

“Non-Credit Party” means any Restricted Subsidiary of Holdings that is not a Credit Party.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the collective reference to the US Revolving Credit Notes, the Canadian Revolving Credit Notes, the US Swingline Note and the Canadian Swingline Note.

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a)(i).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 6.2.

“Obligations” means, collectively, the US Obligations and the Canadian Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Original Closing Date” means October 1, 2015.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Revolving Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 6.12).

“Overadvance” means, as of any date of determination, a Canadian Overadvance or a US Overadvance, as applicable.

“Participant” has the meaning assigned thereto in Section 13.10(d).

“Participant Register” has the meaning assigned thereto in Section 13.10(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment the following:

(a)as of the date of any such transaction or payment, and after giving effect thereto, no Specified Event of Default shall exist or have occurred and be continuing;

(b)as of the date of any such transaction or payment, and after giving effect thereto, either:

(i)the daily average of the Adjusted Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than the greater of (A) fifteen percent (15.0%) of the Loan Cap or (B) $135,000,000 and after giving effect to the transaction or payment, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment or transaction, the Adjusted Excess Availability shall be not less than the greater of such amounts; or

(ii)both (A) the daily average of the Adjusted Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than the greater of (1) twelve and one-half percent (12.5%) of the Loan Cap or (2) $112,500,000 and after giving effect to the transaction or payment, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment or transaction, the Adjusted Excess Availability shall be not less than the greater of such amounts, and (B) as of the date of any such transaction or payment, and after giving effect thereto, on a pro forma basis, the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarters (or twelve (12) consecutive fiscal months at any time Borrowers are required to provide monthly financial statements) ending on the last day of the applicable fiscal period prior to the date of such payment or transaction for which Administrative Agent has received financial statements shall be at least 1.00 to 1.00;

(c)Administrative Agent shall have received not less than five (5) Business Days’ prior written notice of such payment or transaction; and

(d)Administrative Agent shall have received a certificate of an authorized officer of Borrowers certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

“Payment Recipient” has the meaning assigned to it in Section 12.13.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any Restricted Subsidiary thereof or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former Restricted Subsidiaries to which any Credit Party has any current or contingent liability (including any contingent liability on account of an ERISA Affiliate) and shall not include any Canadian Pension Plan.

“Perfection Certificate” means a certificate in the form of Exhibit E hereto.

“Permitted Acquisition” means any acquisition by Holdings or any of its Restricted Subsidiaries in the form of an acquisition of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person if such acquisition meets all of the following requirements:

(a)to the extent that the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions) exceeds $250,000,000, no less than ten (10) Business Days prior to the anticipated closing date of such acquisition, Borrower Representative shall have delivered written notice of such acquisition to Administrative Agent, which notice shall include the anticipated closing date of such acquisition;

(b)such acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;

(c)the Person or business to be acquired shall be in a line of business permitted pursuant to Section 10.11;

(d)(i) if such transaction is a merger, amalgamation or consolidation involving a US Credit Party, then a US Credit Party shall be the surviving Person and no Change in Control shall have been effected thereby or (ii) if such transaction is a merger, amalgamation or consolidation, involving a Canadian Credit Party, then a Canadian Credit Party shall be the surviving Person and no Change in Control shall have been effected thereby;

(e)Borrower Representative shall have delivered to Administrative Agent all documents required to be delivered pursuant to, and in accordance with, Section 9.15;

(f)to the extent that the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions) exceeds $250,000,000, then:

(i)Borrowers will deliver a compliance certificate to Administrative Agent at least five (5) Business Days prior to the acquisition showing the Credit Parties are in compliance on a pro forma basis (as of the proposed closing date of the acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith) with the covenant contained in Section 10.13 (as if there were a Compliance Period); and

(ii)as of the date of such acquisition and after giving effect thereto, each of the Investment Conditions is satisfied;

(g)to the extent that the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions) is less than or equal to $250,000,000, then as of the date of such acquisition and after giving effect thereto, the daily average of the Adjusted Excess Availability for the immediately preceding thirty (30) consecutive day period (or if less, the immediately preceding consecutive day period commencing on the Restatement Date) shall be not less than the greater of (i) ten percent (10.0%) of the Loan Cap or (ii) $90,000,000, and after giving effect to the acquisition and the making of any payment in respect thereof, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment, the Adjusted Excess Availability shall be not less than such amount;

(h)to the extent that the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions) exceeds $250,000,000, no later than five (5) Business Days prior to the anticipated closing date of such acquisition, Borrower Representative, to the extent requested by Administrative Agent, shall have delivered to Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to Administrative Agent;

(i)to the extent that the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions) exceeds $250,000,000, Borrower Representative shall demonstrate, in form and substance reasonably satisfactory to Administrative Agent, that the entity to be acquired had positive Consolidated EBITDA for the four (4) fiscal quarter period ended immediately prior to the proposed closing date of such acquisition (which calculation may be made net of the amount of cost savings and operating expense reductions reasonably projected by Borrower Representative to be realized by such entity as a result of actions taken or to be taken in connection with such acquisition to the extent that such savings and expense reductions are approved by Administrative Agent in its sole discretion); and

(j)to the extent that the Permitted Acquisition Consideration for any such acquisition (or series of related acquisitions) exceeds $250,000,000, Borrower Representative shall have (i) delivered to Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and (ii) provided such other documents and other information as may be reasonably requested by Administrative Agent or the Required Lenders (through Administrative Agent) in connection with such purchase or other acquisition.

“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Capital Stock of Holdings, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by Holdings or any of its Restricted Subsidiaries in order to consummate the applicable Permitted Acquisition.

“Permitted Acquisition Documents” means with respect to any acquisition proposed by any Borrower or any Restricted Subsidiary thereof, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other material document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted Discretion” means, with reference to Administrative Agent, a determination made in good faith in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth in this Agreement would act in similar circumstances at the time with the information then available to it.

“Permitted Investment” has the meaning assigned thereto in Section 10.3.

“Permitted Liens” means the Liens permitted pursuant to Section 10.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning assigned thereto in Section 9.2.

“PPSA” means the Personal Property Security Act (Ontario), as from time to time in effect; provided, that, if attachment, perfection or priority of Administrative Agent’s or Secured Parties’ security interests in any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Priority Payables Reserve” means, on any date of determination, reserves established by Administrative Agent in its Permitted Discretion and subject to Section 2.1(b) for amounts owing to any Person (other than amounts owing by Holdings to a Subsidiary or by a Restricted Subsidiary to Holdings or another Subsidiary, as the case may be, unless Administrative Agent has received a subordination agreement with respect thereto in form and substance reasonably satisfactory to it) to the extent secured by a Lien, choate or inchoate, on, or trust over, any of the ABL Priority Collateral, which Lien or trust, in the Permitted Discretion of Administrative Agent likely would be pari passu or have a priority or rank superior to Administrative Agent’s Liens in and to such item of the ABL Priority Collateral, including, but without duplication (and without duplication of reserves for liens, trusts or claims addressed by any other Reserves), Liens or trusts for (i) amounts deemed to be held in trust, or held in trust, pursuant to Applicable Law, and (ii) any amounts due and not paid for wages, vacation pay, amounts payable under the Wage Earner Protection Program Act (Canada) pursuant to the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), (iv) amounts due and not paid pursuant to any legislation on account of workers’ compensation or to employment insurance, (v) amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), on account of sales tax, goods and services tax, value added tax, harmonized sales tax and amounts currently or past due and not paid for realty, municipal or similar taxes, (vi) all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plans, the Canada Pension Plan, or the Quebec Pension Plan and other pension fund obligations and contributions (including in respect of any wind-up deficiency) as required under Applicable Law, and (vii) any similar statutory or other claims that would have or would reasonably be expected to have priority over or be pari passu with any Liens granted to Administrative Agent at any time.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Protective Advances” has the meaning set forth in Section 2.3(d)(i).

“Public Company Costs” means reasonable and customary charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar requirements of law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, listing fees, directors’, officers’ or managers’ and other employees’ compensation, fees and expense reimbursement, charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs and compensation, legal and other professional fees and/or other reasonable and customary costs or expenses associated with being a public company.

“Public Lenders” has the meaning assigned thereto in Section 9.2.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned thereto in Section 13.24.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Cash” means unrestricted cash and Cash Equivalents of a Credit Party that are subject to the valid, enforceable and perfected security interest and pledge of Administrative Agent in an Securities Account or Deposit Account at Administrative Agent or another institution reasonably satisfactory to Administrative Agent subject to a Control Agreement (which will limit the terms of withdrawal of such funds by a Credit Party subject to certain conditions) and free and clear of any pledge, security interest, lien, claim or other encumbrance (other than in favor of Administrative Agent and other than in favor of the depository bank or securities intermediary where the deposit account or investment account is maintained for its reasonable and customary fees and charges related to such account), are available for use by such Credit Party without condition or restriction (other than in favor of Administrative Agent), and for which Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, of the amount of such cash or cash equivalents held in such deposit account or investment account as of the applicable date of the calculation of the Excess Availability and the satisfaction of the other conditions herein.

“Qualified ECP Guarantor” means, in respect of any Hedge Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Hedge Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Average Excess Availability” means, at any time, the daily average of the aggregate amount of the Excess Availability for the immediately preceding calendar quarter, commencing on the first day of such calendar quarter.

“Receivable Reserves” means, as of any date of determination, (a) Dilution Reserves and (b) such other reserves that Administrative Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(b), to establish and maintain (including reserves for rebates, discounts, warranty claims and returns) with respect to the Eligible Accounts.

“Recipient” means (a) Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (b) if such Benchmark is not USD LIBOR, the time determined by Administrative Agent in its reasonable discretion.

“Refinanced Obligations” has the meaning assigned thereto in the definition of the term “Refinancing Indebtedness”.

“Refinancing Indebtedness” means, with respect to any Person, Indebtedness of such Person arising after the Restatement Date issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for any Indebtedness of such Person (such extended, refinanced, replaced or substituted Indebtedness, the “Refinanced Obligations”); provided, that:  (a) Administrative Agent shall have received not less than ten (10) Business Days’ (or such shorter period as is acceptable to Administrative Agent) prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Administrative Agent may reasonably request; (b) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Refinanced

Obligations (plus the amount of reasonable refinancing fees and expenses incurred in connection therewith), any prepayment premiums and any accrued interest on account thereof; (c) such Refinancing Indebtedness shall have a final stated maturity that is no earlier than the final stated maturity of the Refinanced Obligations; (d) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity not less than the then remaining Weighted Average Life to Maturity of the Refinanced Obligations; (e) at the time such Refinancing Indebtedness is incurred, no Event of Default shall have occurred and be continuing; (f) if the Refinanced Obligations are subordinated in right of payment to the Obligations, such Refinancing Indebtedness shall be subordinated to the Obligations on terms no less favorable to Administrative Agent and Lenders than the Refinanced Obligations; (g) if the Refinanced Obligations or any guarantees thereof are unsecured, such Refinancing Indebtedness and any guarantees thereof shall be unsecured; (h) if the Refinanced Obligations or any guarantees thereof are secured, such Refinancing Indebtedness and any guarantees thereof shall be unsecured or secured in all material respects by substantially the same or less collateral as secured such Refinanced Obligations or any guarantees thereof; (i) if the Refinanced Obligations or any guarantees thereof are secured, any Liens to secure such Refinancing Indebtedness shall not have a priority more senior than the Liens securing the Refinanced Obligations and if any Liens securing the Refinanced Obligations are subordinated to any other Liens on such property securing the Obligations, the Liens securing such Refinancing Indebtedness shall be subordinated to Administrative Agent’s Liens on terms and conditions no less favorable; (j) the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing or replacing thereof shall be the only obligors on such Refinancing Indebtedness; and (k) the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Refinancing Indebtedness, taken as a whole, are not more restrictive in any material respect with respect to Holdings and its Restricted Subsidiaries than the terms and conditions of the Refinanced Obligations.

“Register” has the meaning assigned thereto in Section 13.10(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, at any date, any combination of Lenders holding more than fifty percent (50%) of the sum of the aggregate amount of the Commitments or, if the Commitments have been terminated, any combination of Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit; provided, that, the Commitments of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be disregarded in determining the Required Lenders. Notwithstanding the foregoing, Required Lenders shall comprise no less than two such Lenders that are not Affiliates of one another, unless (a) all Lenders that are not Defaulting Lenders are Affiliates of one another or (b) there is only one Lender that is not a Defaulting Lender, at such time.

“Reserves” means, as of any date of determination, without duplication, (i) Receivable Reserves, (ii) Bank Product Reserves, (iii) Inventory Reserves, (iv) Priority Payables Reserves, (v) reserves in respect of Indebtedness permitted under Section 10.1(r), and (vi) such other reserves (not otherwise contemplated by the foregoing clauses) that Administrative Agent deems necessary or appropriate, in each case, in its Permitted Discretion and subject to Section 2.1(b), to establish and maintain (including reserves with respect to sums that any Borrower or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased personal property assets, rents or other amounts payable under such leases) and has failed to pay; provided, that, to the extent that any Reserve is in respect of amounts that may be payable to third parties, Administrative Agent may, at its option, but without duplication, deduct such Reserve from the US Loan Limit or Canadian Loan Limit at any time that the US Loan Limit is less than the amount of the US Borrowing Base or the Canadian Loan Limit is less than the Canadian Borrowing Base.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer, general counsel, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to Administrative Agent.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restatement Date” means May 19, 2021.

“Restricted Group Reconciliation Statement” means, with respect to any Consolidated balance sheet or statement of income of Holdings and its Subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings and its Restricted Subsidiaries and treating Subsidiaries other than Restricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Subsidiaries other than Restricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“Restricted Payment” has the meaning assigned thereto in Section 10.6.

“Restricted Subsidiary” means each Subsidiary of the Credit Parties that is not an Unrestricted Subsidiary.

“Revolving Extensions of Credit” means (a) any Revolving Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.

“Revolving Loan” has the meaning set forth in Section 2.1, and shall in all other provisions hereof include any Swingline Loans and Special Advances, except as otherwise specifically set forth herein and the term “US Revolving Loans” shall in all other provisions include any US Swingline Loans and US Special Advances and the term “Canadian Revolving Loans” shall in all other provisions include any Canadian Swingline Loans and Canadian Special Advances, except in the case of each of US Revolving Loans or Canadian Revolving Loans as otherwise specifically set forth herein.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any contractual obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, (e) the Government of Canada or (f) any other Governmental Authority with jurisdiction over any Lender or any Credit Party or any of their respective Subsidiaries or Affiliates.

“Seasonal Advance Period” means the four (4) consecutive month period beginning on November 1 of the initial calendar year and ending on February 28 of the immediately following calendar year.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means, collectively, the US Secured Obligations and the Canadian Secured Obligations.

“Secured Parties” means, collectively, the US Secured Parties and the Canadian Secured Parties.

“Securities Account” means any securities account (as such term is defined in the UCC).

“Security Documents” means the collective reference to (a) the US Collateral Agreement, (b) the Canadian Collateral Agreement, (c) the Hypothecs, (d) the Guaranty Agreements, (e) the Control Agreements and (f) each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a hypothec on or a security interest in any Property or assets securing any of the Secured Obligations or any such Person purports to guaranty the payment and/or performance of any of the Secured Obligations.

“Senior Unsecured Indebtedness” means the collective reference to any unsecured Indebtedness incurred by Holdings or any of its Restricted Subsidiaries that ranks pari passu in right of payment with the Obligations, the terms and conditions of which (and terms and conditions of the documents governing such Indebtedness) shall be market terms and conditions that are, taken as a whole, no more restrictive than the corresponding terms and conditions of this Agreement and the other Loan Documents and the Term Loan Documents (other than with respect to pricing and optional prepayment premiums) and shall be approved by Administrative Agent (such approval not to be unreasonably withheld) and, in any event, such terms and conditions shall include, without limitation, such unsecured Indebtedness (a) not having a scheduled maturity or any required scheduled repayment or prepayment of principal, amortization, mandatory redemption or sinking fund obligation, in each case, prior to the date that is six (6) months after the final maturity date applicable to the Credit Facility (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Revolving Loans and all other Obligations that are accrued and payable and the termination of the Commitments) and (b) having no restrictions, limitations or encumbrances on the ability of Holdings or any of its Restricted Subsidiaries to incur Liens to secure the Obligations.  The 2029 Senior Notes issued on or prior to the Restatement Date are Senior Unsecured Indebtedness.

“Series A Certificate of Designation” means the certificate of designation for the Series A Preferred Shares, filed by Holdings with the Secretary of the State of the State of Delaware on or prior to the 2018 Restatement Date.

“Series A Preferred Shares” means Holding’s Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share, with terms reasonably satisfactory to the Arrangers (it being understood that the terms thereof set forth in the 2018 Restatement Date Investment Agreement and the Series A Certificate of Designation are satisfactory to the Arrangers); provided, that, any dividends paid on the Series A Preferred A Shares pursuant to Section 10.6(i) shall be treated as fixed charges for purposes of calculating the Fixed Charge Coverage Ratio.

“Settlement” has the meaning set forth in Section 2.5.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Advances” has the meaning set forth in Section 2.3(d)(iv).

“Specified Default” means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default other than those events specified in Section 11.1(e).

“Specified Disposition” means any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary of Holdings or any division, business unit, product line or line of business.

“Specified Event of Default” means any Event of Default under (a) Section 11.1(a) or 11.1(b), (b) Section 11.1(c) as a result of any representation or warranty contained in any Borrowing Base Certificate being incorrect if Administrative Agent determines in the exercise of its Permitted Discretion that such event shall be a Specified Event of Default, (c) Section 11.1(d) as a result of the failure to comply with Section 9.2(b), (d) Section 11.1(d) as a result of the failure to comply with Section 9.14, (e) Section 11.1(d) as a result of the failure to comply with Section 10.13, and (f) Section 11.1(h) or 11.1(i).

“Specified Representations” means each of the representations and warranties set forth in Sections 8.1, 8.3, 8.4(b), 8.10, 8.11, 8.16, the last two sentences of Section 8.19, and Section 3.1 of the US Collateral Agreement (as it relates to the creation, validity, perfection and priority (subject to Permitted Liens) of the security interests granted in the Collateral, and as to perfection only to the extent required by Section 7.1(c) of this Agreement).

“Specified Suppressed Availability” means the lesser of:  (a) the amount by which the Borrowing Base exceeds the Maximum Credit at such time or (b) the amount equal to (i) seven and one-half percent (7.5%) of the Maximum Credit minus (ii) the amount of any Qualified Cash included in the calculation of Adjusted Excess Availability, provided, that, at any time that Excess Availability is less than the greater of (i) five percent (5.0%) of the Loan Cap or (ii) $45,000,000, Specified Suppressed Availability shall be zero.

“Specified Transactions” means (a) [reserved], (b) any Investment that results in a Person becoming a Restricted Subsidiary of the Borrower, (c) any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, (d) any Permitted Acquisition, (e) any Asset Disposition that results in a Restricted Subsidiary of the Borrower ceasing to be a Restricted Subsidiary of Holdings, (f) any disposition of a business unit, line of business or division of Holdings or any of its Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation or otherwise and (g) any other transaction that by the terms of this Agreement requires any financial ratio or test to be determined on a “pro forma basis” or to be given “pro forma effect”.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by Holdings or any of its Restricted Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to Administrative Agent, which terms and conditions shall be market terms and conditions that are, taken as a whole, no more restrictive than the corresponding terms and conditions of this Agreement and the other Loan Documents (other than with respect to pricing and optional prepayment premiums) and, in any event, such terms and conditions shall include, without limitation, such Subordinated Indebtedness (a) not having a scheduled maturity or any required scheduled repayment or prepayment of principal, amortization, mandatory redemption or sinking fund obligation, in each case, prior to the date that is six (6) months after the final maturity date applicable to the Credit Facility (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Revolving Loans and all other Obligations that are accrued and payable and the termination of the Commitments) and (b) having no restrictions, limitations or encumbrances on the ability of Holdings or any of its Restricted Subsidiaries to incur Liens to secure the Obligations.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of Holdings.

“Supermajority Lenders” means, at any date, any combination of Lenders holding more than sixty-six and two thirds percent (66-2/3%) of the sum of the aggregate amount of the Commitments or, if the Commitments have been terminated, any combination of Lenders holding more than sixty-six and two thirds percent (66-2/3%) of the aggregate Extensions of Credit; provided, that, the Commitments of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be disregarded in determining the Supermajority Lenders.  Notwithstanding the foregoing, Supermajority Lenders shall comprise no less than two such Lenders that are not Affiliates of one another, unless (a) all Lenders that are not Defaulting Lenders are Affiliates of one another or (b) there is only one Lender that is not a Defaulting Lender, at such time.

“Supported QFC” has the meaning assigned thereto in Section 13.24.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the US Swingline Commitment and the Canadian Swingline Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” has the meaning set forth in Section 2.2(a).

“Swingline Note” means a US Swingline Note or a Canadian Swingline Note, as applicable.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Agent” means Citibank, N.A., a national banking association, in its capacity as Administrative Agent under the Term Loan Agreement and the other Term Loan Documents and its successors and assigns, together with any replacement or successor Administrative Agent thereunder.

“Term Loan Agreement” means the Amended and Restated Term Loan Credit Agreement, dated as of the Restatement Date, by and among Term Loan Agent, Term Loan Lenders and the Credit Parties party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Term Loan Documents” means, collectively, the following: (a) the Term Loan Agreement and (b) all agreements, documents and instruments at any time executed and/or delivered in connection therewith, each as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Term Loan Facility” means the term loan facility established pursuant to the Term Loan Agreement.

“Term Loan Lenders” means those certain lenders and other financial institutions from time to time party to the Term Loan Agreement as lenders.

“Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Administrative Agent, in consultation with Holdings, that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 6.1(f) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect: (a) a “reportable event” described in Section 4043 of ERISA with respect to any Pension Plan for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan under Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, in each case, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would reasonably constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA, or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the insolvency of a Multiemployer

Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate, or (l) the termination of a Canadian Pension Plan, the filing of a notice of intent to terminate a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination, under Applicable Law, if the plan assets are not sufficient to pay all plan liabilities, or (m) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Canadian Pension Plan by any applicable Governmental Authority under Applicable Law, or (n) any other event or condition which would constitute grounds under Canadian Pension Laws for the termination of, or the appointment of a trustee to administer, any Canadian Pension Plan, or (o) the partial or complete withdrawal of any Credit Party from a Canadian Multiemployer Plan if withdrawal liability is asserted by such plan, or (p) any event or condition which results in the termination of a Canadian Multiemployer Plan or the institution by any Governmental Authority of proceedings to terminate a Canadian Multiemployer Plan.

“Threshold Amount” means $75,000,000.

“Total Outstandings” means the sum of the US Outstandings and the Canadian Outstandings.

“Transaction Costs” means all transaction fees, costs, expenses, charges and other amounts related to the Transactions (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), to the extent paid within six (6) months of the closing of the Credit Facility and approved by Administrative Agent in its reasonable discretion.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Credit Party and any Restricted Subsidiary thereof of the Term Loan Documents, (b) the execution, delivery and issuance by Holdings of the 2029 Senior Notes, (c) the execution, delivery and performance by the Credit Parties of the Loan Documents to which they are a party, the incurrence of the Loans on the Restatement Date and the use of proceeds thereof, (d) the refinancing of the Indebtedness under the Existing Term Loan Agreement with the proceeds of the term loans under the Term Loan Documents, (e) the repayment in full of all of the Indebtedness of Holdings evidenced by or arising under the 2025 Senior Notes, and (f) the payment of all Transaction Costs incurred or payable by Holdings or any of its Restricted Subsidiaries in connection with the foregoing.

“Type” means the type of Revolving Loan determined with regard to the interest option applicable thereto, including whether a US Base Rate Loan, a LIBOR Rate Loan, a Canadian Base Rate Loan or a Canadian BA Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“United States” or “US” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of Holdings designated by Borrower Representative after the Restatement Date as an Unrestricted Subsidiary hereunder by written notice to Administrative Agent; provided, that, Borrower Representative shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary so long as each of the following conditions is satisfied: (a) as of the date of any such designation and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, (b) each Subsidiary to be designated as an “Unrestricted Subsidiary” and its Subsidiaries has not at the time of designation, and does not thereafter unless redesignated as a Restricted Subsidiary, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any debt pursuant to which a lender or any other Person has recourse to any Credit Party or any Restricted Subsidiary or any of the assets of any Credit Party or any Restricted Subsidiary, (c) the fair market value of, and investments in, such Subsidiary will constitute Permitted Investments at the time of its designation as an Unrestricted Subsidiary, (d) designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time, (e) no Credit Party shall have any liability for any debt or other obligations of any Unrestricted Subsidiary except to the extent permitted as to any unaffiliated Person under Section 10.1, (f) each of the Investment Conditions is satisfied at the time that any Subsidiary is designated as an Unrestricted Subsidiary, (g) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary or if, immediately after such designation, it will be a Restricted Subsidiary for purposes of any other Indebtedness, and (h) Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Borrower Representative, certifying compliance with the requirements of the preceding clauses (a) through (g).  Borrower Representative may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that, (i) as of the date thereof, and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, (ii) immediately after giving effect to such Subsidiary Redesignation, the Credit Parties shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 10.13 (to the same extent as if during a Compliance Period), (iii) designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time, and (iv) Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of Borrower Representative, certifying compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations and information required by the preceding clause (ii).

“Unused Line Fee” has the meaning set forth in Section 6.3(b).

“U.S. Special Resolution Regimes” has the meaning assigned thereto in Section 13.24.

“US Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any US Credit Party to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all US Hedge Obligations, and (b) all amounts that Administrative Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a US Credit Party.

“US Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus one-half percent (0.50%) and (c) except during any period of time during which a notice delivered to Borrower Representative under Section 6.8 shall remain in effect, LIBOR for an Interest Period of one (1) month plus one percent (1%); each change in the US Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.

“US Borrowers” means, collectively, (a) Beacon Sales Acquisition, Inc., a Delaware corporation, and (b) any other person organized under the laws of the United States, any state thereof or the District of Columbia that after the Restatement Date becomes a US Borrower under this Agreement.

“US Borrowing Base” means, at any time, the amount equal to:

(a)the amount equal to ninety percent (90%) (or ninety-two and one-half percent (92.5%) during any Seasonal Advance Period) multiplied by the net amount of Eligible Accounts of US Borrowers; plus

(b)the amount equal to the lesser of: (i) seventy percent (70%) (or seventy-two and one-half percent (72.5%) during any Seasonal Advance Period) multiplied by the Value of each category of Eligible Inventory of US Borrowers or (ii) ninety percent (90%) (or ninety-two and one-half percent (92.5%) during any Seasonal Advance Period) of the Net Recovery Percentage of each category of Eligible Inventory of US Borrowers multiplied by the Value thereof; minus

(c)applicable Reserves with respect to US Borrowers established by Administrative Agent in its Permitted Discretion in accordance with the terms hereof (including Section 2.1(b)).

“US Collateral” means Collateral consisting of assets or interests in assets of US Credit Parties, and the proceeds thereof.

“US Collateral Agreement” means the Amended and Restated US Collateral Agreement, dated as of the 2018 Restatement Date, executed and delivered by the US Credit Parties in favor of Administrative Agent, for the benefit of the Secured Parties.

“US Collection Account” means the Deposit Accounts in the name of a US Borrower set forth on Schedule 1.1(c) to this Agreement, or any other account or accounts at any time after the date hereof designated by Borrower Representative to Administrative Agent which have been established for purposes of the receipt of proceeds of Accounts and other Collateral in accordance with the terms hereof.

“US Commitment” means, as to any US Lender, the obligation of such Lender to make US Revolving Loans to, and to purchase participations in US LC Obligations and US Swingline Loans for the account of, the US Borrowers hereunder in each case as such US Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule 1.1(a), as such amount may be modified at any time or from time to time pursuant to the terms of this Agreement.  The aggregate US Commitments of all the US Lenders on the Restatement Date shall be $1,250,000,000.

“US Commitment Percentage” means, with respect to any US Lender at any time, the percentage of the total US Commitments of all the US Lenders represented by such US Lender’s US Commitment. If the US Commitments have terminated or expired, the US Commitment Percentages shall be determined based upon the US Commitments most recently in effect, giving effect to any assignments.  Each reference to “a Lender” shall include, collectively, all Lenders that are Affiliates and all branches of a Lender or its Affiliates as though all such parties were one Lender hereunder.

“US Credit Parties” means, collectively, the US Borrowers and the US Guarantors.

“US Dollar Equivalent” means at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Administrative Agent in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

“US Dollars”, “US$” and “$” shall each mean lawful currency of the United States.

“USD LIBOR” means the London interbank offered rate for Dollars.

“US Extensions of Credit” means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all US Revolving Loans made by such Lender then outstanding, (b) such Lender’s Commitment Percentage of the US LC Obligations then outstanding, and (c) such Lender’s Commitment Percentage of the US Swingline Loans then outstanding.

“US Guarantors” means, collectively, Holdings, the US Borrowers (with respect to the obligations of each other US Borrower), and all direct and indirect US Subsidiaries of Holdings (other than any Excluded Subsidiary, any Unrestricted Subsidiary, any CFC, any FSCHO (other than any FSCHO that owns Capital Stock of a Canadian Subsidiary) or any Subsidiary of a CFC) in existence on the Restatement Date or which becomes a party to the US Guaranty Agreement after the Restatement Date pursuant to Section 9.15.

“US Guaranty Agreement” means the Amended and Restated US Guaranty Agreement, dated as of the 2018 Restatement Date, executed and delivered by the US Credit Parties and Beacon Canada, Inc. in favor of Administrative Agent for the benefit of the Secured Parties.

“US Hedge Provider” means any Person that, (a) at the time it enters into a Hedge Agreement with a US Credit Party permitted under Article X, is a Lender (other than a Canadian Lender in its capacity as such), an Affiliate of a Lender (other than a Canadian Lender in its capacity as such), Administrative Agent or an Affiliate of Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (other than a Canadian Lender in its capacity as such) (including on the Restatement Date), is a party to a Hedge Agreement with a US Credit Party, in each case in its capacity as a party to such Hedge Agreement; provided, that, no such Person (other than Wells Fargo or its Affiliates) shall constitute a US Hedge Provider unless and until Administrative Agent receives a Bank Product Provider Agreement from such Person (i) on or about the Original Closing Date in the case of any Hedge Agreement in effect on the Original Closing Date or (ii) within ten (10) Business Days after the execution and delivery of a Hedge Agreement established after the Original Closing Date.

“US Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of a US Credit Party arising under,

owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“US LC Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding US Letters of Credit and (b) the aggregate amount of drawings under US Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“US Lender” means, at any time, each Lender having a US Commitment or a US Revolving Loan owing to it or a participating interest in a US Letter of Credit or US Swingline Loan.

“US Letter of Credit” has the meaning set forth in Section 3.1.

“US Loan Limit” means the aggregate amount of the US Commitments.

“US Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving Loans (other than the Canadian Revolving Loans), (b) the US LC Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders (other than the Canadian Lenders in their capacities as such), the Issuing Bank or Administrative Agent, in each case under any Loan Document, with respect to any Revolving Loan (other than any Canadian Revolving Loan) or any Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“US Outstandings” means (a) with respect to US Revolving Loans, including US Swingline Loans and US Special Advances, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of US Revolving Loans, including US Swingline Loans and US Special Advances, as the case may be, occurring on such date; plus (b) with respect to any US LC Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any US Revolving Extensions of Credit occurring on such date and any other changes in the aggregate amount of the US LC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any US Letters of Credit or any reductions in the maximum amount available for drawing under US Letters of Credit taking effect on such date.

“US Overadvance” means, as of any date of determination, the sum of the principal amount of any US Revolving Loans, US Swingline Loans and US Letters of Credit in excess of the lesser of the US Borrowing Base or the US Loan Limit.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“US Protective Advance” has the meaning set forth in Section 2.3(d)(i).

“US Restricted Subsidiary” means any US Subsidiary that is a Restricted Subsidiary.

“US Revolving Credit Note” means a promissory note made by the US Borrowers in favor of a US Lender evidencing the US Revolving Loans made by such US Lender, substantially in the form attached as Exhibit A-1 and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“US Revolving Loans” has the meaning set forth in Section 2.1.

“US Secured Obligations” means, collectively, (a) the US Obligations, (b) US Bank Product Obligations and (c) the Erroneous Payment Subrogation Rights with respect to US Credit Parties.

“US Secured Parties” means, collectively, Administrative Agent, the US Lenders, the Issuing Bank, a Bank Product Provider to the extent of any Bank Product Agreement with a US Credit Party or US Bank Product Obligations owing to it, each co-agent or sub-agent appointed by Administrative Agent from time to time pursuant to Section 12.5, any other holder from time to time of any US Secured Obligations and, in each case, their respective successors and permitted assigns.

“US Special Advance” means a US Protective Advance or a US Overadvance.

“US Subsidiary” means any Subsidiary of Holdings that is organized under the laws of any political subdivision of the United States.

“US Swingline Commitment” means the obligation of the Swingline Lender to make US Swingline Loans for the account of the US Borrowers hereunder in an amount up to the US Swingline Loan Limit, as such amount may be modified at any time or from time to time pursuant to the terms of this Agreement. The aggregate US Swingline Commitment on the Restatement Date shall be $150,000,000.

“US Swingline Loan Limit” means the lesser of (a) $150,000,000 or (b) the US Commitments.

“US Swingline Loans” has the meaning set forth in Section 2.2(a).

“US Swingline Note” means a promissory note made by the US Borrowers in favor of the Swingline Lender evidencing the US Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“US Tax Compliance Certificate” has the meaning assigned thereto in Section 6.11(g).

“Value” means the lower of (a) cost computed on a first-in first-out method in accordance with GAAP or (b) market value, consistent with the current practices of Holdings and its Subsidiaries in effect immediately prior to the Restatement Date; provided, that, for purposes of the calculation of the Borrowing Base, the value of Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned or loss realized by any Affiliate or Subsidiary on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date scheduled for the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by Holdings and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than Holdings and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party and Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2Other Definitions and Provisions.

(a)With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (vii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (ix) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (x) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(b)Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Revolving Loans, together with the payment of any premium applicable to the repayment of the Revolving Loans, (B) all expenses payable by the Credit Parties under the Loan Documents (including cost or expense reimbursements) that have accrued and are unpaid, (C) all fees or charges payable by the Credit Parties that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, Cash Collateralized (except to the extent that the applicable Issuing Bank may otherwise agree), (iii) in the case of obligations with respect to Bank Products (other than Hedge Obligations), Cash Collateralized, (iv) the receipt by Administrative Agent of Cash Collateral in order to secure any other contingent Obligations for which a claim or demand for payment is known and has been asserted in writing on or prior to such time or in respect of matters or circumstances known to Administrative Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such Cash Collateral to be in such amount as Administrative Agent reasonably determines is appropriate to secure such contingent Obligations, (v) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than, in the case of any of the foregoing under clauses (iii) and (iv) above, if applicable, (A) unasserted contingent indemnification Obligations, (B) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or Cash Collateralized, and (C) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (vi) the termination of all of the Commitments of the Lenders.

SECTION 1.3Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 9.1(a), except as otherwise specifically prescribed herein (including, without limitation, as prescribed by Section 13.9 or the definition of “Capital Lease”).  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Restricted Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

SECTION 1.4UCC Terms.  Terms defined in the UCC and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Terms defined in the PPSA and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions when used in relation to Collateral subject to the PPSA. Subject to the foregoing, the term “UCC” or “PPSA” refers, as of any date of determination, to the UCC or PPSA, as applicable, then in effect.

SECTION 1.5Rounding.  Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, the Code, the Debtor Relief Laws, ERISA, the Exchange Act, the Income Tax Act (Canada), the Bank Act (Canada), the PPSA, the CCQ, the PATRIOT Act, the Canadian AML Laws, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

SECTION 1.9Guaranty Obligations.  Unless otherwise specified, the amount of any Guaranty Obligation shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation.

SECTION 1.10Alternative Currency Matters.

(a)Covenant Compliance Generally. For purposes of determining compliance under Sections 10.1, 10.2, 10.3, 10.5 and 10.6, any amount in a currency other than US Dollars will be converted to US Dollars based upon the US Dollar Equivalent thereof.  Notwithstanding the foregoing, for purposes of determining compliance with Sections 10.1, 10.2 and 10.3, with respect to any amount of Indebtedness or Investment in a currency other than US Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided, that, for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(b)Amount of Obligations. Unless otherwise specified, for purposes of this Agreement, any determination of the amount of any outstanding Canadian Extensions of Credit (including, without limitation, Canadian Revolving Loans) or Canadian Obligations shall be based upon the US Dollar Equivalent of such outstanding Canadian Extensions of Credit (including, without limitation, Canadian Revolving Loans) or Canadian Obligations.

SECTION 1.11Québec Matters.  For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the CCQ, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatory”, (o)

“easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership”, (t) “accounts” shall include “claims”.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

SECTION 1.12Pro Forma Calculations.

(a)Notwithstanding anything to the contrary herein, any fixed charge coverage or leverage ratio provided for herein and Consolidated Total Assets shall be calculated in the manner prescribed by this Section 1.12.

(b)For purposes of calculating any fixed charge coverage or leverage ratio provided for herein, all Specified Transactions (and the incurrence or repayment of any Indebtedness and the granting or terminating of any Liens in connection therewith) that have been consummated (i) during the applicable period of four consecutive fiscal quarters or twelve consecutive fiscal months, as the case may be, for which such fixed charge coverage or leverage ratio is being determined (the “Test Period”) or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any fixed charge coverage or leverage ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period.  For purposes of calculating Consolidated Total Assets, all Specified Transactions that have been consummated subsequent to the last day of the most recently completed fiscal quarter of Holdings and prior to or simultaneously with the event for which the calculation of Consolidated Total Assets is made shall be calculated on a pro forma basis assuming that all such Specified Transactions had occurred on the last day of the most recently completed fiscal quarter of Holdings.

(c)If pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by the chief financial officer of Holdings and include only those adjustments that would be permitted or required by Regulation S-X of the federal securities laws together with those adjustments that (i) have been certified by the chief financial officer of Holdings as having been prepared in good faith based upon reasonable assumptions and (ii) are (A) directly attributable to the Specified Transactions with respect to which such adjustments are to be made, (B) expected to have a continuing impact on Holdings and its Restricted Subsidiaries, (C) factually supportable and reasonably identifiable and (D) based on reasonably detailed written assumptions. For the avoidance of doubt, all pro forma adjustments shall be consistent with, and subject to, the caps and limits set forth in the applicable definitions herein.

(d)In the event that Holdings or any of its Restricted Subsidiaries incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included directly or indirectly in the calculation of any fixed charge coverage or leverage ratio provided for herein (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such fixed charge coverage or leverage ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

SECTION 1.13Rates; LIBOR Notification. The interest rate on Loans denominated in Dollars or Canadian Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject to regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Loans may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for (a) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (c) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such currencies and tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Loans. There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 6.1(f), such Section 6.1(f) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 6.1(f), of any change to the reference rate upon which the interest rate on Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” (or the CDOR Rate, as applicable) or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 6.1(f), will be similar to, or produce the same value or economic equivalence of, LIBOR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

SECTION 1.14Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II

REVOLVING CREDIT FACILITY

SECTION 2.1Revolving Loans.

(a)Revolving Loans.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, until the termination of the Commitments, (i) each US Lender agrees (severally, not jointly or jointly and severally) to make, from time to time, a revolving loan or revolving loans to US Borrowers (each a “US Revolving Loan” and collectively, “US Revolving Loans”), and (ii) each Canadian Lender agrees (severally, not jointly or jointly and severally) to make, from time to time, a revolving loan or revolving loans to Canadian Borrowers (each a “Canadian Revolving Loan” and collectively, “Canadian Revolving Loans” and together with US Revolving Loans, individually a “Revolving Loan” and collectively, “Revolving Loans”), in each case from time to time from the Restatement Date through, but not including, the Maturity Date as requested by Borrower Representative in accordance with the terms of Section 2.3; provided, that:

(A)(1) such US Revolving Loans shall be denominated in US Dollars, and (2) such Canadian Revolving Loans shall be denominated in US Dollars or Canadian Dollars,

(B)(1) such Revolving Loans denominated in US Dollars shall, at the option of Borrower Representative, be incurred and maintained as, and/or converted into, US Base Rate Loans (solely in the case of US Revolving Loans and Canadian Revolving Loans) or LIBOR Rate Loans, and (2) such Revolving Loans denominated in Canadian Dollars shall, at the option of Borrower Representative, be incurred and maintained as, and/or converted into, Canadian Base Rate Loans or Canadian BA Rate Loans,

(C)all Revolving Loans comprising the same Borrowing shall at all times be of the same Type,

(D)all Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof,

(E)Revolving Loans shall not be made, and shall not be required to be made, by any Lender in the event that, after giving effect to such Revolving Loans, the Total Outstandings would exceed the Loan Cap at such time,

(F)US Revolving Loans shall not be made, and shall not be required to be made, by any US Lender in the event that, after giving effect to such US Revolving Loans, the US Outstandings would exceed the lesser of the US Loan Limit as then in effect or the US Borrowing Base at such time,

(G)Canadian Revolving Loans shall not be made, and shall not be required to be made, by any Canadian Lender in the event that after giving effect to such Canadian Revolving Loans, the Canadian Outstandings would exceed the lesser of the Canadian Loan Limit as then in effect or the Canadian Borrowing Base at such time, and

(H)Revolving Loans shall not be made, and shall not be required to be made, by any Lender in the event that after giving effect to such Revolving Loans, the Commitment Percentage of such Lender in the Total Outstandings would exceed such Lender’s Commitment.

(b)Reserves.  The right of Administrative Agent to establish Reserves will be in accordance with its customary practices in the exercise of its Permitted Discretion and as may be applicable under the circumstances based on its field examination and other due diligence.  The amount of any Reserve established by Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Administrative Agent in good faith and to the extent that such Reserve is in respect of amounts that may be payable to third parties Administrative Agent may deduct such Reserve from the Maximum Credit at any time that such limit is less than the amount of the Borrowing Base.  Administrative Agent will provide notice to Borrower Representative of any new categories of Reserves that may be established after the Restatement Date or any changes in the methodology of the calculation of an existing category of Reserves and will consult with Borrower Representative in connection with the basis for such new categories of Reserves to the extent Borrower Representative is available in a reasonably timely manner, provided, that, no such consultation shall be required at any time a Default or an Event of Default exists or has occurred and is continuing.  New categories of Reserves may be established after the Restatement Date by Administrative Agent in the exercise of its Permitted Discretion based on either: (i) an event, condition or other circumstance arising after the Restatement Date, or (ii) an event, condition or other circumstance existing on the Restatement Date to the extent that such event, condition or circumstance has not been identified by a Borrower to the field examiners of Administrative Agent prior to the Restatement Date (except to the extent that it may have been identified but Administrative Agent has, with notice to Borrower Representative, elected not to establish a Reserve with respect thereto as of the Restatement Date).

SECTION 2.2Swingline Loans.

(a)Swingline Loans.  Subject to the terms and conditions of this Agreement and the other Loan Documents and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, until the termination of the Commitments, the Swingline Lender shall make (i) a revolving loan or revolving loans to US Borrowers (each a “US Swingline Loan” and collectively, “US Swingline Loans”), and (ii) a revolving loan or revolving loans to Canadian Borrowers (each a “Canadian Swingline Loan” and collectively, “Canadian Swingline Loans”, and together with US Swingline Loans, individually a “Swingline Loan” and collectively, “Swingline Loans”) in each case from time to time from the Restatement Date through, but not including, the Maturity Date as requested by Borrower Representative in accordance with the terms of Section 2.3; provided, that:

(A)(1)  such US Swingline Loans shall be denominated in US Dollars, and (2) such Canadian Swingline Loans shall be denominated in US Dollars or Canadian Dollars;

(B)(1)  such Swingline Loans denominated in US Dollars shall be US Base Rate Loans, and (2) such Swingline Loans denominated in Canadian Dollars shall be Canadian Base Rate Loans;

(C)all Swingline Loans comprising the same Borrowing shall at all times be of the same Type;

(D)all Swingline Loans may be repaid and reborrowed in accordance with the provisions hereof;

(E)Swingline Loans shall not be made, and shall not be required to be made, by the Swingline Lender in the event that, after giving effect to such Swingline Loan, the Total Outstandings would exceed, or further exceed, the Loan Cap;

(F)US Swingline Loans shall not be made, and shall not be required to be made, by the Swingline Lender in the event that after giving effect to such US Swingline Loan, the US Swingline Loans would exceed, or further exceed, the least of (1) the US Loan Limit as then in effect, (2) the US Borrowing Base at such time or (3) the US Swingline Loan Limit; and

(G)Canadian Swingline Loans shall not be made, and shall not be required to be made, by the Swingline Lender in the event that after giving effect to such Canadian Swingline Loan, the Canadian Swingline Loans would exceed, or further exceed, the least of (1) the Canadian Loan Limit as then in effect, (2) the Canadian Borrowing Base at such time or (3) the Canadian Swingline Loan Limit.

(b)Conditions.  Subject to the provisions of Section 2.2(a), the Swingline Lender shall not make and shall not be obligated to make any Swingline Loan if the Swingline Lender has actual knowledge that (i) one (1) or more of the applicable conditions precedent set forth in Section 2.2(a) will not be satisfied on the requested date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the amounts available to the applicable Borrower on such Funding Date and the Swingline Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 2.2(a) have been satisfied on the Funding Date applicable thereto prior to making any Swingline Loan.

(c)Relationship to Revolving Loans.  Each Swingline Loan shall be secured by the Liens of Administrative Agent, deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans; provided, that, all payments (including interest) on any Swingline Loan shall be payable to the Swingline Lender solely for its own account.

(d)Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 6.14 and Section 6.15.

SECTION 2.3Borrowing Procedures and Settlements.

(a)Requests for Borrowing of Revolving Loans.

(i)To request a Revolving Loan (other than a Swingline Loan or a Revolving Loan pursuant to Section 2.3(d) as provided below), Borrower Representative shall deliver to Administrative Agent a written request substantially in the form of Exhibit B (a “Notice of Borrowing”) (or by an Authorized Person through Administrative Agent’s electronic platform or portal) and received by Administrative Agent no later than:

(A)in the case of a US Base Rate Loan requested by or on behalf of a US Borrower, no later than 12:00 noon, on the Business Day that is the requested Funding Date;

(B)in the case of a US Base Rate Loan or a Canadian Base Rate Loan requested by or on behalf of a Canadian Borrower, no later than 12:00 noon, on the Business Day that is the requested Funding Date; and

(C)in the case of a request for a Canadian BA Rate Loan or a LIBOR Rate Loan by or on behalf of the applicable Borrower, no later than 1:00 p.m., on the Business Day that is three (3) Business Days prior to the requested Funding Date;

provided, that Administrative Agent may, in its sole discretion, elect to accept as timely requests that are received later than 1:00 p.m. on the applicable Business Day.

(ii)All Borrowing requests which are not made on-line via Administrative Agent’s electronic platform or portal shall be subject to (and unless Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowing shall not be made until the completion of) Administrative Agent’s authentication process (with results satisfactory to Administrative Agent) prior to the funding of any such requested Revolving Loan. At Administrative Agent’s option, Administrative Agent may elect to accept telephonic notice of any such request by the required time.  Any such telephonic request shall be irrevocable and to the extent required by Administrative Agent, shall be confirmed by hand delivery, facsimile (or other form of electronic transmission, including on-line via Administrative Agent’s electronic platform or portal, as Administrative Agent may specify for such purpose) to Administrative Agent within twenty-four (24) hours of the giving of such telephonic notice with a Notice of Borrowing and signed (or otherwise authenticated) by the Borrower making such request or Borrower Representative on behalf of such Borrower.  The failure to provide such written confirmation shall not affect the validity of the request.  Each Borrowing request shall specify the following information:

(A)the name of the applicable Borrower;

(B)the Available Currency of the requested Revolving Loan;

(C)aggregate principal amount of the Revolving Loan to be made pursuant to such request (stated in the applicable currency);

(D)the date such Revolving Loan is to be made (which shall be a Business Day);

(E)whether the Revolving Loan requested will consist of a US Revolving Loan or Canadian Revolving Loan;

(F)in the case of Revolving Loans denominated in US Dollars, whether such Revolving Loans are to be US Base Rate Loans or LIBOR Rate Loans, or in the case of Revolving Loans denominated in Canadian Dollars whether such Revolving Loans are to be Canadian Base Rate Loans or Canadian BA Rate Loans; and

(G)in the case of Revolving Loans that are Canadian BA Rate Loans or LIBOR Rate Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

(iii)If no election as to whether a US Revolving Loan is to be a US Base Rate Loan or a LIBOR Rate Loan is contained in the applicable request, then the requested Revolving Loan shall be a US Base Rate Loan.  If no election as to whether a Canadian Revolving Loan denominated in Canadian Dollars is to be a Canadian BA Rate Loan or Canadian Base Rate Loan is contained in the applicable request, then the requested Revolving Loan shall be a Canadian Base Rate Loan.  If no Interest Period is specified with respect to any request for a LIBOR Rate Loan or Canadian BA Rate Loan in the applicable request, then the requested Revolving Loan shall be deemed to have an Interest Period of one (1) month’s duration.

(b)Requests for Borrowing of Swingline Loans.

(i)To request a Swingline Loan, any Borrower (or Borrower Representative on behalf of any such Borrower) shall notify Administrative Agent by written request of an Authorized Person (which may be delivered through Administrative Agent’s electronic platform or portal) and received by Administrative Agent no later than 12:00 noon, on the Business Day that is the requested Funding Date.  All Borrowing requests for Swingline Loans which are not made on-line via Administrative Agent’s electronic platform or portal shall be subject to (and unless Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Administrative Agent’s authentication process (with results satisfactory to Administrative Agent) prior to the funding of any such requested Swingline Loan.

(ii)At Administrative Agent’s option, Administrative Agent may elect to accept telephonic notice of any such request by the required time.  Any such telephonic request shall be irrevocable and to the extent required by Administrative Agent, shall be confirmed by hand delivery, facsimile (or other form of electronic transmission as Administrative Agent may specify for such purpose) to Administrative Agent within twenty-four (24) hours of the giving of such telephonic notice with a written request in a form approved by Administrative Agent and signed (or otherwise authenticated) by the Borrower making such request or Borrower Representative on behalf of such Borrower.  Administrative Agent may, in its sole discretion, elect to accept as timely requests that are received later than 12:00 p.m., on the applicable Business Day.  Each such telephonic and written request shall specify the following information:

(A)the name of the applicable Borrower;

(B)the Available Currency of the requested Swingline Loan;

(C)the aggregate principal amount of the Swingline Loan to be made pursuant to such request (stated in the applicable currency);

(D)the date such Swingline Loan is to be made (which shall be a Business Day); and

(E)whether the Swingline Loan requested will consist of a US Swingline Loan or Canadian Swingline Loan.

(c)Disbursement of Funds.

(i)In the event that Swingline Lender is not obligated to make a Swingline Loan, then after receipt of a request for a Borrowing pursuant to Section 2.2(a), Administrative Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent in the case of any Revolving Loan described in Sections 2.2(a)(i)(A) and (B), by 12:00 p.m., on the Business Day that is the requested Funding Date.  If Administrative Agent has notified the Lenders of a requested Borrowing in accordance with the immediately preceding sentence, then each Lender shall make the amount of such Lender’s Commitment Percentage of the requested Borrowing available to Administrative Agent in immediately available funds, to the Administrative Agent Payment Account, not later than 2:00 p.m., on the Business Day that is the requested Funding Date.  All such amounts will be made available in the relevant currency requested for such Borrowing.  After Administrative Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Administrative Agent shall make the proceeds thereof available to the applicable Borrower (or Borrower Representative on behalf of such Borrower) on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Administrative Agent to the Designated Account or such other deposit account of Borrower Representative specified in writing to Administrative Agent and reasonably acceptable to Administrative Agent.  Proceeds of Swingline Loans will also be transferred to the Designated Account or such other deposit account.

(ii)Unless Administrative Agent receives notice from a Lender prior to 2:00 p.m., on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Administrative Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Administrative Agent for the account of applicable Borrowers the amount of that Lender’s Commitment Percentage of the Borrowing, Administrative Agent may assume that each Lender has made or will make such amount available to Administrative Agent in immediately available funds on the Funding Date in the requested currency and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount.  If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Administrative Agent in immediately available funds and if Administrative Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Commitment Percentage of the requested Borrowing available to Administrative Agent in immediately available funds, to the Administrative Agent Payment Account, no later than 10:00 a.m. on the Business Day that is the first (1st) Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Administrative Agent’s separate account).  If any Lender shall not remit the full amount that it is required to make available to Administrative Agent in immediately available funds as and when required hereby and if Administrative Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Administrative Agent, together with interest as provided in Section 6.7.  A notice submitted by Administrative Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error.  If the amount that a Lender is required to remit is made available to Administrative Agent, then such payment to Administrative Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement.  If such amount is not made available to Administrative Agent on the Business Day following the Funding Date, Administrative Agent will notify Borrowers of such failure to fund and, upon demand by Administrative Agent, Borrowers shall pay such amount to Administrative Agent as provided in Section 6.7.

(d)Protective Advances and Optional Overadvances.

(i)Any contrary provision of this Agreement or any other Loan Document notwithstanding, at any time after the occurrence and during the continuance of a Default or an Event of Default or the failure of any other condition precedent or termination of the Commitments, Administrative Agent is hereby authorized by Borrowers and the Lenders, from time to time, in Administrative Agent’s Permitted Discretion, to make Revolving Loans (or at its option, Swingline Loans on behalf of Swingline Lender) to, or for the benefit of, Borrowers, on behalf of the Lenders, that Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, or (B) to enhance the likelihood of repayment of the Obligations other than the Bank Product Obligations (the Revolving Loans described in this Section 2.3(d)(i) to or for the benefit of a US Borrower being referred to as “US Protective Advances”, and to or for the benefit of a Canadian Borrower being referred to as “Canadian Protective Advances”, and US Protective Advances and Canadian Protective Advances being collectively referred to as “Protective Advances”).  The authority of Administrative Agent to make Protective Advances may at any time be revoked by the Required Lenders provided, that, such revocation must be in writing and will only be effective prospectively upon Administrative Agent’s receipt thereof.

(ii)Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Sections 2.3(d)(iii) and (v), the Lenders hereby authorize Administrative Agent or Swingline Lender, as applicable, and either Administrative Agent or Swingline Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to:

(A)make US Revolving Loans (including US Swingline Loans) to US Borrowers notwithstanding that a US Overadvance exists or would occur as a result thereof, so long as after giving effect to such US Revolving Loans, (1) the US Outstandings do not exceed the US Borrowing Base by more than ten percent (10%), and (2) the US Outstandings do not exceed the US Loan Limit; and

(B)make Canadian Revolving Loans (including Canadian Swingline Loans) to Canadian Borrowers notwithstanding that a Canadian Overadvance exists or would occur as a result thereof, so long as after giving effect to such Canadian Revolving Loans, (1) the Canadian Outstandings do not exceed the Canadian Borrowing Base by more than ten percent (10%), and (2) the Canadian Outstandings do not exceed the Canadian Loan Limit.

(iii)In the event that Administrative Agent obtains actual knowledge that an Overadvance exists, regardless of the amount of, or reason for, such Overadvance, Administrative Agent shall notify the Lenders as soon as practicable, and no Overadvances shall knowingly be made following the date that is thirty (30) Business Days thereafter if Administrative Agent receives a written direction from Required Lenders that Overadvances should not be made following such thirty (30) day period.  The foregoing provisions are meant for the benefit of the Lenders and Administrative Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.2.  Each Lender with a Commitment shall be obligated to settle with Administrative Agent as provided in Section 2.3 for the amount of such Lender’s Commitment Percentage of any unintentional Overadvances by Administrative Agent reported to such Lender, any intentional Overadvances made as permitted under Section 2.3, and any Overadvances resulting from the charging to the Loan Account of interest, fees or other expenses payable under the Loan Documents.

(iv)Each Protective Advance and each Overadvance (each, a “Special Advance”) shall be deemed to be a Revolving Loan hereunder, and may be made in any Available Currency, as determined by Administrative Agent.  Prior to Settlement therefor, all payments on the Special Advances shall be payable to Administrative Agent solely for its own account.  The Special Advances shall be repayable on demand, be secured by Administrative Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Swingline Loans made in the applicable currency.  The ability of Administrative Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances.  The limitations on Administrative Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Administrative Agent’s ability to make Overadvances do not apply to Protective Advances.  The provisions of this Section 2.3(d) are for the exclusive benefit of Administrative Agent, Swingline Lender, and the Lenders and are not intended to benefit Borrowers in any way.

(v)Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary: (A) no Special Advance may be made by Administrative Agent if such Special Advance would cause the aggregate principal amount of Special Advances outstanding to exceed an amount equal to ten percent (10%) of the Maximum Credit; and (B) no Special Advance may be made by Administrative Agent if such Special Advance would cause the US Outstandings to exceed the US Loan Limit or the Canadian Outstandings to exceed the Canadian Loan Limit.

(e)Use of Affiliates.  Each Lender may, at its option, make any Revolving Loan available to any Borrower that is not a US Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided, that, any exercise of such option shall not affect the obligation of such Borrower to repay such Revolving Loan or other Obligations in accordance with the terms of this Agreement.

SECTION 2.4Reallocation of Loan Limits.

(a)Subject to the terms and conditions of this Section 2.4, Borrower Representative shall have the right (i) to decrease the US Loan Limit and contemporaneously increase the Canadian Loan Limit by the same amount (provided, that, in no event shall the Canadian Loan Limit be greater than the US Dollar Equivalent of $125,000,000) so that upon any such decrease in the US Loan Limit there shall be a dollar-for-dollar increase in the Canadian Loan Limit and (ii) to decrease the Canadian Loan Limit and contemporaneously increase the US Loan Limit by the same amount so that upon any such decrease in the Canadian Loan Limit there shall be a dollar-for-dollar increase in the US Loan Limit.

(b)Any decrease in the US Loan Limit and corresponding increase in the Canadian Loan Limit pursuant to Section 2.4(a)(i) above shall be subject to the following conditions: (i) the Borrower Representative shall have provided to Administrative Agent a written notice at least ten (10) Business Days prior to the requested effective date therefor setting forth the proposed amount of such decrease, (ii) after giving effect to any such decrease, the amount of the US Outstandings shall not be more than the amount equal to ninety percent (90%) of the US Loan Limit as so decreased, (iii) no more than one (1) such decrease may be requested in any twelve (12) consecutive month period, (iv) as of the date of any such decrease in the US Loan Limit (and corresponding increase in the Canadian Loan Limit) and after giving effect thereto, the Canadian Loan Limit shall not be greater than the US Dollar Equivalent of $125,000,000, and (v) as of the date of any such decrease in the US Loan Limit (and corresponding increase in the Canadian Loan Limit), no Event of Default shall exist or have occurred and be continuing.  Each such decrease in the US Loan Limit shall be allocated between each US Lender based on its US Commitment Percentage and corresponding increase in the Canadian Loan Limit shall be allocated between each Canadian Lender based on its Canadian Commitment Percentage.

(c)Any decrease in the Canadian Loan Limit and corresponding increase in the US Loan Limit pursuant to Section 2.4(a)(ii) above shall be subject to the following conditions: (i) the Borrower Representative shall have provided to Administrative Agent a written notice at least ten (10) Business Days prior to the requested effective date therefor setting forth the proposed amount of such decrease, (ii) after giving effect to any such decrease, the amount of the Canadian Outstandings shall not be more than the amount equal to ninety percent (90%) of the Canadian Loan Limit as so decreased, (iii) no more than one (1) such decrease may be requested in any twelve (12) consecutive month period, and (iv) as of the date of any such decrease in the Canadian Loan Limit (and corresponding increase in the US Loan Limit), no Event of Default shall exist or have occurred and be continuing.  Each such decrease in the Canadian Loan Limit shall be allocated between each Canadian Lender based on its Canadian Commitment Percentage and corresponding increase in the US Loan Limit shall be allocated to the US Commitment of each US Lender that is also a Canadian Lender in the amount of the decrease in such Lender’s Canadian Commitment.

(d)The outstanding Revolving Loans and Commitment Percentages of Swingline Loans and LC Obligations will be reallocated by Administrative Agent on the effectiveness of such decrease in the US Loan Limit and increase in the Canadian Loan Limit, or decrease in the Canadian Loan Limit and increase in the US Loan Limit, as the case may be, and the Lenders agree to make all payments and adjustments necessary to effect such reallocation and Borrower Representative shall pay any and all costs required in connection with such reallocation.  Administrative Agent may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 2.4 and Administrative Agent is authorized to amend Schedule 1.1(a) to reflect the new US Commitments and Canadian Commitments without the consent of any Lender or other Person.

SECTION 2.5Settlement.

(a)It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Commitment Percentage of the outstanding Revolving Loans.  Such agreement notwithstanding, Administrative Agent, Swingline Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the

Revolving Loans, the Swingline Loans, and the Special Advances shall take place on a periodic basis in accordance with the following provisions:

(b)Administrative Agent shall request settlement (“Settlement”) with the Lenders no less frequently than weekly, or on a more frequent basis if so determined by Administrative Agent in its sole discretion (A) on behalf of Swingline Lender, with respect to the outstanding Swingline Loans, (B) for itself, with respect to the outstanding Special Advances, and (C) with respect to any Credit Party’s or any of its Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement or, in the case of the Settlement of any Canadian BA Rate Loan or LIBOR Rate Loan no later than 2:00 p.m. on the third (3rd) Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”).  Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans, Swingline Loans, and Special Advances for the period since the prior Settlement Date.  Subject to the terms and conditions contained herein:  (1) if the amount of the Revolving Loans (including Swingline Loans and Special Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Commitment Percentage of the Revolving Loans (including Swingline Loans and Special Advances) as of a Settlement Date, then Administrative Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Commitment Percentage of the Revolving Loans (including Swingline Loans and Special Advances), and (2) if the amount of the Revolving Loans (including Swingline Loans and Special Advances) made by a Lender is less than such Lender’s Commitment Percentage of the Revolving Loans (including Swingline Loans and Special Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to the Administrative Agent Payment Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Commitment Percentage of the Revolving Loans (including Swingline Loans and Special Advances).  Such amounts made available to Administrative Agent under clause (2) of the immediately preceding sentence shall be in the applicable currency specified by Administrative Agent and applied against the amounts of the applicable Swingline Loans or Special Advances and, together with the portion of such Swingline Loans or Special Advances representing Swingline Lender’s Commitment Percentage thereof, shall constitute Revolving Loans of such Lenders.  If any such amount is not made available to Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the applicable rate calculated in accordance with Section 6.7(a).

(c)In determining whether a Lender’s balance of the Revolving Loans, Swingline Loans and Special Advances is less than, equal to, or greater than such Lender’s Commitment Percentage of the Revolving Loans, Swingline Loans and Special Advances as of a Settlement Date, Administrative Agent shall, as part of the applicable Settlement, apply to such balance the portion of payments actually received in good funds by Administrative Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(d)Between Settlement Dates, Administrative Agent, to the extent Special Advances or Swingline Loans are outstanding, may pay over to Administrative Agent or Swingline Lender, as applicable, any payments or other amounts received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Special Advances or Swingline Loans.  Between Settlement Dates, Administrative Agent, to the extent no Special Advances or Swingline Loans are outstanding, may pay over to Swingline Lender any payments or other amounts received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swingline Lender’s Commitment Percentage of the Revolving Loans.  If, as of any Settlement Date, payments or other amounts of any Credit Party or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swingline Lender’s Commitment Percentage of the Revolving Loans other than to Swingline Loans, as provided for in the previous sentence, Swingline Lender shall pay to Administrative Agent for the accounts of the Lenders, and Administrative Agent shall pay to the Lenders (other than a Defaulting Lender if Administrative Agent has implemented the provisions of Section 6.15, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Commitment Percentage of the Revolving Loans.  During the period between Settlement Dates, Swingline Lender with respect to Swingline Loans, Administrative Agent with respect to Special Advances, and each Lender with respect to the Revolving Loans other than Swingline Loans and Special Advances, shall be entitled to interest at the Applicable Margin or rates payable under this Agreement on the daily amount of funds employed by Swingline Lender, Administrative Agent, or the Lenders, as applicable.

(e)Anything in this Section 2.5 to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Administrative Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 6.15.

SECTION 2.6Independent Obligations.  All Revolving Loans (other than Swingline Loans and Special Advances) shall be made by the Lenders contemporaneously and in accordance with their Commitment Percentages.  It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (b) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

SECTION 2.7Termination of the Credit Facility.  The Credit Facility and the Commitments shall terminate on the Maturity Date.

Article III

LETTER OF CREDIT FACILITY

SECTION 3.1LC Commitment.

(a)Availability.  Subject to the terms and conditions of this Agreement and the other Loan Documents and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents and on the agreements of the Lenders set forth in Section 3.4(a), the Issuing Bank agrees to issue standby letters of credit for the account of any US Borrower or any US Restricted Subsidiary (each, a “US Letter of Credit”) or for the account of any Canadian Borrower or any Canadian Restricted Subsidiary (each, a “Canadian Letter of Credit”), in each case on any Business Day from the Restatement Date through but not including the fifth (5th) Business Day prior to the Maturity Date in such form as may be approved from time to time by the Issuing Bank; provided, that (i) the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the LC Obligations would exceed the LC Commitment or (B) the Total Outstandings would exceed the Commitments, (ii) the Issuing Bank shall have no obligation to issue any US Letter of Credit if, after giving effect to such issuance, the US Outstandings would exceed the lesser of the US Commitments or the US Borrowing Base, and (iii) the Issuing Bank shall have no obligation to issue any Canadian Letter of Credit if, after giving effect to such issuance, the Canadian Outstandings would exceed the lesser of the Canadian Commitments or the Canadian Borrowing Base.

(b)Minimum Amounts.  Each US Letter of Credit shall be denominated in Dollars in a minimum amount of $100,000, or such lesser amount as agreed to by the Issuing Bank.  Each Canadian Letter of Credit shall be denominated in Dollars or Canadian Dollar in a minimum amount of $100,000 (or the Canadian Dollar equivalent thereof), or such lesser amount as agreed to by the Issuing Bank.

(c)Applicable Terms.  Each Letter of Credit shall (i) be a standby letter of credit issued to support obligations of any Borrower or any of its Restricted Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Issuing Bank), which date shall be no later than the fifth (5th) Business Day prior to the Maturity Date and (iii) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Issuing Bank and, to the extent not inconsistent therewith, the laws of the State of New York.  The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any Lender to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

(d)Existing Letters of Credit.  As of the Restatement Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(e)Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 6.14 and Section 6.15.

SECTION 3.2Procedure for Issuance of Letters of Credit.  Borrower Representative may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at Administrative Agent’s Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request.  Upon receipt of any Letter of Credit Application, the Issuing Bank shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VII, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and Borrower Representative.  The Issuing Bank shall (i) promptly furnish to Borrower Representative a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein and (ii) provide Administrative Agent such reports with respect to any Letters of Credit issued by the Issuing Bank from time to time with such information with respect thereto as Administrative Agent may reasonably request.

SECTION 3.3Fees and Other Charges.

(a)Letter of Credit Fee. Subject to Section 6.15(a)(iii)(B), the Borrowers shall pay to Administrative Agent, for the account of the Lenders, a letter of credit fee (the “Letter of Credit Fee”)

with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Loans that are LIBOR Rate Loans (determined on a per annum basis).  Such Letter of Credit Fee shall be payable quarterly in arrears on the first day of each calendar quarter, on the Maturity Date and thereafter on demand of Administrative Agent.  Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Lenders all commissions received pursuant to this Section 3.3 in accordance with their respective Commitment Percentages.

(b)Fronting Fee. In addition to the foregoing commission, the Borrowers shall pay to Administrative Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit equal to one hundred twenty-five thousandths of one percent (0.125%) per annum of the face amount thereof.  Such fronting fee shall be payable quarterly in arrears on the first day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand of Administrative Agent.

(c)Other Costs. In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

SECTION 3.4LC Participations.

(a)  (i)US Letters of Credit.  The Issuing Bank irrevocably agrees to grant and hereby grants to each US Lender, and, to induce the Issuing Bank to issue US Letters of Credit hereunder, each US Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such US Lender’s own account and risk an undivided interest equal to such US Lender’s Commitment Percentage in the Issuing Bank’s obligations and rights under and in respect of each US Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder.  Each US Lender unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any US Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrowers through a Revolving Loan or otherwise in accordance with the terms of this Agreement, such US Lender shall pay to the Issuing Bank upon demand at the Issuing Bank’s address for notices specified herein an amount equal to such US Lender’s Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(ii)Canadian Letters of Credit.  The Issuing Bank irrevocably agrees to grant and hereby grants to each Canadian Lender, and, to induce the Issuing Bank to issue Canadian Letters of Credit hereunder, each Canadian Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Canadian Lender’s own account and risk an undivided interest equal to such Canadian Lender’s Commitment Percentage in the Issuing Bank’s obligations and rights under and in respect of each Canadian Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder.  Each Canadian Lender unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Canadian Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrowers through a Revolving Loan or otherwise in accordance with the terms of this Agreement, such Canadian Lender shall pay to the Issuing Bank upon demand at the Issuing Bank’s address for notices specified herein an amount equal to such Canadian Lender’s Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)Upon becoming aware of any amount required to be paid by any Lender to the Issuing Bank pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the

Issuing Bank under any Letter of Credit, the Issuing Bank shall notify each such Lender of the amount and due date of such required payment and such Lender shall pay to the Issuing Bank the amount specified on the applicable due date.  If any such amount is paid to the Issuing Bank after the date such payment is due, such Lender shall pay to the Issuing Bank on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  A certificate of the Issuing Bank with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of demonstrable error.  With respect to payment to the Issuing Bank of the unreimbursed amounts described in this Section 3.4, if a Lender receives notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c)Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any Lender its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Bank receives any payment related to such Letter of Credit (whether directly from any Borrower or otherwise), or any payment of interest on account thereof, the Issuing Bank will distribute to such Lender its Commitment Percentage thereof; provided, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such Lender shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

SECTION 3.5LC Obligation of the Borrowers.  In the event of any drawing under any Letter of Credit, each Borrower agrees to reimburse (either with the proceeds of a Revolving Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the Issuing Bank on each Business Day on which the Issuing Bank notifies Borrower Representative of the date and amount of a draft paid under any Letter of Credit and Borrower Representative receives such notice prior to 2:00 p.m. on such Business Day and otherwise, on the immediately succeeding Business Day, for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Bank in connection with such payment.  Unless Borrower Representative shall immediately notify the Issuing Bank that the Borrowers intend to reimburse the Issuing Bank for such drawing from other sources or funds, Borrower Representative shall be deemed to have timely given a Borrowing request to Administrative Agent requesting that the Lenders make a Revolving Loan as a Base Rate Loan on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Bank in connection with such payment, and the Lenders shall make a Revolving Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse the Issuing Bank for the amount of the related drawing and costs and expenses.  Each Lender acknowledges and agrees that its obligation to fund a Revolving Loan in accordance with this Section 3.5 to reimburse the Issuing Bank for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3 or Article VII.  If the Borrowers have elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Bank as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans in the applicable currency which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.6Obligations Absolute.  Each Borrower’s obligations under this Article III (including, without limitation, the LC Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which any Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit or any other Person.  Each Borrower also agrees that the Issuing Bank and the Lenders shall not be responsible for, and each Borrower’s LC Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment.  Each Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on each Borrower and shall not result in any liability of the Issuing Bank or any Lender to any Borrower.  The responsibility of the Issuing Bank to any Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

SECTION 3.7Effect of Letter of Credit Application.  To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

Article IV

PAYMENTS; PREPAYMENTS; REDUCTION IN COMMITMENTS

SECTION 4.1Repayment and Prepayments.

(a)Repayment on Termination Date.  Each Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Loans in full on the Maturity Date and (ii) all Swingline Loans in accordance with Section 2.5 (but in any event, no later than the Maturity Date, together, in each case, with all accrued but unpaid interest thereon).

(b)Mandatory Prepayments.

(i)Borrowing Base.

(A)If at any time the US Outstandings exceed the US Commitment, or US Outstandings exceed the lesser of the US Borrowing Base or the US Loan Limit, each US Borrower agrees to repay immediately upon notice from Administrative Agent, by payment to Administrative Agent for the account of the US Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding US Swingline Loans, second to the principal amount of outstanding US Revolving Loans and third, with respect to any US Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by Administrative Agent, for the benefit of the US Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 11.2(b)).

(B)If at any time the Canadian Outstandings exceed the Canadian Commitment, or Canadian Outstandings exceed the lesser of the Canadian Borrowing Base or the Canadian Loan Limit, each Canadian Borrower agrees to repay immediately upon notice from Administrative Agent, by payment to Administrative Agent for the account of the Canadian Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Canadian Swingline Loans, second to the principal amount of outstanding Canadian

Revolving Loans and third, with respect to any Canadian Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by Administrative Agent, for the benefit of the Canadian Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 11.2(b)).

(ii)Collections.  If a Cash Dominion Event has occurred and is continuing, all proceeds of Collateral of the US Credit Parties will be applied to prepay the Obligations of the US Credit Parties or to provide Cash Collateral for such Obligations and all proceeds of Collateral of the Canadian Credit Parties will be applied to prepay the Obligations of the Canadian Credit Parties or to provide Cash Collateral for such Obligations, subject to Section 4.4.

(c)Optional Prepayments.  Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty (except for any indemnification obligations payable with respect to prepayment of any LIBOR Rate Loan or Canadian BA Rate Loan prior to the expiration of the applicable Interest Period, as provided for in Section 6.9).  Each Borrower shall have the right to prepay the Revolving Loans made to such Borrower, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) such Borrower (or Borrower Representative on behalf of such Borrower) shall give Administrative Agent written notice (or telephonic notice promptly confirmed in writing) (A) prior to 12:00 noon, on the date of such prepayment in the case of US Base Rate Loans (other than Swingline Loans), (B) prior to 12:00 noon, at least one (1) Business Day before the date of such prepayment of its intent to prepay Canadian Base Rate Loans (other than Swingline Loans), (C) prior to 2:00 p.m., on the date of such prepayment of its intent to prepay Swingline Loans and (D) prior to 2:00 p.m., at least three (3) Business Days before the date of such prepayment of its intent to prepay LIBOR Rate Loan or Canadian BA Rate Loans, which notice (in each case) shall specify the applicable Revolving Loans to be prepaid, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of LIBOR Rate Loans and Canadian BA Rate Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Rate Loans and Canadian BA Rate Loans were made; (ii) each partial prepayment of Revolving Loans (other than Swingline Loans) pursuant to this Section shall be in an aggregate principal amount of at least the US Dollar Equivalent of $500,000 (or such lesser amount as is acceptable to Administrative Agent); provided, that, if any partial prepayment of LIBOR Rate Loans denominated in US Dollars or Canadian BA Rate Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of such Revolving Loans made pursuant to such Borrowing to an amount less than the minimum amount thereof that may be borrowed under the terms hereof, then such Borrowing may not be continued as a Borrowing of LIBOR Rate Loans or Canadian BA Rate Loans, as applicable (and same shall automatically be converted into a Borrowing of US Base Rate Loans in the case of LIBOR Rate Loans denominated in US Dollars and Canadian Base Rate Loans in the case of Canadian BA Rate Loans) and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided, that, at such Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 4.1, such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

(d)Limitation on Prepayment of LIBOR Rate Loans and Canadian BA Rate Loans. No Borrower may prepay any LIBOR Rate Loan or Canadian BA Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 6.9.

(e)Hedge Agreements.  No repayment or prepayment pursuant to this Section 4.1 shall affect any Borrower’s obligations under any Hedge Agreement.

SECTION 4.2Permanent Reduction of the Commitments.

(a)Voluntary Reduction. Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice from Borrower Representative to Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Commitment at any time or (ii) portions of the US Commitments or Canadian Commitments, from time to time, in an aggregate principal amount not less than $2,500,000 or any whole multiple of $1,000,000 in excess thereof.  Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its applicable Commitment Percentage.  All Unused Line Fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.  Notwithstanding the foregoing, any notice of voluntary reduction delivered in connection with any refinancing of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by Borrower Representative in the event such refinancing is not consummated (provided, that, the failure of such contingency shall not relieve any Borrower from its obligations in respect thereof under Section 6.9).  Once reduced, the Commitments may not be increased other than pursuant to Section 6.13.  Each such reduction of the US Commitments shall reduce the US Commitments of each Lender proportionately in accordance with its ratable share thereof and each such reduction of the Canadian Commitments shall reduce the Canadian Commitments of each proportionately in accordance with its ratable share thereof.

(b)Corresponding Payment. Each permanent reduction permitted pursuant to this Section 4.2 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Loans, Swingline Loans and LC Obligations, as applicable, after such reduction to the Commitments as so reduced, and if the aggregate amount of all outstanding US Letters of Credit exceeds the US Commitments as so reduced or outstanding Canadian Letters of Credit exceeds the Canadian Commitments as so reduced, the applicable Borrowers shall be required to deposit Cash Collateral in a Cash Collateral account opened by Administrative Agent in an amount equal to such excess.  Such Cash Collateral shall be applied in accordance with Section 11.2(b).  Any reduction of the Commitment to zero shall be accompanied by payment of all outstanding Revolving Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to Administrative Agent for all LC Obligations) and shall result in the termination of the Commitments and the Swingline Commitment and the Credit Facility.  If the reduction of the Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 6.9.

SECTION 4.3Manner of Payment.

(a)Each payment by any Borrower on account of the principal of or interest on the Revolving Loans or of any fee, commission or other amounts (including the LC Obligations) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to Administrative Agent to the Administrative Agent Payment Account for the account of the Lenders entitled to such payment in the applicable currency, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes and any applicable interest or fee shall continue to accrue until such following Business Day.

(b)Any payments in respect of the Obligations shall be applied to Obligations denominated in the same currency as the payments received and, at Administrative Agent’s option, thereafter to such Obligations denominated in the other currencies, if any; provided, that, Administrative Agent may, at its option (but is not obligated to), convert such currency received to the currency in which Obligations are denominated at the Exchange Rate calculated by Administrative Agent in good faith on such date, and Borrowers shall pay the costs of such conversion (or Administrative Agent may, at its option, charge such costs to the Loan Account of any Borrower maintained by Administrative Agent).

(c)Upon receipt by Administrative Agent of each payment specified in Section 4.1(a), Administrative Agent shall distribute to each applicable Lender at its address for notices set forth herein its applicable Commitment Percentage (or other applicable share as provided herein) of such payment and shall provide wire advice of the amount of such credit to each such Lender. Each payment to Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender.  Each payment to Administrative Agent of the Issuing Bank’s fees or Lenders’ commissions shall be made in like manner, but for the account of the Issuing Bank or the Lenders, as the case may be.  Each payment to Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of Administrative Agent and any amount payable to any Lender under Sections 6.9, 6.10, 6.11 or 13.3 shall be paid to Administrative Agent for the account of the applicable Lender.  Subject to Section 6.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(d)Unless Administrative Agent receives notice from Borrower Representative prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Administrative Agent may assume that Borrowers have made (or will make) such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrowers do not make such payment in full to Administrative Agent on the date when due, each Lender severally shall repay to Administrative Agent on demand such amount in accordance with Section 6.7(a).

(e)Defaulting Lenders. Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by, or on behalf of, each Borrower to be made to such Defaulting Lender hereunder shall be applied in accordance with Section 6.15(a)(ii).

SECTION 4.4Apportionment and Application.

(a)So long as no Application Event has occurred and is continuing, and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Administrative Agent shall be apportioned ratably among the Lenders (according to the unpaid amount of the Obligations to which such payments relate held by each Lender) entitled to such payments and all payments of fees and expenses received by Administrative Agent (other than fees or expenses that are for Administrative Agent’s separate account or for the separate account of an Issuing Bank or as otherwise agreed by Lenders) shall be apportioned ratably among the Lenders based on their respective Commitment Percentages with respect to the type of Obligation to which a particular fee or expense relates.  Except as otherwise specifically provided herein, all payments to be made hereunder by Credit Parties shall be remitted to Administrative Agent and all such payments, and all proceeds of Collateral received by Administrative Agent, shall be applied in accordance with the terms hereof.

(b)At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Administrative

Agent from or on behalf of US Credit Parties, and all proceeds of Collateral of US Credit Parties received by Administrative Agent, shall be applied as follows:

(i)first, to pay any expenses under the Loan Documents (other than Bank Product Agreements), and including cost or expense reimbursements or indemnities payable by US Credit Parties then due to Administrative Agent under the Loan Documents, until paid in full;

(ii)second, to pay any fees payable by US Credit Parties then due to Administrative Agent under the Loan Documents (other than Bank Product Agreements) until paid in full;

(iii)third, to pay interest then due on US Special Advances until paid in full;

(iv)fourth, to pay principal then due on US Special Advances until paid in full;

(v)fifth, ratably, to pay any expenses under the Loan Documents (including cost or expense reimbursements) or indemnities payable by US Credit Parties then due to any of the Lenders under the Loan Documents until paid in full;

(vi)sixth, ratably, to pay any fees payable by US Credit Parties then due to any of the Lenders under the Loan Documents until paid in full;

(vii)seventh, to pay interest then due in respect of the US Swingline Loans until paid in full;

(viii)eighth, ratably, to pay interest then due in respect of the US Revolving Loans (other than US Swingline Loans and US Special Advances) until paid in full;

(ix)ninth, to pay the principal of all US Swingline Loans until paid in full;

(x)tenth, ratably (1) to pay the principal of all US Revolving Loans whether or not then due, (2) at any time an Event of Default exists or has occurred and is continuing, to Administrative Agent, to be held by Administrative Agent for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Administrative Agent, for the account of Issuing Bank, a share of each US LC Obligations), as Cash Collateral in an amount up to one hundred five percent (105%) of the US LC Obligations (such cash collateral shall be applied to the reimbursement of any US LC Obligations as and when the disbursement occurs and, if a US Letter of Credit expires undrawn, the Cash Collateral held by Administrative Agent in respect of such US Letter of Credit shall be reapplied pursuant to this Section 4.4(b), beginning with clause (i) hereof), and (3) to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Administrative Agent (in form and substance satisfactory to Administrative Agent) to be then due and payable to such Bank Product Providers on account of US Bank Product Obligations, but only up to the amount of the Bank Product Reserves then in effect with respect to such US Bank Product Obligations until paid in full;

(xi)eleventh, to pay in full any other Secured Obligations of the US Credit Parties then due (other than Obligations arising under or pursuant to any Bank Product Obligations and Obligations owed to Defaulting Lenders);

(xii)twelfth, ratably, to pay all Secured Obligations of the Canadian Credit Parties then due in accordance with clauses (i) through (xi) of this Section 4.4(b);

(xiii)thirteenth, ratably, to pay in full any other Secured Obligations (other than Secured Obligations owed to Defaulting Lenders) then due;

(xiv)fourteenth, ratably to pay any Secured Obligations owed to Defaulting Lenders then due; and

(xv)fifteenth, to US Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(c)At any time an Application Event has occurred and is continuing or as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Administrative Agent from or on behalf of Canadian Credit Parties, and all proceeds of Canadian Collateral received by Administrative Agent, shall be applied as follows:

(i)first, to pay any expenses under the Loan Documents (other than Bank Product Agreements), and including cost or expense reimbursements or indemnities payable by Canadian Credit Parties then due to Administrative Agent under the Loan Documents, until paid in full;

(ii)second, to pay any fees payable by Canadian Credit Parties then due to Administrative Agent under the Loan Documents (other than Bank Product Agreements) until paid in full;

(iii)third, to pay interest then due on Canadian Special Advances until paid in full;

(iv)fourth, to pay principal then due on Canadian Special Advances until paid in full;

(v)fifth, ratably, to pay any expenses under the Loan Documents (including cost or expense reimbursements) or indemnities payable by Canadian Credit Parties then due to any of the Lenders under the Loan Documents until paid in full;

(vi)sixth, ratably, to pay any fees payable by Canadian Credit Parties then due to any of the Lenders under the Loan Documents until paid in full;

(vii)seventh, to pay interest then due in respect of the Canadian Swingline Loans until paid in full;

(viii)eighth, ratably, to pay interest then due in respect of the Canadian Revolving Loans (other than Canadian Swingline Loans and Canadian Special Advances) until paid in full;

(ix)ninth, to pay the principal of all Canadian Swingline Loans until paid in full;

(x)tenth, ratably (1) to pay the principal of all Canadian Revolving Loans whether or not then due, (2) at any time an Event of Default exists or has occurred and is continuing, to Administrative Agent, to be held by Administrative Agent for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Administrative Agent, for the account of Issuing Bank, a share of each Canadian LC Obligations), as Cash Collateral in an amount up to one hundred five percent (105%) of the Canadian LC Obligations (such cash collateral shall be applied to the reimbursement of any Canadian LC Obligations as and when the disbursement occurs and, if a Canadian Letter of Credit expires undrawn, the Cash Collateral held by Administrative Agent in respect of such Canadian Letter of Credit shall be reapplied pursuant to this Section 4.4(c), beginning with clause (i) hereof), and (3) to the Bank Product Providers based upon amounts then certified by the applicable

Bank Product Provider to Administrative Agent (in form and substance satisfactory to Administrative Agent) to be then due and payable to such Bank Product Providers on account of Canadian Bank Product Obligations, but only up to the amount of the Bank Product Reserves then in effect with respect to such Canadian Bank Product Obligations until paid in full;

(xi)eleventh, to pay in full any other Canadian Secured Obligations of the Canadian Credit Parties then due (other than Obligations arising under or pursuant to any Bank Product Obligations and Obligations owed to Defaulting Lenders);

(xii)twelfth, to pay in full any other Canadian Secured Obligations (other than Secured Obligations owed to Defaulting Lenders or Secured Obligations of the US Credit Parties) then due;

(xiii)thirteenth, ratably to pay any Canadian Secured Obligations owed to Defaulting Lenders then due; and

(xiv)fourteenth, to Canadian Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(d)So long as no Application Event has occurred and is continuing, Section 4.4(b) shall not apply to any payment made by any Credit Party to Administrative Agent and specified by such Credit Party (or Borrower Representative on behalf of such Credit Party) to be for the payment of specific Obligations of such Credit Party then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(e)Administrative Agent promptly shall distribute to each Lender, pursuant to the applicable instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.5.

(f)For purposes of Section 4.4(b) and (c), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, fee and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(g)In the event of a direct conflict between the priority provisions of this Section 4.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 6.15 and this Section 4.4, then the provisions of Section 6.15 shall control and govern, and if otherwise, then the terms and provisions of this Section 4.4 shall control and govern.

(h)Notwithstanding the foregoing, amounts received from any Credit Party shall not be applied to any Excluded Swap Obligation of such Credit Party.

SECTION 4.5Crediting Payments.  The receipt of any payment item by Administrative Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Administrative Agent Payment Account or unless and until such payment item is honored when presented for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.  Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Administrative Agent only if it is received into the Administrative Agent Payment Account on a Business Day on or before 3:00 p.m.  If any payment item is received into the Administrative Agent Payment Account on a day other than a Business Day or after 3:00 p.m. on a Business Day (unless Administrative Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day.

SECTION 4.6Designated Account.  Administrative Agent is authorized to make the Revolving Loans, and Issuing Bank is authorized to issue, amend or extend the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be a Responsible Officer.  Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Administrative Agent or the Lenders hereunder.  Unless otherwise agreed by Administrative Agent and Borrower Representative or otherwise expressly provided for herein, any Revolving Loan or Swingline Loan requested by Borrowers and made by Administrative Agent or the Lenders hereunder shall be made to the Designated Account.

SECTION 4.7Maintenance of Loan Account; Statements of Obligations.

(a)Administrative Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Revolving Loans (including Special Advances and Swingline Loans) made by Administrative Agent, the Swingline Lender, or the Lenders to a Borrower or for a Borrower’s account, the Letters of Credit issued or arranged by Issuing Bank for a Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses payable hereunder or under the other Loan Documents.  In accordance with Section 2.3(c), the Loan Account will be credited with all payments received by Administrative Agent from Borrowers or for Borrowers’ account.  Administrative Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within forty-five (45) days after Administrative Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Administrative Agent written objection thereto describing the error or errors contained in such statement.  Any failure to so record any charge or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of demonstrable error.

(b)Upon the request of any Lender made through Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through Administrative Agent) a Revolving Credit Note, Canadian Revolving Credit Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Loans, Canadian Revolving Loans and/or Swingline Loans, as applicable, in addition to such accounts or records.  Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

(c)In addition to the accounts and records referred to in clause (a) above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of demonstrable error.

SECTION 4.8Payment Dates.  Except as otherwise provided herein, (a) all interest, all Letter of Credit Fees, and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each calendar quarter, and (b) all costs and expenses payable hereunder or under any of the other Loan Documents shall be due and payable on the earlier of (i) the first day of the month following the date on which the applicable costs or expenses were first incurred or (ii) the date on which demand therefor is made by Administrative Agent (it being acknowledged and agreed that any charging of such costs or expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this clause (b)).

SECTION 4.9Manner of Payment.  Borrowers hereby authorize Administrative Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (a) on the first day of each calendar quarter, all interest accrued during the prior quarter on the Revolving Loans hereunder, (b) on the first day of each quarter, all Letter of Credit Fees accrued or chargeable hereunder during the prior month, (c) as and when incurred or accrued, all fees and costs provided for in Section 3.3, (d) on the first day of each quarter, the Unused Line Fee accrued during the prior quarter pursuant to Section 6.3(b), (e) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (f) as and when incurred or accrued, the fronting fees and all commissions, other fees, charges and expenses provided for in Section 3.3, (g) as and when incurred or accrued, all other costs and expenses payable hereunder or under the other Loan Documents, and (h) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products).  All amounts (including interest, fees, costs, expenses or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans in the applicable currency (unless and until converted into LIBOR Rate Loans or Canadian BA Rate Loans, as applicable, in accordance with the terms of this Agreement).

SECTION 4.10Joint and Several Liability of US Borrowers; Joint and Several Liability of Canadian Borrowers.

(a)Each US Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each US Borrower and in consideration of the undertakings of the other US Borrowers to accept joint and several liability for the Obligations.  Each Canadian Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Canadian Borrower and in consideration of the undertakings of the other Canadian Borrowers to accept joint and several liability for the Canadian Obligations.

(b)Each US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other US Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 4.10), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each US Borrower without preferences or distinction among them.  Each Canadian Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Canadian Borrowers, with respect to the payment and performance of all of the Canadian Obligations (including any Canadian Obligations arising under this Section 4.10), it being the intention of the parties hereto that all the Canadian Obligations shall be the joint and several obligations of each Canadian Borrower without preferences or distinction among them.

(c)If and to the extent that any US Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other US Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.  If and to the extent that any Canadian Borrower shall fail to make any payment with respect to any of the Canadian Obligations as and when due or to perform any of the Canadian Obligations in accordance with the terms thereof, then in each such event the other Canadian Borrowers will make such payment with respect to, or perform, such Canadian Obligation until such time as all of the Canadian Obligations are paid in full.

(d)The US Obligations of each US Borrower under the provisions of this Section 4.10 constitute the absolute and unconditional, full recourse Obligations of each US Borrower enforceable against each US Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 4.10(d)) or any other circumstances whatsoever.  The Canadian Obligations of each Canadian Borrower under the provisions of this Section 4.10 constitute the absolute and unconditional, full recourse Canadian Obligations of each Canadian Borrower enforceable against each Canadian Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 4.10) or any other circumstances whatsoever.

(e)Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Administrative Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Administrative Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 4.10 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 4.10, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 4.10 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 4.10 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or Administrative Agent or any Lender.

(f)Each Borrower represents and warrants to Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of the other Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)The provisions of this Section 4.10 are made for the benefit of Administrative Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 4.10 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 4.10 will forthwith be reinstated in effect, as though such payment had not been made.

(h)Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Administrative Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to any Administrative Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any Insolvency Proceeding relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(i)Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Administrative Agent, and such Borrower shall deliver any such amounts to Administrative Agent for application to the Obligations in accordance with Section 4.4.

Article V

[Reserved]

Article VI

INTEREST; FEES; GENERAL LOAN PROVISIONS

SECTION 6.1Interest.

(a)Interest Rate Options. Subject to the provisions of this Section 6.1, at the election of Borrower Representative, on behalf of US Borrowers or Canadian Borrowers:

(i)US Revolving Loans shall bear interest at (A) the US Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided, that, the LIBOR Rate shall not be available until three (3) Business Days after the Restatement Date unless the Borrowers have delivered to Administrative Agent a letter in form and substance reasonably satisfactory to Administrative Agent indemnifying the Lenders in the manner set forth in Section 6.9);

(ii)Canadian Revolving Loans (A) denominated in Canadian Dollars shall bear interest at (1) the Canadian Base Rate plus the Applicable Margin or (2) the Canadian BA Rate plus the Applicable Margin and (B) denominated in US Dollars shall bear interest at (1) the US Base Rate plus the Applicable Margin or (2) the LIBOR Rate plus the Applicable Margin (provided, that, the Canadian BA Rate and the LIBOR Rate shall not be available with respect to Canadian Revolving Loans unless the Borrowers have delivered to Administrative Agent, at least three (3) Business Days prior to the Restatement Date, a letter in form and substance satisfactory to Administrative Agent indemnifying the Lenders in the manner set forth in Section 6.9); and

(iii)any Swingline Loan shall bear interest at the applicable Base Rate plus the Applicable Margin.

Borrower Representative, on behalf of the applicable Borrowers, shall select the rate of interest and Interest Period, if any, applicable to any Revolving Loan at the time a Borrowing request is made pursuant to Section 2.3(a) or at the time a Notice of Conversion/Continuation is given pursuant to Section 6.2.  Any Revolving Loan or any portion thereof denominated in US Dollars as to which Borrower Representative has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.  Any Canadian Revolving Loan or any portion thereof denominated in Canadian Dollars as to which Borrower Representative, on behalf of the Canadian Borrowers, has not duly specified an interest rate as provided herein shall be deemed a Canadian Base Rate Loan.  Subject to Section 6.1(c) and (f), as applicable, any LIBOR Rate Loan or Canadian BA Rate Loan or any portion thereof as to which Borrower Representative has not duly specified an Interest Period as provided herein shall be deemed a LIBOR Rate Loan or Canadian BA Rate Loan, as applicable, with an Interest Period of one (1) month.

(b)Interest Periods.  In connection with each LIBOR Rate Loan or Canadian BA Rate Loan, Borrower Representative, on behalf of the applicable Borrower, by giving notice at the times described in Section 2.3 or 6.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Revolving Loan, which Interest Period shall be a period of one (1), three (3), or as available, six (6) months (and if approved by all Lenders, twelve (12) months); provided, that:

(i)the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that, if any Interest

Period with respect to a LIBOR Rate Loan or Canadian BA Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)any Interest Period with respect to a LIBOR Rate Loan or Canadian BA Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)no Interest Period shall extend beyond the Maturity Date; and

(v)there shall be no more than ten (10) Interest Periods for all LIBOR Rate Loans and Canadian BA Rate Loans in effect at any time.

(c)Default Rate. Subject to Section 11.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 11.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrowers shall no longer have the option to request LIBOR Rate Loans or Canadian BA Rate Loans, (B) all outstanding LIBOR Rate Loans or Canadian BA Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans or Canadian BA Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to (1) US Base Rate Loans in the case of LIBOR Rate Loans denominated in Dollars or (2) Canadian Base Rate Loans in the case of Canadian BA Rate Loans denominated in Canadian Dollars, (C) all outstanding US Base Rate Loans and other US Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to US Base Rate Loans or such other US Obligations arising hereunder or under any other Loan Document, (D) all outstanding Canadian Base Rate Loans and other Canadian Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Canadian Base Rate Loans or such other Canadian Obligations arising hereunder or under any other Loan Document, (E) letter of credit commissions and letter of credit fees shall bear interest at a rate per annum of two percent (2%) in excess of the rate that would otherwise be applicable thereto, and (F) all accrued and unpaid interest shall be due and payable on demand of Administrative Agent.  Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or Debtor Relief Law.

(d)Interest Payment and Computation.

(i)Interest on each Base Rate Loan shall be due and payable in arrears on the first day of each calendar quarter commencing July 1, 2021, and interest on each LIBOR Rate Loan and Canadian BA Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period (but in any event all interest shall be payable on the Maturity Date).  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate and all computations of interest for Canadian Base Rate Loans and Canadian BA Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred sixty-five (365)/three hundred sixty-six (366) day year).

(ii)For greater certainty, whenever any amount is payable under this Agreement or any other Loan Document by the Canadian Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the “deemed reinvestment principle” or the “effective yield method” (e.g., when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum).

(iii)For the purposes of the Interest Act (Canada) and disclosure under such Act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either three hundred sixty-five (365) or three hundred sixty-six (366) days or such other period of time, as the case may be.

(e)Maximum Rate.

(i)In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law, which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  Subject to clause (ii) below, in the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest permissible rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at Administrative Agent’s option (i) promptly refund to the applicable Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the US Obligations or the Canadian Obligations, as applicable, on a pro rata basis.  It is the intent hereof that the Borrowers not pay or contract to pay, and that neither Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

(ii)If any provision of this Agreement or of any of the other Loan Documents would obligate the Canadian Borrower or any other Canadian Credit Party to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would result in a receipt by such Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (A) firstly, by reducing the amount or rate of interest required to be paid to such Canadian Lender on Canadian Revolving Loans, and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Canadian Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).  Any amount or rate of interest referred to in this Section 6.1 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Canadian Revolving Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be pro-rated over the period from the Restatement Date to the date set out in clause (a) of the definition of “Maturity Date” and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive for the purposes of such determination.

(f)Benchmark Replacement Setting.

(i)Benchmark Replacement. (A) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 6.1(f)) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless Administrative Agent has delivered to the Lenders and Borrower Representative a Term SOFR Notice.  For the avoidance of doubt, Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower Representative and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 6.1(f)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 6.1(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 6.1(f).

(iv)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent shall modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower Representative may revoke any request for a borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower Representative will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)London Interbank Offered Rate Benchmark Transition Event.  On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023.  No successor administrator for the IBA was identified in such Announcements.  The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to this Section 6.1(f) shall be deemed satisfied.

SECTION 6.2Notice and Manner of Conversion or Continuation of Revolving Loans.

(a)Subject to the terms hereof, Borrower Representative, on behalf of the applicable Borrower, shall have the option to (i) convert at any time following the third (3rd) Business Day after the Restatement Date all or any portion of any outstanding US Base Rate Loans denominated in US Dollars (other than Swingline Loans) in a principal amount equal to $2,500,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans, (ii) convert all or any portion of any outstanding Canadian Base Rate Loans in a principal amount equal to C$1,000,000 or any whole multiple of C$1,000,000 in excess thereof into one or more Canadian BA Rate Loans denominated in Canadian Dollars and (iii) upon the expiration of any Interest Period, (A) convert all or any part of its outstanding

LIBOR Rate Loans denominated in US Dollars in a principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof into US Base Rate Loans (other than Swingline Loans), (B) convert all or any part of its outstanding Canadian BA Rate Loans denominated in Canadian Dollars in a principal amount of C$1,000,000 or a whole multiple of C$1,000,000 in excess thereof into Canadian Base Rate Loans or (C) continue such LIBOR Rate Loans denominated in US Dollars as LIBOR Rate Loans or Canadian BA Rate Loans denominated in Canadian Dollars as Canadian BA Rate Loans.  Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

(b)Whenever any Borrower desires to convert or continue Revolving Loans as provided above, Borrower Representative, on behalf of the applicable Borrowers, shall give Administrative Agent irrevocable prior written notice in the form attached as Exhibit C (a “Notice of Conversion/Continuation”) not later than 12:00 noon three (3) Business Days before the day on which a proposed conversion or continuation of such Revolving Loan is to be effective specifying (A) the Revolving Loans to be converted or continued, and, in the case of any LIBOR Rate Loan or Canadian BA Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Revolving Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan or Canadian BA Rate Loan, as applicable; provided, that (in each case):

(i)all LIBOR Rate Loans or Canadian BA Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii)the initial Interest Period for any LIBOR Rate Loans or Canadian BA Rate Loans shall commence on the date of Borrowing of such LIBOR Rate Loans or Canadian BA Rate Loans (including the date of any conversion thereto from a US Base Rate Loan or Canadian Base Rate Loan, as applicable) and each Interest Period occurring thereafter in respect of such LIBOR Rate Loans or Canadian BA Rate Loans Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)no Interest Period for any Borrowing of a LIBOR Rate Loan or a Canadian BA Rate Loan denominated in US Dollars or Canadian Dollars may be selected at any time when an Event of Default is then in existence and Administrative Agent, at its option or at the request of the Required Lenders, has notified the Borrower Representative of same;

(iv)no continuation or conversion shall result in a greater number of Borrowings of LIBOR Rate Loans or Canadian BA Rate Loans than is permitted hereunder or for an amount less than the minimum borrowing amount; and

(v)no Interest Period in respect of any Borrowing of any LIBOR Rate Loan or Canadian BA Rate Loan shall be selected that extends beyond the Maturity Date.

(c)If Borrower Representative fails to deliver a timely interest rate election request or Notice of Continuation/Conversion with respect to a LIBOR Rate Loan or Canadian BA Rate Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to (i) a US Base Rate Loan, in the case of a Borrowing of Revolving Loans denominated in US Dollars, or (ii) a Canadian Base Rate Loan, in the case of a Borrowing of Revolving Loans denominated in Canadian Dollars.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and Administrative Agent, at its option or at the request of the Required Lenders, so notifies Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing of Revolving Loans denominated in US Dollars may be converted to or continued as a LIBOR Rate Loan, (ii) no outstanding Borrowing of Revolving Loans denominated in Canadian Dollars may be converted to or continued as a Canadian BA Rate Loan, and (iii) unless repaid, (A) each LIBOR Rate Loan denominated in US Dollars shall be converted to US Base Rate Loan at the end of the Interest Period applicable thereto and each Canadian BA Rate Loan denominated in Canadian Dollars shall be converted to a Canadian Base Rate Loan at the end of the Interest Period applicable thereto.

SECTION 6.3Fees.

(a)Agent Fees.  Borrowers shall pay to Administrative Agent, for the account of Administrative Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b)Unused Line Fee.  Borrowers shall pay to Administrative Agent, for the account of the Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to (i) one-fifth percent (0.20%) per annum multiplied by the difference between the Canadian Loan Limit and the average amount of the Canadian Outstandings during the immediately preceding quarter (or portion thereof), plus (ii) one-fifth percent (0.20%) per annum multiplied by the difference between the US Loan Limit and the average amount of the US Outstandings during the immediately preceding quarter (or portion thereof), which Unused Line Fee shall be due and payable on the first day of each fiscal quarter from and after the Restatement Date and on the date on which the Obligations are paid in full.  Swingline Loans will not be considered in the calculation of the Unused Line Fee.

(c)Field Examination and Other Fees.  Subject to Section 9.12(c), Borrowers shall pay to Administrative Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Borrower performed by personnel employed by Administrative Agent, and (ii) the fees or charges paid or incurred by Administrative Agent (but, in any event, no less than a charge of $1,000 per day, per Person, plus out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of any Borrower or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess any Borrower’s or its Subsidiaries’ business valuation.

(d)Other Fees.  The Borrowers shall pay to the Arrangers and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter, dated April 15, 2021, by and among Arrangers and Borrower Representative in the case of Arrangers and in the Fee Letter in the case of Administrative Agent.  The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing by the Borrowers in the amounts and at the times so specified.

SECTION 6.4[Reserved].

SECTION 6.5[Reserved].

SECTION 6.6Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Revolving Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 6.9, 6.10, 6.11 or 13.3) greater than its Commitment Percentage thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them; provided, that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 6.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to Holdings or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 6.7Administrative Agent’s Clawback.

(a)Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender (i) in the case of US Base Rate Loans and Canadian Base Rate Loans, not later than 12:00 noon on the Funding Date of any Borrowing and (ii) otherwise, prior to the Funding Date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b), 4.2(b) and 5.2 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, (1) with respect to any Revolving Loan denominated in Dollars, the greater of (x) the daily average Federal Funds Rate and (y) a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (2) with respect to any Revolving Loan denominated in Canadian Dollars, the greater of (x) a rate equal to Administrative Agent’s aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount and (y) a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by such Borrower, (1) with respect to any Revolving Loan denominated in Dollars, the interest rate applicable to US Base Rate Loans and (2) with respect to any Revolving Loan denominated in Canadian Dollars, a rate equal to Administrative Agent’s aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount.  If the applicable Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Borrowing.  Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(b)Payments by the Borrowers; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to Administrative Agent for the account of the Lenders, the Issuing Bank or the Swingline Lender hereunder that the applicable Borrower will not make such payment, Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Bank or the Swingline Lender, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders, the Issuing Bank or the Swingline Lender, as the case maybe, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Bank or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, (i) with respect to any US Extension of Credit, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) with respect to any Canadian Extension of Credit, at a rate equal to Administrative Agent’s aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount.

(c)Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Revolving Loans and issue or participate in Letters of Credit are several and are not joint or joint and several.  The failure of any Lender to make available its Commitment Percentage of any Revolving Loan requested by any Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Revolving Loan available on the Funding Date of the Borrowing, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Revolving Loan available on the Funding Date of such Borrowing.

SECTION 6.8Changed Circumstances.

(a)Circumstances Affecting LIBOR Rate or Canadian BA Rate Availability. If in connection with any request for a LIBOR Rate Loan or Canadian BA Rate Loan or a US Base Rate Loan or Canadian Base Rate Loan, as applicable, as to which the interest rate is determined with reference to LIBOR or the Canadian BA Rate, as the case may be, or a conversion to or continuation thereof, if for any reason (i) Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar or Canadian Dollar, as applicable, deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Revolving Loan, or in the applicable Canadian market in the case of the Canadian BA Rate, (ii) Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or Canadian BA Rate or any Base Rate Loan or any Canadian Base Rate Loan as to which the interest rate is determined with reference to LIBOR or Canadian BA Rate, as the case may be, or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate or Canadian BA Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Revolving Loans during such Interest Period, then Administrative Agent shall promptly give notice thereof to the Borrowers.  Thereafter, until Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Canadian BA Rate Loans, as the case may be, and the right of any Borrower to convert any Revolving Loan to or continue any Revolving Loan as a LIBOR Rate Loan or Canadian BA Rate, as applicable, shall be suspended, and (i) in the case of LIBOR Rate Loans, each Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan or Canadian BA Rate Loan, as the case may be, made to it together with accrued interest thereon (subject to Section 6.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or Canadian BA Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan made to it to a US Base Rate Loan or such Canadian BA Rate Loan made to it to a Canadian Base Rate Loan, as applicable, as to which the interest rate is not determined by reference to LIBOR or the Canadian BA Rate, as of the last day of such Interest Period; or (ii) in the case of US Base Rate Loans, the interest rate shall cease to be determined by reference to LIBOR as of the last day of such Interest Period.

(b)Laws Affecting LIBOR Rate or Canadian BA Rate Availability. In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or Canadian BA Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the rate of interest applicable to any LIBOR Rate Loan or any Canadian BA Rate Loan, as the case may be, such Lender shall give notice of such changed circumstances to Administrative Agent and Borrower Representative and Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans or any Canadian BA Rate Loans as the case may be, of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans or such Canadian BA Rate Loans, as the case may be, and interest upon the LIBOR Rate Loans or the Canadian BA Rate Loans, as the case may be, of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (ii) Borrowers shall not be entitled to borrow LIBOR Rate Loans or Canadian BA Rate Loans until such Lender determines that it would no longer be unlawful or impractical to do so.

SECTION 6.9Indemnity.  Each Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or Canadian BA Rate Loan made to such Borrower or from fees payable to terminate the deposits from which such funds were obtained, but excluding loss of profit) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Revolving Loan to such Borrower (a) as a consequence of any failure by any Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or Canadian BA Rate Loan, (b) due to any failure of such Borrower to borrow, continue or convert into a LIBOR Rate Loan or Canadian BA Rate Loan on a date specified therefor in a Borrowing request or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or Canadian BA Rate Loan made to such Borrower on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market or of the Canadian BA Rate Loan in the applicable market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower Representative, through Administrative Agent and shall be conclusively presumed to be correct save for demonstrable error.

SECTION 6.10Increased Costs.

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Bank;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Revolving Loan (or of maintaining its obligation to make any such Revolving Loan), or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Issuing Bank or other Recipient, the Borrowers shall pay to any such Lender, the Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment or Canadian Commitment, as applicable, of such Lender or the Revolving Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Bank the Borrowers shall promptly pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender, the Issuing Bank or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank, such other Recipient or any of their respective holding companies, as the case may be, as specified in clause (a) or (b) of this Section 6.10 and delivered to the Borrowers, shall be conclusive absent demonstrable error.  The Borrowers shall pay such Lender, the Issuing Bank or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender, the Issuing Bank or such other Recipient to demand compensation pursuant to this Section 6.10 shall not constitute a waiver of such Lender’s, the Issuing Bank’s or such other Recipient’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate any Lender, the Issuing Bank or any other Recipient pursuant to this Section 6.10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, the Issuing Bank or such other Recipient, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, the Issuing Bank’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 6.11Taxes.

(a)Issuing Bank. For purposes of this Section 6.11, the term “Lender” includes the Issuing Bank.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 6.11), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 6.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower Representative by a Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent demonstrable error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.10(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent demonstrable error.  Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this clause (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 6.11, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Representative and Administrative Agent, at the time or times reasonably requested by Borrower Representative or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower Representative or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Representative or Administrative Agent as will enable Borrower Representative or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 6.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a US Person:

(A)any Lender that is a US Person shall deliver to Borrower Representative and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement

(and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)to the extent a foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a US Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower Representative or Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Administrative Agent as may be necessary for Borrower Representative and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Administrative Agent in writing of its legal inability to do so; provided, that no such updating or notification is required to be made on account of any Canadian withholding tax if no form or certification has been previously delivered for Canadian withholding tax purposes.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 6.10 or this Section 6.11 (including by the payment of additional amounts pursuant to Section 6.10 or this Section 6.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under Section 6.10 or this Section 6.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This clause (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section 6.11 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 6.12Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office. If any Lender delivers a notice under Section 6.8(b), requests compensation under Section 6.10, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.11, then such Lender shall, at the request of the Borrowers, use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would permit the withdrawal of the notice under Section 6.8(b) or (ii) would eliminate or reduce amounts payable pursuant to Section 6.10 or Section 6.11, as the case may be, in the future, and in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender delivers a notice under Section 6.8(b), requests compensation under Section 6.10, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 6.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.10), all of its interests, rights (other than its existing rights to payments pursuant to Section 6.10 or Section 6.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(i)the Borrowers shall have paid to Administrative Agent the assignment fee (if any) specified in Section 13.10;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and funded participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 6.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 6.10 or payments required to be made pursuant to Section 6.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with Applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 6.13Incremental Commitments.

(a)At any time after the Restatement Date, Borrower Representative may by written notice to Administrative Agent (which shall promptly deliver such notice to each Lender) elect to request one or more increases in the US Commitments or Canadian Commitments (any such increase, an “Incremental Commitment”), provided, that, (i) the total aggregate principal amount for all such Incremental Commitments shall not (as of any date of incurrence thereof) exceed $800,000,000, (ii) the total aggregate principal amount for all such Incremental Commitments for US Commitments shall not exceed $750,000,000, (iii) the total aggregate principal amount for all such Incremental Commitments for Canadian Commitments shall not exceed $50,000,000 and (iv) the total aggregate amount for each request for Incremental Commitments shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clauses (i), (ii) or (iii) as applicable.  Each such notice shall specify the date (each, an “Increase Effective Date”) on which Borrower Representative proposes that any Incremental Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such later date acceptable to Administrative Agent).  Upon notice to Administrative Agent, Borrower Representative may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to Administrative Agent, Swingline Lender and each Issuing Bank to provide an Incremental Commitment (any such Person, an “Incremental Lender”).  Any proposed Incremental

Lender offered or approached to provide all or a portion of any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment.

(b)Any Incremental Commitment shall become effective as of such Increase Effective Date; provided, that, as of the date of any such Facility Increase, and after giving effect thereto,

(i)Borrowers shall deliver to Administrative Agent a certificate of each Credit Party dated as of the applicable Increase Effective Date signed by a Responsible Officer of such Credit Party (i) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such Incremental Commitment, and (ii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article VIII and each other Loan Document shall be true and correct in all material respects (except to the extent any such representation and warranty is already qualified by materiality or reference to a Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on such Increase Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall have been true and correct as of such earlier date); provided, that, in connection with any Incremental Commitment the proceeds of which are substantially concurrently with the receipt thereof to be used by Holdings or any of its Restricted Subsidiaries to finance, in whole or in part, a Permitted Acquisition, then the only representations and warranties that will be required to be true and correct as of the funding of Revolving Loans in connection therewith shall be (A) the Specified Representations and (B) such of the representations and warranties made by or on behalf of the applicable acquired company or business (or the seller thereof) in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or any of its Restricted Subsidiaries) has the right to terminate or elect not to perform its obligations under such acquisition agreement as a result of the inaccuracy of any such representations or warranties in such acquisition agreement);

(ii)Borrowers shall have paid such fees and other compensation to Administrative Agent and Lenders as may be agreed;

(iii)Borrowers shall deliver to Administrative Agent and Lenders an opinion or opinions, in form and substance reasonably satisfactory to Administrative Agent, from counsel to Borrowers reasonably satisfactory to Administrative Agent and dated the Increase Effective Date;

(iv)Borrowers shall have delivered such other instruments, documents and agreements as Administrative Agent may have reasonably requested;

(v)as of the Increase Effective Date and after giving effect thereto, no Specified Event of Default shall exist or have occurred and be continuing, provided, that, in connection with any Incremental Commitment to be used by Holdings or any of its Restricted Subsidiaries to finance, in whole or in part, a Permitted Acquisition, then the conditions set forth in this clause (v) must only be satisfied at the time the acquisition agreement for such Permitted Acquisition is entered into;

(vi)such Incremental Commitment shall be subject to obtaining additional Commitments of Lenders (whether existing Lenders or new Lenders),

(vii)the terms of such Incremental Commitments shall be the same as for all other Commitments and Revolving Loans (other than as to fees payable for such Incremental Commitments).

(c)In no event shall the fees, interest rate and other compensation offered or paid in respect of any Incremental Commitment have higher rates than the amounts paid and payable to the then existing

Lenders in respect of their Commitments, unless the fees, interest rate and other compensation payable to the then existing Lenders are increased to the same as those paid in connection with the Incremental Commitments, except for the initial fee payable in respect of the Incremental Commitment of a Lender.

(d)The outstanding Revolving Loans and Commitment Percentages of Swingline Loans and LC Obligations will be reallocated by Administrative Agent on the applicable Increase Effective Date among the Lenders (including the Incremental Lenders providing such Incremental Commitments) in accordance with their revised Commitment Percentages and the Lenders (including the Incremental Lenders providing such Incremental Commitment) agree to make all payments and adjustments necessary to effect such reallocation and Borrower Representative shall pay any and all costs required pursuant to Section 6.9 in connection with such reallocation as if such reallocation were a repayment.  To the extent that the Incremental Lender is not a Lender immediately prior to the Increase Effective Date, such Incremental Lender shall execute and deliver to Administrative Agent one or more Lender Joinder Agreements, which shall then be executed and delivered by Borrower Representative and Administrative Agent and if the Incremental Lender is a Lender immediately prior to the Increase Effective Date then such Incremental Lender shall execute and deliver such other agreement as Administrative Agent may require.  Such Lender Joinder Agreement or other agreement, as the case may be, shall, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 6.13 and Administrative Agent is authorized to amend Schedule 1.1(a) to reflect the new Commitment Percentages without the consent of any Lender or other Person. The Incremental Lenders shall be included in any determination of the Required Lenders or Supermajority Lenders, as applicable, and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.  On any Increase Effective Date on which any Incremental Commitment becomes effective, subject to the foregoing terms and conditions, to the extent that an Incremental Lender is not a Lender immediately prior to the Increase Effective Date, each Incremental Lender with an Incremental Commitment shall become a Lender hereunder with respect to such Incremental Commitment on the Increase Effective Date.

SECTION 6.14Cash Collateral.

(a)Request.  At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent, the Issuing Bank or the Swingline Lender (with a copy to Administrative Agent), the Borrowers shall Cash Collateralize the Fronting Exposure of the Issuing Bank and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 6.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(b)Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of the Issuing Bank and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations and Swingline Loans, to be applied pursuant to clause (c) below.  If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent, the Issuing Bank and the Swingline Lender as herein provided (other than, to the extent agreed by Administrative Agent in its sole discretion, Permitted Liens in favor of a depository bank), or that the total amount of such Cash Collateral is less than the amount required to be Cash Collateralized, the Borrowers will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 6.14 or Section 6.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein, provided, that, as between Borrowers and Lenders, any such application of Cash Collateral provided by Borrowers in accordance with this Section 6.14 shall reduce the amount which would otherwise be owing by Borrowers to the Issuing Bank in respect of the applicable LC Obligations or to the Swingline Lender in respect of the applicable Swingline Loan, as the case may be.

(d)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Bank and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 6.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Administrative Agent, the Issuing Bank and the Swingline Lender that there exists excess Cash Collateral; provided, that, subject to Section 6.15, the Person providing Cash Collateral, the Issuing Bank and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further, that to the extent that such Cash Collateral was provided by any Credit Party, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 6.15Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 13.2.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 13.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank and the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Bank and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 6.14; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 6.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting

Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (1) such payment is a payment of the principal amount of any Revolving Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Revolving Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 7.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a App basis prior to being applied to the payment of any Revolving Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the Credit Facility without giving effect to Section 6.15(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 6.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 6.14.

(C)With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the applicable Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 7.2 are satisfied at the time of such reallocation (and, unless Borrower Representative shall have otherwise notified Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the Commitment Percentage of the Total Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that

Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 6.14.

(b)Defaulting Lender Cure. If the Borrowers, Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 6.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 6.16Holdings as Borrower Representative.  Each Credit Party hereby irrevocably appoints and authorizes Holdings as the borrowing agent and attorney-in-fact for all Borrowers (“Borrower Representative”) which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Credit Party that such appointment has been revoked and that another Credit Party has been appointed Borrower Representative.  Each Credit Party hereby irrevocably appoints and authorizes Borrower Representative (a) to provide Administrative Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Borrower Representative shall be deemed to be given by Borrowers hereunder and shall bind each Borrower, (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by Administrative Agent or any other member of the Lender Group to Borrower Representative in accordance with the terms hereof shall be deemed to have been given to each Borrower), and (c) to take such action as Borrower Representative deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (A) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (B) the Lender Group’s relying on any instructions of

Borrower Representative; except, that, Borrowers will have no liability to Administrative Agent or its Related Parties or Lender or its Related Parties under this Section 6.16 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Administrative Agent or its Related Party or such Lender or its Related Party, as the case may be.

Article VII

CONDITIONS OF
CLOSING AND BORROWING

SECTION 7.1Conditions to Closing and Initial Extensions of Credit.  The obligation of the Lenders to close this Agreement, the effectiveness of the terms and conditions hereof and the making of the initial Revolving Loans or issuance or participation in the initial Letters of Credit (which include for this purpose the Revolving Loans and Existing Letters of Credit under the Existing Loan Documents), is subject to the satisfaction of each of the following conditions:

(a)Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Canadian Revolving Credit Note in favor of each Canadian Lender requesting a Canadian Revolving Credit Note, and a Swingline Note in favor of the Swingline Lender (if requested thereby), together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to Administrative Agent by the parties thereto.

(b)Closing Certificates; Etc.  Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to Administrative Agent:

(i)Officer’s Certificate. A certificate from a Responsible Officer of Holdings and each Borrower to the effect that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 7.1.

(ii)Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, except in the case of any Canadian Credit Party, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Restatement Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to the following clause (iii).

(iii)Certificates of Good Standing. Certificates as of a recent date of the good standing (or equivalent) of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(iv)Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as Administrative Agent shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(v)Perfection Certificate.  A completed Perfection Certificate dated the Restatement Date and executed by a Responsible Officer of Borrower Representative, together with all attachments contemplated thereby.

(vi)Solvency Certificate.  A solvency certificate from the chief financial officer of Holdings, in the form attached as Exhibit I, certifying that Holdings and its Subsidiaries are, on a consolidated basis, Solvent after giving effect to the Transactions on the Restatement Date.

(vii)Borrowing Base Certificate.  A Borrowing Base Certificate from Borrower Representative.

(viii)Borrowing Request. A Borrowing request from (A) Borrower Representative in accordance with Section 2.3(a) and (B) if applicable, Borrower Representative, on behalf of the Canadian Borrower, in accordance with Section 4.2(a).

(c)Personal Property Collateral.

(i)Filings and Recordings. All (A) UCC and PPSA filings and recordations and (B) and (B) filings and recordations of short form security agreements with the United States Patent and Trademark Office or the United States Copyright Office (and in each case any Canadian equivalent), in each case, that are necessary or advisable to perfect the security interests of Administrative Agent, on behalf of the US Secured Parties or the Canadian Secured Parties, as applicable, in the personal property Collateral will have been executed and/or delivered, and, to the extent applicable, be in the proper form for filing.

(ii)Pledged Collateral. Administrative Agent shall have received (A) confirmation that original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents (if issued), together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof have been or are about to be delivered to the Term Loan Agent (or its counsel) consistent with the Intercreditor Agreement and (B) each original promissory note pledged pursuant to the Security Documents together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.

(iii)Lien Search. To the extent requested at least ten (10) Business Days prior to the Restatement Date, Administrative Agent shall have received the results of a Lien search (including, to the extent requested by Administrative Agent, a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the UCC, the PPSA and the CCQ (or applicable judicial docket), as applicable, as in effect in each jurisdiction in which filings or recordations under the UCC, the PPSA and the CCQ (or applicable judicial docket), as applicable, should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(d)Financial Matters.

(i)Financial Statements.  Administrative Agent shall have received (A) audited Consolidated balance sheets and related statements of income and cash flows of Holdings and its Consolidated Subsidiaries for the three most recently completed Fiscal Years ended at least sixty (60) days prior to the Restatement Date (it being acknowledged that Administrative Agent has previously received such financial statements for the Fiscal Years ended September 30, 2018, 2019 and 2020) and (B) unaudited Consolidated balance sheets and related statements of income and cash flows of Holdings and its Consolidated Subsidiaries for each fiscal quarter (other than any fourth fiscal quarter) ended after the most recent audited financial statements delivered pursuant to clause (A) above and at least forty-five (45) days prior to the Restatement Date (it being acknowledged that the Arrangers have previously received such financial statements through and including the first fiscal quarter of the 2021 Fiscal Year).

(ii)Payment at Closing. The Borrowers shall have paid (A) to Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 6.3 and any other accrued and unpaid fees or commissions due hereunder, and (B) to the extent invoiced at least three (3) calendar days prior to the Restatement Date, all reasonable and documented fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent) to the extent accrued and unpaid prior to or on the Restatement Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and Administrative Agent).

(e)PATRIOT Act, etc.  Holdings, the Borrowers and each other Credit Party shall have provided to Administrative Agent and the Lenders, at least five (5) Business Days prior to the Restatement Date, the documentation and other information requested by Administrative Agent in order to comply with requirements of the PATRIOT Act, Canadian AML Laws, applicable “know your customer” and anti-money laundering rules and regulations, to the extent requested at least eleven (11) Business Days prior to the Restatement Date.

(f)Term Loan Agreement.  The Term Loan Agreement shall have been duly executed and delivered by each party thereto and shall be in full force and effect and, concurrently with the initial Extension of Credit under this Agreement, Holdings shall receive on the Restatement Date gross proceeds from the term loans made thereunder in an aggregate principal amount of $1,000,000,000, which shall have been used to repay the Indebtedness under the Existing Term Loan Agreement and the 2025 Senior Notes in full.

(g)Amended Intercreditor Agreement.  Administrative Agent shall have received an amendment to the Intercreditor Agreement, or an amendment and restatement of the Intercreditor Agreement, in form and substance reasonably satisfactory to Administrative Agent, duly executed and delivered by each party to the Intercreditor Agreement.

(h)Repayment of 2025 Senior Notes.  All Indebtedness and other obligations arising under or evidenced by the 2025 Senior Notes shall be paid in full, concurrently with the initial Extension of Credit under this Agreement.

(i)No Default; Representations.  After giving effect to the terms of this Agreement, no Default or Event of Default shall exist or have occurred and be continuing.  The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall have been true and correct in all respects as of such earlier date)

Without limiting the generality of the provisions of the last paragraph of Section 12.3, for purposes of determining compliance with the conditions specified in this Section 7.1, Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the making of the initial Revolving Loans on the Restatement Date specifying its objection thereto.

SECTION 7.2Conditions to Subsequent Extensions of Credit.  Subject to Section 6.13, the obligations of the Lenders to make the Revolving Loans or issue or participate in the Letters of Credit, if any (in each case other than the initial Extension of Credit), or convert or continue any Revolving Loan as a LIBOR Rate Loan and/or the Issuing Bank to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a)Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall have been true and correct in all respects as of such earlier date).

(b)No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Revolving Loan or after giving effect to the Revolving Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c)Notices. Administrative Agent shall have received a Borrowing request or Notice of Conversion/Continuation, as applicable, from Borrower Representative in accordance with Section 2.3(a), Section 4.2 or Section 6.2, as applicable.

(d)Compliance with Loan Cap and Loan Limits.  After giving effect to such borrowing, continuation, conversion, issuance or extension, (i) the Total Outstandings will not exceed the Loan Cap, (ii) the US Outstandings will not exceed the lesser of the US Loan Limit or the US Borrowing Base as then in effect, and (iii) the Canadian Outstandings will not exceed the lesser of the Canadian Loan Limit or the Canadian Borrowing Base as then in effect.

(e)New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 7.3Post-Closing Conditions.

(a)Borrowers shall use commercially reasonable efforts to obtain Collateral Access Agreements at locations where there is Collateral in excess of $5,000,000 to the extent such Collateral Access Agreements have not been received prior to the Restatement Date; provided, that, (i) to the extent there is a Landlord Reserve with respect to any location, no Collateral Access Agreement shall be required for such location and (ii) to the extent that the location of Collateral is temporary or overflow location (consistent with the past practices of Borrowers prior to the date hereof), so long as at any given time the aggregate amount of the Inventory at all such temporary and overflow locations is less than $15,000,000, no Collateral Access Agreement shall be required for any such temporary or overflow location. Administrative Agent shall cooperate in good faith to respond promptly to requests in writing for changes to the form of Collateral Access Agreement that it receives from Borrower Representative based on requests Borrower Representative receives from any lessor of the premises to be subject to such Collateral Access Agreement.  Administrative Agent will be reasonable in its consideration of requests for changes from the form of Collateral Access Agreement made by lessors of premises to be subject to such Collateral Access Agreement.

(b)Borrowers shall deliver or cause to be delivered all documents and perform or cause to be performed all actions set forth on Schedule 7.3(b) within the time periods specified on Schedule 7.3(b) (or within such other time periods as Administrative Agent shall approve in its discretion).

Article VIII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Restatement Date and as otherwise set forth in Section 7.2, that:

SECTION 8.1Organization; Power; Qualification.  Each Credit Party and each Restricted Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.  The jurisdictions in which each Credit Party and its Restricted Subsidiaries are organized and qualified to do business as of the Restatement Date, and the chief executive office of each Credit Party and each Subsidiary thereof, are described on Schedule 8.1.

SECTION 8.2Ownership.  Each Subsidiary of each Credit Party as of the Restatement Date is listed on Schedule 8.2.  As of the Restatement Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 8.2.  As of the Restatement Date, all outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 8.2.  The shareholders or other owners, as applicable, of each Credit Party (other than Holdings) and the number of shares owned by each as of the Restatement Date are described on Schedule 8.2.  As of the Restatement Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Capital Stock of any Credit Party (other than Holdings) or any Subsidiary of a Credit Party, except as described on Schedule 8.2.

SECTION 8.3Authorization; Enforceability.

(a)Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms.

(b)This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 8.4Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.  The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, (c) conflict with, result in a breach of or constitute a default under (1) the Term Loan Documents or (2) any other indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which, in the case of clause (2), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC, the PPSA or the CCQ (iii) filings with the United States Copyright Office, the United States Patent and Trademark Office and/or the Canadian Intellectual Property Office, and (iv) consents or filings made or obtained and in full force and effect.

SECTION 8.5Compliance with Law; Governmental Approvals.  Each Credit Party and each Restricted Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in the case of each of clauses (a), (b) or (c) where the failure to have, comply, file or retain could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.6Tax Returns and Payments.  Each Credit Party and each Restricted Subsidiary thereof has duly filed or caused to be filed all federal and state income Tax returns and all other material federal, state, provincial, territorial, local and other Tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state income Taxes and all other material federal, state, local and other Taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or Restricted Subsidiary).  Such returns accurately reflect in all material respects all liability for all applicable Taxes of the related Credit Party or Restricted Subsidiary thereof for the periods covered thereby.  As of the Restatement Date, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of the Tax liability of any Credit Party or any Restricted Subsidiary thereof other than those set forth on Schedule 8.6.  No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Restricted Subsidiary thereof with respect to unpaid Taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens).  As of the Restatement Date, the charges, accruals and reserves on the books of each Credit Party and each Restricted Subsidiary thereof in respect of federal, state, local and other Taxes for all Fiscal Years and portions thereof since the organization of any Credit Party or any Restricted Subsidiary thereof and ended prior to the Restatement Date are in the judgment of the Credit Parties adequate, and the Credit Parties do not anticipate any additional Taxes or assessments for any of such years.

SECTION 8.7Intellectual Property Matters.  Each Credit Party and each Restricted Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights, designs and other rights with respect to the foregoing which are reasonably necessary to conduct its business.  No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Restricted Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except in each case as could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.8Environmental Matters.

(a)Except where the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the properties owned, leased or operated by each Credit Party and each Restricted Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws;

(b)Except where the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Credit Party and each Restricted Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there are no Hazardous Materials at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

(c)No Credit Party nor any Restricted Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(d)Except where the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Restricted Subsidiary thereof in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws;

(e)No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party or any Restricted Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, any Restricted Subsidiary thereof or such properties or such operations that, in each of the foregoing cases, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(f)There has been no release, or to the knowledge of any Credit Party, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Restricted Subsidiary, now or in the past, nor has there been any exposure to Hazardous Materials associated with any properties, products or operations of any Credit Party or Restricted Subsidiary, in each case, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws and that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 8.9Employee Benefit Matters.

(a)As of the Restatement Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plans, Multiemployer Plans, Canadian Pension Plans or Canadian Multiemployer Plans other than those identified on Schedule 8.9, and no Credit Party maintains or contributes to a defined benefit Canadian Pension Plan;

(b)With respect to all Employee Benefit Plans, each Credit Party and each ERISA Affiliate is in compliance with, and, with respect to all Multiemployer Plans, to the knowledge of each Credit Party, each Credit Party and each ERISA Affiliate is in compliance with, all applicable provisions of ERISA and the Code, except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of Canadian Pension Laws and the regulations thereunder with respect to all Canadian Employee Benefit Plans except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan and, to the knowledge of each Credit Party, each Multiemployer Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or is the subject of a favorable opinion letter from the IRS, and each trust related to such Employee Benefit Plan and, to the knowledge of each Credit Party, each trust related to such Multiemployer Plan is exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired.  No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for an outstanding liability that could not reasonably be expected to have a Material Adverse Effect.  No liability has been incurred by any Credit Party which remains unsatisfied for any taxes or penalties with respect to any Canadian Employee Benefit Plan or any Canadian Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(c)As of the Restatement Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code or Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan other than as set forth on Schedule 8.9;

(d)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor, with respect to clauses (ii), (iii), and (iv) hereof, any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan or a Canadian Multiemployer Plan, (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code or (v) failed to make a required contribution or payment to a Canadian Employee Benefit Plan;

(e)No Termination Event has occurred or is reasonably expected to occur; and

(f)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or Canadian Pension Plan or (iii) to the knowledge of any Credit Party, any Multiemployer Plan or any Canadian Multiemployer Plan.

SECTION 8.10Margin Stock.  No Credit Party nor any Restricted Subsidiary thereof is engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any of the Revolving Loans or Letters of Credit will be used for purchasing or carrying margin stock in contravention of, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.  Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets (either of any Borrower only or of Holdings and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 10.2 or Section 10.5 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”.

SECTION 8.11Investment Company.  No Credit Party nor any Restricted Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940).

SECTION 8.12Employee Relations.  As of the Restatement Date, no Credit Party or any Restricted Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 8.12.  No Credit Party knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 8.13Burdensome Provisions.  The Credit Parties and their respective Restricted Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.  No Subsidiary (other than an Excluded Subsidiary or Unrestricted Subsidiary) is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock to Holdings or any of its Restricted Subsidiaries or to transfer any of its assets or properties to Holdings or any of its Restricted Subsidiaries in each case other than existing under or by reason of the Loan Documents or Applicable Law.

SECTION 8.14Financial Statements.  The audited and unaudited financial statements delivered pursuant to Sections 7.1(d)(i)(A) and (B) are complete and correct and fairly present in all material respects, on a Consolidated basis, the assets, liabilities and financial position of Holdings and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.  Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.  The projections and estimates prepared by or on behalf of Holdings or any other Credit Party that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by such Credit Party to be reasonable (it being understood that actual results may vary materially from the projections), as of the date such projections and estimates were furnished to the Lenders and as of the Restatement Date.

SECTION 8.15No Material Adverse Change.  Since September 30, 2020, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of Holdings and its Subsidiaries and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

SECTION 8.16Solvency.  Each Borrower is Solvent and the Credit Parties, on a Consolidated basis, are Solvent.

SECTION 8.17Title to Property.  As of the Restatement Date, the real property listed on Schedule 8.17 constitutes all of the real property that is owned, leased, subleased or used by any Credit Party or any of its Restricted Subsidiaries.  Each Credit Party and each Restricted Subsidiary thereof has good title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.18Litigation.  There are no actions, suits or proceedings pending nor, to its knowledge, threatened against or in any other way relating adversely to or affecting any Credit Party or any Restricted Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 8.19OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  No Credit Party or any of its Subsidiaries is in violation of any Sanctions.  No Credit Party nor any of its Subsidiaries nor, to the knowledge of such Credit Party, any director, officer, employee, agent or Affiliate of such Credit Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Credit Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Credit Parties and its Subsidiaries, and to the knowledge of each such Credit Party, each director, officer, employee, agent and Affiliate of each such Credit Party and each such Subsidiary, is in compliance in all material respects with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).

SECTION 8.20Absence of Defaults.  No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party or any Subsidiary thereof under any judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefore that, in any case under this clause (b), could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.21Senior Indebtedness Status.  The Obligations of each Credit Party under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness of such Person.

SECTION 8.22Investment Bankers’ and Similar Fees.  No Credit Party has any obligation to any Person in respect of any finders’, brokers’, investment banking or other similar fee in connection with any of the Transactions.

SECTION 8.23Disclosure.  No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Subsidiary thereof to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  As of the Restatement Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

SECTION 8.24Material Contracts.  Schedule 8.24 sets forth all Material Contracts to which any Credit Party is a party or is bound as of the Restatement Date.  The Credit Parties have delivered true, correct and complete copies of such Material Contracts to Administrative Agent on or before the Restatement Date.

SECTION 8.25[Reserved].

SECTION 8.26Location of Inventory.In each case except to the extent disclosed to Administrative Agent pursuant to Section 9.18, the Inventory of the Borrowers is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 1.1(e) or 1.1(f) or as otherwise disclosed to Administrative Agent in accordance with Section 9.18, except, that, Borrowers may have Inventory at locations that are not identified on Schedule 1.1(e) or 1.1(f), provided, that, the aggregate book value of the Inventory at all such locations that are not on such Schedules does not exceed $15,000,000 in the aggregate at any time.

SECTION 8.27Eligible Accounts.  As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Administrative Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the business of the applicable Borrower, (b) owed to a Borrower without any right of return except in the ordinary course of the business of such Borrower consistent with its practices and policies and without any known material defenses, disputes, offsets or counterclaims other than as reported to Administrative Agent in accordance with the Loan Documents, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

SECTION 8.28Eligible Inventory.  As to each item of Inventory that is identified by Borrowers as Eligible Inventory in a Borrowing Base Certificate submitted to Administrative Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

Article IX

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Credit Party will, and will cause each of its Restricted Subsidiaries to:

SECTION 9.1Financial Statements and Budgets.  Deliver to Administrative Agent, in form and detail satisfactory to Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ended September 30, 2021), (i) an audited Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, together with a management discussion and analysis and (ii) if applicable, the related Restricted Group Reconciliation Statement.  Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing reasonably acceptable to Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit.

(b)Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 31, 2021), an unaudited Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows, together with a management discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by Holdings in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Holdings to present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of Holdings and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes (and if applicable, the related Restricted Group Reconciliation Statement); provided, that, if a Default or Event of Default shall have occurred and be continuing, for each fiscal month ending thereafter until no Default or Event of Default shall have occurred and be continuing, in addition, as soon as practicable and in any event within thirty (30) days after the end of each such fiscal month, an unaudited Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such fiscal month and unaudited Consolidated statements of income, retained earnings and cash flows for such fiscal month.

(c)Annual Business Plan and Budget. As soon as practicable and in any event within five (5) Business Days after filing its 10-K report with the SEC for any Fiscal Year, a business plan and operating and capital budget of Holdings and its Subsidiaries for the following Fiscal Year, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, calculations demonstrating projected compliance with the financial covenant set forth in Section 10.13, accompanied by a certificate from a Responsible Officer of Holdings to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of Holdings and its Subsidiaries for such period.

SECTION 9.2Certificates; Other Reports.  Deliver to Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)at each time financial statements are delivered pursuant to Sections 9.1(a) or (b) and at such other times as Administrative Agent shall reasonably request, a duly completed Compliance Certificate signed by a Responsible Officer of Borrower Representative;

(b)twenty (20) days after the end of each fiscal quarter (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit G (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal quarter, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of Borrower Representative; provided, that:

(i)at any time that the Total Outstandings exceed fifteen percent (15.0%) of the Loan Cap for any five (5) consecutive days during any fiscal month, a Borrowing Base Certificate shall be delivered twenty (20) days after the end of the fiscal month (or, if such day is not a Business Day, on the next succeeding Business Day), in which Total Outstandings exceed such amount for such period, showing the Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal month and a Borrowing Base Certificate shall be delivered twenty (20) days after the end of each fiscal month thereafter (or, if such day is not a Business Day, on the next succeeding Business Day), until the Total Outstandings have been less than fifteen percent (15.0%) of the Loan Cap for each day of a fiscal month thereafter, at which time the Borrowing Base Certificate shall be delivered quarterly in accordance with Section 9.2(b) above, until such time as Total Outstandings may thereafter exceed such amount for any five (5) consecutive days during any fiscal month;

(ii)at any time that Adjusted Excess Availability is less than the greater of (A) fifteen percent (15.0%) of the Loan Cap and (B) $135,000,000 for any five (5) consecutive Business Days or an Event of Default exists or has occurred and is continuing, at the election of Administrative Agent, or at the direction of Required Lenders, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if such day is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Friday, together with a certification as to the amount of Qualified Cash; and

(iii)Borrower Representative may from time to time, at its option, elect to deliver a Borrowing Base Certificate (A) on a monthly basis, in which case Borrower Representative shall continue to provide a monthly Borrowing Base Certificate for not less than the next two (2) consecutive months, or (B) on a weekly basis, in which case Borrower Representative shall continue to provide a weekly Borrowing Base Certificate for not less than the next four (4) consecutive weeks;

(c)the financial and collateral reports described on Schedule 9.2 hereto, at the times set forth in such Schedule;

(d)promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Restricted Subsidiary thereof with any Environmental Law that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any owned Property, in each case with an individual fair market value greater than $3,000,000, described on Schedule 8.17 to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(e)promptly, and in any event within ten (10) Business Days after receipt thereof by any Credit Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence (other than comment letters and similar correspondence) received from the SEC (or comparable agency in any applicable non-US jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Restricted Subsidiary thereof;

(f)promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act and Canadian AML Laws), as from time to time reasonably requested by Administrative Agent or any Lender;

(g)promptly upon the execution and delivery thereof copies of all amendments, consent letters, waivers or modifications under or with respect to any Term Loan Documents, any 2026 Senior Note Documents or any 2029 Senior Note Documents; and

(h)such other information regarding the operations, business affairs and financial condition of any Credit Party or any Restricted Subsidiary thereof as Administrative Agent or any Lender (acting through Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to Section 9.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address listed in Section 13.1; or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided, that: (i) Holdings and Borrower Representative shall deliver paper copies of such documents to Administrative Agent or any Lender that requests Holdings and Borrower Representative to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Holdings and Borrower Representative shall notify Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions of such documents.  Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings and Borrower Representative with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of Holdings and the Borrowers hereby acknowledges that (a) Administrative Agent and/or the Left Lead Arranger will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of Holdings and the Borrowers hereunder (collectively, “Credit Party Materials”) by posting the Credit Party Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, any Borrower, their Affiliates or their respective securities) (each, a “Public Lender”).  Holdings and the Borrowers hereby agree that so long as Holdings or any Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Credit Party Materials that may be distributed to the Public Lenders and that (w) all such Credit Party Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Credit Party Materials “PUBLIC,” Holdings and the Borrowers shall be deemed to have authorized Administrative Agent, the Left Lead Arranger, the Issuing Bank and the Lenders to treat such Credit Party Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, any Borrower, their Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, that, to the extent such Credit Party Materials constitute Information, they shall be treated as set forth in Section 13.11); (y) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Administrative Agent and the Left Lead Arranger shall be entitled to treat any Credit Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, Holdings and the Borrowers shall be under no obligation to mark any Credit Party Materials “PUBLIC”.

SECTION 9.3Notice of Litigation and Other Matters.  Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party or any Restricted Subsidiary thereof obtains knowledge thereof) notify Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)the occurrence of any Default or Event of Default;

(b)the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or before any arbitrator against or involving any Credit Party or any Restricted Subsidiary thereof or any of their respective properties, assets or businesses in each case that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)any notice of any violation of law received by any Credit Party or any Restricted Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of or liability under Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(d)any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Restricted Subsidiary thereof which could reasonably be expected to have a Material Adverse Effect;

(e)any attachment, judgment, lien, levy or order, in each case as issued by a Governmental Authority, exceeding the Threshold Amount that may be assessed against any Credit Party or any Restricted Subsidiary thereof;

(f)(i) any unfavorable determination letter from the IRS, or with respect to a Multiemployer Plan, any notice from a Multiemployer Plan regarding any unfavorable determination letter from the IRS, regarding the qualification of an Employee Benefit Plan or Multiemployer Plan under Section 401(a) of the Code (along with a copy thereof), (ii) any notice received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) any notice received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan or Canadian Multiemployer Plan sponsor evidencing the imposition of material withdrawal liability pursuant to Section 4202 of ERISA or any other Applicable Law and (iv) any notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, or any notice of intent to terminate any defined benefit Canadian Pension Plan under Canadian Pension Laws or otherwise that, in each case, is filed with the PBGC or other Governmental Authority applicable to Canadian Pension Plans by any Credit Party or any ERISA Affiliate or otherwise received by any Credit Party or any ERISA Affiliate;

(g)Liens for taxes, assessments and other governmental charges or levies at such time as the aggregate amount thereof exceed $5,000,000 (other than any such taxes, assessments and other governmental charges or levies that are (i) not yet due or as to which the period of grace, if any, related thereto has not expired, or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP);

(h)the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business at such time as the aggregate amount thereof exceeds $5,000,000 (other than claims which are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such claims and such claims are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP or claims that do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of Holdings or any of its Restricted Subsidiaries); and

(i)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice pursuant to Section 9.3 shall be accompanied by a statement of a Responsible Officer of Holdings and Borrower Representative setting forth details of the occurrence referred to therein and stating what action Holdings and the Borrowers have taken and proposes to take with respect thereto.  Each notice pursuant to Section 9.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 9.4Preservation of Corporate Existence and Related Matters.  Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all material rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 9.5Maintenance of Property and Licenses.

(a)In addition to the requirements of any of the Security Documents, (i) protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; (ii) maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and (iii) from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in the case of each of the foregoing clauses (i), (ii) and (iii), except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect.

(b)Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.6Insurance.  Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance).  All such insurance shall (a) provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by Administrative Agent of written notice thereof, (b) name Administrative Agent as an additional insured party thereunder, and (c) in the case of each casualty insurance policy, name Administrative Agent as lender’s loss payee.  From time to time deliver to Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, including any endorsements required pursuant to the foregoing requirements of this Section 9.6.

SECTION 9.7Accounting Methods and Financial Records.  Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

SECTION 9.8Payment of Taxes and Other Obligations.  Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section 9.8 could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.9Compliance with Laws and Approvals.  Observe and remain in compliance, and enforce policies and procedures designed to provide for compliance, with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.10Environmental Laws.  In addition to and without limiting the generality of Section 9.9, (a) in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Holdings or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

SECTION 9.11Compliance with ERISA.  In addition to and without limiting the generality of Section 9.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans and the Canadian Pension Laws, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan or a Canadian Multiemployer Plan (other than liability for premiums to the PBGC that are due but not delinquent or benefit accruals) made in the ordinary course of business, and (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (b) furnish to Administrative Agent upon Administrative Agent’s request, such additional information about any Employee Benefit Plan or Canadian Employee Benefit Plan and, to the extent available to any Credit Party or ERISA Affiliate, any Multiemployer Plan,

as may be reasonably requested, with respect to the manner and content, by Administrative Agent.  No Credit Party shall establish any new defined benefit Canadian Pension Plan.

SECTION 9.12Visits, Inspections, Field Examinations and Appraisals.

(a)Permit representatives of Administrative Agent, from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of Borrowers, to visit and inspect any Credit Party’s properties; inspect, audit and make extracts from any Credit Party’s books, records and files, including, but not limited to, management letters prepared by independent accountants, to the extent consented to by such independent accountants; and discuss with any Credit Party’s principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects (provided, that, the Borrowers may, if they choose, be present at or participate in any such discussions); provided, that, excluding any such visits and inspections during the continuation of an Event of Default or, at the request of Borrower Representative, in connection with a Permitted Acquisition, and without limitation of the rights of Administrative Agent to conduct, or cause to be conducted, field examinations and appraisals as provided below, (i) Administrative Agent shall not exercise such rights more often than once during any Fiscal Year and (ii) upon the occurrence and during the continuance of an Event of Default, Administrative Agent may do any of the foregoing at the expense of the Borrowers as often as may be reasonably necessary, at any time during normal business hours and without advance notice.

(b)Upon the request of Administrative Agent after reasonable prior notice, permit Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by Administrative Agent to conduct commercial finance examinations and other evaluations, including, without limitation, of (i) Borrower Representative’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Credit Parties shall pay the reasonable and documented fees and expenses of Administrative Agent and such professionals with respect to such examinations and evaluations, provided, that, Administrative Agent may conduct, or cause to be conducted, (i) no more than one (1) field examination in any twelve (12) month period at the expense of the Borrowers so long as Adjusted Excess Availability is not less than the greater of (A) twelve and one-half percent (12.5%) of the Loan Cap or (B) $112,500,000 during such twelve (12) months, and (ii) not more than two (2) field examinations in any twelve (12) month period at the expense of the Borrowers if at any time Adjusted Excess Availability during such twelve (12) months is less than or equal to the greater of (A) twelve and one-half percent (12.5%) of the Loan Cap or (B) $112,500,000.  Notwithstanding the foregoing, Administrative Agent may cause additional field examinations to be done (A) at any time at its own expense, upon reasonable prior notice to Borrower Representative and during normal business hours with the good faith cooperation of Borrowers and Administrative Agent so as to minimize any disruption of the Borrowers’ business, (B) if an Event of Default shall have occurred and be continuing, at the expense of the Borrowers and without advance notice, (C) if and to the extent (and only to the extent) required by Applicable Law or (D) in connection with a Permitted Acquisition, at the expense of the Borrowers, which field examination shall not be considered for purposes of the limitations on field examinations at the expense of Borrowers set forth herein; provided, that, any such field examination in connection with a Permitted Acquisition shall only be conducted upon the request of Borrower Representative.

(c)Upon the request of Administrative Agent after reasonable prior notice, permit Administrative Agent or professionals (including appraisers) retained by Administrative Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base.  The Credit Parties shall pay the reasonable and documented fees and expenses of Administrative Agent and such professionals with respect to such appraisals, provided, that, Administrative Agent may obtain, (i) no more than one (1) appraisal of inventory in any twelve (12) month period at the expense of the Borrowers so long as Adjusted Excess Availability is not less than the greater of (A) twelve and one-half percent (12.5%) of the Loan Cap or (B) $112,500,000 during such twelve (12) months, and (ii) not more than two (2) appraisals in any twelve (12) month period at the expense of the Borrowers if at any time Adjusted Excess Availability during such twelve (12) months is less than or equal to the greater of (A) twelve and one-half percent (12.5%) of the Loan Cap or (B) $112,500,000.  Notwithstanding the foregoing, Administrative Agent may cause additional appraisals to be done (A) at any time at its own expense upon reasonable prior notice to Borrower Representative and during normal business hours with the good faith cooperation of Borrowers and Administrative Agent so as to minimize any disruption of the Borrowers’ business, (B) if an Event of Default shall have occurred and be continuing, at the expense of the Borrowers and without advance notice, (C) if and to the extent (and only to the extent) required by Applicable Law or (D) in connection with a Permitted Acquisition, at the expense of the Borrowers, which appraisal shall not be considered for purposes of the limitations on field examinations at the expense of Borrowers set forth herein; provided, that, any such appraisal in connection with a Permitted Acquisition shall only be conducted upon the request of Borrower Representative.

SECTION 9.13Lender Meetings.  Upon the request of Administrative Agent or the Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year, which meeting will be held at the corporate offices of Holdings and Borrower Representative (or such other location as may be agreed to by Holdings, Borrower Representative and Administrative Agent) at such time as may be agreed by Holdings, Borrower Representative and Administrative Agent.

SECTION 9.14Cash Management.

(a)Each Credit Party shall establish and maintain, at its expense, Deposit Accounts and cash management services of a type and on terms, and with the banks, set forth on Schedule 9.14(a) and, subject to Section 9.14(e) below, such other banks as such Credit Party may hereafter select (such other banks, together with the banks set forth on Schedule 9.14(a), collectively, the “Cash Management Banks” and individually, a “Cash Management Bank”).  In accordance with Section 7.3, each Credit Party shall deliver, or cause to be delivered to Administrative Agent, a Control Agreement with respect to each of its Deposit Accounts duly authorized, executed and delivered by and among each Cash Management Bank where a Deposit Account is maintained, the applicable Credit Party and Administrative Agent; provided, that, (i) Credit Parties shall not be required to deliver a Control Agreement with a Cash Management Bank as to (A) any Deposit Account that is an Excluded Account, (B) any Deposit Account or Securities Account identified in Schedule 9.14(a) as to be closed within one hundred eighty (180) days following the Restatement Date (or such longer period as the Administrative Agent shall reasonably agree), which Deposit Account or Securities Account is closed within such time period, (C) any Deposit Account (including any disbursement account) which a Cash Management Bank will not permit to be subject to a Control Agreement, provided, that, in the case of a Collection Account, upon the request of Administrative Agent, such Collection Account shall be promptly closed, and (D) any Deposit Account that is a zero balance account or from which funds are otherwise automatically transferred on a recurring daily basis (or with such other frequency as is satisfactory to Administrative Agent) into another Deposit Account that is subject to a Control Agreement and (ii) Credit Parties shall only be required to deliver the acknowledgement and agreement of the Cash Management Bank to such Control Agreements in form and substance reasonably satisfactory to Administrative Agent for those Deposit Accounts listed on Schedule 9.14(a) for which Control Agreements are required within the time periods for them set forth in Schedule 9.14(a).

(b)Each such Control Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Administrative Agent directing the disposition of the funds in such Deposit Account without further consent by the applicable Credit Party,

(ii) the Cash Management Bank waives, subordinates, and agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Deposit Account other than for payment of its service fees and other charges directly related to the administration of such Deposit Account and for returned checks or other items of payment, (iii) upon the instruction of Administrative Agent (an “Activation Notice”), the Cash Management Bank will transfer each day by wire transfer or other electronic funds transfer all funds in such account to the Administrative Agent Payment Account, provided, that, Administrative Agent will not issue an Activation Notice with respect to any Collection Account except at such time as a Cash Dominion Event has occurred and is continuing, and (iv) in the case of the Control Agreements for any other Deposit Account, upon an Activation Notice, the Cash Management Bank will transfer each day by wire transfer or other electronic funds transfer all funds in such account to the Administrative Agent Payment Account, provided, that, Administrative Agent will not issue such an Activation Notice under this clause (iv) except at such time as an Event of Default exists or has occurred and is continuing.

(c)Each Borrower shall direct all Account Debtors or other obligors in respect of any amounts payable to Borrowers to make payment of all such amounts, in the case of US Borrowers to a US Collection Account, in the case of Canadian Borrowers to a Canadian Collection Account and otherwise take all reasonable actions to cause such payments to be made to the applicable Collection Account.  In addition, each Borrower shall deposit, or cause to be deposited, any other amounts received in respect of Accounts or other Collateral that it receives (i) to the US Collection Account in the case of a US Borrower, and (ii) to the Canadian Collection Account in the case of a Canadian Borrower.

(d)In the event that Administrative Agent has sent an Activation Notice with respect to a Collection Account, at any time after a Cash Dominion Event has ceased to exist in accordance with the definition of such term, Administrative Agent will send a notice to rescind the Activation Notice.

(e)So long as no Event of Default has occurred and is continuing, upon not less than five (5) Business Days’ prior written notice to Administrative Agent, the Credit Parties may amend Schedule 9.14(a) to add or replace a Deposit Account or Cash Management Bank or Securities Account or securities intermediary and shall upon such addition or replacement provide to Administrative Agent an amended Schedule 9.14(a); provided, that, (i) such prospective Cash Management Bank or securities intermediary, as the case may be, shall be reasonably satisfactory to Administrative Agent, and (ii) prior to the time of the opening of such Deposit Account or Securities Account, the applicable Credit Party and such prospective Cash Management Bank or securities intermediary shall have executed and delivered to Administrative Agent a Control Agreement (including any acknowledgement and agreement of the Cash Management Bank or securities intermediary with respect thereto).  Each Credit Party shall close any of its Deposit Accounts (and establish replacement Deposit Accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within forty-five (45) days after notice from Administrative Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Deposit Accounts or Administrative Agent’s liability under any Control Agreement with such Cash Management Bank is no longer satisfactory in Administrative Agent’s reasonable judgment.

(f)Subject to Section 7.3, each Credit Party shall obtain an authenticated Control Agreement from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Credit Party, or maintaining a Securities Account for such Credit Party and with respect to any other investment property and from and after the dates on which such Control Agreements are required to be delivered in accordance with the terms hereof, above, no Credit Party will make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Administrative Agent has received a Control Agreement duly authorized, executed and delivered by the applicable bank or securities intermediary where such cash, Cash Equivalents, Deposit Account or Securities Account are maintained with respect thereto, provided, that, Grantors shall not be required to deliver a Control Agreement with respect to any Excluded Account.

SECTION 9.15Additional Subsidiaries.

(a)Additional Subsidiaries.

(i)Additional US Subsidiaries. Notify Administrative Agent prior to the creation or acquisition of any US Subsidiary (other than any Excluded Subsidiary) (provided, that, any Subsidiary Redesignation resulting in an Unrestricted Subsidiary that is a US Subsidiary becoming a Restricted Subsidiary shall be deemed to constitute the acquisition of a US Subsidiary for all purposes of this Section 9.15) and promptly thereafter (and in any event within thirty (30) days after such creation or acquisition, as such time period may be extended by Administrative Agent in its sole discretion) cause such US Subsidiary (other than any Excluded Subsidiary) to (A) become a US Guarantor by delivering to Administrative Agent a duly executed supplement to the US Guaranty Agreement or such other document as Administrative Agent shall deem appropriate for such purpose (provided, that, in the case of a US Guarantor that is a FSCHO, the guarantee shall not apply as to the US Secured Obligations), and in addition, upon the request of Borrower Representative and subject to the approval of Administrative Agent become a US Borrower, subject to the delivery of such agreements, documents or instruments as Administrative Agent may reasonably request in form and substance reasonably satisfactory to Administrative Agent (including, but not limited to, a joinder to this Agreement), (B) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such US Subsidiary by delivering to Administrative Agent a duly executed supplement to each Security Document or such other document as Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (C) deliver to Administrative Agent such opinions, documents and certificates referred to in Section 7.1 as may be reasonably requested by Administrative Agent, (D) deliver to Administrative Agent (i) any original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person and (ii) subject to the Intercreditor Agreement, any original promissory notes together with transfer powers for such promissory notes, (E) deliver to Administrative Agent such updated Schedules to the Loan Documents as requested by Administrative Agent with respect to such Person, and (F) deliver to Administrative Agent such other documents as may be reasonably requested by Administrative Agent, all in form, content and scope reasonably satisfactory to Administrative Agent.

(ii)Additional Canadian Subsidiaries. Notify Administrative Agent prior to the creation or acquisition of any Canadian Subsidiary (provided, that, any Subsidiary Redesignation resulting in an Unrestricted Subsidiary that is a Canadian Subsidiary becoming a Restricted Subsidiary shall be deemed to constitute the acquisition of a Canadian Subsidiary for all purposes of this Section 9.15) and promptly thereafter (and in any event within thirty (30) days after such creation or acquisition, as such time period may be extended by Administrative Agent in its sole discretion) cause such Canadian Subsidiary (other than any Excluded Subsidiary) to (A) become a Canadian Guarantor by delivering to Administrative Agent a duly executed supplement to the Canadian Guaranty Agreement or such other document as Administrative Agent shall deem appropriate for such purpose, and in addition, upon the request of Borrower Representative and subject to the approval of Administrative Agent become a Canadian Borrower, subject to the delivery of such agreements, documents or instruments as Administrative Agent may reasonably request in form and substance reasonably satisfactory to Administrative Agent (including, but not limited to, a joinder to this Agreement), (B) grant a security interest in all Collateral (subject to the exceptions specified in the Canadian Collateral Agreement) owned by such Canadian Subsidiary by delivering to Administrative Agent a duly executed supplement to each Security Document or such other document as Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (C) deliver to Administrative Agent such opinions, documents and certificates referred to in Section 7.1 as may be reasonably requested by Administrative Agent, (D) deliver to Administrative Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person, (E) deliver to Administrative Agent such updated Schedules to the Loan Documents as requested by Administrative Agent with respect to such Person, and (F) deliver to Administrative Agent such other documents as may be reasonably requested by Administrative Agent, all in form, content and scope reasonably satisfactory to Administrative Agent.

(b)Additional Foreign Subsidiaries. Notify Administrative Agent at the time that any Person becomes a First Tier Foreign Subsidiary, including, without limitation, any First Tier Foreign Subsidiary that is a Canadian Subsidiary, and at the request of Administrative Agent, promptly thereafter (and in any event within forty-five (45) days after such request, as such time period may be extended by Administrative Agent in its sole discretion), cause (i) the applicable US Credit Party to deliver to Administrative Agent Security Documents pledging (A) as security for the US Secured Obligations, sixty-five percent (65%) of the total outstanding voting Capital Stock (and one hundred percent (100%) of the non-voting Capital Stock) of any such new First Tier Foreign Subsidiary and (B) as security for the Canadian Secured Obligations, one hundred percent (100%) of the Capital Stock of any such new First Tier Foreign Subsidiary and, in each case, a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such new First Tier Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to Administrative Agent such opinions, documents and certificates referred to in Section 7.1 as may be reasonably requested by Administrative Agent, (iii) such Person to deliver to Administrative Agent such updated Schedules to the Loan Documents as requested by Administrative Agent with regard to such Person and (iv) such Person to deliver to Administrative Agent such other documents as may be reasonably requested by Administrative Agent, all in form, content and scope reasonably satisfactory to Administrative Agent.

(c)Flood Insurance Compliance; Beneficial Ownership.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) Administrative Agent shall not accept delivery of any mortgage of real property from any Credit Party unless each Lender has received not less than forty-five (45) days prior written notice thereof and Administrative Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by (A) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (B) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (C) the Biggert-Waters Flood Insurance Reform Act of 2012National Flood Insurance Act of 1968, and in each case related laws, rules and regulations or as otherwise satisfactory to such Lender, and Administrative Agent has been named as a loss payee on any flood insurance policy and (ii) Administrative Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Credit Party that is not a Credit Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Administrative Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Administrative Agent and each Lender.

(d)Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than de minimis capital and any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.15(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 9.15(a) or (b), as applicable, within thirty (30) days of the consummation of such Permitted Acquisition as such time period may be extended by Administrative Agent, in its sole discretion).

(e)Guarantors of Other Indebtedness. Notify Administrative Agent at any time that (i) any Restricted Subsidiary that is not a Guarantor becomes a guarantor of or otherwise provides credit support for any Subordinated Indebtedness, Senior Unsecured Indebtedness, any Indebtedness in respect of the Term Loan Documents or the 2026 Senior Note Documents, in each case, with an aggregate principal amount in excess of the Threshold Amount and where the primary obligor of such Indebtedness is not a Foreign Subsidiary or (ii) any Excluded Subsidiary becomes a guarantor of or otherwise provides credit support for any Indebtedness of Holdings or any US Subsidiary with an aggregate principal amount in excess of the Threshold Amount, and concurrently with such Restricted Subsidiary or such Excluded Subsidiary, as applicable, becoming a guarantor thereunder or providing credit support therefor, cause such Person, if such Person is a US Subsidiary (or, if such Person is not a US Subsidiary but such Person nevertheless becomes a guarantor of or otherwise provides credit support for any Subordinated Indebtedness, Senior Unsecured Indebtedness, Indebtedness in respect of the Term Loan Documents or the 2026 Senior Note Documents, in each case, where the primary obligor of such Indebtedness is not a Foreign Subsidiary), to take all of the actions required pursuant to (1) clauses (A) through (F) of subsection (a) of this Section 9.15 and (2) if applicable, clause (c) of this Section 9.15.

(f)Exclusions. The provisions of this Section 9.15 shall not apply to assets as to which Administrative Agent, Holdings and Borrower Representative shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

SECTION 9.16Use of Proceeds.

(a)Use the proceeds of the Revolving Loans on the Restatement Date to (i) finance a portion of the repayment of the Indebtedness evidenced by or arising under the 2025 Senior Notes and under the Existing Term Loan Agreement and/or (ii) pay fees, commissions and expenses in connection with the Transactions.

(b)Use the proceeds of US Extensions of Credit (i) for working capital and general corporate purposes of the US Borrowers and their Restricted Subsidiaries, including, without limitation, Permitted Acquisitions, Restricted Payments permitted pursuant to Section 10.6 and Investments permitted pursuant to Section 10.3 and/or (ii) to pay fees, commissions and expenses in connection with the Transactions and the Credit Facility.

(c)Use the proceeds of Canadian Extensions of Credit (i) for working capital and general corporate purposes of the Canadian Borrower and its Restricted Subsidiaries, including, without limitation, Permitted Acquisitions, Restricted Payments permitted pursuant to Section 10.6 and Investments permitted pursuant to Section 10.3 and/or (ii) to pay fees, commissions and expenses in connection with the Transactions and the Credit Facility.

(d)Use the proceeds of any Incremental Commitment as permitted pursuant to Section 6.13, as applicable.

(e)Holdings will not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Revolving Loans and Letters of Credit directly or, to Holdings’ knowledge, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, or in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

SECTION 9.17Further Assurances.

(a)Maintain the security interest created by the Security Documents in accordance with the terms of the US Collateral Agreement or the terms of the Canadian Collateral Agreement, as applicable, subject to the rights of the Credit Parties to dispose of the Collateral pursuant to the Loan Documents; and make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as Administrative Agent or the Required Lenders (through Administrative Agent) may reasonably require for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the US Secured Parties or the Canadian Secured Parties, as applicable, with respect to the Collateral as to which Administrative Agent, for the benefit of the US Secured Parties or the Canadian Secured Parties, as applicable, has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements or similar forms of application under the UCC, the PPSA or the CCQ (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents.

(b)If requested by Administrative Agent or any Lender (through Administrative Agent), promptly furnish to Administrative Agent and each Lender a statement in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable.

SECTION 9.18Locations of Inventory.  Each Borrower will, and will cause each of its Restricted Subsidiaries to, keep its Inventory only at the locations identified on Schedules 1.1(e) and 1.1(f); provided, that, (a) the Borrowers may amend Schedule 1.1(e) or 1.1(f) so long as such amendment occurs by written notice to Administrative Agent not less than ten (10) days (or such shorter period as is reasonably acceptable to Administrative Agent) prior to the date on which such Inventory is moved to such new location and so long as such new location is within the United States (including, without limitation, any State thereof, the District of Columbia and any territory thereof) or Canada, (b) Borrowers and such Subsidiaries may at any time and from time to time have Inventory at locations outside of the United States (including, without limitation, outside of any State thereof, the District of Columbia and any territory thereof) or Canada, provided, that the aggregate book value of the Inventory at all such locations does not exceed $10,000,000 in the aggregate at any time, and (c) Borrowers may have Inventory at locations that are not identified on Schedule 1.1(e) or 1.1(f), provided, that, the aggregate book value of the Inventory at all such locations that are not on such Schedules does not exceed $15,000,000 in the aggregate at any time.

SECTION 9.19OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.  Each Credit Party will, and will cause each of its Subsidiaries to comply in all material respects with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Credit Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Credit Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

Article X

NEGATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full, the Credit Parties will not, and will not permit any of their respective Restricted Subsidiaries to:

SECTION 10.1Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness except:

(a)the Obligations;

(b)Indebtedness and obligations owing under Bank Product Agreements entered into in the ordinary course of business (and, in the case of Hedge Agreements, subject to Section 10.16);

(c)Indebtedness existing on the Restatement Date and listed on Schedule 10.1, and any Refinancing Indebtedness in respect thereof;

(d)(i)  Indebtedness incurred in connection with Capital Leases (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness incurred (A) on or prior to the Restatement Date and listed on Schedule 10.1 and (B) after the Restatement Date in an aggregate principal amount, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, not to exceed the greater of (1) $350,000,000 and (2) five percent (5.0%) of Consolidated Total Assets at such time, at any time outstanding, and (ii) any Refinancing Indebtedness with respect thereto;

(e)(i)  Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 10.3, to the extent that (A) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets, (B) neither Holdings nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (C) the aggregate outstanding principal amount of such Indebtedness, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, does not exceed $150,000,000 at any time outstanding, and (ii) any Refinancing Indebtedness with respect thereto;

(f)Guaranty Obligations with respect to Indebtedness permitted pursuant to this Section 10.1 (other than clauses (g) and (i) of this Section 10.1)

(g)unsecured intercompany Indebtedness:

(i)owed or guaranteed by any Credit Party to another Credit Party;

(ii)owed or guaranteed by any Credit Party to any Non-Credit Party; provided, that, (A) such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to Administrative Agent and (B) no Non-Credit Party which is a US Subsidiary shall be permitted to make any loan and advance to any Canadian Credit Party (other than loans or advances by a US Subsidiary that is a FSCHO to a direct Subsidiary that is a Canadian Credit Party);

(iii)owed or guaranteed by any Non-Credit Party to any other Non-Credit Party; and

(iv)owed or guaranteed by any Non-Credit Party to any Credit Party to the extent permitted pursuant to Section 10.3(a)(vi);

(h)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i)Subordinated Indebtedness and Senior Unsecured Indebtedness of the Credit Parties and Guaranty Obligations of the Credit Parties with respect to such Subordinated Indebtedness or such Senior Unsecured Indebtedness; provided, that, in the case of each incurrence of such Subordinated Indebtedness or Senior Unsecured Indebtedness, (i) no Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (ii) as of the date of incurring any such Indebtedness and after giving effect thereto, each of the Incurrence Conditions shall be satisfied, and Administrative Agent shall have received satisfactory written evidence thereof, and (iii) no Credit Party shall guarantee any Subordinated Indebtedness unless such Guaranty Obligation is subordinated to the Obligations on terms no less favorable to Administrative Agent and the Lenders than the terms of the Subordinated Indebtedness to which such Guaranty Obligation relates;

(j)Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, bids, trade contracts (other than for debt for borrowed money), leases (other than Capital Leases), government contracts, financial assurances, completion guarantees and similar obligations, statutory obligations or with respect to workers’ compensation claims, unemployment insurance and other social security laws or regulation, health, disability or other employee benefits or property, casualty or liability insurance (including premiums thereunder) or self-insurance or other similar obligations owing to Holdings or any Restricted Subsidiary (including Indebtedness in respect of letters of credit, bank guarantees or similar instruments used to secure the benefits of such items), in each case, incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(k)Indebtedness arising from agreements by Holdings or any of its Restricted Subsidiaries providing for indemnification, earn-out obligations, adjustment of purchase price or similar obligations, in each case, incurred in connection with a Permitted Acquisition, an Investment permitted under Section 10.3 (but with any payments in respect thereof only permitted to the same extent as such Investment is permitted under Section 10.3), a disposition of assets that is not an Asset Disposition to the extent set forth in the proviso to the definition of such term, or any transaction permitted under Sections 10.4 or 10.5 hereof;

(l)Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of Holdings or its Restricted Subsidiaries to purchase or redeem Capital Stock or options of Holdings permitted pursuant to Section 10.6(d); provided, that the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding;

(m)Indebtedness incurred in connection with Capital Leases arising under Sale and Leaseback Transactions permitted hereunder in reliance upon Section 10.5(c)(ii);

(n)(i) Indebtedness of the Credit Parties to the holders of the 2026 Senior Notes under the 2026 Senior Note Documents and (ii) any Refinancing Indebtedness with respect thereto, provided, that, in no event shall the aggregate amount of any such Indebtedness under clause (i) or (ii), when taken together with the Indebtedness under Section 10.1(o)), exceed the Non-ABL Cap (as defined in the Intercreditor Agreement) and so long as, if secured, the terms and provisions thereof shall be subject to the Intercreditor Agreement and (iii) Indebtedness of the Credit Parties to the holders of the 2029 Senior Notes under the 2029 Senior Note Documents and any Refinancing Indebtedness with respect thereto;

(o) (i) Indebtedness of the Credit Parties to the Term Loan Lenders under the Term Loan Documents and (ii) any Refinancing Indebtedness with respect thereto, provided, that, in no event shall the aggregate amount of any such Indebtedness under clause (i) or (ii), when taken together with the Indebtedness under Section 10.1(n)(i) and (ii), and Section 10.1(s)(i) and (ii), exceed the Non-ABL Cap (as defined in the Intercreditor Agreement) and so long as, if secured, the terms and provisions thereof shall be subject to the Intercreditor Agreement;

(p)(i) Indebtedness of any Credit Party or any Restricted Subsidiary thereof not otherwise permitted pursuant to this Section 10.1 in an aggregate principal amount not to exceed, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, the greater of (1) $525,000,000 and (2) seven and three-quarters percent (7.75%) of Consolidated Total Assets at such time, at any time outstanding, provided, that, no individual incurrence or issuance of Indebtedness (or related series of incurrences or issuances) permitted to be incurred pursuant to this clause (p) under any document, instrument or other agreement (or series of related documents, instruments or other agreements) that is greater than $200,000,000 shall have a final scheduled maturity date prior to the date that is six (6) months after the Maturity Date and (ii) any Refinancing Indebtedness in respect thereof;

(q)(i) additional Indebtedness of Subsidiaries that are not Credit Parties in an aggregate principal amount not to exceed, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, $100,000,000 at any time outstanding, and (ii) any Refinancing Indebtedness in respect thereof; provided that, in each case, such Indebtedness is unsecured or secured only by Liens permitted by Section 10.2(p);

(r)(i) Indebtedness in respect of commercial paper facilities in an aggregate outstanding principal amount not to exceed, when taken together with the aggregate principal amount of Refinancing Indebtedness outstanding pursuant to clause (ii) below, $100,000,000 at any time outstanding and (ii) any Refinancing Indebtedness in respect thereof; and

(s)(i) Indebtedness issued or incurred by any Credit Party or any Restricted Subsidiary thereof that is secured by Liens on the Term Loan Priority Collateral ranking pari passu with the Liens securing the Indebtedness under the Term Loan Documents permitted under Section 10.1(o); provided, that, (A) the Adjusted Excess Availability for the immediately preceding twenty (20) consecutive day period prior to the issuance or incurrence of such Indebtedness shall be not less than the greater of (1) fifteen percent (15%) of the Loan Cap or (2) $135,000,000 and after giving effect to the issuance or incurrence of such Indebtedness, on a pro forma basis using the most recent calculation of the Borrowing Base immediately prior to any such payment or transaction, the Adjusted Excess Availability shall be not less than the greater of such amounts, (B) as of the date of the incurrence of such Indebtedness, and after giving effect thereto, on a pro forma basis, the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarters (or twelve (12) consecutive fiscal months at any time Borrowers are required to provide monthly financial statements) ending on the last day of the applicable fiscal period prior to the date of the incurrence of such Indebtedness for which Administrative Agent has received financial statements shall be at least 1.10 to 1.00 (the conditions set forth in clause (A) and (B) above, the “Incurrence Conditions”), (C) if secured by Liens on ABL Priority Collateral, such Liens on the ABL Priority Collateral shall be subordinate to the Liens securing the Obligations; (D) no Event of Default shall exist before or after giving effect to the issuance or incurrence of such Indebtedness; (E) such Indebtedness and other obligations arising in respect thereof and the Liens securing such Indebtedness shall be subject to an intercreditor agreement reasonably satisfactory to Administrative Agent; (F) Administrative Agent shall have received from Holdings a duly completed certificate signed by a Responsible Officer of Holdings demonstrating, in form and substance reasonably satisfactory to Administrative Agent, that the conditions to the incurrence or issuance of such Indebtedness herein are satisfied, (G) such Indebtedness shall not have a scheduled maturity or any required scheduled repayment or prepayment of principal, amortization, mandatory redemption or sinking fund obligation, in each case, prior to the Maturity Date (except customary change of control or asset sale provisions and scheduled amortization payments not exceeding one percent (1%) of the original principal amount thereof each year); (H) such Indebtedness shall have pricing (including interest, fees and premiums) and optional redemption terms as may be agreed to by Holdings and the prospective lenders or noteholders, as applicable; (I) such Indebtedness may not have (1) obligors that are not obligors under this Agreement and the other Loan Documents or (2) security in any case more extensive than that securing the Obligations (including, for the avoidance of doubt, that such notes may not have security on any assets that do not constitute Collateral); (J) the covenants and events of default applicable to such Indebtedness shall not be, when taken as a whole, materially more favorable to the holders of such Indebtedness than those applicable to any Term Loans (except for covenants or other provisions applicable only to periods after the Maturity Date); (K) in no event shall the aggregate amount of any such Indebtedness under clause (i) or (ii) of this Section 10.1(s), when taken together with the Indebtedness under Section 10.1(n)(i) and (ii), and Section 10.1(o), exceed the Non-ABL Cap (as defined in the Intercreditor Agreement); and (ii) Refinancing Indebtedness in respect thereof;

(t)Indebtedness of any Credit Party under or in respect of the 2025 Senior Notes outstanding as of the Restatement Date; provided that all such notes shall be redeemed no later than May 19, 2021;

(u)Indebtedness consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business;

(v)Indebtedness incurred by Holdings and its Restricted Subsidiaries representing (i) deferred compensation to directors, officers, employees, members of management and consultants of Holdings or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with any Permitted Acquisition or any Investment permitted hereby;

(w)Indebtedness incurred in the ordinary course of business in respect of obligations of Holdings or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(x)unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that they are permitted to remain unfunded under applicable law; and

(y)all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Indebtedness described in paragraphs (a) through (x) above.

SECTION 10.2Liens.  Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)Liens securing the Secured Obligations (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Bank, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b)Liens in existence on the Restatement Date and described on Schedule 10.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any Refinancing Indebtedness with respect to Indebtedness pursuant to Section 10.1(c) (solely to the extent that such Liens were in existence on the Restatement Date and described on Schedule

10.2)); provided, that, the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Restatement Date, except for products and proceeds of the foregoing;

(c)Liens for taxes, assessments and other governmental charges or levies (i) not yet due or as to which the period of grace, if any, related thereto has not expired, (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP or (iii) which are, in the aggregate, immaterial to the Credit Parties;

(d)the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) other than claims which are, in the aggregate, immaterial to the Credit Parties, are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of Holdings or any of its Restricted Subsidiaries;

(e)deposits or pledges of cash made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(g)Liens arising from the filing of precautionary UCC, PPSA or CCQ financing statements or similar forms of application relating solely to personal property leased pursuant to Operating Leases or consignment or bailee arrangements entered into in the ordinary course of business of Holdings and its Restricted Subsidiaries;

(h)Liens securing Indebtedness permitted under Section 10.1(d); provided, that, (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness; provided, that individual financings otherwise permitted to be secured hereunder provided by one person (or its affiliates) may be cross collateralized to other such financings provided by such person (or its affiliates) and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable);

(i)Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.1(m) or securing appeal or other surety bonds relating to such judgments;

(j)Liens on (i) Property of any Restricted Subsidiary which is not required to be a Credit Party which are in existence at the time that such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition, (ii) Property, other than ABL Priority Collateral (except to the extent otherwise agreed in writing by Administrative Agent), of any Restricted Subsidiary which is required to be a Credit Party which are in existence at the time that such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition and (iii) Property, other than ABL Priority Collateral, of any Credit Party existing at the time such tangible property or tangible assets are purchased or otherwise acquired by such Credit Party pursuant to a transaction permitted pursuant to this Agreement; provided, that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of Holdings or any of its Restricted Subsidiaries and (E) the Indebtedness secured by such Liens is permitted under Section 10.1(e));

(k)(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of Holdings or any Restricted Subsidiary thereof;

(l)(i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(m)any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of Holdings or its Restricted Subsidiaries or materially detract from the value of the relevant assets of Holdings or its Restricted Subsidiaries or (ii) secure any Indebtedness;

(n)Liens not otherwise permitted hereunder securing (i) Indebtedness or other obligations in an aggregate principal amount not to exceed, when taken together with the aggregate principal amount of Refinancing Indebtedness secured pursuant to subclause (ii) below, the greater of (A) $225,000,000 and (B) three and one-half percent (3.5%) of Consolidated Total Assets at such time, at any time outstanding and (ii) any Refinancing Indebtedness in respect of Indebtedness or other obligations secured pursuant to subclause (i) above, provided, that, any Liens on the ABL Priority Collateral shall be subordinate to the Liens securing the Obligations and the Liens on Collateral are otherwise subject to an intercreditor agreement in form and substance reasonably satisfactory to Administrative Agent;

(o)Liens securing (i) the 2026 Senior Note Documents and any Refinancing Indebtedness with respect thereto, (ii) the Term Loan Documents and any Refinancing Indebtedness with respect thereto or otherwise securing Indebtedness permitted to be incurred pursuant to Section 10.1(o) and (iii) the Guaranty Obligations with respect thereto incurred pursuant to Section 10.1(f); provided, that, in each case, such Liens are subject to the Intercreditor Agreement;

(p)any Lien securing Indebtedness permitted to be incurred pursuant to Section 10.1(q) on (i) assets of Restricted Subsidiaries that are not Credit Parties or (ii) the Equity Interests of the non-Credit Party incurring such Indebtedness;

(q)Liens on property constituting Collateral securing Indebtedness permitted to be incurred pursuant to Section 10.1(s) and any Refinancing Indebtedness in respect thereof; provided, that, such Liens on ABL Priority Collateral are subordinate to the Liens securing the Obligations and the Liens on Collateral are otherwise subject to an intercreditor agreement reasonably satisfactory to Administrative Agent;

(r)Liens disclosed by the title insurance policies delivered in connection with the Mortgages (as defined in the Term Loan Agreement) and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(s)Liens that are contractual rights of set-off (i) relating to purchase orders and other agreements entered into with customers of Holdings or any Restricted Subsidiary in the ordinary course of business and (ii) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business;

(t)(i) leases, subleases, licenses or sublicenses of property in the ordinary course of business or (ii) rights reserved to or vested in any person by the terms of any lease, license, franchise, grant or permit held by Holdings or any Restricted Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(u)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v)Liens (i) solely on any cash earnest money deposits or Permitted Investments made by Holdings or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition or other Investment permitted hereunder and (ii) consisting of an agreement to dispose of any property in a transaction permitted under Section 10.5;

(w) Liens on securities, the acquisition and ownership of which is permitted or not prohibited hereunder, that are the subject of repurchase agreements from which such Liens arise;

(x)(i) Liens on Qualified Capital Stock in joint ventures or Unrestricted Subsidiaries securing obligations of such joint venture or Unrestricted Subsidiaries, as applicable and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(y)Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings or the Restricted Subsidiaries in the ordinary course of business (provided that any Inventory on consignment with a Borrower shall not be Eligible Inventory) and (ii) arising by operation of law under Article 2 of the Uniform Commercial Code;

(z)Liens on unearned premiums in respect of insurance policies securing the financing of the premiums with respect thereto; and

(aa)ground leases in the ordinary course in respect of real property on which facilities owned or leased by Holdings or any of its Subsidiaries are located.

SECTION 10.3Investments.  Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”), except the following (each, a “Permitted Investment”):

(a)(i)  Investments existing on the Restatement Date in Restricted Subsidiaries existing on the Restatement Date;

(ii)Investments existing on the Restatement Date (other than Investments in Restricted Subsidiaries existing on the Restatement Date) and described on Schedule 10.3 and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase (or create any obligation to increase) the amount of such Investment except by terms thereof or as otherwise permitted by this Section 10.3;

(iii)(A) Investments made after the Restatement Date by any US Credit Party in any other US Credit Party (other than Holdings) and (B) Investments made after the Restatement Date by any Canadian Credit Party in any other Canadian Credit Party;

(iv)Investments made after the Restatement Date by any Non-Credit Party in any other Non-Credit Party;

(v)Investments made after the Restatement Date by any Non-Credit Party in, or to, any Credit Party; provided, that, any loans and advances made by any Non-Credit Party to any Credit Party shall be subordinated to the Obligations in a manner reasonably satisfactory to Administrative Agent; and

(vi)Investments made after the Restatement Date by any Credit Party in any Non-Credit Party; provided, that, (A) as of the date of any such Investment, and after giving effect thereto, each of the Investment Conditions is satisfied and (B) any Investments in the form of loans or advances made by any Credit Party to any Non-Credit Party pursuant to this clause (vi) shall be evidenced by a demand note in form and substance reasonably satisfactory to Administrative Agent and shall be pledged and delivered to Administrative Agent pursuant to the Security Documents;

(b)Investments in cash and Cash Equivalents, provided, that, notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no Investments in cash or Cash Equivalents or additional Investments in the form of cash or Cash Equivalents in each case shall be permitted, except (i) if no Revolving Loans are then outstanding and no Letters of Credit are outstanding which have not been Cash Collateralized if then required to be Cash Collateralized or (ii) notwithstanding that any Revolving Loans are outstanding (or such Letters of Credit) at any time a Cash Dominion Event exists, (A) deposits of cash or other immediately available funds in Deposit Accounts used for disbursements in the approximate amount of funds required for amounts drawn or anticipated to be drawn shortly on such Deposit Accounts, (B) any such deposits of cash or other immediately available funds in Deposit Accounts used for disbursements which are then held in Cash Equivalents consisting of overnight investments until so drawn or in the event that the amounts drawn on any such day were less than anticipated (so long as (i) such funds and Cash Equivalents are not held more than two (2) Business Days from the date of the initial deposit thereof and (ii) such Investments are pledged to Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by

Administrative Agent) and (C) amounts that have been received in a Deposit Account used for collections and subject to a Control Agreement prior to the transfer to the Administrative Agent Payment Account in the ordinary course in accordance with Section 9.14.

(c)Investments by Holdings or any of its Restricted Subsidiaries consisting of Capital Expenditures permitted by this Agreement;

(d)deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 10.2;

(e)Hedge Agreements permitted pursuant to Section 10.16;

(f)purchases of assets in the ordinary course of business;

(g)Investments by Holdings or any of its Restricted Subsidiaries (i) consisting of Permitted Acquisitions, (ii) in any Subsidiary the proceeds of which are used to make substantially contemporaneous payments in respect of the consideration for a Permitted Acquisition, and (iii) in any Subsidiary that is not a Credit Party consisting of the Capital Stock of any Person that is not a Credit Party;

(h)Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $10,000,000 (determined without regard to any write-downs or write-offs of such loans or advances);

(i)Investments consisting of Indebtedness, Liens, Sale and Lease-Back Transactions, mergers, consolidations, Dispositions, Restricted Payments, Affiliate transactions and prepayments and repurchases of Indebtedness permitted under Section 10.1, 10.2, 10.4, 10.5 and 10.6;

(j)Guaranty Obligations permitted pursuant to Section 10.1;

(k)Investments in joint ventures and Unrestricted Subsidiaries (other than with any ABL Priority Collateral except for cash or Cash Equivalents); provided, that, as of the date of any such Investment, and after giving effect thereto, each of the Investment Conditions is satisfied;

(l)[reserved];

(m)Investments in the Captive Insurance Subsidiary in an aggregate amount that does not exceed the sum of $25,000,000 plus the minimum amount of capital required under the laws of the jurisdiction in which the Captive Insurance Subsidiary is formed or any jurisdiction in which it does business

(n)Investments not otherwise permitted pursuant to this Section 10.3 (other than with ABL Priority Collateral except for cash or Cash Equivalents) in an aggregate amount not to exceed the greater of (i) $300,000,000 and (ii) four and one-half percent (4.5%) of Consolidated Total Assets at any time; provided, that, immediately before and immediately after giving pro forma effect to any such Investments at the time made, no Specified Default or Event of Default shall have occurred and be continuing;

(o)Investments not otherwise permitted pursuant to this Section 10.3 (other than with ABL Priority Collateral except for cash or Cash Equivalents), provided, that, as of the date of any such Investment, and after giving effect thereto, each of the Investment Conditions is satisfied;

(p)Investments in the form of intercompany loans by a Credit Party to Beacon Roofing Supply Canada Company from time to time in the ordinary course of business to be used for working capital; provided, that, (i) the aggregate amount of such loans outstanding at any time shall not exceed $25,000,000 and (ii) such loans shall be permitted under this subclause (p) only if Beacon Roofing Supply Canada Company is a Restricted Subsidiary;

(q)Investments arising out of the receipt by Holdings or any Subsidiary of promissory notes and other non-cash consideration for Dispositions permitted under Section 10.5 (other than Section 10.5(e) to the extent relying on permissibility under Section 10.3);

(r)accounts receivable, notes receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers made in the ordinary course of business;

(s)guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(t)Investments received in connection with the bankruptcy or reorganization of any person, or settlement of obligations of, or other disputes with or judgments against, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the ordinary course of business;

(u)Investments of Holdings or any Restricted Subsidiary acquired after the Restatement Date or of a person merged into or consolidated with Holdings or a Restricted Subsidiary, in each case, in accordance with Section 10.4, after the Restatement Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 10.3;

(v)acquisitions by Holdings of obligations of one (1) or more directors, officers, employees, members or management or consultants of Holdings or its Subsidiaries in connection with such person's acquisition of Capital Stock of Holdings, so long as no cash is actually advanced by Holdings or any of its Subsidiaries to such persons in connection with the acquisition of any such obligations;

(w)Investments in the ordinary course of business consisting of (A) endorsements for collection or deposit or (B) customary trade arrangements with customers;

(x)Investments to the extent the consideration paid therefor consists solely of Qualified Capital Stock of Holdings or any direct or indirect parent thereof; and

(y)Investments with cash or Cash Equivalents made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business, provided, that, as of the date of any such Investment, and after giving effect thereto, each of the Investment Conditions shall be satisfied.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 10.3, such amount shall be deemed to be the amount of such Investment when made, purchased, acquired or incurred (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection, return of capital or loan or advance repayment (not to exceed the original amount invested).

SECTION 10.4Fundamental Changes.  Merge, consolidate, amalgamate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)(i) any Subsidiary of a Borrower (including another Borrower) may be merged, amalgamated or consolidated with or into, or be liquidated into, a Borrower (provided, that, a Borrower shall be the continuing or surviving entity), and (ii) any Subsidiary of a Borrower (other than another Borrower) may be merged, amalgamated or consolidated with or into, or be liquidated with or into, any Credit Party (provided, that, the Credit Party shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Credit Party and Borrowers shall comply with Section 9.15 in connection therewith);

(b)any Non-Credit Party may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Credit Party;

(c)any Subsidiary may dispose of all or substantially all of its assets (by sale or transfer or upon voluntary liquidation, dissolution, winding up or otherwise) to any Credit Party (provided, that, the consideration for such disposition shall not exceed the fair market value of such assets);

(d)any Non-Credit Party may dispose of all or substantially all of its assets (by sale or transfer or upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Credit Party;

(e)any Wholly-Owned Subsidiary of a Borrower formed to effect any acquisition permitted hereunder may merge, amalgamate or consolidate with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with such acquisition (including, without limitation, any Permitted Acquisition permitted pursuant to Section 10.3(g)); provided, that, in the case of any merger involving a Wholly-Owned Subsidiary that is a Credit Party, (A) a Credit Party shall be the continuing or surviving entity or (B) simultaneously with such transaction, the continuing or surviving entity shall become a Credit Party and Borrowers shall comply with Section 9.15 in connection therewith;

(f)any Person (other than Holdings, the Borrowers or any of their respective Restricted Subsidiaries) may merge, amalgamate or consolidate into a Borrower or any of their respective Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 10.3(g); provided, that (i) in the case of a merger, merger, amalgamation or consolidation involving a Borrower, the continuing or surviving Person shall be a Borrower, and (ii) in the case of a merger, amalgamation or consolidation involving any other Credit Party, (A) a Credit Party shall be the continuing or surviving entity or (B) simultaneously with such transaction, the continuing or surviving entity shall become a Credit Party and Borrowers shall comply with Section 9.15 in connection therewith; and

(g)any Asset Disposition permitted under Section 10.5 (other than Asset Dispositions consisting of all or substantially all of the assets of Holdings and its Restricted Subsidiaries), but only to the extent that such transaction was permitted without reference to this clause (g).

SECTION 10.5Asset Dispositions.  Make any Asset Disposition except:

(a)the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of Holdings or any of its Restricted Subsidiaries;

(b)non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business;

(c)(i) leases, subleases, licenses or sublicenses of real or personal property granted by Holdings or any of its Restricted Subsidiaries to others (A) in the ordinary course of business or (B) that, in the reasonable business judgment of such Borrower or any of its Subsidiaries, would not detract from the value of such real or personal property nor interfere in any material respect with the business of Holdings or any of its Restricted Subsidiaries and (ii) a sale of property pursuant to a Sale and Leaseback Transaction (provided, that, the aggregate fair market value (measured at the time of the applicable sale) of all property covered by any outstanding Sale and Leaseback Transaction at any time shall not exceed $50,000,000);

(d)Asset Dispositions in connection with Insurance and Condemnation Events, provided, that, the requirements of Section 4.1 are complied with in connection therewith;

(e)Asset Dispositions permitted in connection with transactions permitted by Sections 10.2, 10.3, 10.4 or 10.6 but only to the extent that such transaction was permitted without reference to this clause (e);

(f)Asset Dispositions (other than as a part of a Sale and Leaseback Transaction) not otherwise subject to the other provisions set forth in this Section 10.5, provided, that, as to any such Asset Disposition, each of the following conditions is satisfied:

(i)as of the time of such Asset Disposition, no Event of Default shall exist or would result from such Asset Disposition;

(ii)not less than seventy-five percent (75%) of the consideration to be received shall be paid or payable in cash and shall be paid contemporaneously with the consummation of the transaction; provided, that, any Designated Non-Cash Consideration received by Holdings or any Restricted Subsidiary from such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received by Holdings or any Restricted Subsidiary, not to exceed an aggregate amount at any time outstanding equal to the greater of $50,000,000 and one percent (1.0%) of Consolidated Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed cash;

(iii) the consideration paid or payable shall be in an amount not less than the fair market value of the property disposed of;

(iv)if ABL Priority Collateral in excess of $25,000,000 is included in the Asset Disposition (or is included in the assets of a Person whose Capital Stock is included in the Asset Disposition), Administrative Agent shall have received an updated Borrowing Base Certificate giving pro forma effect to such Asset Disposition (or the disposition of the Capital Stock of such Person);

(v) such transaction does not involve the sale or other disposition of any Accounts other than Accounts owned by, or attributable or related to the business or property concurrently being disposed of (x) in a transaction constituting a permitted Asset Disposition under this Section 10.5(f) or (y) in a transaction otherwise constituting a permitted Asset Disposition;

(vi)the aggregate market value of all of the assets sold or disposed of during the term of this Agreement shall be less than thirty percent (30%) or less of the book value of Consolidated Total Assets of Holdings and its Restricted Subsidiaries as of the Restatement Date, as of the date of such sale or other disposition and after giving effect thereto; and

(vii)the Net Cash Proceeds from any such sale or other disposition shall be applied to the Obligations to the extent required under Section 4.1;

(g)Asset Dispositions of any Unrestricted Subsidiary;

(h)Asset Dispositions of receivables in connection with the collection, settlement or compromise thereof in a bankruptcy or similar proceeding;

(i)Asset Dispositions by Holdings or any Restricted Subsidiary of non-core assets (as determined by Holdings in good faith) that were acquired in connection with an acquisition permitted hereunder (including, without limitation, Permitted Acquisitions); provided that any such sale, transfer, lease or other disposition shall be made or contractually committed to be made within two hundred seventy (270) days of the date such non-core assets were acquired by Holdings or such Subsidiary; and provided further that, each of the Payment Conditions is satisfied as of the date of such Asset Disposition and after giving effect thereto on a pro forma basis;

(j)[reserved];

(k)Asset Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, transfer, lease or other disposition are promptly applied to the purchase price of such replacement property;

(l)Asset Dispositions of property in the ordinary course of business consisting of the abandonment or lapse of intellectual property rights which, in the reasonable good faith determination of Holdings, are not material to the conduct of the business of Holdings and the Restricted Subsidiaries;

(m)Asset Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;

(n)Asset Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, or consultants of Holdings and the Restricted Subsidiaries;

(o)the expiration of any option agreement or similar agreement or rights in respect thereof in respect of real or personal property;

(p)any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business; and

(q)Asset Dispositions (other than of ABL Priority Collateral except for cash or Cash Equivalents) in connection with the outsourcing of services in the ordinary course of business.

SECTION 10.6Restricted Payments.  Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of any Credit Party or any Restricted Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Capital Stock of any Credit Party or any Restricted Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided, that:

(a)so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings or any of its Restricted Subsidiaries may declare and make Restricted Payments in shares of its own Qualified Capital Stock;

(b)any Restricted Subsidiary of Holdings may declare and make Restricted Payments to any Credit Party (other than Holdings);

(c)so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings may declare and pay cash dividends on the Series A Preferred Shares in accordance with the per annum rate and other terms set forth in the Series A Certificate of Designation as in effect on the Restatement Date, in an amount not to exceed $50,000,000 in any Fiscal Year;

(d)(i) so long as no Event of Default has occurred and is continuing or would result therefrom, Holdings may redeem, retire or otherwise acquire shares of its Capital Stock or options or other equity or phantom equity in respect of its Capital Stock from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons in connection with the death, disability or termination of employment or consultancy of any such officer, employee, director or consultant (A) to the extent that such purchase is made with the net cash proceeds of any offering of equity securities of or capital contributions to Holdings after the Restatement Date or (B) otherwise in an aggregate amount not to exceed $50,000,000, and (ii) so long as no Specified Default or Event of Default has occurred and is continuing or would result therefrom, Holdings may repurchase its Capital Stock in an aggregate amount of up to $150,000,000 in the aggregate for all of such repurchases pursuant to this clause (d)(ii);

(e)any Non-Credit Party may declare and make Restricted Payments to any other Non-Credit Party (and, if applicable, to other holders of its outstanding Capital Stock on a ratable basis);

(f)the US Borrowers may declare and make Restricted Payments to Holdings, and each Subsidiary of the US Borrowers may declare and make Restricted Payments to US Borrowers to do the same (it being agreed that any Restricted Payment which is declared and made from any Subsidiary to the US Borrowers and further declared and made to Holdings shall constitute a single Restricted Payment), so that Holdings may, and Holdings shall be permitted to:

(i)pay any Taxes which are due and payable by the Credit Parties;

(ii)pay corporate operating (including, without limitation, directors fees and expenses) and overhead expenses (including, without limitation, rent, utilities and salaries of employees of Holdings) in the ordinary course of business and fees and expenses of attorneys, accountants, appraisers and the like;

(iii)to be used to make payments then due in respect of Indebtedness of Holdings permitted under Section 10.1 hereof;

(iv)pay Public Company Costs; and

(v)make any Investment permitted to be made by Holdings under Section 10.3;

(g)Holdings may declare and make Restricted Payments, and each Restricted Subsidiary of Holdings may declare and make Restricted Payments to enable Holdings to do the same (it being agreed that any Restricted Payment which is declared and made from any Restricted Subsidiary to Holdings and further declared and made by Holdings shall constitute a single Restricted Payment), in each case other than with ABL Priority Collateral except for cash or Cash Equivalents in an aggregate amount, together with the aggregate amount of all payments, prepayments, redemptions and acquisitions permitted to be made under Section 10.9(b)(ii)(A), not to exceed $350,000,000 during the term of this Agreement; provided that no Specified Default or Event of Default exists and is continuing at the time of any such Restricted Payment or would result therefrom;

(h)Holdings may declare and make additional Restricted Payments, and each Subsidiary of Holdings may declare and make Restricted Payments to Holdings to enable Holdings to do the same, and each such Subsidiary may declare and make Restricted Payments to another Subsidiary to enable any other Subsidiary to do the same (it being agreed that any Restricted Payment which is declared and made from any Subsidiary to another Subsidiary and further declared and made to Holdings shall constitute a single Restricted Payment and shall be paid other than in ABL Priority Collateral except for cash or Cash Equivalents); provided, that, as of the date of any such Restricted Payment and after giving effect thereto, each of the Payment Conditions is satisfied;

(i)[reserved]; and

(j)so long as no Specified Default or Event of Default has occurred and is continuing or would result therefrom, Holdings may purchase, redeem, retire or otherwise acquire the Series A Preferred Shares in exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Qualified Capital Stock of Holdings;

(k)Holdings may make Restricted Payments to purchase or redeem fractional shares of Capital Stock; and

(l)repurchases of Capital Stock in Holdings or any Restricted Subsidiary deemed to occur upon exercise of stock options or similar rights if such repurchased Capital Stock represents a portion of the exercise price of such options or similar rights or taxes to be paid in connection therewith.

SECTION 10.7Transactions with Affiliates.  Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director or other Affiliate of Holdings, the Borrowers or any of their respective Restricted Subsidiaries or (b) any Affiliate of any such officer or director, other than:

(i)(A) transactions permitted by Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.12 and (B) the Transactions;

(ii)transactions existing on the Restatement Date and described on Schedule 10.7;

(iii)(A) transactions among US Credit Parties and/or US Subsidiaries that are Restricted Subsidiaries and (B) transactions among Canadian Credit Parties and/or Canadian Subsidiaries that are Restricted Subsidiaries;

(iv)any transaction in the ordinary course of business on terms that are fair to Holdings and its Restricted Subsidiaries in the reasonable determination of the board of directors or senior management of Holdings, or are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of Holdings;

(v)the payment of salaries and benefits to, and employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with, their respective officers and employees in the ordinary course of business; and

(vi)payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of Holdings, the Borrowers and their respective Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrowers and their respective Subsidiaries.

SECTION 10.8Accounting Changes; Organizational Documents.

(a)Change its Fiscal Year end, or make (without the consent of Administrative Agent which consent shall not be unreasonably withheld) any material change in its accounting treatment and reporting practices except as required or permitted by GAAP, provided, that, Holdings may, upon prior written notice to Administrative Agent, change its Fiscal Year end to December 31, in which case each Lender hereby irrevocably authorizes Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications, and Credit Parties agree, after consultation with Administrative Agent that Administrative Agent is hereby irrevocably authorized to make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

(b)Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in each case in any manner materially adverse to the rights or interests of the Lenders.

SECTION 10.9Payments and Modifications of Subordinated Indebtedness and Other Indebtedness and Preferred Stock.

(a)Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of: (i) any Subordinated Indebtedness or any Senior Unsecured Indebtedness or of any preferred stock of Holdings (including the Series A Preferred Shares) or any of its Restricted Subsidiaries (other than Wholly-Owned Subsidiaries that are Guarantors), in each case the aggregate principal amount, or liquidation preference amount, as the case may be, of which is in excess of the Threshold Amount or any other Indebtedness in excess of the Threshold Amount in each case outstanding as of the Restatement Date (other than the Term Loan Documents) or the 2026 Senior Note Documents or the 2029 Senior Note Documents which would (A) increase the interest rate, (B) change the due dates for any payment of principal, interest or other amounts, other than to extend such dates, (C) modify any default or event of default, other than to delete it or make it less restrictive, (D) add any covenant of Holdings or any Restricted Subsidiary with respect thereto, (E) modify any subordination provision, (F) modify any redemption or prepayment provision, other than to extend the dates therefor or to reduce the amounts thereof or premiums payable in connection therewith or (G) materially increase any obligation of Holdings or any of its Restricted Subsidiaries or confer additional material rights to the holder of such Indebtedness in a manner adverse to (1) Holdings or any of its Restricted Subsidiaries or (2) the rights or interests of Administrative Agent and Lenders hereunder or (ii) the Term Loan Documents except to the extent permitted under the Intercreditor Agreement.

(b)Make any payment or prepayment on, or redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Indebtedness or any Senior Unsecured Indebtedness in excess of the Threshold Amount or Indebtedness under the Term Loan Documents or the Senior Note Documents or any other Indebtedness in excess of the Threshold Amount, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (i) regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of (A) such Indebtedness (other than Subordinated Indebtedness), and (B) Subordinated Indebtedness in accordance with the subordination terms thereof or the applicable subordination agreement relating thereto, (ii) voluntary prepayments, repurchases, redemptions or defeasances of (A) such Indebtedness (other than Subordinated Indebtedness) in an aggregate amount, together with the aggregate amount of all Restricted Payments permitted to be made under Section 10.6(g), not to exceed $350,000,000 during the term of this Agreement, (B) such Indebtedness (other than Subordinated Indebtedness) in excess of such amount under clause (A) so long as on the date of any such payment and after giving effect thereto, each of the Payment Conditions is satisfied, and (C) Subordinated Indebtedness notwithstanding anything to the contrary contained herein, provided, that, any such payments in respect of any Subordinated Indebtedness shall be permitted under the subordination terms thereof or the applicable subordination agreement relating thereto, (iii) the prepayment of any such Indebtedness with Refinancing Indebtedness in respect thereof that is permitted hereunder, provided, that, in the case of any payment, prepayment, redemption or acquisition of the 2029 Senior Notes outstanding on the Restatement Date with the proceeds of Indebtedness, for purposes of this clause only, such Indebtedness shall qualify as “Refinancing Indebtedness” if it satisfies solely the criteria set forth in clauses (a) through (e) of the definition of Refinancing Indebtedness, (iv) the payment of interest, fees, premiums and expenses in respect of any such Indebtedness, (v) any “catch-up” payments on any applicable high yield discount obligations (AHYDO) issued after the Restatement Date and (vi) the prepayment or redemption of the 2025 Senior Notes as part of the Transaction.

SECTION 10.10No Further Negative Pledges; Restrictive Agreements.

(a)Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation (other than with respect to an Excluded Subsidiary), except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 10.1(d) or (e) (provided, that any such restriction contained therein relates only to the asset or assets financed thereby), (i), (p), (q) or (s), in each case to the extent such encumbrances or restrictions are no more restrictive in any material respect to Holdings and the Restricted Subsidiaries than the covenants contained in this Agreement, (iii) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (iv) pursuant to the Term Loan Documents and any Refinancing Indebtedness with respect thereto or any Indebtedness permitted to be incurred pursuant to Section 10.1(s), and (v) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.1 but only if such negative pledge or restriction expressly permits Liens on the Collateral for the benefit of Administrative Agent and the Lenders with respect to the Obligations on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis.

(b)Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof (other than an Excluded Subsidiary) to (i) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) the Term Loan Documents (on terms no more restrictive than the terms set forth in the Term Loan Documents as in effect on the date hereof), (C) the 2026 Senior Notes or the 2029 Senior Notes, (D) any document or instrument governing Indebtedness incurred pursuant to Section 10.1(d), (e) (provided, that, any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (i), (p), (q) or (s), in each case to the extent such encumbrances or restrictions are no more restrictive in any material respect to Holdings and the Restricted Subsidiaries than the covenants contained in this Agreement, (E) any Refinancing Indebtedness with respect to the foregoing, (F) Applicable Law and (G) any agreement providing for the subordination of Subordinated Indebtedness pursuant to the definition thereof.

(c)Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof (other than an Excluded Subsidiary) to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) the Term Loan Documents (on terms no more restrictive than the terms set forth in the Term Loan Documents as in effect on the date hereof), (C) the 2026 Senior Notes or the 2029 Senior Notes, (D) any document or instrument governing Indebtedness incurred pursuant to Section 10.1(d), (e) (provided, that, any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (i), (p), (q) or (s), in each case to the extent such encumbrances or restrictions are no more restrictive in any material respect to Holdings and the Restricted Subsidiaries than the covenants contained in this Agreement, (E) any Refinancing Indebtedness with respect to the foregoing, (F) Applicable Law, (G) any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (H) obligations that are binding on a Restricted Subsidiary at the time such Subsidiary first becomes a Restricted Subsidiary of Holdings, so long as such obligations are not entered into in contemplation of such Person becoming a Restricted Subsidiary, (I) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is not prohibited pursuant to Section 10.5) that limit the transfer of such Property pending the consummation of such sale, (J) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (K) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (L) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business, (M) customary net worth provisions contained in real property leases entered into by Holdings or its Subsidiaries, so long as the Borrower Representative has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of Holdings and its Subsidiaries to meet their ongoing obligations and (N) any agreement providing for the subordination of Subordinated Indebtedness pursuant to the definition thereof.

SECTION 10.11Nature of Business.  Engage in any business other than the business conducted by Holdings and its Subsidiaries as of the Restatement Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.

SECTION 10.12Sale Leasebacks.  Except as otherwise permitted pursuant to Section 10.5(c)(ii), directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Restricted Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Restricted Subsidiary thereof or (b) which any Credit Party or any Restricted Subsidiary thereof intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Restricted Subsidiary to another Person which is not another Credit Party or Restricted Subsidiary thereof in connection with such lease.

SECTION 10.13Financial Covenant.  Permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 as of the end of each fiscal quarter, based on the four (4) immediately preceding quarters for which Administrative Agent has received financial statements (and at any time Borrowers are required to deliver monthly financial statements, as of the end of each fiscal month based on the twelve (12) immediately preceding months for which financial statements have been received), provided, that, compliance with such financial covenant shall only be required during a Compliance Period, in which case such financial covenant shall be tested as of the last day of the then most recently completed fiscal period for which financial statements have been delivered and for each quarter end (or month end as applicable) thereafter until the Compliance Period ends.

SECTION 10.14Limitations on Holdings.  Permit Holdings to:

(a)hold any assets other than (i) the Capital Stock of any Subsidiary (and/or intercompany advances to any Subsidiary), (ii) assets, properties or rights that are not capable of being sold, assigned, transferred or conveyed to any Borrower without the consent of any other Person, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any Applicable Law, (iii) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of Holdings, (iv) agreements relating to any Indebtedness of Holdings, (v) minute books and other corporate books and records of Holdings, (vi) cash and Cash Equivalents and (vii) other miscellaneous non-material assets (including furniture, equipment and other assets related to employees of Holdings);

(b)have any liabilities other than (i) the liabilities under the Loan Documents, the 2026 Senior Notes, the 2029 Senior Notes, the Term Loan Facility and any Refinancing Indebtedness with respect to any of the foregoing, (ii) tax and other governmental liabilities and obligations arising in the ordinary course of business, (iii) Indebtedness (and related liabilities) permitted under Section 10.1, (iv) corporate, administrative and operating expenses in the ordinary course of business and (v) liabilities under any contracts or agreements described in clauses (a)(ii) and (iii) above; or

(c)engage in any activities or business other than (i) issuing shares of its own Qualified Capital Stock, (ii) holding the assets and incurring the liabilities described in this Section 10.14 and activities incidental and related thereto, (iii) making payments, dividends, distributions, issuances or other activities permitted pursuant to Sections 10.6, 10.7 or 10.9, (iv) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (v) the incurrence of Indebtedness permitted under Section 10.1, (vi) the making of Investments permitted under Section 10.3, (vii) having employees and providing management and supervisory services to Subsidiaries, (viii) the Transactions, (ix) any merger, amalgamation, or consolidation permitted by Section 10.4(a)(iii), (x) as necessary to consummate any Permitted Acquisition, (xi) the granting of Liens permitted under Section 10.2 and (xii) an Asset Disposition permitted under Section 10.5; or

(d)amend, modify, supplement or waive (without the prior written consent of the Arrangers, which consent shall not be unreasonably withheld, conditioned or delayed) the terms of the Series A Preferred Shares after the Restatement Date in a manner materially adverse to the Lenders.

SECTION 10.15Disposal of Subsidiary Interests.  Permit any Wholly-Owned US Restricted Subsidiary or any Wholly-Owned Canadian Restricted Subsidiary to be a non-Wholly-Owned Subsidiary except as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 10.4 or 10.5.

SECTION 10.16Hedge Agreements.  Create, incur, assume or suffer to exist obligations under any Hedge Agreement other than any Hedge Agreement entered into in the ordinary course of business in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes.

Article XI

DEFAULT AND REMEDIES

SECTION 11.1Events of Default.  Each of the following shall constitute an Event of Default:

(a)Default in Payment of Principal of Loans and LC Obligations. Any Borrower shall default in any payment of principal of any Revolving Loan or LC Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)Other Payment Default. Any Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Revolving Loan or LC Obligation or the payment of any other Obligation, and such default shall continue for a period of five (5) Business Days.

(c)Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d)Default in Performance of Certain Covenants. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in (i) Section 7.3, 9.3(a), 9.4, 9.12, 9.14, 9.15, 9.16(e) or Article X, (ii) Section 9.1 or 9.2(a) and such default shall continue for a period of ten (10) days, or (iii) Section 9.2(b) and such default shall continue for a period of five (5) days.

(e)Default in Performance of Other Covenants and Conditions. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) Administrative Agent’s delivery of written notice thereof to Borrower Representative and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.

(f)Cross-Default. Any Credit Party or any Restricted Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Revolving Loans or any LC Obligation) the aggregate principal amount of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Revolving Loans or any LC Obligation) the aggregate principal amount of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, such Indebtedness in an aggregate principal amount greater than the Threshold Amount to become due prior to its stated maturity (any applicable grace period having expired) or (iii) there occurs under any Hedge Agreement an early termination date resulting from (A) any default or event of default under such Hedge Agreement as to which any Credit Party or any Restricted Subsidiary is the defaulting party or (B) any termination event under such Hedge Agreement as to which any Credit Party or any Restricted Subsidiary is an affected party and, in either event, the Hedge Termination Value owed by such Credit Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount.

(g)Change in Control. Any Change in Control shall occur.

(h)Voluntary Bankruptcy Proceeding. Any Credit Party or any Restricted Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking, as a debtor or debtor-in-possession, to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, interim receiver, receiver and manager, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced (including the filing of any notice of intention in respect thereof) against any Credit Party or any Restricted Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, interim receiver, receiver and manager, custodian, liquidator or the like for any Credit Party or any Restricted Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under any Debtor Relief Laws) shall be entered.

(j)Failure of Agreements. Any material provision of this Agreement or any material provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Restricted Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(k)ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or any Multiemployer Plan or Sections 412, 430, 431 or 432 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount, (ii) any Credit Party fails to make full payment when due of all amounts which, under the provisions of any Canadian Pension Plan or any Canadian Multiemployer Plan or Canadian Pension Laws, any Credit Party is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount or (iii) a Termination Event.

(l)Subordination; Intercreditor Agreement.  (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness in excess of the Threshold Amount, or provisions of the Intercreditor Agreement (or any other intercreditor agreement entered into by Administrative Agent after the date hereof with respect to Indebtedness of the Credit Parties) (any such provisions, the “Intercreditor Provisions”), shall, in whole or in any material part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness, except in each case to the extent permitted by the terms of the applicable documentation or as otherwise agreed in writing by Administrative Agent; or (ii) any Borrower or any other Credit Party shall disavow or contest in writing (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of Administrative Agent and Lenders, or (C) in the case of Subordinated Indebtedness referred to in clause (i) above, that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Credit Party, shall be subject to any of the Intercreditor Provisions or in the case of any secured Indebtedness, that the Liens are subject to the priorities set forth in the applicable Intercreditor Provisions.

(m)Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Restricted Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.

SECTION 11.2Remedies.  Upon the occurrence of an Event of Default, with the consent of the Required Lenders, Administrative Agent may, or upon the request of the Required Lenders, Administrative Agent shall, by notice to Borrower Representative:

(a)Acceleration; Termination of Credit Facility. Terminate the Commitments and declare the principal of and interest on the Revolving Loans and the LC Obligations at the time outstanding, and all other amounts owed to the Lenders and to Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of any Borrower to request borrowings or Letters of Credit thereunder; provided, that, upon the occurrence of an Event of Default specified in Section 11.1(h) or (i) with respect to any Credit Party, the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a Cash Collateral account opened by Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such Cash Collateral account shall be applied by Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other US Secured Obligations on a pro rata basis.  After all such Letters of Credit shall have expired or been fully drawn upon, the LC Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to Borrower Representative.

(c)General Remedies. Exercise on behalf of the US Secured Parties and the Canadian Secured Parties, as applicable, all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 11.3Rights and Remedies Cumulative; Non-Waiver; etc.

(a)The enumeration of the rights and remedies of Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Credit Parties, Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 11.2 for the benefit of all the Lenders, the Issuing Bank and Bank Product Providers; provided, that, the foregoing shall not prohibit (i) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 13.4 (subject to the terms of Section 6.6), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 11.2 and (B) in addition to the matters set forth in clauses (ii) (iii) and (iv) of the preceding proviso and subject to Section 6.6, any Lender may, with the consent of Administrative Agent, enforce any rights and remedies available to it and as authorized by Administrative Agent.

SECTION 11.4Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 11.2 or Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied in accordance with Section 4.4.  Notwithstanding the foregoing, Bank Product Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with such supporting documentation as Administrative Agent may request, from the applicable Bank Product Provider, as the case may be.  Each Bank Product Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article XII for itself and its Affiliates as if a “Lender” party hereto.

SECTION 11.5Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Revolving Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and Administrative Agent under Sections 3.3, 6.3 and 13.3) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, interim receiver, receiver and manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 3.3, 6.3 and 13.3.

SECTION 11.6Credit Bidding.

(a)Based upon the instruction of the Required Lenders, Administrative Agent, on behalf of itself and the Lenders, shall have the right (but not the obligations) to credit bid and purchase for the benefit of Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by Administrative Agent under the provisions of the UCC or similar provisions under the PPSA and the CCQ, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code (or any other Debtor Relief Law), including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b)Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

SECTION 11.7Judgment Currency.

(a)The obligation of each Borrower to make payments of the principal of and interest on the Notes and the obligation of any such Person to make payments of any other amounts payable hereunder or pursuant to any other Loan Document in the currency specified for such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of Administrative Agent and Lenders of the full amount of the applicable currency expressed to be payable pursuant to the applicable Loan Document.  Administrative Agent shall, using all amounts obtained or received from the applicable Borrower pursuant to any such tender or recovery in payment of principal of and interest on the Obligations, promptly purchase the applicable currency at the most favorable spot exchange rate determined by Administrative Agent to be available to it.  The obligation of each Borrower to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable pursuant to the applicable Loan Document.

(b)Without limiting Section 11.7(a), each Borrower shall indemnify and hold harmless Administrative Agent and the Lenders, as applicable, against any loss incurred by Administrative Agent or any Lender as a result of any payment or recovery described in Section 11.7(a) and as a result of any variation having occurred in rates of exchange between the date of any such amount becoming due under this Agreement or any other Loan Document and the date of actual payment thereof.  The foregoing indemnity shall constitute a separate and independent obligation of each Borrower and shall continue in full force and effect notwithstanding any such payment or recovery.

Article XII

ADMINISTRATIVE AGENT

SECTION 12.1Appointment and Authority.

(a)Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wells Fargo to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except to the extent expressly provided in Section 12.6 and Section 12.13, the provisions of this Article XII are solely for the benefit of Administrative Agent, the Lenders and the Issuing Bank, and neither Holdings nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a Bank Product Provider) and the Issuing Bank hereby irrevocably appoints and authorizes Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the US Secured Parties or the

Canadian Secured Parties, as applicable).  In this connection, Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to this Article XII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent), shall be entitled to the benefits of all provisions of Articles XII and XIII (including Section 13.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c)Hypothecary Representative.  For greater certainty, and without limiting the powers of Administrative Agent, each of the Canadian Secured Parties hereby irrevocably constitutes Administrative Agent as the hypothecary representative within the meaning of Article 2692 of the CCQ in order to hold hypothecs and security granted by any Canadian Credit Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Canadian Credit Party hereunder and under the other Loan Documents. The execution by Administrative Agent, acting as hypothecary representative prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(d)Ratification of Hypothecary Representative by Successors and Assignees, Etc.  The constitution of Administrative Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Canadian Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Assumption or other agreement pursuant to which it becomes such assignee or participant, and by each successor Administrative Agent by the compliance with such formalities pursuant to which it becomes a successor Administrative Agent under this Agreement.

(e)Rights, Etc. of Hypothecary Representative.  Administrative Agent acting as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Administrative Agent in this Agreement, which shall apply mutatis mutandis to Administrative Agent acting as hypothecary representative.  In the event of the resignation of Administrative Agent (which shall include its resignation as the hypothecary representative as contemplated in Section 12.1(c)) and appointment of a successor Administrative Agent under this Agreement, such successor Administrative Agent shall also act as the hypothecary representative, as contemplated in Section 12.1(c).

SECTION 12.2Rights as a Lender.  The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 12.3Exculpatory Provisions.

(a)Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrowers or any of their respective Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

(b)Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 13.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment.  Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to Administrative Agent by Holdings, the US Borrower, a Lender or the Issuing Bank.

(c)Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

SECTION 12.4Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Revolving Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Revolving Loan or the issuance of such Letter of Credit.  Administrative Agent may consult with legal counsel (who may be counsel for Holdings and the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 12.5Delegation of Duties.  Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent.  Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article XII shall apply to any such sub- agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 12.6Resignation or Removal of Administrative Agent.

(a)Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the US Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right (subject to, unless an Event of Default has occurred and is continuing at such time, the consent of Borrower Representative, which such consent shall not be unreasonably withheld or delayed) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to Borrower Representative and such Person, remove such Person as Administrative Agent and (subject to, unless an Event of Default has occurred and is continuing at such time, the consent of Borrower Representative, which such consent shall not be unreasonably withheld or delayed) appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XII and Section 13.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section 12.6 shall also constitute its resignation as Issuing Bank and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 12.7Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under this Agreement.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 12.8No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the Issuing Bank hereunder.

SECTION 12.9Collateral and Guaranty Matters.

(a)Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize Administrative Agent, at its option and in its discretion:

(i)to release any Lien on any Collateral granted to or held by Administrative Agent, for the benefit of the US Secured Parties or the Canadian Secured Parties, as applicable, under any Loan Document (A) upon the payment in full of all Obligations (as provided in Section 1.2(b)), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 13.2;

(ii)to subordinate any Lien on any Collateral granted to or held by Administrative Agent under any Loan Document to the holder of any Permitted Lien under Section 10.2(h); and

(iii)to release any US Guarantor or any Canadian Guarantor, as applicable, from its obligations under any Loan Documents (and to release any Lien on the Collateral granted by such Person) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any US Guarantor or any Canadian Guarantor, as applicable, from its obligations under any Loan Document (and to release any Lien on the Collateral granted by such US Guarantor or Canadian Guarantor) pursuant to this Section 12.9.  In each case as specified in this Section 12.9, Administrative Agent will, at the applicable Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest and hypothecs granted under the Security Documents or to subordinate its interest in such item, or to release such US Guarantor or such Canadian Guarantor, as applicable, from its obligations under any Loan Document in each case in accordance with the terms of the Loan Documents and this Section 12.9.  In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 10.5 or which is not an Asset Disposition by virtue of the last sentence of the definition thereof and is not otherwise prohibited under the Loan Documents, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any Person.

(b)Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 12.10Bank Products.

(a)No provider of Bank Products that obtains the benefits of Section 4.4 or any Collateral pursuant to the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XII to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to documents evidencing Bank Products unless Administrative Agent has received written notice of such documents, together with such supporting documentation as Administrative Agent may request, from such applicable provider of Bank Products.

(b)Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Administrative Agent is acting.  Administrative Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Administrative Agent as its agent and to have accepted the benefits of the Loan Documents.  It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Administrative Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Administrative Agent shall have the right, but shall have no obligation, to establish, maintain, modify, or release Reserves in respect of the Bank Product Obligations and that if Reserves are established there is no obligation on the part of Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not.  In connection with any such distribution of payments or proceeds of Collateral, Administrative Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Administrative Agent as to the amounts that are due and owing to it and such written certification is received by Administrative Agent a reasonable period of time prior to the making of such distribution.  Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider.  In the absence of an updated certification, Administrative Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Administrative Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Credit Parties may obtain Bank Products from any Bank Product Provider, although Credit Parties are not required to do so.  Each Credit Party acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.

SECTION 12.11Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.

(a)By becoming a party to this Agreement, each Lender:

(i)is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Credit Party or its Subsidiaries (each, a “Report”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender with such Reports,

(ii)expressly agrees and acknowledges that Administrative Agent does not (A) make any representation or warranty as to the accuracy of any Report, and (B) shall not be liable for any information contained in any Report,

(iii)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any field examination will inspect only specific information regarding each Credit Party and its Subsidiaries and will rely significantly upon each Credit Party’s and its Subsidiaries’ books and records, as well as on representations of Credit Parties’ personnel,

(iv)agrees to keep all Reports and other material, non-public information regarding each Credit Party and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 13.11, and

(v)without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (A) to hold Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Credit Parties, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (B) to pay and protect, and indemnify, defend and hold Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, reasonable documented attorneys’ fees and costs) incurred by Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(b)In addition to the foregoing, (i) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by any Credit Party or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by such Credit Party or such Subsidiary to such Lender, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (ii) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Credit Party or its Subsidiaries, any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Credit Party or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender, and (iii) any time that Administrative Agent renders to Borrowers a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

SECTION 12.12Intercreditor Agreement.

(a)Notwithstanding anything herein to the contrary, the priority of the Liens granted to Administrative Agent in the Collateral pursuant to this Agreement and the other Loan Documents and the exercise, after the occurrence and during the continuance of an Event of Default, of any right or remedy by Administrative Agent or any Lender with respect to certain of the Collateral hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement.  In the event of any direct and irreconcilable conflict between the terms of the Intercreditor Agreement and this Agreement with respect to (i) the priority of Liens granted to Administrative Agent in the Collateral pursuant to this Agreement and the other Loan Documents or (ii) the rights of Administrative Agent or any Lender under this Agreement with respect to certain Collateral after the occurrence and during the continuance of an Event of Default, the terms of the Intercreditor Agreement shall govern and control.  Any reference in this Agreement or any other Loan Document to “first priority lien” or words of similar effect in describing the Liens created hereunder or under any other Loan Document shall be understood to refer to such priority as set forth in the Intercreditor Agreement.

(b)Nothing in this Section 12.12 shall be construed to provide that any Credit Party is a third party beneficiary of the provisions of the Intercreditor Agreement other than as expressly set forth therein and each Credit Party (i) agrees that, except as expressly otherwise provided in the Intercreditor Agreement, nothing in the Intercreditor Agreement is intended or shall impair the obligation of any Credit Party to pay the obligations under this Agreement or any other Loan Document as and when the same become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors of any Credit Party, other than Administrative Agent and the Lenders as between themselves and (ii) agrees that it shall not use such violation as a defense to any enforcement of remedies otherwise made in accordance with the terms of this Agreement and the other Loan Documents by Administrative Agent or any Lender or assert such violation as a counterclaim or basis for set-off or recoupment against Administrative Agent or any Lender and agrees to abide by the terms of this Agreement and to keep, observe and perform the several matters and things herein intended to be kept, observed and performed by it.

(c)In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein, prior to the payment in full of the Term Loan Obligations and termination of all commitments to lend under the Term Loan Documents, to the extent that any Credit Party is required to (i) give physical possession over any Term Loan Priority Collateral to Administrative Agent under this Agreement or the other Loan Documents, such requirement to give possession shall be satisfied if such Collateral is delivered to and held by the Term Loan Agent pursuant to the Intercreditor Agreement and (ii) take any other action with respect to the Collateral or any proceeds thereof, including delivery of such Collateral or proceeds thereof to Administrative Agent, such action shall be deemed satisfied to the extent undertaken with respect to the Term Loan Agent.

(d)Each Lender and Issuing Bank irrevocably (i) consents to the terms and conditions of any Intercreditor Agreement, (ii) authorizes and directs Administrative Agent to execute and deliver such Intercreditor Agreement, in each case, on behalf of such Lender or such Issuing Bank and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of such Intercreditor Agreement, in each case, and without any further consent, authorization or other action by such Lender or such Issuing Bank, (iii) agrees that, upon the execution and delivery thereof, such Lender and such Issuing Bank will be bound by the provisions of such Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Intercreditor Agreement, and (iv) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement.  Each Lender hereby further irrevocably authorizes and directs Administrative Agent to enter into such amendments, supplements or other modifications to any Intercreditor Agreement as are approved by Administrative Agent and the Required Lenders (except as to any amendment that expressly requires the approval of all Lenders as set forth herein); provided, that, Administrative Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by such Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and Issuing Bank and without any further consent, authorization or other action by any Lender or Issuing Bank.  Administrative Agent shall have the benefit of each of the provisions of Article XII with respect to all actions taken by it pursuant to this Section 12.12 or in accordance with the terms of an Intercreditor Agreement.

SECTION 12.13Erroneous Payment.

(a)If Administrative Agent notifies a Lender, Issuing Bank or other Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or other Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, other Secured Party or other recipient, which for the avoidance of doubt, shall not include any Credit Party, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender, Issuing Bank or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting the immediately preceding clause (a), each Lender, Issuing Bank or other Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or other Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (ii) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (iii) that such Lender, Issuing Bank or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(A)in the case of immediately preceding clauses (i) or (ii), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (iii)), in each case, with respect to such payment, prepayment or repayment; and

(B)such Lender, Issuing Bank or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 12.13.

(c)Each Lender, Issuing Bank or other Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or other Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender, Issuing Bank or other Secured Party from any source, against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.  For the avoidance of doubt, the Borrowers or any Credit Party shall continue to be deemed to have performed its payment obligations with respect to any amount subject to such set off, netting or application pursuant to the precedent sentence.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent's notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative

Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrowers) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment (provided, that, no sales of such Loans shall be made to Disqualified Institutions) and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment (provided that no sales of such Loans shall be made to Disqualified Institutions), and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or other Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from a Credit Party for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)Each party's obligations, agreements and waivers under this Section 12.13 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article XIII

MISCELLANEOUS

SECTION 13.1Notices.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to any Borrower:

Beacon Sales Acquisition, Inc.
505 Huntmar Park Drive, Suite300
Herndon, Virginia 20170

Attention of: Frank Lonegro
Executive Vice President and Chief Financial Officer

Telephone No.: (571) 323-3940
Facsimile No.: (703) 437-1919

If to Wells Fargo as Administrative Agent:

Wells Fargo Bank, National Association

150 E. 42nd Street

New York, NY  10017

Attention of: Portfolio Manager - Beacon

Telephone No.: 212-545-4506

Facsimile No.: (212) 545-4283

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided, that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified Administrative Agent that is incapable of receiving notices under such Article by electronic communication.  Administrative Agent or Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.  Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Administrative Agent’s Office. Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Revolving Loans will be disbursed and Letters of Credit requested.

(d)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)Platform.

(i)Each Credit Party agrees that Administrative Agent may, but shall not be obligated to, make the Credit Party Materials available to the Issuing Bank and the other Lenders by posting the Communications on the Platform.

(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Credit Party Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Credit Party Materials.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Credit Party Materials or the Platform.  In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided¸ that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f)Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Credit Party Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Credit Parties or their respective securities for purposes of United States Federal or state securities Applicable Laws.

SECTION 13.2Amendments, Waivers and Consents

. Except as set forth below or as specifically provided in any Loan Document (including, for the avoidance of doubt, Section 6.1(f) hereof), any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and delivered to Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall:

(a)without the prior written consent of the Required Lenders, amend, modify or waive (i) Section 7.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 7.2, any substantially concurrent request by Borrower Representative for a borrowing of Revolving Loans or the Canadian Borrower for a borrowing of Canadian Revolving Loans) to make Revolving Loans when such Lenders would not otherwise be required to do so, (ii) the amount of the Swingline Commitment or (iii) the amount of the LC Commitment;

(b)increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.2) or the amount of Revolving Loans of any Lender, in any case, without the written consent of such Lender;

(c)waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(d)reduce the principal of, or the rate of interest specified herein on, any Revolving Loan or LC Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 6.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Revolving Loan or LC Obligation or to reduce any fee payable hereunder;

(e)(i) change Section 4.4, Section 11.4 or Section 6.6 in a manner that would alter the pro rata sharing of payments or order of application required thereby or (ii) change Section 4.4 or any other applicable provision of this Agreement in a manner that would alter the agreement of Administrative Agent to distribute to each Lender payments from the Borrowers for the account of such Lender received by Administrative Agent, in each case without the written consent of each Lender directly and adversely affected thereby;

(f)except as otherwise permitted by this Section 13.2 change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders,” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)modify the provisions of Section 2.3(d) so as to increase the amount of optional Overadvances or, except as provided therein, the time period for which an optional Overadvance may remain outstanding without the written consent of each Lender;

(h)increase any advance rate percentage set forth in the definition of “Borrowing Base” without the written consent of each Lender or otherwise change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written consent of the Supermajority Lenders, provided, that, the foregoing shall not limit the discretion of Administrative Agent to change, establish or eliminate any Reserves;

(i)consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 10.4), in each case, without the written consent of each Lender;

(j)release (i) Holdings, (ii) any US Borrower or Canadian Borrower, (iii) all of the US Guarantors, (iv) all of the Canadian Guarantors, (v) US Guarantors comprising substantially all of the credit support for the US Secured Obligations or the Canadian Secured Obligations or (vi) Canadian Guarantors comprising substantially all of the credit support for the Canadian Secured Obligations, in any case, from any Guaranty Agreement (other than as authorized in Section 12.9), without the written consent of each Lender;

(k)except as expressly permitted herein or in any other Loan Document, subordinate the Obligations or the Liens granted under the Security Documents to any other Indebtedness or Lien, as the case may be, without the written consent of each Lender; or

(l)release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 12.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) Administrative Agent and Borrower Representative shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if Administrative Agent and Borrower Representative shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 13.2) or any of the other Loan Documents or to enter into additional Loan Documents as Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 6.13 (including, without limitation, as applicable, (1) to permit the Incremental Commitments to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Commitments in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided, that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Bank Product Provider in such capacity shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Credit Party.

SECTION 13.3Expenses; Indemnity.

(a)Costs and Expenses.  The Borrowers and each other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out of pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent) in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) exclusive of out-of-pocket costs and expenses, all of Administrative Agent’s customary fees and charges imposed or incurred in connection with this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, for background checks or OFAC/PEP searches, with respect to the disbursement of funds or the receipt of funds to or for the account of any Credit Party, or resulting from the dishonor of checks, or for field examinations or visits (subject to the limitations in Section 9.12), (iii) all reasonable and documented out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all reasonable and documented out of pocket expenses incurred by Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 13.3, or (B) in connection with the Revolving Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans or Letters of Credit; provided, that no Canadian Credit Party shall have responsibility for any costs and expenses payable pursuant to this Section 13.3(a) that relate exclusively to the US Credit Parties.

(b)Indemnification. The Borrowers and each other Credit Party, jointly and severally, shall indemnify Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, the Issuing Bank, the Swingline Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Revolving Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not Administrative Agent, any Arranger or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Revolving Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, further, that no Canadian Credit Party shall have responsibility for any payments and reimbursements payable pursuant to this Section 13.3(b) that relate exclusively to the US Credit Parties.  This Section 13.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 13.3 to be paid by it to Administrative Agent (or any sub-agent thereof), any Arranger, the Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), such Arranger, the Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Outstandings at such time, or if the Total Outstandings has been reduced to zero, then based on such Lender’s share of the Total Outstandings immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, that, with respect to such unpaid amounts owed to the Issuing Bank or the Swingline Lender solely in its capacity as such, only the Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Commitments have been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), such Arranger, the Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), such Arranger, Issuing Bank or the Swingline Lender in connection with such capacity.  The obligations of the Lenders under this clause (c) are subject to the provisions of Section 6.7.

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Loan or Letter of Credit or the use of the proceeds thereof, provided, that nothing in this paragraph shall limit any Credit Party’s indemnity and reimbursement obligations as set forth herein (including the Credit Parties’ indemnity and reimbursement obligations to indemnify an Indemnitee for special, indirect, consequential or punitive damages that are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder).  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems as provided in and in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments. All amounts due under this Section 13.3 shall be payable promptly after demand therefor.

(f)Survival. Each party’s obligations under this Section 13.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 13.4Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Credit Party against any and all of the obligations of the Borrowers or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Bank or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Bank, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 11.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and (b) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the Issuing Bank, the Swingline Lender and their respective Affiliates under this Section 13.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank, the Swingline Lender or their respective Affiliates may have.  Each Lender, the Issuing Bank and the Swingline Lender agrees to notify the Borrowers and Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 13.5Governing Law; Jurisdiction, Etc.

(a)Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTIONS 5-

1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(b)Submission to Jurisdiction. Each Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against Administrative Agent, any Lender, the Issuing Bank, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent, any Lender, the Issuing Bank or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)Waiver of Venue. Each Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section 13.5.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 13.6Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.6.

SECTION 13.7Reversal of Payments.  To the extent any Credit Party makes a payment or payments to Administrative Agent for the ratable benefit of the Lenders or Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by Administrative Agent.

SECTION 13.8Injunctive Relief.  The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders.  Therefore, the Borrowers agree that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 13.9Accounting Matters.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrowers shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 13.10Successors and Assigns; Participations.

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 13.10, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 13.10 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section 13.10 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 13.10 and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its US Commitment, its Canadian Commitment and the Revolving Loans at the time owing to it); provided, that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Revolving Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section 13.10 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in clause (b)(i)(A) of this Section 13.10, the aggregate amount of the Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment in respect of the Credit Facility, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that, Borrower Representative shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof (specifying the time period within which Borrower Representative may respond) has been delivered to Borrower Representative by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower Representative on or before such tenth (10th) Business Day;

(ii)Proportionate Amounts. Each partial assignment by an assigning Lender shall include a ratable portion of its US Revolving Loans and Canadian Revolving Loans, and a ratable portion of its US Commitment and Canadian Commitment; and no assignment may be made of all or any portion of a Lender’s US Commitment without an assignment of the same percentage of its Canadian Commitment and no assignment may be made of all or any portion of a Lender’s Canadian Commitment without an assignment of the same percentage of its US Commitment;

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 13.10 and, in addition:

(A)the consent of Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received written notice thereof (specifying the time period within which Borrower Representative may respond);

(B)the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Credit Facility if such assignment is to a Person that immediately before giving effect to such assignment is not a Lender with a US Commitment or a Canadian Commitment, as applicable, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)the consents of each Issuing Bank and the Swingline Lender shall be required.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided, that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any Subsidiaries or Affiliates of any Borrower, (B) any Defaulting Lender or any of its

Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) any Disqualified Institution.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower Representative and Administrative Agent, the applicable Commitment Percentage of Revolving Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Commitment Percentage of all Revolving Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (c) of this Section 13.10, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 6.8, 6.9, 6.10, 6.11 and 13.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 13.10.

(c)Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the US Borrower, shall maintain at one of its offices in the United States, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent demonstrable error, and the US Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower Representative and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or Administrative Agent, sell participations to any Person (other than a natural Person or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 13.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso to Section 13.2 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 6.9, 6.10 and 6.11 (subject to the requirements and limitations therein, including the requirements under Section 6.11(g) (it being understood that the documentation required under Section 6.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.10; provided, that such Participant (A) agrees to be subject to the provisions of Section 6.12 as if it were an assignee under clause (b) of this Section 13.10; and (B) shall not be entitled to receive any greater payment under Sections 6.10 or 6.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 6.12(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Lender; provided, that such Participant agrees to be subject to Section 6.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Revolving Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest or grant a hypothec in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank;

provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or beneficiary for such Lender as a party hereto.

SECTION 13.11Treatment of Certain Information; Confidentiality.  Each of Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations, by any order of a court or administrative agency, to establish any appropriate defenses or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Bank Product Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Bank Product Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of Borrower Representative, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, and including the publication of “tombstones” by the Arrangers (after prior notice to Administrative Agent and Borrower Representative), (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 13.11 or (ii) becomes available to Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings or the Borrowers or (k) to governmental regulatory authorities in connection with any regulatory examination of Administrative Agent or any Lender or in accordance with Administrative Agent’s or any Lender’s regulatory compliance policy if Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against Administrative Agent or such Lender or any of its subsidiaries or affiliates.  For purposes of this Section 13.11, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided, that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 13.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 13.12Performance of Duties.  Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 13.13All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lenders, Administrative Agent and any Persons designated by

Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 13.14Survival.

(a)All representations and warranties set forth in Article VIII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Restatement Date (except those that are expressly made as of a specific date), shall survive the Restatement Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)Notwithstanding any termination of this Agreement, the indemnities to which Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 13.15Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement or any other Loan Document are for convenience only, and neither limit nor amplify the provisions of this Agreement or such other Loan Document.

SECTION 13.16Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.17Counterparts; Integration; Effectiveness; Electronic Execution.

(a)Counterparts; Integration; Effectiveness. This Agreement and any notices delivered under this Agreement, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or on any notice delivered to Administrative Agent under this Agreement.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, the Issuing Bank, the Swingline Lender and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 7.1, this Agreement shall become effective when it shall have been executed by

Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(b)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 13.18Term of Agreement.  This Agreement shall remain in effect from the Restatement Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitment and the Canadian Commitment have been terminated.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 13.19USA PATRIOT Act.  Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act and Canadian AML Laws, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act and applicable Canadian AML Laws.  In addition, Administrative Agent and each Lender shall have the right to periodically conduct reasonable due diligence on all Credit Parties, their senior management and key principals and legal and beneficial owners.  Each Credit Party agrees to reasonably cooperate in respect of the conduct of such due diligence.

SECTION 13.20Independent Effect of Covenants.  The Borrowers expressly acknowledge and agree that each covenant contained in Articles IX or X shall be given independent effect.  Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX or X, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles IX or X.

SECTION 13.21Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under each Guaranty Agreement in respect of Hedge Obligations (provided, that, each Qualified ECP Guarantor shall only be liable under this Section 13.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 13.21, or otherwise under each Guaranty Agreement, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Obligations.  Each Qualified ECP Guarantor intends that this Section 13.21 constitute, and this Section 13.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 13.22Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control (unless such other loan Document is the Intercreditor Agreement, in which case the terms of the

Intercreditor Agreement shall control); provided, that any provision of the Security Documents which imposes additional burdens on Holdings or any of its Subsidiaries or further restricts the rights of Holdings or any of its Subsidiaries or gives Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 13.23Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 13.24Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Article XIV
ACKNOWLEDGMENT AND RESTATEMENT

SECTION 14.1Existing Obligations.  The Credit Parties hereby acknowledge, confirm and agree that, as of the close of business on May 18, 2021, Borrowers are indebted to Administrative Agent and Lenders (a) in respect of Revolving Loans under the Existing Credit Agreement in the aggregate principal amount of $0, and (b) in respect of LC Obligations (as defined in the Existing Credit Agreement) incurred at the request or for the benefit of Borrowers in the aggregate principal amount of $12,822,625, in each case together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers to Administrative Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.  On the date of this Agreement, such amounts shall be deemed to be Obligations under this Agreement and in all respects hereinafter subject to the terms hereof and the other Loan Documents.

SECTION 14.2Acknowledgment of Security Interests. The Credit Parties hereby acknowledge, confirm and agree that Administrative Agent on behalf of the Secured Parties shall continue to have a security interest in and lien upon the assets of the Credit Parties constituting Collateral heretofore granted to Administrative Agent pursuant to the Loan Documents to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Loan Documents or otherwise granted to or held by Administrative Agent or any Lender.  The Liens of Administrative Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such Liens interests to Administrative Agent and Lenders, whether under the Existing Credit Agreement, this Agreement or any other Loan Documents.  On and after the date of this Agreement, all such liens and security interests shall be subject to the terms of this Agreement and the other Loan Documents and in all respects subject to the terms herein or therein, as applicable.

SECTION 14.3Existing Loan Documents. Each of the Credit Parties hereby acknowledges, confirms and agrees that:  (a) the Existing Loan Documents have been duly executed and delivered by the Credit Parties and are in full force and effect as of the date hereof, (b) the agreements and obligations of the Credit Parties contained in the Existing Loan Documents constitute the legal, valid and binding obligations of each of the Credit Parties, as the case may be, enforceable against such Credit Party, in accordance with their respective terms as modified by this Agreement and no Credit Party has a valid defense to the enforcement of such obligations, (c) Administrative Agent and Lenders are entitled to all of the rights and remedies provided for in or arising pursuant to the Existing Loan Documents except to the extent that such Existing Loan Documents have been amended and restated hereby, and (d) no action or omission by any Credit Party in respect of the Existing Loan Documents prior to the date hereof and no representation and warranty deemed made in respect of such Existing Documents pursuant to any request for Revolving Loans or Letters of Credit under the Existing Credit Agreement by any of the Credit Parties prior to the date hereof shall be deemed the basis for any Default or Event of Default or the exercise of any remedies under this Agreement after the date hereof.

SECTION 14.4Restatement.

(a)As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Documents are hereby amended and restated in their entirety, and (i) as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of Credit Parties for the Revolving Loans and the Letters of Credit and all accrued and unpaid interest thereon and fees, costs, expenses and other charges with respect thereto (as amended and restated hereby and which are in all respects hereinafter subject to the terms of this Agreement and the other Loan Documents) and the security interests, liens, and other interests in the Collateral heretofore granted, pledged and/or assigned by the Credit Parties to Administrative Agent or any Lender (whether directly, indirectly or otherwise) (as amended and restated hereby and which are in all respects subject to the terms of this Agreement and the other Loan Documents), and (ii) no action or omission by any Credit Party in respect of the Existing Loan Documents prior to the date hereof and no representation and warranty deemed made in respect of such Existing Loan Documents pursuant to any request for Revolving Loans or Letters of Credit under the Existing Credit Agreement by any of the Credit Parties prior to the date hereof shall be deemed the basis for any Default or Event of Default or the exercise of any remedies under this Agreement after the date hereof. Notwithstanding anything to the contrary herein, any dollar basket specified herein shall be deemed unused as of the date hereof, so that such baskets are available in their entirety on and as of the date hereof.

(b)The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Revolving Loans, the Letters of Credit and all accrued and unpaid interest thereon and fees with respect thereto, and the liens and security interests securing such obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Administrative Agent, for itself and the benefit of Lenders (as amended and restated hereby and which are in all respects subject to the terms of this Agreement and the other Loan Documents).

(c)All of the Revolving Loans, the Letters of Credit and all accrued and unpaid interest thereon and fees with respect thereto under the Existing Loan Documents shall be deemed Obligations of the Credit Parties pursuant to and expressly subject to the terms hereof.  The principal amount of the Revolving Loans and the amount of the Letters of Credit outstanding as of the date hereof under the Existing Loan Documents shall be allocated to the Revolving Loans and Letters of Credit hereunder in such manner and in such amounts as Administrative Agent shall determine in accordance with the terms hereof.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BEACON ROOFING SUPPLY, INC.,
as Holdings

By:	/s/ Frank A. Lonegro
Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

BEACON SALES ACQUISITION, INC.,
as a US Borrower

By:	/s/ Frank A. Lonegro
Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

BEACON ROOFING SUPPLY CANADA COMPANY, as Canadian Borrower

By:	/s/ Frank A. Lonegro
Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Bank and Lender

By:	/s/ Marc J. Breier
Name:	Marc J. Breier
Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

Citibank, N.A., as Lender

By:	/s/ Chris Marino
Name:	Chris Marino
Title:	Vice President and Director

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Matthew T. O’Keefe
Name:	Matthew T. O’Keefe
Title:	Senior Vice President

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Lia Cornejo
Name:	Lia Cornejo
Title:	Authorized Officer

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

TRUIST BANK, as Lender

By:	/s/ Stephen Metts
Name:	Stephen Metts
Title:	Director

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

Deutsche Bank AG New York Branch, as Lender

By:	/s/ Michael Strobel
Name:	Michael Strobel
Title:	Vice President
michael-p.strobel@db.com
212-250-0939

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Vice President
philip.tancorra@db.com
212-250-6576

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Julianne Low
Name:	Julianne Low
Title:	Senior Director

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

TD Bank, N.A., as Lender

By:	/s/ Stephen A. Caffrey
Name:	Stephen A. Caffrey
Title:	Vice President

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

PNC Bank, N.A., as Lender

By:	/s/ Liam Brickley
Name:	Liam Brickley
Title:	Vice President

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Paul Vitti
Name:	Paul Vitti
Title:	Managing Director

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as Lender

By:	/s/ David G. Phillips
Name:	David G. Phillips
Title:	Senior Vice President
Credit Officer, Canada
Wells Fargo Capital Finance Corporation Canada

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

Citibank, N.A. Canadian Branch, as Lender

By:	/s/ Chris Marino
Name:	Chris Marino
Title:	Vice President and Director

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President and Director

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

The Toronto Dominion Bank, as Lender

By:	/s/ Sean Noonan
Name:	Sean Noonan
Title:	Manager Commercial Credit

By:	/s/ Corey Dufort
Name:	Corey Dufort
Title:	Senior Analyst

[Signature Page to Second Amended and Restated Credit Agreement (Beacon)]

EXHIBIT A-1
to
Second Amended and Restated Credit Agreement

FORM OF US REVOLVING CREDIT NOTE

[SECOND AMENDED AND RESTATED] US REVOLVING CREDIT NOTE

$__________________________  __, 20__

FOR VALUE RECEIVED the undersigned US Borrower (as defined herein) promises to pay to ____________________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below the principal sum of ____________ DOLLARS ($____________) or, if less, the unpaid principal amount of all US Revolving Loans made by the Lender from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation (“US Borrower”), Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

This is a “US Revolving Credit Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The unpaid principal amount of this US Revolving Credit Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 6.1 of the Credit Agreement.  All payments of principal and interest on this US Revolving Credit Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This US Revolving Credit Note is entitled to the benefits of, and evidences US Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this US Revolving Credit Note and for a statement of the terms and conditions on which the US Borrower is permitted and required to make prepayments and repayments of principal of the US Obligations evidenced by this US Revolving Credit Note and on which such US Obligations may be declared to be immediately due and payable

THIS US REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

The Indebtedness evidenced by this US Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement

US Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this US Revolving Credit Note.

[This US Revolving Credit Note amends and restates in its entirety the Amended and Restated US

Revolving Credit Note by the US Borrower in favor of Lender dated January 2, 2018 (“Existing Note”), but does not extinguish the unpaid liabilities and obligations evidenced by the Existing Note.  US Borrower hereby acknowledges that it is indebted to Lender for interest through the date hereof under the Existing Note and for interest accruing hereunder from and after the date hereof.  The amendment and restatement of the Existing Note shall not in any manner be construed to constitute payment of, or impair, limit, cancel or extinguish or constitute a novation in respect of, the indebtedness and other obligations and liabilities of the US Borrower evidenced by or arising under the Existing Note, and the liens and security interests securing such indebtedness shall not in any manner be impaired, limited, terminated, waived or released hereby.]1

[Signature Page Follows]

[1]	To be included to the extent an existing Note is being amended and restated.

IN WITNESS WHEREOF, the undersigned has executed this US Revolving Credit Note under seal as of the day and year first above written.

BEACON SALES ACQUISITION, INC.

By:
Name:
Title:

EXHIBIT A-2
to
Second Amended and Restated Credit Agreement

FORM OF CANADIAN REVOLVING CREDIT NOTE

[SECOND AMENDED AND RESTATED] CANADIAN REVOLVING CREDIT NOTE

$_________________________  __, 20__

FOR VALUE RECEIVED, the undersigned BEACON ROOFING SUPPLY CANADA COMPANY, an unlimited liability company organized under the laws of Nova Scotia (the “Canadian Borrower”) promises to pay to ___________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of the US Dollar Equivalent of __________ DOLLARS ($_________) or, if less, the unpaid principal amount of all Canadian Revolving Loans made by the Lender from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, the Canadian Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

This is a “Canadian Revolving Credit Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The unpaid principal amount of this Canadian Revolving Credit Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 6.1 of the Credit Agreement. All payments of principal and interest on this Canadian Revolving Credit Note shall be payable in the applicable currency in immediately available funds as provided in the Credit Agreement.

This Canadian Revolving Credit Note is entitled to the benefits of, and evidences Canadian Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Canadian Revolving Credit Note and for a statement of the terms and conditions on which the Canadian Borrower is permitted and required to make prepayments and repayments of principal of the Canadian Obligations evidenced by this Canadian Revolving Credit Note and on which such Canadian Obligations may be declared to be immediately due and payable.

THIS CANADIAN REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

The Indebtedness evidenced by this Canadian Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Canadian Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Canadian Revolving Credit Note.

[This Canadian Revolving Credit Note amends and restates in its entirety the Amended and Restated Canadian Revolving Credit Note by the Canadian Borrower in favor of Lender dated January 2, 2018 (“Existing Note”), but does not extinguish the unpaid liabilities and obligations evidenced by the Existing Note.  The Canadian Borrower hereby acknowledges that it is indebted to Lender for interest through the date hereof under the Existing Note and for interest accruing hereunder from and after the date hereof.  The amendment and restatement of the Existing Note shall not in any manner be construed to constitute payment of, or impair, limit, cancel or extinguish or constitute a novation in respect of, the indebtedness and other obligations and liabilities of the Canadian Borrower evidenced by or arising under the Existing Note, and the liens and security interests securing such indebtedness shall not in any manner be impaired, limited, terminated, waived or released hereby.]2

[Signature Page Follows]

[2]	To be included to the extent an existing Note is being amended and restated.

2

IN WITNESS WHEREOF, the undersigned has executed this Canadian Revolving Credit Note under seal as of the day and year first above written.

BEACON ROOFING SUPPLY CANADA COMPANY

By:
Name:
Title:

EXHIBIT A-3
to
Second Amended and Restated Credit Agreement

FORM OF US SWINGLINE NOTE

[SECOND AMENDED AND RESTATED] US SWINGLINE NOTE

$__________________________  __, 20__

FOR VALUE RECEIVED the undersigned US Borrower (as defined herein) promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of [___________] DOLLARS ($____________) or, if less, the unpaid principal amount of all US Swingline Loans made by the Lender from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation (“US Borrower”), Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

This is a “US Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The unpaid principal amount of this US Swingline Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 6.1 of the Credit Agreement. All payments of principal and interest on this US Swingline Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This US Swingline Note is entitled to the benefits of, and evidences US Obligations incurred under the Credit Agreement, to which reference is made for a description of the security for this US Swingline Note and for a statement of the terms and conditions on which the US Borrower is permitted and required to make prepayments and repayments of principal of the US Obligations evidenced by this US Swingline Note and on which such US Obligations may be declared to be immediately due and payable.

THIS US SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THESTATEOF NEW YORK, INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

The Indebtedness evidenced by this US Swingline Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

US Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this US Swingline Note.

[This US Swingline Note amends and restates in its entirety the Amended and Restated US Swingline Note by the US Borrower in favor of Lender dated January 2, 2018 (“Existing Note”), but does not extinguish the unpaid liabilities and obligations evidenced by the Existing Note. US Borrower hereby acknowledges that it is indebted to Lender for interest through the date hereof under the Existing Note and for interest accruing hereunder from and after the date hereof.  The amendment and restatement of the Existing Note shall not in any manner be construed to constitute payment of, or impair, limit, cancel or extinguish or constitute a novation in respect of, the indebtedness and other obligations and liabilities of the US Borrower evidenced by or arising under the Existing Note, and the liens and security interests securing such indebtedness shall not in any manner be impaired, limited, terminated, waived or released hereby.]3

[Signature Page Follows]

[3]	To be included to the extent an existing Note is being amended and restated.

2

IN WITNESS WHEREOF, the undersigned has executed this US Swingline Note under seal as of the day and year first above written.

BEACON SALES ACQUISITION, INC.

By:
Name:
Title:

EXHIBIT A-4
to
Second Amended and Restated Credit Agreement

FORM OF CANADIAN SWINGLINE NOTE

[SECOND AMENDED AND RESTATED] CANADIAN SWINGLINE NOTE

$________________________  __, 20__

FOR VALUE RECEIVED the undersigned BEACON ROOFING SUPPLY CANADA COMPANY, an unlimited liability company organized under the laws of Nova Scotia (the “Canadian Borrower”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of the US Dollar Equivalent of ________________________ ($___________) or, if less, the unpaid principal amount of all Canadian Swingline Loans made by the Lender from time to time pursuant to that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, the Canadian Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

This is a “Canadian Swingline Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The unpaid principal amount of this Canadian Swingline Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 6.1 of the Credit Agreement. All payments of principal and interest on this Canadian Swingline Note shall be payable in the applicable currency in immediately available funds as provided in the Credit Agreement.

This Canadian Swingline Note is entitled to the benefits of, and evidences Canadian Obligations incurred under the Credit Agreement, to which reference is made for a description of the security for this Canadian Swingline Note and for a statement of the terms and conditions on which the Canadian Borrower is permitted and required to make prepayments and repayments of principal of the Canadian Obligations evidenced by this Canadian Swingline Note and on which such Canadian Obligations may be declared to be immediately due and payable.

THIS CANADIAN SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

The Indebtedness evidenced by this Canadian Swingline Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Canadian Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Canadian Swingline Note.

[This Canadian Swingline Note amends and restates in its entirety the Amended and Restated Canadian Swingline Note by the Canadian Borrower in favor of Lender dated January 2, 2018 (“Existing Note”), but does not extinguish the unpaid liabilities and obligations evidenced by the Existing Note.  The Canadian Borrower hereby acknowledges that it is indebted to Lender for interest through the date hereof under the Existing Note and for interest accruing hereunder from and after the date hereof.  The amendment and restatement of the Existing Note shall not in any manner be construed to constitute payment of, or impair, limit, cancel or extinguish or constitute a novation in respect of, the indebtedness and other obligations and liabilities of the Canadian Borrower evidenced by or arising under the Existing Note, and the liens and security interests securing such indebtedness shall not in any manner be impaired, limited, terminated, waived or released hereby.]4

[Signature Page Follows]

[4]	To be included to the extent an existing Note is being amended and restated.

2

IN WITNESS WHEREOF, the undersigned has executed this Canadian Swingline Note under seal as of the day and year first above written.

BEACON ROOFING SUPPLY CANADA COMPANY

By:
Name:
Title:

EXHIBIT B
to
Second Amended and Restated Credit Agreement

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of: _____________

Wells Fargo Bank, National Association,
  as Administrative Agent
150 E. 42nd Street
New York, New York 10017
Attention: Portfolio Manager – Beacon

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Second Amended and Restated Credit Agreement dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia (the “Canadian Borrower”), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.The Borrower Representative, on behalf of the [US Borrowers][Canadian Borrower], hereby requests that the Lenders make a [US Revolving Loan][US Swingline Loan][Canadian Revolving Loan][Canadian Swingline Loan] to the [US Borrowers][Canadian Borrower] denominated in [US/Canadian] Dollars in the aggregate principal [US Dollar Equivalent] amount of $ ____________. (Complete with an amount in accordance with Section 2.3 of the Credit Agreement.)

2.The Borrower Representative, on behalf of the [US Borrowers][Canadian Borrower], hereby requests that such Revolving Loan(s) be made on the following Business Day: _____________. (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for Revolving Loans or Swingline Loans).

3.The Borrower Representative, on behalf of the [US Borrowers][Canadian Borrower], hereby requests that such Revolving Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan[5]	Interest Rate	Interest Period (LIBOR Rate only)
[US Base Rate, Canadian Base Rate, LIBOR Rate or Canadian BA Rate][6]

4.The aggregate principal amount of all Revolving Loans and LC Obligations outstanding as of the date hereof (including the Revolving Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.All of the conditions applicable to the Revolving Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Revolving Loan.

[Signature Page Follows]

[5]

Complete with the Dollar amount or Canadian Dollar amount, as applicable, of that portion of the overall Revolving Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g. for a $20,000,000 US Revolving Loan, $5,000,000 may be requested at the US Base Rate, $8,000,000 may be requested at LIBOR with an interest period of three months and $7,000,000 may be requested at LIBOR with an interest period of one month).

[6]

Complete with (i) the US Base Rate or the LIBOR Rate for US Revolving Loans, (ii) the Canadian Base Rate, Canadian BA Rate (if denominated in Canadian Dollars) or the LIBOR Rate (if denominated in US Dollars) for Canadian Revolving Loans, (iii) the US Base Rate for US Swingline Loans, or (iv) the Canadian Base Rate for Canadian Swingline Loans.

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

BEACON ROOFING SUPPLY, INC.,
as Borrower Representative

By:
Name:
Title:

[Signature Page to Notice of Borrowing]

EXHIBIT C
to
Second Amended and Restated Credit Agreement

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _________________

Wells Fargo Bank, National Association,
  as Administrative Agent
150 E. 42nd Street
New York, New York 10017
Attention: Portfolio Manager – Beacon

Ladies and Gentlemen:
This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 6.2 of the Second Amended and Restated Credit Agreement dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.The Revolving Loan to which this Notice relates is [a US Revolving Loan][a Canadian Revolving Loan]. (Delete as applicable.)

2.This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

____Converting all or a portion of a [_______] Loan into a [______] Loan

Outstanding principal balance: [$][C$] __________________

Principal amount to be converted: [$][C$] __________________

Requested effective date of conversion:_____________________

[Last day of the current Interest Period:_____________________]

[Requested new Interest Period: _____________________]

____Continuing all or a portion of a [______] Loan as a [______] Loan

Outstanding principal balance: [$][C$] __________________

Principal amount to be continued: [$][C$] __________________

Last day of the current Interest Period:_____________________

Requested effective date of continuation:_____________________

Requested new Interest Period: _____________________

3.The aggregate principal amount of all Revolving Loans and LC Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

BEACON ROOFING SUPPLY, INC.,
as Borrower Representative

By:
Name:
Title:

EXHIBIT D
to
Second Amended and Restated Credit Agreement

[RESERVED]

EXHIBIT E
to
Second Amended and Restated Credit Agreement

FORM OF PERFECTION CERTIFICATE

PERFECTION CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Beacon Roofing Supply, Inc. (“Holdings”) and certain of its subsidiaries as borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent for such lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement (or the Security Documents referred to therein, as applicable).

The undersigned, a [Financial Officer] and a Responsible Officer of Holdings, hereby certify to the Administrative Agent and each other Secured Party as follows:

1.  Names.  (a)  The exact legal name of each Grantor, as such name appears in its respective certificate of formation or organization, is set forth on Schedule 1(a).

(b)  Set forth on Schedule 1(b) is (i) each other legal name each Grantor has had in the past five years, together with the date of the relevant change and (ii) each other name (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(c)  Except as set forth on Schedule 1(c), no Grantor has changed its identity or corporate structure in any way within the past five years.  Changes in identity or corporate structure would include mergers, consolidations and acquisitions (including acquisitions of all or substantially all of the assets of another Person), as well as any change in the form, nature or jurisdiction of organization.  If any such change has occurred, include in Schedule 1(c) the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d)  Set forth on Schedule 1(d) is (i) the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization and (ii) the Federal Taxpayer Identification Number of each Grantor.

2.  Current Locations.  (a)  The jurisdiction of formation or organization of each Grantor that is a registered organization is set forth on Schedule 2(a) opposite its name.

(b)  The chief executive office of each Grantor is located at the address set forth on Schedule 2(b) opposite its name.

(c)  Set forth on Schedule 2(c) opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any accounts or inventory (with each location at which chattel paper, if any, is kept being indicated by an “*”).

(d)  Set forth on Schedule 2(d) opposite the name of each Grantor are all locations where such Grantor maintains any inventory.

(e)  Set forth on Schedule 2(e) opposite the name of each Grantor are all the locations, not otherwise identified in Schedules 2(b), (c) or (d), where such Grantor maintains any equipment or other Collateral.

(f)  Set forth on Schedule 2(f) opposite the name of each Grantor are all the places of business of such Grantor not identified in Schedules 2(b), (c), (d) or (e).

(g)  Set forth on Schedule 2(g) opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the inventory, equipment or other Collateral of such Grantor.

(h)  Set forth on Schedule 2(h) is a list of all real property owned by each Grantor, the name of the Grantor that owns such real property and the fair market value of such real property, to the extent an appraisal exists with respect to such real property.

3.  Unusual Transactions.  All Accounts have been originated by the Grantors and all inventory has been either acquired by the Grantors in the ordinary course of business or manufactured by the Grantors.

4.  File Search Reports.  File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof and provided to the Administrative Agent, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5.  UCC Filings.  Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the Collateral is comprised of fixtures, timber to be cut or as extracted Collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6.  Schedule of Filings.  Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7.  Stock Ownership and other Equity Interests.  Attached hereto as Schedule 7 is a true and correct list of (a) all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of Holdings and each of its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests and (b) each equity investment of Holdings or any of its Subsidiaries that represents 50% or less of the equity interests of the Person in which such investment was made, in each case specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such equity interests and if such equity interests are not required to be pledged under any of the Loan Documents, the reason therefor.

8.  Debt Instruments.  Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of Indebtedness held by Holdings and each of its Subsidiaries that are required to be delivered to the Administrative Agent (subject to the Intercreditor Agreement), including all intercompany Indebtedness, in each case specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

9.  Advances.  Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by Holdings to any of its Subsidiaries or by any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to Holdings or any

2

of its Subsidiaries, in each case specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

10.  Mortgage Filings.  Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

11.  Intellectual Property.  Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth, with respect to each Grantor, each patent (including each patent application) owned by such Grantor, and the name of the registered owner, type, registration or application number and the expiration date (if already registered) thereof.  Also set forth on Schedule 11(A) is a schedule setting forth all patent licenses granted to any Grantor.

Attached hereto as Schedule 11(B) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth, with respect to each Grantor, each trademark (including each trademark application) owned by such Grantor, and the name of the registered owner, the registration or application number and the expiration date (if already registered) thereof.  Also set forth on Schedule 11(B) is a schedule setting forth all trademark licenses granted to any Grantor.

Attached hereto as Schedule 11(C) in proper form for filing with the United States Copyright Office is a schedule setting forth, with respect to each Grantor, each copyright (including each copyright application) owned by such Grantor, and the name of the registered owner, the title and the registration number (if already registered) thereof.  Also set forth on Schedule 11(C) is a schedule setting forth all copyright licenses granted to any Grantor, including in proper form for filing with the United States Copyright Office, all exclusive copyright licenses granted to any Grantor.

Attached hereto as Schedule 11(D) in proper form for filing with the Canadian Intellectual Property Office is a schedule setting forth, with respect to each Grantor, all trademarks, patents, copyrights, industrial designs, domain names and other intellectual property in respect of which the Grantor has registered its ownership or licensee rights or applied for the registration of its ownership or licensee rights, together with such registration or application particulars and including in each case the name of the registered owner.

12.  Commercial Tort Claims.  Attached hereto as Schedule 12 is a true and correct list of commercial tort claims in excess of $1,000,000 held by any Grantor, including a brief description thereof.

13.  Deposit Accounts.  Attached hereto as Schedule 13 is a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account and the account number and if such deposit account is not required to be subject to a control agreement under any of the Loan Documents, the reason therefor.

14.  Securities Accounts and Commodities Accounts.  Attached hereto as Schedule 14 is a true and correct list of securities accounts and commodities accounts maintained by each Grantor, including the name and address of the intermediary institution, the type of account and the account number and if such securities or commodities account is not required to be subject to a control agreement under any of the Loan Documents, the reason therefor.

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15.  Letter-of-Credit Rights.  Attached hereto as Schedule 15 is a true and correct list of all letters of credit issued in favor of any Grantor, including the name and address of the issuer (and if applicable, the confirmer) with respect to such letter of credit.

16.  Assignment of Claims Act.  Attached hereto as Schedule 16 is a true and correct list of all written contracts between each Grantor and the United States government or any department or agency thereof that have a remaining value of at least $1,000,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date, agency with which the contract was entered into, and a description of the contract type.

17.  Chattel Paper.  Attached hereto as Schedule 17 is a true and complete list, for each Grantor, of all chattel paper (whether tangible and electronic), specifying the Grantor and obligor thereunder, the type, the due date and outstanding principal amount thereof.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate on the date first above written.

BEACON ROOFING SUPPLY, INC.

By:
Name:
Title:	[Financial Officer]

EXHIBIT F
to
Second Amended and Restated Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

Dated as of: ______________

The undersigned on behalf of Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), as Borrower Representative, hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.This certificate is delivered to you pursuant to Section 9.2 of the Second Amended and Restated Credit Agreement dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.I have reviewed the financial statements of Holdings and its Subsidiaries dated as of ___________ and for the _________ period[s] then ended and such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Holdings and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above.  Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as of the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action Holdings has taken, is taking and proposes to take with respect thereto].

4.As of the date of this certificate, the Applicable Margin and calculations determining such figures are set forth on the attached Schedule 1, Holdings and its Subsidiaries are in compliance with the financial covenant contained in Section 10.13 of the Credit Agreement as shown on such Schedule 1 and Holdings and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

BEACON ROOFING SUPPLY, INC.,
as Borrower Representative

By:
Name:
Title:

Schedule 1
to
Compliance Certificate

For the Quarter/Year ended _____________________ (the “Statement Date”)

Section 10.13Minimum Fixed Charge Coverage Ratio

(I)

Consolidated EBITDA for the immediately preceding four (4)
consecutive fiscal quarters, or as of the end of a fiscal month for the immediately preceding twelve (12) consecutive fiscal months at any time that Borrowers are required to deliver
monthly financial statements, in each case for which
Administrative Agent has received financial statements, less the amount of Capital Expenditures for such period (other than those
Capital Expenditures that are financed with any Indebtedness except for Revolving Loans) as determined on a pro forma basis$____________

(II)	Consolidated Fixed Charges for such period as determined on a pro forma basis $____________

(III)	Line B(I) divided by Line B(II)____ to 1.00

(IV)	Minimum permitted Fixed Charge Coverage Ratio as set forth in Section 10.13 of the Credit Agreement1.00 to 1.00

(V)	In Compliance?Yes/No

EXHIBIT G
to
Second Amended and Restated Credit Agreement

FORM OF BORROWING BASE CERTIFICATE

[See attached]

	Summary Page Borrowing Base Certificate	CAD to USD Exchange Rate:

Date		AR As of:
Name	("Borrower")	Inventory As of:

The above named Borrower, pursuant to that certain Second Amended and Restated Credit Agreement dated as of May 19, 2021 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among, inter alia, such Borrower, the lenders signatory thereto from time to time and Wells Fargo Bank, National Association as the arranger and administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement, are true and correct, and that each Borrower is in compliance with and, after giving effect to any currently requested extensions of credit under the Credit Agreement, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement.

Through the electronic submission and delivery of this certificate by the above named Borrower, each Borrower is deemed to, and does, represent and warrant to Agent that (i) the preparation and delivery of this certificate have been duly authorized by all necessary action on the part of such Borrower, (ii) the certification set forth above at the top of this page is true and correct, (iii) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document (as defined in the Credit Agreement), any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any currently requested extension of credit under the Credit Agreement, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date, in which case such representation or warranty is true and correct as of such earlier date), (iv) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (v) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to any currently requested extension of credit, and (vi) all of the foregoing is true and correct as of the effective date of the calculations set forth above. This certificate is a Loan Document (as defined in the Credit Agreement).

Accounts Receivable and Inventory
Net Available Accounts Receivable		US (USD)	Canada (USD)	Consolidated (USD)

Net Available Inventory

Summary

Total Collateral Availability

Borrowing Base Reserves

Total Reserves Calculated before the Credit Line

Total Availability after Borrowing Base Reserves

Credit Line
Suppressed Availability
Availability before Reserves

Credit Line Reserves

Total Credit Line Reserves

Total Availability after Reserves before Loan Balance and LCs

Letter of Credit Balance	As of: ________
Loan Ledger Balance	As of: ________

Net Availability

Authorized Signature

Accounts Receivable Availability Detail

Name:0
Report based on Aging dated:	1/0/00
Loan ID #:	PLSA0	PLSB0
Collateral Pool Name:	US (USD)	CANADA (USD)Total (USD)

AR Collateral Balance:

Ineligibles as of date:

ERS Total ERS Ineligibles
Manual Customer Deposits
Manual Customers with Notes Receivable
Manual Accrued Rebates GL# 1020-05
Manual Customer Deposits GL # 1053-07
Manual Rebates GL# 1220
Manual Manual 6
Manual Dilution Ineligible (grossed up)

Total Ineligible AR:

Eligible AR
Advance Rate
AR Availability after Advance Rate

AR Reserves
Manual Reserve 1
Manual Reserve 2
Manual Reserve 3
Manual Reserve 4

Total Reserves:

AR Availability after Reserves

Line Limit or Sublimit(s)

Net AR Availability

Exam as of date:
Dilution Reserve Percentage

Eligible AR before dilution
Dilution reserve

Page AR Availability

Inventory Availability Detail

Name:0
Based on the Inventory Perpetual dated:	1/0/00

Loan ID #:
Collateral Pool Name:	US FG (USD)	CANADA FG (USD)	Total (USD)

ERS Inventory Total:
Manual Inventory:

Total Gross Inventory:
Ineligibles:
ERS Total ERS Ineligibles
Manual Slow Moving
Manual Rebate Reserves
Manual Pallets
Manual Capitalized
Manual Competitive Allowance GL# 1030-06
Manual Shrink Reserve GL# 1030-07
Manual Purchase Discounts GL# 1030-08
Manual Obsolescence GL# 1030-12
Manual Deadstock Allowance GL# 1030-13
Manual Tribuilt Rebates GL# 1030-17
Manual Return to Vendor
Manual Manual 12
Manual Manual 13
Manual Manual 14

Total Ineligible Inventory:

Eligible Inventory
Advance Rate
Availability before Reserves

Inventory Reserves
Manual Reserve 1
Manual Reserve 2
Manual Reserve 3
Manual Reserve 4

Total Reserves:

Inventory Availability after Reserves

Line Limit or Sublimit(s)

Net Inventory Availability

Appraisal Review
As of:
Collateral Pool Name:	US FG (USD)	CANADA FG (USD)

Appraised NOLV %
% times the NOLV
% of NOLV	0.00%	0.00%

Maximum Advance Rate

Page INV Availability

EXHIBIT H
to
Second Amended and Restated Credit Agreement

FORM OF LENDER JOINDER AGREEMENT

LENDER JOINDER AGREEMENT

This JOINDER AGREEMENT, dated ______________ __, 20__ (this “Agreement”), is by and among ________________ (“New Lender”), Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings” or “Borrower Representative”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Administrative Agent”), as agent for the Lenders and Swingline Lenders (as defined below), and is being delivered pursuant to that certain Second Amended and Restated Credit Agreement dated as of May 19, 2021 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Credit Agreement”) by and among Holdings, Beacon Sales Acquisition, Inc., a Delaware corporation (the “US Borrower”), Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 6.13 of the Credit Agreement, the Borrower Representative has the right, subject to the terms and conditions thereof, to request from time to time, an increase in the Commitments under the Credit Agreement by requesting one or more new lenders to join the Credit Agreement and provide an Incremental Commitment;

WHEREAS, the Borrower Representative has given a request to the Administrative Agent and the Administrative Agent has elected to arrange such Incremental Commitments to increase the Commitments pursuant to, and subject to the provisions of, Section 6.13 of the Credit Agreement; and

WHEREAS, subject to the approval of Administrative Agent, the undersigned New Lender desires to become a party to the Credit Agreement and make Revolving Loans thereunder by executing and delivering this Agreement to the Borrower Representative and Administrative Agent;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.New Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Agreement, become a Lender for all purposes of the Credit Agreement, to the same extent as if originally a party thereto, with a US Commitment with respect to US Revolving Loans of $___________ and a Canadian Commitment with respect to Canadian Revolving Loans of the US Dollar Equivalent of $___________.

2.New Lender (a) represents and warrants that it is legally authorized to enter into this Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as an agent on New Lender’s behalf and to exercise such powers and discretion under the Credit Agreement or any other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.New Lender’s address for notices for the purposes of the Credit Agreement is as follows:

[]

4.This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by a duly authorized officer on the date first above written.

[NEW LENDER]

By:
Name:
Title:

Accepted and agreed to by:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:
Name:
Title:

BEACON ROOFING SUPPLY, INC.,

as Borrower Representative

By:
Name:
Title:

[Signature Page to Lender Joinder Agreement]

EXHIBIT I
to
Second Amended and Restated Credit Agreement

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

May 19, 2021

This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section 7.1(b)(vi) of the Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation (the “US Borrower”), Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

I, [_________], the Chief Financial Officer of the Borrower Representative (after giving effect to the Transactions), in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Holdings and its Subsidiaries that as of the date hereof, after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Revolving Loans and the use of proceeds of such Revolving Loans on the date hereof):

1.The sum of the liabilities (including contingent liabilities) of Holdings and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of Holdings and its Subsidiaries, on a consolidated basis.

2.The present fair saleable value of the assets of Holdings and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of Holdings and its Subsidiaries as they become absolute and matured.

3.The capital of Holdings and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof.

4.Holdings and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

5.Holdings and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

6.For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

7.In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement and other Loan Documents referred to therein and such other documents deemed relevant, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section 7.1(d) of the Credit Agreement and (iii) made such other investigations and inquiries as the undersigned has deemed appropriate.

8.The financial information and assumptions which underlie and form the basis for the representations made in this Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.

9.The undersigned confirms and acknowledges that the Administrative Agent, the Lenders and each Issuing Bank are relying on the truth and accuracy of this Certificate in connection with the Commitments, Revolving Loans and Letters of Credit under the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, I have executed this Certificate this as of the date first written above.

BEACON ROOFING SUPPLY, INC.,
as Borrower Representative

By:
Name:
Title:

[Signature Page to Solvency Certificate]

EXHIBIT J
to
Second Amended and Restated Credit Agreement

FORM OF BANK PRODUCT PROVIDER AGREEMENT

[Letterhead of Specified Bank Product Provider]

[Date]

Wells Fargo Bank, National Association,
  as Administrative Agent
150 E. 42nd Street
New York, New York 10017
Attention: Portfolio Manager – Beacon

Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation (“Sales”), certain Subsidiaries of Holdings signatories hereto (such Subsidiaries, collectively with Sales, “US Borrowers”), Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Specified Bank Product Agreement[s]”) dated as of [__________] by and between [Lender or Affiliate of Lender] (the “Specified Bank Product Provider”) and [identify the Credit Party or Subsidiary].

1.Appointment of Administrative Agent.  The Specified Bank Product Provider hereby designates and appoints Administrative Agent, and Administrative Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents.  The Specified Bank Product Provider hereby acknowledges that it has reviewed Sections 12.1 through 12.13 (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms referenced therein (but only to the extent used therein), and agrees to be bound by the provisions thereof.  Specified Bank Product Provider and Administrative Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Administrative Agent, on the one hand, and the Lenders or the Lender Group, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the Administrative Agent, on the one hand, and the Specified Bank Product Provider with respect to the Bank Product[s] provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

2.Acknowledgement of Certain Provisions of Credit Agreement.  The Specified Bank Product Provider hereby acknowledges that it has reviewed the provisions of Sections 4.4, 12.9, 12.10, and 13.2 of the Credit Agreement, including, as applicable, the defined terms referenced therein, and agrees to be bound by the provisions thereof.  Without limiting the generality of any of the foregoing referenced provisions, Specified Bank Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in Collateral as set forth in the Credit Agreement.

3.Reporting Requirements.  Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Product.  On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as Administrative Agent shall request, the Specified Bank Product Provider agrees to provide Administrative Agent with a written report, in form and substance satisfactory to Administrative Agent, detailing Specified Bank Product Provider’s reasonable determination of the credit exposure (and mark-to-market exposure) of Borrowers and their Subsidiaries in respect of the Bank Product[s] provided by Specified Bank Product Provider pursuant to the Specified Bank Product Agreement[s].  If Administrative Agent does not receive such written report within the time period provided above, Administrative Agent shall be entitled to assume that the reasonable determination of the credit exposure of Borrowers and their Subsidiaries with respect to the Bank Product[s] provided pursuant to the Specified Bank Product Agreement[s] is: (i) to the extent the Specified Bank Product Provider has never delivered a written report, zero; or (ii) to the extent any such written report has previously been delivered, the amount set forth in the written report most recently delivered.

4.Bank Product Reserve Conditions.  Specified Bank Product Provider further acknowledges and agrees that Administrative Agent shall have the right (to the extent permitted pursuant to the Credit Agreement), but shall have no obligation to establish, maintain, reduce or release reserves in respect of any of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not.  If Administrative Agent so chooses to establish a reserve in accordance with the terms of the Credit Agreement, Specified Bank Product Provider acknowledges and agrees that Administrative Agent shall be entitled to rely on the information in the reports described above to establish the Bank Product Reserves.

5.Bank Product Obligations.  From and after the delivery to Administrative Agent of this letter agreement duly executed by Specified Bank Product Provider and the acknowledgement of this letter agreement by Administrative Agent and Borrower Representative, the obligations and liabilities of Borrowers and their Subsidiaries to Specified Bank Product Provider in respect of Bank Product[s] evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Obligations), and Specified Bank Product Provider shall constitute a Bank Product Provider until the payment in full of all Obligations (in accordance with Section 1.2(b) of the Credit Agreement) or notice from the Specified Bank Product Provider that it is no longer a Specified Bank Product Provider.  Specified Bank Product Provider acknowledges that other Bank Products (which may or may not be Specified Bank Products) may exist at any time.

6.Notices.  All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 13.1 of the Credit Agreement, and, if to Administrative Agent, shall be mailed, sent, or delivered to Administrative Agent in accordance with Section 13.1 in the Credit Agreement, if to Borrower Representative, shall be mailed, sent, or delivered to Borrower Representative in accordance with Section 13.1 in the Credit Agreement, and, if to Specified Bank Product Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Bank
Products Provider:________________________

_________________________

2

_________________________
Attn: ____________________
Fax No. __________________

7.Miscellaneous.  This letter agreement is for the benefit of the Administrative Agent, the Specified Bank Product Provider, the Borrowers and each of their respective successors and assigns (including any successor agent pursuant to Section 12.6 of the Credit Agreement, but excluding any successor or assignee of a Specified Bank Product Provider that does not qualify as a Bank Product Provider).  Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be equally effective as delivery of a manually executed counterpart.

8.Governing Law.

(a)THE VALIDITY OF THIS LETTER AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LETTER AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.  EACH OF BORROWER REPRESENTATIVE, SPECIFIED BANK PRODUCTS PROVIDER, AND ADMINISTRATIVE AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8(b).

(c)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER REPRESENTATIVE, SPECIFIED BANK PRODUCTS PROVIDER, AND ADMINISTRATIVE AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH OF BORROWER REPRESENTATIVE, SPECIFIED BANK PRODUCTS PROVIDER, AND ADMINISTRATIVE AGENT EACH REPRESENTS TO THE OTHERS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Pages Follow]

3

Sincerely,

[SPECIFIED BANK PRODUCTS PROVIDER]

By:
Name:
Title:

[Signature to Bank Product Provider Agreement]

Acknowledged, accepted, and agreed
as of the date first written above:

BEACON ROOFING SUPPLY, INC.,
as Borrower Representative

By:
Name:
Title:

[Signature Page to Bank Product Provider Agreement]

Acknowledged, accepted, and
agreed as of _____________, 20__:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Bank Product Provider Agreement]

EXHIBIT K
to
Second Amended and Restated Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the][each]7 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees8 hereunder are several and not joint.]9 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee][respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignors rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):See Schedules attached hereto.

3.	Borrowers:Beacon Sales Acquisition, Inc., certain

[7]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[8]	Select as appropriate.
[9]	Include bracketed language if there are multiple Assignees.

Subsidiaries of Holdings, Beacon Roofing Supply Canada Company

4.	Administrative Agent:Wells Fargo Bank, National Association, as theadministrative agent under the Credit Agreement

5.

Credit Agreement:The Second Amended and Restated Credit Agreement dated as of May 19, 2021, by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), the Borrowers (as set forth in Section 3 above), the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified)

6.	Assigned Interest:See Schedules attached hereto.

7.	[Trade Date:_______________][10]

[Remainder of Page Intentionally Left Blank]

[10]	To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date: __________  __, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE

See Schedules attached hereto.

[Signature Page to Assignment and Assumption]

[Consented to and]11 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent[, Issuing Bank and Swingline Lender]

By:
Name:
Title:

[Consented to:]12

[BORROWER REPRESENTATIVE]

By:
Name:
Title:

[11]	To be added only if the consent of the Administrative Agent and/or the Swingline Lender and Issuing Bank is required by the terms of the Credit Agreement. May also use a Master Consent.
[12]	To be added only if the consent of the Borrower Representative is required by the terms of the Credit Agreement. May also use a Master Consent.

[Signature Page to Assignment and Assumption]

SCHEDULE 1
To Assignment and Assumption

By its execution of this Schedule the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Commitment/Revolving Loans[13]	Aggregate Amount of Commitment/Revolving Loans for all Lenders[14]	Amount of Commitment/Revolving Loans Assigned[15]	Percentage Assigned of Commitment/Revolving Loans[16]
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE][17]
[and is an Affiliate/Approved Fund of [identify Lender]18]

By:
Name:
Title:

[13]	Fill in the appropriate terminology (e.g. “US Commitment” or “Canadian Commitment”). In the case of a Canadian Commitment, $ is the US Dollar Equivalent of Canadian Dollars.
[14]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[15]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[16]	Set forth to at least 9 decimals as percentage of the Commitment/Revolving Loans of all Lenders thereunder.
[17]	Add additional signature blocks as needed.
[18]	Select as appropriate.

ANNEX 1
to Assignment and Assumption

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interests, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 13.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it or the Person exercising discretion in making its decision to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to [Section 7.1][Section 9.1] thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender,

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued from and after the

Effective Date.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by and construed in accordance with the law of the State of New York.

2

EXHIBIT L-1
to
Second Amended and Restated Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN LENDERS)

US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 6.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of any US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to any US Borrower as described in Section 881 (c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

EXHIBIT L-2
to
Second Amended and Restated Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 6.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of any US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to any US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-US Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

EXHIBIT L-3
to
Second Amended and Restated Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANT PARTNERSHIPS)

US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 6.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of any US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any US Borrower as described in Section 88l(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

EXHIBIT L-4
to
Second Amended and Restated Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN LENDER PARTNERSHIPS)

US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Holdings, Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 6.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of any US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is controlled foreign corporation related to any US Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

Schedule 1.1(a)

Commitments

Lender	US Commitment	Canadian Commitment	Total Commitment
WELLS FARGO BANK, NATIONAL ASSOCIATION	$170,000,000		$170,000,000
CITIBANK, N.A.	$160,000,000		$160,000,000
BANK OF AMERICA, N.A.	$160,000,000		$160,000,000
JPMORGAN CHASE BANK, N.A.	$125,000,000		$125,000,000
TRUIST BANK (f/k/a Branch Banking and Trust Company)	$125,000,000		$125,000,000
DEUTSCHE BANK AG NEW YORK BRANCH	$125,000,000		$125,000,000
CAPITAL ONE, NATIONAL ASSOCIATION	$125,000,000		$125,000,000
TD BANK, N.A.	$95,000,000		$95,000,000
PNC BANK, N.A.	$90,000,000		$90,000,000
FIFTH THIRD BANK, NATIONAL ASSOCIATION	$75,000,000		$75,000,000
WELLS FARGO CAPITAL FINANCE CORPORATION CANADA		$15,000,000	$15,000,000
CITIBANK, N.A., CANADIAN BRANCH		$15,000,000	$15,000,000
BANK OF AMERICA, N.A. (acting through its Canada Branch)		$15,000,000	$15,000,000
THE TORONTO-DOMINION BANK		$5,000,000	$5,000,000
Total	$1,250,000,000	$50,000,000	$1,300,000,000

Schedule 1.1(a)

Schedule 1.1(b)

Administrative Agent Payment Account

Bank:  [***]

Bank Address: 420 Montgomery Street, San Francisco, CA

ABA: ###-###-###

Account Name: [***]

Account Number: #################

Ref: Beacon Roofing Supply, Inc. (PLSA3)

Schedule 1.1(b)

Schedule 1.1(c)

Canadian Collection Account and US Collection Account

Canadian Collection Accounts:

Borrower	Financial Institution	Account Number
Beacon Roofing Supply Canada Company	[***]	#######
Beacon Roofing Supply Canada Company	[***]	###########
Beacon Roofing Supply Canada Company	[***]	###########
Beacon Roofing Supply Canada Company	[***]	###########
Beacon Roofing Supply Canada Company	[***]	###########

US Collection Accounts:

Credit Party (Account Holder)	Financial Institution	Account Number
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	#############
Beacon Sales Acquisition, Inc.	[***]	############
Beacon Sales Acquisition, Inc.	[***]	############
Beacon Sales Acquisition, Inc.	[***]	############
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	#############
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	#############
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	#############
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	#############
Beacon Sales Acquisition, Inc.	[***]	############
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	#############
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	#############
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########

Schedule 1.1(c)

Credit Party (Account Holder)	Financial Institution	Account Number
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc[19]	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	#########
Beacon Sales Acquisition, Inc.	[***]	#########
Beacon Sales Acquisition, Inc.	[***]	#########
Beacon Sales Acquisition, Inc.	[***]	#############
Beacon Sales Acquisition, Inc.	[***]	##########
Beacon Sales Acquisition, Inc.	[***]	##########

[19]	Formerly Allied Building Products LLC

Schedule 1.1(c)

Schedule 1.1(d)

Designated Account

Bank: [***]

Account Name: Beacon Sales Acquisition Inc.

Account Number: ##########

Bank ID (ABA): #########

Schedule 1.1(d)

Schedule 1.1(e)

US Eligible Inventory Locations

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	17270 Resnik Drive Robertsdale, AL 36567	Baldwin	Alabama
Beacon Sales Acquisition, Inc.	1096 Fifth Street and 1120 Fourth Street Florala, AL 36442	Covington	Alabama
Beacon Sales Acquisition, Inc.	501-521 31st Street North Birmingham, AL 35203	Jefferson	Alabama
Beacon Sales Acquisition, Inc.	579 Plummer Road Suite 200 Huntsville, AL 35806	Madison	Alabama
Beacon Sales Acquisition, Inc.	3406 Georgia Pacific Avenue Mobile, AL 36618	Mobile	Alabama
Beacon Sales Acquisition, Inc.	1283 N McDonough Street Montgomery, AL 36104	Montgomery	Alabama
Beacon Sales Acquisition, Inc.	2705 & 2711 Southside Drive Tuscaloosa, AL 35401	Tuscaloosa	Alabama
Beacon Sales Acquisition, Inc.	2737 Southside Drive Tuscaloosa, AL 35401	Tuscaloosa	Alabama
Beacon Sales Acquisition, Inc.	8207 Hartzell Road Anchorage, AK 99507	Anchorage	Alaska
Beacon Sales Acquisition, Inc.	1710 East 82nd Avenue Anchorage, AK 99507	Anchorage	Alaska
Beacon Sales Acquisition, Inc.	235, 245 and 259 S. Hibbert Street Mesa, AZ 85210	Maricopa	Arizona
Beacon Sales Acquisition, Inc.	5307 West Missouri Avenue Glendale, AZ 85301	Maricopa	Arizona
Beacon Sales Acquisition, Inc.	441 West Geneva Drive Tempe, AZ 85282	Maricopa	Arizona
Beacon Sales Acquisition, Inc.	3525 East 34th Street Tucson, AZ 85713	Pima	Arizona
Beacon Sales Acquisition, Inc.	481 E-Z Street A & B Prescott, AZ 86301	Yavapai	Arizona
Beacon Sales Acquisition, Inc.	2424 E. Grand Avenue Hot Springs, AR 71901	Garland	Arkansas
Beacon Sales Acquisition, Inc.	815 SA Jones Drive N. Little Rock, AR 72114	Pulaski	Arkansas
Beacon Sales Acquisition, Inc.	501 N. 2nd Street Ft. Smith, AR 72901	Sebastian	Arkansas
Beacon Sales Acquisition, Inc.	5191 N. Oak Street Springdale, AR 72764	Washington	Arkansas
Beacon Sales Acquisition, Inc.	1588 Doolittle Drive San Leandro, CA 94577	Alameda	California
Beacon Sales Acquisition, Inc.	183 Arthur Road Martinez, CA 94553	Contra Costa	California
Beacon Sales Acquisition, Inc.	23030 Kidder Street Hayward, CA 94545	Fresno	California

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	21026 Nordhoff Street A Los Angeles, CA 91311	Los Angeles	California
Beacon Sales Acquisition, Inc.	1859 Rosecrans Avenue Gardena, CA 90249	Los Angeles	California
Beacon Sales Acquisition, Inc.	13105 & 13107 Lakeland Road Santa Fe Springs, CA 90670	Los Angeles	California
Beacon Sales Acquisition, Inc.	7025 Slauson Avenue Commerce, CA 90040	Los Angeles	California
Beacon Sales Acquisition, Inc.	11705 & 11695 Sheldon Street Sun Valley, CA 91352	Los Angeles	California
Beacon Sales Acquisition, Inc.	1212 West 58th Street Los Angeles, CA 90037	Los Angeles	California
Beacon Sales Acquisition, Inc.	3100 Orange Avenue Long Beach, CA 90755	Los Angeles	California
Beacon Sales Acquisition, Inc.	4801 Exposition Blvd., 3417 Vineyard Ave. and 4802 W. Jefferson Blvd. 1st & 2nd floors Los Angeles, CA 90016	Los Angeles	California
Beacon Sales Acquisition, Inc.	15208 Raymer Street Van Nuys, CA 91405	Los Angeles	California
Beacon Sales Acquisition, Inc.	8650 East Garvey Boulevard Rosemead, CA 91770	Los Angeles	California
Beacon Sales Acquisition, Inc.	8501 Telfair Avenue Sun Valley, CA 91352	Los Angeles	California
Beacon Sales Acquisition, Inc.	675 & 695 N. Batavia Orange, CA 92868	Orange	California
Beacon Sales Acquisition, Inc.	1244 N. Anaheim Boulevard Anaheim, CA 92801	Orange	California
Beacon Sales Acquisition, Inc.	1011 East Walnut Street Santa Ana, CA 92701	Orange	California
Beacon Sales Acquisition, Inc.	721 S. Van Buren Street Placentia, CA 92870	Orange	California
Beacon Sales Acquisition, Inc.	1606 Hamner Avenue Norco, CA 92860	Riverside	California
Beacon Sales Acquisition, Inc.	5050 84th Street Sacramento, CA 95826	Sacramento	California
Beacon Sales Acquisition, Inc.	4342 Dudley Boulevard Suite A McClellan, CA 95652	Sacramento	California
Beacon Sales Acquisition, Inc.	2541 Grennan Court Rancho Cordova, CA 95742	Sacramento	California
Beacon Sales Acquisition, Inc.	1556 Santa Ana Avenue Sacramento, CA 95838	Sacramento	California
Beacon Sales Acquisition, Inc.	1515 S Waterman Avenue San Bernardino, CA 92408	San Bernardino	California
Beacon Sales Acquisition, Inc.	2270 La Mirada Drive Vista, CA 92081	San Diego	California
Beacon Sales Acquisition, Inc.	396 Raleigh Avenue El Cajon, CA 92020	San Diego	California
Beacon Sales Acquisition, Inc.	5660 Kearny Villa Road San Diego, CA 92123	San Diego	California
Beacon Sales Acquisition, Inc.	8840 Complex Drive San Diego, CA 92123	San Diego	California

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	2081 E. Charter Way Stockton, CA 95205	San Joaquin	California
Beacon Sales Acquisition, Inc.	196, 199 & 200 San Jose Avenue San Jose, CA 95125	Santa Clara	California
Beacon Sales Acquisition, Inc.	1202 South 6th Street San Jose, CA 95112	Santa Clara	California
Beacon Sales Acquisition, Inc.	1651 Pomona Ave. San Jose, CA 95110	Santa Clara	California
Beacon Sales Acquisition, Inc.	4159 Santa Rosa Avenue Santa Rosa, CA 95407	Sonoma	California
Beacon Sales Acquisition, Inc.	730 N. 9th Street Modesto, CA 95354	Stanislaus	California
Beacon Sales Acquisition, Inc.	567 Ventura Boulevard Oxnard, CA 93036	Ventura	California
Beacon Sales Acquisition, Inc.	1201 E. McFadden Avenue Santa Ana, CA 92705	Ventura	California
Beacon Sales Acquisition, Inc.	2734 S. Susan Street Santa Ana, CA 92704	Ventura	California
Beacon Sales Acquisition, Inc.	3441 Galaxy Place #3 Oxnard, CA 93030	Ventura	California
Beacon Sales Acquisition, Inc.	920 Stillwater Rd #140, 150 and 160 West Sacramento, CA 95605	Yolo	California
Beacon Sales Acquisition, Inc.	5252 Sherman Street Denver, CO 80216	Adams	Colorado
Beacon Sales Acquisition, Inc.	5252 Sherman Street Annex (North Building) Denver, CO 80216	Adams	Colorado
Beacon Sales Acquisition, Inc.	6978 South Clinton Street Centennial, CO 80112	Arapahoe	Colorado
Beacon Sales Acquisition, Inc.	14200 E. Moncrieff Place Unit 150 Aurora, CO 80011	Arapahoe	Colorado
Beacon Sales Acquisition, Inc.	1205 South Platte River Drive Suite 104 Denver, CO 80223	Denver	Colorado
Beacon Sales Acquisition, Inc.	11919 E. 37th Avenue Denver, CO 80239	Denver	Colorado
Beacon Sales Acquisition, Inc.	4343 Holly Street Denver, CO 80216	Denver	Colorado
Beacon Sales Acquisition, Inc.	4820 & 4850 Lorna Place Colorado Springs, CO 80915	El Paso	Colorado
Beacon Sales Acquisition, Inc.	3170 Century Street Colorado Springs, CO 80907	El Paso	Colorado
Beacon Sales Acquisition, Inc.	185 Gemat Circle Rifle, CO 81650	Garfield	Colorado
Beacon Sales Acquisition, Inc.	6050 West 54th Avenue Arvada, CO 80002	Jefferson	Colorado
Beacon Sales Acquisition, Inc.	825 South West Frontage Road Unit 1A Fort Collins, CO 80524	Larimer	Colorado
Beacon Sales Acquisition, Inc.	2155 Midpoint Drive Fort Collins, CO 80525	Lerimer	Colorado

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	2495 Mesa Court Grand Junction, CO 81505	Mesa	Colorado
Beacon Sales Acquisition, Inc.	4584 N Townsend Montrose, CO 81401	Montrose	Colorado
Beacon Sales Acquisition, Inc.	3240 Mirror Ave Pueblo, CO 81004-3789	Pueblo	Colorado
Beacon Sales Acquisition, Inc.	1785 Stratford Avenue Stratford, CT 06614	Fairfield	Connecticut
Beacon Sales Acquisition, Inc.	316 Courtland Avenue Stamford, CT 06906	Fairfield	Connecticut
Beacon Sales Acquisition, Inc.	2 Great Pasture Road Suite B Danbury, CT 06810	Fairfield	Connecticut
Beacon Sales Acquisition, Inc.	1730 Commerce Drive Suites L & K Bridgeport, CT 06605	Fairfield	Connecticut
Beacon Sales Acquisition, Inc.	50 Albany Turnpike Canton Gateway Office Park Suite 3031 Canton, CT 06019	Hartford	Connecticut
Beacon Sales Acquisition, Inc.	251 Locust Street Hartford, CT 06114	Hartford	Connecticut
Beacon Sales Acquisition, Inc.	780 North Colony Road Wallingford, CT 06492	New Haven	Connecticut
Beacon Sales Acquisition, Inc.	40 Saulsbury Road Dover, DE 19904	Kent	Delaware
Beacon Sales Acquisition, Inc.	9 Parkway Circle New Castle, DE 19720	New Castle	Delaware
Beacon Sales Acquisition, Inc.	1312 Highway One / 34112 Citizen Drive Lewes, DE 19958	Sussex	Delaware
Beacon Sales Acquisition, Inc.	1222 Transmitter Road Panama City, FL 32401	Bay	Florida
Beacon Sales Acquisition, Inc.	2850 Harper Road Melbourne, FL 32904	Brevard	Florida
Beacon Sales Acquisition, Inc.	1150 SW 32nd Way Deerfield Beach, FL 33442	Broward	Florida
Beacon Sales Acquisition, Inc.	3101 S.W. First Terrace Fort Lauderdale, FL 33315	Broward	Florida
Beacon Sales Acquisition, Inc.	3121 S.W. 1st Terrace Fort Lauderdale, FL 33315	Broward	Florida
Beacon Sales Acquisition, Inc.	5530 N.W. 32 Court Miami, FL 33142	Dade	Florida
Beacon Sales Acquisition, Inc.	3333 Canal Street Jacksonville, FL 32209	Duval	Florida
Beacon Sales Acquisition, Inc.	13331 Byrd Drive Odessa, FL 33556	Hillsborough	Florida
Beacon Sales Acquisition, Inc.	8501 Sabal Industrial Boulevard Tampa, FL 33619	Hillsborough	Florida
Beacon Sales Acquisition, Inc.	2590 Piper Drive Vero Beach, FL 32960	Indian River	Florida
Beacon Sales Acquisition, Inc.	2415 West Griffin Road Leesburg, FL 34748	Lake	Florida

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	2155 West Landstreet Road Orlando, FL 32809	Larimer	Florida
Beacon Sales Acquisition, Inc.	4075 Edison Avenue Ft Myers, FL 33916	Lee	Florida
Beacon Sales Acquisition, Inc.	4401 Swamp Fox Road Unit 1 Tallahassee, FL 32304	Leon	Florida
Beacon Sales Acquisition, Inc.	1105 East 16th Avenue Palmetto, FL 34221	Manatee	Florida
Beacon Sales Acquisition, Inc.	2955 Whitfield Avenue Sarasota, FL 34243	Manatee	Florida
Beacon Sales Acquisition, Inc.	655 South West 15th Street Ocala, FL 34474	Marion	Florida
Beacon Sales Acquisition, Inc.	3258 SE Gran Parkway Stuart, FL 34997	Martin	Florida
Beacon Sales Acquisition, Inc.	2501 Silver Meteor Drive Orlando, FL 32804	Orange	Florida
Beacon Sales Acquisition, Inc.	1600 W. New Hampshire Avenue Orlando, FL 32804	Orange	Florida
Beacon Sales Acquisition, Inc.	6363 Edgewater Drive Orlando, FL 32810	Orange	Florida
Beacon Sales Acquisition, Inc.	4281 Westroads Drive Riviera Beach, FL 33407	Palm Beach	Florida
Beacon Sales Acquisition, Inc.	12200 28th Street North St. Petersburg, FL 33716	Pinellas	Florida
Beacon Sales Acquisition, Inc.	13555 49th Street North A-C Clearwater, FL 33762	Pinellas	Florida
Beacon Sales Acquisition, Inc.	5555 Commercial Blvd. Winter Haven, FL 33880	Polk	Florida
Beacon Sales Acquisition, Inc.	701 South Market Avenue Fort Pierce, FL 34982	Saint Lucie	Florida
Beacon Sales Acquisition, Inc.	115 Business Center Drive Ormond Beach, FL 32174	Volusia	Florida
Beacon Sales Acquisition, Inc.	220 Allied Industrial Boulevard Macon, GA 31206	Bibb	Georgia
Beacon Sales Acquisition, Inc.	4116 Ogeechee Road Savannah, GA 31405	Chatham	Georgia
Beacon Sales Acquisition, Inc.	1410 Mills B Lane Boulevard Savannah, GA 31405	Chatham	Georgia
Beacon Sales Acquisition, Inc.	6835 Southlake Parkway Morrow, GA 30260	Clayton	Georgia
Beacon Sales Acquisition, Inc.	2500 S. Main Street Kennesaw, GA 30144	Cobb	Georgia
Beacon Sales Acquisition, Inc.	4768 South Atlanta Road Smyrna, GA 30080	Cobb	Georgia
Beacon Sales Acquisition, Inc.	108 Pine Rd. Newnan, GA 30263	Coweta	Georgia
Beacon Sales Acquisition, Inc.	1625 Stone Ridge Drive Stone Mountain, GA 30083	DeKalb	Georgia
Beacon Sales Acquisition, Inc.	2200 Cook Drive Atlanta, GA 30340	DeKalb	Georgia
Beacon Sales Acquisition, Inc.	5150 Piney Grove Road Cumming, GA 30040	Forsyth	Georgia

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	452 Sawmill Drive Suwanee, GA 30024	Habersham	Georgia
Beacon Sales Acquisition, Inc.	4225 Jenkins Court Suwanee, GA 30024	Habersham	Georgia
Beacon Sales Acquisition, Inc.	210 East Golden Road Tifton, GA 31794	Tift	Georgia
Beacon Sales Acquisition, Inc.	2264 Pahounui Drive Pahounui Industrial Subd Honolulu, HI 96819	Honolulu	Hawaii
Beacon Sales Acquisition, Inc.	689 Kakoi Street Honolulu, HI 96819	Honolulu	Hawaii
Beacon Sales Acquisition, Inc.	2276(7B) Pahounui Drive Pahounui Industrial Subd. Lot 7-B Honolulu, HI 96819	Honolulu	Hawaii
Beacon Sales Acquisition, Inc.	2250 Pahounui Drive Honolulu, HI 96819	Honolulu	Hawaii
Beacon Sales Acquisition, Inc.	221 South Wakea Avenue Units A1-A12 Kahului, HI 96732	Maui	Hawaii
Beacon Sales Acquisition, Inc.	275 W. Kaahumanu Ave. (QKC Yard) Unit T999J (Storage) Kahului, HI 96732-1629	Maui	Hawaii
Beacon Sales Acquisition, Inc.	11215 W. Executive Drive Boise, ID 83713	Ada	Idaho
Beacon Sales Acquisition, Inc.	134 N. Cloverdale Road Boise, ID 83713	Ada	Idaho
Beacon Sales Acquisition, Inc.	2512 S. Clearbook Drive Arlington Heights, IL 60005	Cook	Illinois
Beacon Sales Acquisition, Inc.	4545 West Ogden Avenue Chicago, IL 60623	Cook	Illinois
Beacon Sales Acquisition, Inc.	1530 Birchwood Avenue Des Plaines, IL 60018	Cook	Illinois
Beacon Sales Acquisition, Inc.	2231 136th St. Blue Island, IL 60406	Cook	Illinois
Beacon Sales Acquisition, Inc.	2424 N. Pulaski Road Chicago, IL 60639	Cook	Illinois
Beacon Sales Acquisition, Inc.	141-155 West 84th Street Chicago, IL 60620	Cook	Illinois
Beacon Sales Acquisition, Inc.	16440, 16444, 16448 & 16452 Kilbourn Avenue Oak Forest, IL 60452	Cook	Illinois
Beacon Sales Acquisition, Inc.	9630 S. 76th Avenue Hickory Hills, IL 60457	Cook	Illinois
Beacon Sales Acquisition, Inc.	9630 S. 76th Avenue (Parking) Hickory Hills, IL 60457	Cook	Illinois
Beacon Sales Acquisition, Inc.	606-612 East Brook Drive Arlington Heights, IL 60005	Cook	Illinois
Beacon Sales Acquisition, Inc.	1500 Powis Court West Chicago, IL 60185	DuPage	Illinois
Beacon Sales Acquisition, Inc.	475 Kehoe Boulevard Carol Stream, IL 60188	DuPage	Illinois

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	3S450 N. State Route 59 Naperville, IL 60563	DuPage	Illinois
Beacon Sales Acquisition, Inc.	1120 N. Rand Road Wauconda, IL 60084	Lake	Illinois
Beacon Sales Acquisition, Inc.	10366 E. 1400 North Road Bloomington, IL 61704	McLean	Illinois
Beacon Sales Acquisition, Inc.	619 11th Street Rock Island, IL 61201	Rock Island	Illinois
Beacon Sales Acquisition, Inc.	2428 Reeves Road A,B,C,D Joliet, IL 60436	Will	Illinois
Beacon Sales Acquisition, Inc.	3903 Kraft Parkway Fort Wayne, IN 46808	Allen	Indiana
Beacon Sales Acquisition, Inc.	15425 Herriman Boulevard Noblesville, IN 46060	Hamilton	Indiana
Beacon Sales Acquisition, Inc.	9050 Louisiana Street Merrillville, IN 46410	Lake	Indiana
Beacon Sales Acquisition, Inc.	3120 N. Shadeland Avenue Indianapolis, IN 46226	Marion	Indiana
Beacon Sales Acquisition, Inc.	1610 S. Girls School Road Indianapolis, IN 46231	Marion	Indiana
Beacon Sales Acquisition, Inc.	2341 Schumacher Drive Mishawaka, IN 46545	St. Joseph	Indiana
Beacon Sales Acquisition, Inc.	1301 East Tennessee Street Evansville, IN 47711	Vanderburgh	Indiana
Beacon Sales Acquisition, Inc.	1406 N. Harlan Avenue Evansville, IN 47711	Vanderburgh	Indiana
Beacon Sales Acquisition, Inc.	200 32nd Street Drive SE Cedar Rapids, IA 52403	Linn	Iowa
Beacon Sales Acquisition, Inc.	6485 NE 14th Street Des Moines, IA 50313	Polk	Iowa
Beacon Sales Acquisition, Inc.	438 South Devils Glen Road Bettendorf, IA 52722	Scott	Iowa
Beacon Sales Acquisition, Inc.	6000 Merriam Drive Merriam, KS 66203	Johnson	Kansas
Beacon Sales Acquisition, Inc.	2037 S. Southwest Boulevard Wichita, KS 67213	Sedgwick	Kansas
Beacon Sales Acquisition, Inc.	4008 NW 14th Street Topeka, KS 66618	Shawnee	Kansas
Beacon Sales Acquisition, Inc.	200 S. 42nd Street Kansas City, KS 66106	Wyandotte	Kansas
Beacon Sales Acquisition, Inc.	8025 Bluegrass Drive Florence, KY 41042	Boone	Kentucky
Beacon Sales Acquisition, Inc.	809 Enterprise Drive Lexington, KY 40510	Fayette	Kentucky
Beacon Sales Acquisition, Inc.	600 & 620 Industry Road Louisville, KY 40208	Jefferson	Kentucky
Beacon Sales Acquisition, Inc.	1100 Ulrich Avenue Louisville, KY 40219	Jefferson	Kentucky
Beacon Sales Acquisition, Inc.	4400 Poplar Level Road Louisville, KY 40213	Jefferson	Kentucky
Beacon Sales Acquisition, Inc.	18235 Swamp Road Prairieville, LA 70769	Ascension	Louisiana
Beacon Sales Acquisition, Inc.	3876 Industrial Circle Bossier City, LA 71112	Bossier	Louisiana

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	1802 Southern Avenue Shreveport, LA 71101	Caddo	Louisiana
Beacon Sales Acquisition, Inc.	7635 S. Choctaw Baton Rouge, LA 70806	East Baton Rouge	Louisiana
Beacon Sales Acquisition, Inc.	800 Edwards Avenue New Orleans, LA 70123	Jefferson	Louisiana
Beacon Sales Acquisition, Inc.	3004 Cameron Street Lafayette, LA 70506	Lafayette	Louisiana
Beacon Sales Acquisition, Inc.	1500 Old Natchitoches Road West Monroe, LA 77292	Ouachita	Louisiana
Beacon Sales Acquisition, Inc.	265 HWY 1085 Madisonville, LA 70447	St. Tammany	Louisiana
Beacon Sales Acquisition, Inc.	80 Kittyhawk Avenue Auburn, ME 04210	Androscoggin	Maine
Beacon Sales Acquisition, Inc.	400 & 420 & 392 Warren Avenue Portland, ME 04103	Cumberland	Maine
Beacon Sales Acquisition, Inc.	55 Industrial Drive Augusta, ME 04330	Kennebec	Maine
Beacon Sales Acquisition, Inc.	35 Godsoe Road Bangor, ME 04330	Penobscot	Maine
Beacon Sales Acquisition, Inc.	1978 Moreland Pkwy Annapolis, MD 21401-3128	Anne Arundel	Maryland
Beacon Sales Acquisition, Inc.	1804 West Street 500 Annapolis, MD 21401	Anne Arundel	Maryland
Beacon Sales Acquisition, Inc.	8997 & 8999 Yellow Brick Road, (Golden Ring) C-E, A-E Baltimore, MD 21237	Baltimore	Maryland
Beacon Sales Acquisition, Inc.	501 North Point Road Baltimore, MD 21224	Baltimore	Maryland
Beacon Sales Acquisition, Inc.	1321 Western Avenue Baltimore, MD 21230	Baltimore (City)	Maryland
Beacon Sales Acquisition, Inc.	344 Manchester Road Westminster, MD 21157	Carroll	Maryland
Beacon Sales Acquisition, Inc.	10510 Middleport Lane White Plains, MD 20695	Charles	Maryland
Beacon Sales Acquisition, Inc.	5310 Spectrum Drive, Suite A Frederick, MD 21703	Frederick	Maryland
Beacon Sales Acquisition, Inc.	5752 Industry Lane Frederick, MD 21704	Frederick	Maryland
Beacon Sales Acquisition, Inc.	1040 & 1042 Hardees Drive Units C & D Aberdeen, MD 21001	Hartford	Maryland
Beacon Sales Acquisition, Inc.	7075 & 7077 Oakland Mills Road Columbia, MD 21046	Howard	Maryland
Beacon Sales Acquisition, Inc.	6701 Democracy Boulevard Suite 200 Bethesda, MD 20817	Montgomery	Maryland
Beacon Sales Acquisition, Inc.	5244 River Road Bethesda, MD 20816	Montgomery	Maryland
Beacon Sales Acquisition, Inc.	30 Southlawn Court Rockville, MD 20850	Montgomery	Maryland
Beacon Sales Acquisition, Inc.	124-136 Derwood Circle Rockville, MD 20850	Montgomery	Maryland

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	4644 Rhode Island Avenue Brentwood, MD 20722	Prince George’s	Maryland
Beacon Sales Acquisition, Inc.	4600 Rhode Island Avenue Brentwood, MD 20722	Prince George’s	Maryland
Beacon Sales Acquisition, Inc.	4550 Rhode Island Avenue Brentwood, MD 20722	Prince George’s	Maryland
Beacon Sales Acquisition, Inc.	500 East Dover Road Easton, MD 21601	Talbot	Maryland
Beacon Sales Acquisition, Inc.	8945 Glebe Park Drive Easton, MD 21601	Talbot	Maryland
Beacon Sales Acquisition, Inc.	9912 A Governor Lane Boulevard Williamsport, MD 21795	Washington	Maryland
Beacon Sales Acquisition, Inc.	505 Marvel Road Salisbury, MD 21801	Wicomico	Maryland
Beacon Sales Acquisition, Inc.	96 Lombard Street West Barnstable, MA 02668	Barnstable	Massachusetts
Beacon Sales Acquisition, Inc.	25 Nauset Street New Bedford, MA 02746	Bristol	Massachusetts
Beacon Sales Acquisition, Inc.	One Lakeland Park Drive Peabody, MA 01960	Essex	Massachusetts
Beacon Sales Acquisition, Inc.	60 Haynes Circle Chicopee, MA 01020	Hampden	Massachusetts
Beacon Sales Acquisition, Inc.	197 Commercial Street Malden, MA 02148	Middlesex	Massachusetts
Beacon Sales Acquisition, Inc.	5 Foundry Industrial Park Lowell, MA 01852	Middlesex	Massachusetts
Beacon Sales Acquisition, Inc.	41 Atlantic Avenue Woburn, MA 01801	Middlesex	Massachusetts
Beacon Sales Acquisition, Inc.	14 Longwater Drive Rockland, MA 02370	Plymouth	Massachusetts
Beacon Sales Acquisition, Inc.	393 Manley Street W. Bridgewater, MA 02379	Plymouth	Massachusetts
Beacon Sales Acquisition, Inc.	184 West First Street South Boston, MA 02127	Suffolk	Massachusetts
Beacon Sales Acquisition, Inc.	219 West Boylston Street West Boylston, MA 01583	Worcester	Massachusetts
Beacon Sales Acquisition, Inc.	130 Prescott Street Worcester, MA 01605	Worcester	Massachusetts
Beacon Sales Acquisition, Inc.	120 Prescott Street Worcester, MA 01605	Worcester	Massachusetts
Beacon Sales Acquisition, Inc.	4615 W. Grand River Avenue Lansing, MI 48906	Clinton	Michigan
Beacon Sales Acquisition, Inc.	2097 Utley Road Flint, MI 48532	Genesee	Michigan
Beacon Sales Acquisition, Inc.	3414 Arlene Drive Flint, MI 48532	Genesee	Michigan
Beacon Sales Acquisition, Inc.	7475 S. Sprinkle Road Portage, MI 49002	Kalamazoo	Michigan
Beacon Sales Acquisition, Inc.	3718 & 3740 Buchanan Avenue SW E, F, G, H & D Wyoming, MI 49548	Kent	Michigan
Beacon Sales Acquisition, Inc.	1031 Old US 23 Howell, MI 48843	Livingston	Michigan

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	32800 Groesbeck Hwy Fraser, MI 48026-3129	Macomb	Michigan
Beacon Sales Acquisition, Inc.	1700 East 9 Mile Road Ferndale, MI 48220	Oakland	Michigan
Beacon Sales Acquisition, Inc.	2230 Avon Industrial Drive Rochester Hills, MI 48309	Oakland	Michigan
Beacon Sales Acquisition, Inc.	5290 & 5300 West Michigan Ypsilanti, MI 48197	Washtenaw	Michigan
Beacon Sales Acquisition, Inc.	22800, 22850 and 22900 Ecorse Road Taylor, MI 48180	Wayne	Michigan
Beacon Sales Acquisition, Inc.	4110 34th Ave. South Moorhead, MN 56560	Clay	Minnesota
Beacon Sales Acquisition, Inc.	9800 13th Avenue North Plymouth, MN 55441	Hennepin	Minnesota
Beacon Sales Acquisition, Inc.	1081 Pendant Lane NW Rochester, MN 55901	Olmsted	Minnesota
Beacon Sales Acquisition, Inc.	801 Rice Street and 211 Sycamore Street West St. Paul, MN 55117	Ramsey	Minnesota
Beacon Sales Acquisition, Inc.	195-215 W. Sycamore Street St. Paul, MN 55117	Ramsey	Minnesota
Beacon Sales Acquisition, Inc.	165 West Sycamore Street St. Paul, MN 55117	Ramsey	Minnesota
Beacon Sales Acquisition, Inc.	3112 Truck Center Drive Duluth, MN 55806	Saint Louis	Minnesota
Beacon Sales Acquisition, Inc.	777 Anderson Avenue St. Cloud, MN 56303	Stearns	Minnesota
Beacon Sales Acquisition, Inc.	5266 Old Hwy 119 (75 Liberty Place) Hattiesburg, MS 39402	Forrest	Mississippi
Beacon Sales Acquisition, Inc.	205 Priester Drive & 115 Willie Drive Pearl, MS 39208	Rankin	Mississippi
Beacon Sales Acquisition, Inc.	3208 Route C Jefferson City, MO 65109	Cole	Missouri
Beacon Sales Acquisition, Inc.	3149 S. Scenic Avenue Springfield, MO 65807	Greene	Missouri
Beacon Sales Acquisition, Inc.	951 SE Oldham Parkway Lee’s Summit, MO 64081	Jackson	Missouri
Beacon Sales Acquisition, Inc.	1800 E. 103rd Street Kansas City, MO 64131-3413	Jackson	Missouri
Beacon Sales Acquisition, Inc.	727 South Schifferdecker Avenue Joplin, MO 64801	Jasper	Missouri
Beacon Sales Acquisition, Inc.	5036 NW Waukomis Drive Northmoor, MO 64151	Platte	Missouri
Beacon Sales Acquisition, Inc.	1285 West Terra Lane O'Fallon, MO 63366	Saint Charles	Missouri
Beacon Sales Acquisition, Inc.	1441 North Warson Road & 10665 Kahlmeyer Drive St. Louis, MO 63132	Saint Louis	Missouri
Beacon Sales Acquisition, Inc.	2700 Overland Avenue Billings, MT 59102	Yellowstone	Montana

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	2029 25 Road Kearney, NE 68847	Buffalo	Nebraska
Beacon Sales Acquisition, Inc.	4311 Cherry Avenue Lots 3 & 4 Kearney, NE 68847	Buffalo	Nebraska
Beacon Sales Acquisition, Inc.	4311 Cherry Avenue, Lots 1 & 2 Kearney, NE 68447	Buffalo	Nebraska
Beacon Sales Acquisition, Inc.	15001 W. Center Road Omaha, NE 68137	Douglas	Nebraska
Beacon Sales Acquisition, Inc.	10000 J. Street Omaha, NE 68127	Douglas	Nebraska
Beacon Sales Acquisition, Inc.	200 W. South Street Lincoln, NE 68522	Lancaster	Nebraska
Beacon Sales Acquisition, Inc.	3210 Superior Street Lincoln, NE 68504	Lancaster	Nebraska
Beacon Sales Acquisition, Inc.	901 Broadway Scottsbluff, NE 69361	Scotts Bluff	Nebraska
Beacon Sales Acquisition, Inc.	3860 W. Naples Las Vegas, NV 89103	Clark	Nevada
Beacon Sales Acquisition, Inc.	1690 Industrial Way Sparks, NV 89431	Washoe	Nevada
Beacon Sales Acquisition, Inc.	10024 South Willow Street Manchester, NH 03103	Hillsborough	New Hampshire
Beacon Sales Acquisition, Inc.	81 Ledge Road Seabrook, NH 03874	Rockingham	New Hampshire
Beacon Sales Acquisition, Inc.	15 Keewaydin Drive Salem, NH 03079	Rockingham	New Hampshire
Beacon Sales Acquisition, Inc.	516 & 520 West Leeds Avenue Pleasantville, NJ 08232	Atlantic	New Jersey
Beacon Sales Acquisition, Inc.	15 East Union Avenue Box 511 East Rutherford, NJ 07073	Bergen	New Jersey
Beacon Sales Acquisition, Inc.	250 Route 17 North East Rutherford, NJ 07073	Bergen	New Jersey
Beacon Sales Acquisition, Inc.	35 Franklin Turnpike Mahwah, NJ 07430	Bergen	New Jersey
Beacon Sales Acquisition, Inc.	27-33 Franklin Turnpike Mahwah, NJ 07430	Bergen	New Jersey
Beacon Sales Acquisition, Inc.	250 / 200 Route 17 North East Rutherford, NJ 07073	Bergen	New Jersey
Beacon Sales Acquisition, Inc.	State Hwy 17 /Block 104 Lot 5.01 East Rutherford, NJ 07073	Bergen	New Jersey
Beacon Sales Acquisition, Inc.	30 Columbia Avenue Bergenfield, NJ 07621	Bergen	New Jersey
Beacon Sales Acquisition, Inc.	205 Hedding Road Bordentown, NJ 08505	Burlington	New Jersey
Beacon Sales Acquisition, Inc.	11 Cadillac Road Burlington, NJ 08016	Burlington	New Jersey
Beacon Sales Acquisition, Inc.	8351 National Highway Pennsauken, NJ 08110	Camden	New Jersey
Beacon Sales Acquisition, Inc.	109 Route US 9 South Marmora, NJ 08223	Cape May	New Jersey
Beacon Sales Acquisition, Inc.	50 Carbon Place Jersey City, NJ 07305	Hudson	New Jersey

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	15 Edgeboro Road East Brunswick, NJ 08816	Middlesex	New Jersey
Beacon Sales Acquisition, Inc.	State Highway 34 South, Rd 1 Box 178H Wall, NJ 07719	Monmouth	New Jersey
Beacon Sales Acquisition, Inc.	15-17 East Fredericks Place Cedar Knolls, NJ 07927	Morris	New Jersey
Beacon Sales Acquisition, Inc.	1905 Swarthmore Avenue Lakewood, NJ 08701	Ocean	New Jersey
Beacon Sales Acquisition, Inc.	320 Water Street Toms River, NJ 08753	Ocean	New Jersey
Beacon Sales Acquisition, Inc.	587 East Bay Avenue Block 158, Lot 5.02 Stafford Township, NJ 08050	Ocean	New Jersey
Beacon Sales Acquisition, Inc.	595 Union Boulevard Totowa, NJ 07512-2444	Passaic	New Jersey
Beacon Sales Acquisition, Inc.	27 Kentucky Avenue Patterson, NJ 07503	Passaic	New Jersey
Beacon Sales Acquisition, Inc.	41 Canal Street South Bound Brook, NJ 08880	Somerset	New Jersey
Beacon Sales Acquisition, Inc.	450 York Street Elizabeth, NJ 07201	Union	New Jersey
Beacon Sales Acquisition, Inc.	2222 4th Street N.W. Albuquerque, NM 87102	Bernalillo	New Mexico
Beacon Sales Acquisition, Inc.	24 Railroad Avenue Albany, NY 12205	Albany	New York
Beacon Sales Acquisition, Inc.	4075 Casilio Parkway Clarence, NY 14031	Erie	New York
Beacon Sales Acquisition, Inc.	3401 Genesee Street Cheektowaga, NY 14225	Erie	New York
Beacon Sales Acquisition, Inc.	3381 Genesee Street Cheektowaga, NY 14225	Erie	New York
Beacon Sales Acquisition, Inc.	239-245 42nd Street Brooklyn, NY 11232	Kings	New York
Beacon Sales Acquisition, Inc.	1160 Scottsville Road Rochester (Chili), NY 14624	Monroe	New York
Beacon Sales Acquisition, Inc.	1 Enterprise Place Unit A, Unit B and Outdoor Lot Hicksville, NY 11801	Nassau	New York
Beacon Sales Acquisition, Inc.	85 Denton Avenue New Hyde Park, NY 11040	Nassau	New York
Beacon Sales Acquisition, Inc.	3771 & 3779 Merrick Road Seaford, NY 11783	Nassau	New York
Beacon Sales Acquisition, Inc.	100 Whitehall Street Lynbrook, NY 11563	Nassau	New York
Beacon Sales Acquisition, Inc.	120 Whitehall Street Lynbrook, NY 11563	Nassau	New York
Beacon Sales Acquisition, Inc.	158 Syracuse Street Syracuse, NY 13204	Onondaga	New York
Beacon Sales Acquisition, Inc.	115 Wisner Avenue Middletown, NY 10940	Orange	New York

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	42-02 11th St, 42-12 11th St, 42-16 11th St, 42-05 10th St, & 42-35 10th St Long Island City, NY 11101	Queens	New York
Beacon Sales Acquisition, Inc.	78-02 Atlantic Avenue Ozone Park, NY 11416	Queens	New York
Beacon Sales Acquisition, Inc.	89-02 Atlantic Avenue and 94-33 89th St. Ozone Park, NY 11416	Queens	New York
Beacon Sales Acquisition, Inc.	42-38 11th Street Long Island City, NY 11101	Queens	New York
Beacon Sales Acquisition, Inc.	244 Arlington Avenue Staten Island, NY 10303	Richmond	New York
Beacon Sales Acquisition, Inc.	2130 5th Avenue Ronkonkoma, NY 11779	Suffolk	New York
Beacon Sales Acquisition, Inc.	558 Edwards Avenue Calverton, NY 11993	Suffolk	New York
Beacon Sales Acquisition, Inc.	2303 Hanford Road Burlington, NC 27215	Alamance	North Carolina
Beacon Sales Acquisition, Inc.	3020 Sweeten Creek Road Asheville, NC 28803	Buncombe	North Carolina
Beacon Sales Acquisition, Inc.	800 Florence Street NW Concord, NC 28027	Cabarrus	North Carolina
Beacon Sales Acquisition, Inc.	461 19th Street S.E. Hickory, NC 28602	Catawba	North Carolina
Beacon Sales Acquisition, Inc.	7614 Boeing Drive Greensboro, NC 27409	Guilford	North Carolina
Beacon Sales Acquisition, Inc.	2809 Thurston Avenue Greensboro, NC 27406	Guilford	North Carolina
Beacon Sales Acquisition, Inc.	4523 Green Point Drive 102 Greensboro, NC 27410	Guilford	North Carolina
Beacon Sales Acquisition, Inc.	1252 Barkley Road Statesville, NC 28677	Iredell	North Carolina
Beacon Sales Acquisition, Inc.	5945 Harris Technology Boulevard Charlotte, NC 28269	Mecklenburg	North Carolina
Beacon Sales Acquisition, Inc.	1600 Westinghouse Boulevard Charlotte, NC 28273	Mecklenburg	North Carolina
Beacon Sales Acquisition, Inc.	1836 Equitable Place Charlotte, NC 28213	Mecklenburg	North Carolina
Beacon Sales Acquisition, Inc.	319 Marlboro Street Wilmington, NC 28405	New Hanover	North Carolina
Beacon Sales Acquisition, Inc.	475B Marine Boulevard Jacksonville, NC 28445	Onslow	North Carolina
Beacon Sales Acquisition, Inc.	306 Forlines Road Greenville, NC 28590	Pitt	North Carolina
Beacon Sales Acquisition, Inc.	1515 Morgan Mill Road B Monroe, NC 28110	Union	North Carolina
Beacon Sales Acquisition, Inc.	1306 Kirkland Drive Raleigh, NC 27603	Wake	North Carolina
Beacon Sales Acquisition, Inc.	1424 Bloodworth Street Raleigh, NC 27610	Wake	North Carolina

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	2815 Carolina Commerce Drive C, D, & E Goldsboro, NC 27530	Wayne	North Carolina
Beacon Sales Acquisition, Inc.	1504 HWY 117 Bypass North Goldsboro, NC 27533	Wayne	North Carolina
Beacon Sales Acquisition, Inc.	1602 US Highway 117 BYP N Goldsboro, NC 27530	Wayne	North Carolina
Beacon Sales Acquisition, Inc.	1504 U.S. Hwy North 117 Bypass Goldsboro, NC 27530	Wayne	North Carolina
Beacon Sales Acquisition, Inc.	3300 Rock Island Place Bismarck, ND 58501	Burleigh	North Dakota
Beacon Sales Acquisition, Inc.	4500 - 16th Avenue NW Fargo, ND 58102	Cass	North Dakota
Beacon Sales Acquisition, Inc.	4566 Spring Road Brooklyn Heights, OH 44131	Cuyahoga	Ohio
Beacon Sales Acquisition, Inc.	12800 Brookpark Road Cleveland, OH 44130	Cuyahoga	Ohio
Beacon Sales Acquisition, Inc.	1290 Essex Avenue Columbus, OH 43201	Franklin	Ohio
Beacon Sales Acquisition, Inc.	3650 Parkway Lane Hilliard, OH 43026	Franklin	Ohio
Beacon Sales Acquisition, Inc.	1055 Kinnear Road Columbus, OH 43212	Franklin	Ohio
Beacon Sales Acquisition, Inc.	3034 Westerville Road Columbus, OH 43231	Franklin	Ohio
Beacon Sales Acquisition, Inc.	1735 Eastern Avenue Cincinnati, OH 45202	Hamilton	Ohio
Beacon Sales Acquisition, Inc.	1444 Spring Lawn Avenue Cincinnati, OH 45223	Hamilton	Ohio
Beacon Sales Acquisition, Inc.	4782 Mulhauser Road Cincinnati, OH 45246	Hamilton	Ohio
Beacon Sales Acquisition, Inc.	227 Circle Freeway Drive Cincinnati, OH 45246	Hamilton	Ohio
Beacon Sales Acquisition, Inc.	2815 Hill Ave Toledo, OH 43607-2928	Lucas	Ohio
Beacon Sales Acquisition, Inc.	3445 Successful Way Dayton, OH 45414	Montgomery	Ohio
Beacon Sales Acquisition, Inc.	4922 Navarre Road SW Canton, OH 44706	Stark	Ohio
Beacon Sales Acquisition, Inc.	571 Boston Mills Road Suite 400 Hudson, OH 44236	Summit	Ohio
Beacon Sales Acquisition, Inc.	7950 Bavaria Road Twinsburg, OH 44087	Summit	Ohio
Beacon Sales Acquisition, Inc.	2234 South Arlington Road Akron, OH 44319	Summit	Ohio
Beacon Sales Acquisition, Inc.	5120/ 5121 NW 5th Street Oklahoma City, OK 73127	Oklahoma	Oklahoma
Beacon Sales Acquisition, Inc.	9802 East 46th Place Tulsa, OK 74146	Tulsa	Oklahoma
Beacon Sales Acquisition, Inc.	215 16th Street Oregon City, OR 97045	Clackamas	Oregon
Beacon Sales Acquisition, Inc.	3630 Crater Lake Avenue Medford, OR 97504	Jackson	Oregon

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	3285 West First Avenue B Eugene, OR 97402	Lane	Oregon
Beacon Sales Acquisition, Inc.	1575 Salem Industrial Drive NE Salem, OR 97303	Marion	Oregon
Beacon Sales Acquisition, Inc.	8414 N. Vancouver Avenue Portland, OR 97217	Multnomah	Oregon
Beacon Sales Acquisition, Inc.	2325 S.E. 10th Ave. Portland, OR 97214	Multnomah	Oregon
Beacon Sales Acquisition, Inc.	11440 S.W. Tiedeman Road Tigard, OR 97223	Washington	Oregon
Beacon Sales Acquisition, Inc.	2295 Preble Avenue Pittsburgh, PA 15212	Allegheny	Pennsylvania
Beacon Sales Acquisition, Inc.	2217 Preble Avenue Pittsburgh, PA 15212	Allegheny	Pennsylvania
Beacon Sales Acquisition, Inc.	1200 Lebanon Road Suite 240 West Mifflin, PA 15122	Allegheny	Pennsylvania
Beacon Sales Acquisition, Inc.	1990 McKees Rock Road Pittsburgh, PA 15136	Allegheny	Pennsylvania
Beacon Sales Acquisition, Inc.	201 Corey Ave Braddock, PA 15104	Allegheny	Pennsylvania
Beacon Sales Acquisition, Inc.	Excelsior Drive and June Road Blandon, PA 19510	Berks	Pennsylvania
Beacon Sales Acquisition, Inc.	530 Morgantown Rd. Reading, PA 19611	Berks	Pennsylvania
Beacon Sales Acquisition, Inc.	5810 Emilie Road Levittown, PA 19057	Bucks	Pennsylvania
Beacon Sales Acquisition, Inc.	56 Ash Circle Warminster, PA 18974	Bucks	Pennsylvania
Beacon Sales Acquisition, Inc.	200 Commerce Drive Quakertown, PA 18951	Bucks	Pennsylvania
Beacon Sales Acquisition, Inc.	500 Grant Avenue East Butler, PA 16029	Butler	Pennsylvania
Beacon Sales Acquisition, Inc.	9018 Marshall Road Suites 101 and 102 Cranberry Township, PA 16066	Butler	Pennsylvania
Beacon Sales Acquisition, Inc.	81 McMillen Street Johnstown, PA 15902	Cambria	Pennsylvania
Beacon Sales Acquisition, Inc.	201 Struble Road State College, PA 16801	Centre	Pennsylvania
Beacon Sales Acquisition, Inc.	823 Lincoln Avenue West Chester, PA 19380	Chester	Pennsylvania
Beacon Sales Acquisition, Inc.	7901 Allentown Boulevard Harrisburg, PA 17112	Dauphin	Pennsylvania
Beacon Sales Acquisition, Inc.	6250 Baltimore Avenue Unit 16 Yeadon, PA 19050	Delaware	Pennsylvania
Beacon Sales Acquisition, Inc.	2000 Industrial Highway Eddystone, PA 19022	Delaware	Pennsylvania
Beacon Sales Acquisition, Inc.	520 Grobes Avenue and 110 Academy Avenue Glenolden, PA 19036	Delaware	Pennsylvania
Beacon Sales Acquisition, Inc.	2000 Industrial Highway Gate B Eddystone, PA 19022	Delaware	Pennsylvania
Beacon Sales Acquisition, Inc.	112 Academy Avenue Glenolden, PA 19036	Delaware	Pennsylvania

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	202 and 204 S Academy Avenue Glenolden, PA 19036	Delaware	Pennsylvania
Beacon Sales Acquisition, Inc.	8 Groce Avenue Unit B, E, F, & G Glenolden, PA 19036	Delaware	Pennsylvania
Beacon Sales Acquisition, Inc.	1317 West 12th Street Suite B Erie, PA 16501	Erie	Pennsylvania
Beacon Sales Acquisition, Inc.	70 Meya Drive Jessup, PA 18434	Lackawanna	Pennsylvania
Beacon Sales Acquisition, Inc.	100 Taylor Street New Castle, PA 16101	Lawrence	Pennsylvania
Beacon Sales Acquisition, Inc.	2700 Cumberland Street Suite 8 Lebanon, PA 17042	Lebanon	Pennsylvania
Beacon Sales Acquisition, Inc.	737 Flory Mill Rd. Lancaster, PA 17601	Lancaster	Pennsylvania
Beacon Sales Acquisition, Inc.	444 East Cedar Street Allentown, PA 18109	Lehigh	Pennsylvania
Beacon Sales Acquisition, Inc.	1841-1869 Vultee Street Allentown, PA 18103	Lehigh	Pennsylvania
Beacon Sales Acquisition, Inc.	1256 Welsh Road North Wales, PA 19454	Montgomery	Pennsylvania
Beacon Sales Acquisition, Inc.	1256 Welsh Road North Wales, PA 19454	Montgomery	Pennsylvania
Beacon Sales Acquisition, Inc.	3939 Whitaker Avenue Philadelphia, PA 19124	Philadelphia	Pennsylvania
Beacon Sales Acquisition, Inc.	2430 East Tioga Street Philadelphia, PA 19134	Philadelphia	Pennsylvania
Beacon Sales Acquisition, Inc.	2121 Chestnut Street Washington, PA 15301	Washington	Pennsylvania
Beacon Sales Acquisition, Inc.	1355 West Hills Drive Greensburg, PA 15601	Westmoreland	Pennsylvania
Beacon Sales Acquisition, Inc.	201 14th Street New Kensington, PA 15068	Westmoreland	Pennsylvania
Beacon Sales Acquisition, Inc.	3336 Concord Road, Building D York, PA 17402	York	Pennsylvania
Beacon Sales Acquisition, Inc.	730 Wellington Avenue Cranston, RI 02910	Providence	Rhode Island
Beacon Sales Acquisition, Inc.	750 Wellington Avenue Cranston, RI 02910	Providence	Rhode Island
Beacon Sales Acquisition, Inc.	906 Commerce Circle Hanahan, SC 29410	Berkeley	South Carolina
Beacon Sales Acquisition, Inc.	2240 Technical Parkway Charleston, SC 29418	Charleston	South Carolina
Beacon Sales Acquisition, Inc.	2514 New Easley Highway Greenville, SC 29611	Greenville	South Carolina
Beacon Sales Acquisition, Inc.	2932 Grandview Drive Simpsonville, SC 29680	Greenville	South Carolina
Beacon Sales Acquisition, Inc.	1090 Tidewater Drive Myrtle Beach, SC 29579	Horry	South Carolina
Beacon Sales Acquisition, Inc.	725 Mauney Drive Columbia, SC 29201	Richland	South Carolina
Beacon Sales Acquisition, Inc.	1240 Atlas Road Columbia, SC 29209	Richland	South Carolina

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	2220 Pine Street Spartanburg, SC 29302	Spartanburg	South Carolina
Beacon Sales Acquisition, Inc.	1710 North M Avenue Sioux Falls, SD 57104	Minnehaha	South Dakota
Beacon Sales Acquisition, Inc.	1331 Jess Street Rapid City, SD 57703	Pennington	South Dakota
Beacon Sales Acquisition, Inc.	33 Fairfield Avenue Nashville, TN 37210	Davidson	Tennessee
Beacon Sales Acquisition, Inc.	1707 River Hills Drive Nashville, TN 37210	Davidson	Tennessee
Beacon Sales Acquisition, Inc.	2500 East Main Street Chattanooga, TN 37404	Hamilton	Tennessee
Beacon Sales Acquisition, Inc.	522 W. Baxter Avenue Building 2 and 3 Knoxville, TN 37917	Knoxville	Tennessee
Beacon Sales Acquisition, Inc.	819 Power Street Clarksville, TN 37042	Montgomery	Tennessee
Beacon Sales Acquisition, Inc.	1610 Corporate Place LaVergne, TN 37086	Rutherford	Tennessee
Beacon Sales Acquisition, Inc.	1810 Getwell Road Memphis, TN 38111	Shelby	Tennessee
Beacon Sales Acquisition, Inc.	7065-7067 Heuermann Road San Antonio, TX 78256	Bexar	Texas
Beacon Sales Acquisition, Inc.	8727 Lockway Street San Antonio, TX 78217	Bexar	Texas
Beacon Sales Acquisition, Inc.	6800 Weiskopf Avenue 250 McKinney, TX 75070	Collin	Texas
Beacon Sales Acquisition, Inc.	1100 Placid Avenue Plano, TX 75074	Collin	Texas
Beacon Sales Acquisition, Inc.	1602 Lavon Drive McKinney, TX 75069	Collin	Texas
Beacon Sales Acquisition, Inc.	2251 Stemmons Trail Dallas, TX 75220	Dallas	Texas
Beacon Sales Acquisition, Inc.	300-320 N. Britain Road Irving, TX 76051	Dallas	Texas
Beacon Sales Acquisition, Inc.	3110 Jupiter Road Garland, TX 75040	Dallas	Texas
Beacon Sales Acquisition, Inc.	104 E. Trinity Boulevard Grand Prairie, TX 75050	Dallas	Texas
Beacon Sales Acquisition, Inc.	1810 Kelly Boulevard Suite 200 Carrollton, TX 75006	Dallas	Texas
Beacon Sales Acquisition, Inc.	2419 N I-35 Denton, TX 76207	Denton	Texas
Beacon Sales Acquisition, Inc.	11601 County Road 125 West Odessa, TX 79765	Ector	Texas
Beacon Sales Acquisition, Inc.	6907 Commerce El Paso, TX 79915	El Paso	Texas
Beacon Sales Acquisition, Inc.	13246 Murphy Road Stafford, TX 77477	Fort Bend	Texas
Beacon Sales Acquisition, Inc.	608 Pederson Road Katy, TX 77494	Fort Bend	Texas
Beacon Sales Acquisition, Inc.	9335 Highway 6 North Houston, TX 77095	Harris	Texas

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	6410 Cavalcade Street Houston, TX 77026	Harris	Texas
Beacon Sales Acquisition, Inc.	14950 Gulf Freeway Houston, TX 77034	Harris	Texas
Beacon Sales Acquisition, Inc.	2600 West Mount Houston Houston, TX 77038	Harris	Texas
Beacon Sales Acquisition, Inc.	6823 Willowbrook Park Drive Houston, TX 77066	Harris	Texas
Beacon Sales Acquisition, Inc.	5602 Central Texas Drive San Marcos, TX 78666	Hays	Texas
Beacon Sales Acquisition, Inc.	1702 S. Expressway 281 Edinburg, TX 78541	Hidalgo	Texas
Beacon Sales Acquisition, Inc.	5925 College Street Beaumont, TX 77707	Jefferson	Texas
Beacon Sales Acquisition, Inc.	6805 Imperial Drive Waco, TX 76712	McLennan	Texas
Beacon Sales Acquisition, Inc.	15431 I45 N. Conroe, TX 77301	Montgomery	Texas
Beacon Sales Acquisition, Inc.	5608 Old Brownsville Road Corpus Christi, TX 78415	Nueces	Texas
Beacon Sales Acquisition, Inc.	7955 S. Osage St Amarillo, TX 79118	Randall	Texas
Beacon Sales Acquisition, Inc.	2804 East Erwin Street Tyler, TX 75708	Smith	Texas
Beacon Sales Acquisition, Inc.	5328 East Lancaster Avenue Fort Worth, TX 76112	Tarrant	Texas
Beacon Sales Acquisition, Inc.	5447 S. 1st Abilene, TX 79605	Taylor	Texas
Beacon Sales Acquisition, Inc.	3601 Silver Dollar Circle Austin, TX 78754	Travis	Texas
Beacon Sales Acquisition, Inc.	8319 N. Lamar Blvd. Austin, TX 78753	Travis	Texas
Beacon Sales Acquisition, Inc.	1897 South 3230 West Salt Lake City, UT 84104	Salt Lake	Utah
Beacon Sales Acquisition, Inc.	4700 South Riverside Road Murray, UT 84133	Salt Lake	Utah
Beacon Sales Acquisition, Inc.	2114 South 400 West Salt Lake City, UT 84115	Salt Lake	Utah
Beacon Sales Acquisition, Inc.	2371 South 3600 West West Valley City, UT 84119	Salt Lake	Utah
Beacon Sales Acquisition, Inc.	560 South 100 East Provo, UT 84604	Utah	Utah
Beacon Sales Acquisition, Inc.	585 South University Avenue Provo, UT 84605	Utah	Utah
Beacon Sales Acquisition, Inc.	1631 W. 2550 South Ogden, UT 84401-3245	Weber	Utah
Beacon Sales Acquisition, Inc.	391 Boyer Circle Williston, VT 05495	Chittenden	Vermont
Beacon Sales Acquisition, Inc.	1738 Scottsville Road Charlottesville, VA 22902	Charlottesville (City)	Virginia
Beacon Sales Acquisition, Inc.	1800 S. Military Highway Chesapeake, VA 23320	Chesapeake City	Virginia
Beacon Sales Acquisition, Inc.	2701 Bells Rd Richmond, VA 23234-2603	Chesterfield	Virginia

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	505 Huntmar Park Drive Suite 300 Herndon, VA 20170	Fairfax	Virginia
Beacon Sales Acquisition, Inc.	41 Joseph Mills Drive Fredericksburg, VA 22408	Fredericksburg (City)	Virginia
Beacon Sales Acquisition, Inc.	10991 Richardson Road Ashland, VA 23005	Hanover	Virginia
Beacon Sales Acquisition, Inc.	566 Belle Circle Harrisonburg, VA 22801	Harrisonburg	Virginia
Beacon Sales Acquisition, Inc.	100 Lumber Drive Sandston, VA 23150	Henrico	Virginia
Beacon Sales Acquisition, Inc.	4551 John Tyler Highway Williamsburg, VA 23185	James City	Virginia
Beacon Sales Acquisition, Inc.	5900 Farrington Avenue Alexandria, VA 22304	Manassas (City)	Virginia
Beacon Sales Acquisition, Inc.	6001 Farrington Avenue Alexandria, VA 22304	Manassas (City)	Virginia
Beacon Sales Acquisition, Inc.	9131 Centerville Road Manassas, VA 20110	Manassas (City)	Virginia
Beacon Sales Acquisition, Inc.	7891 Notes Drive Manassas, VA 20109	Manassas (City)	Virginia
Beacon Sales Acquisition, Inc.	1301 Production Road Norfolk, VA 23502	Norfolk	Virginia
Beacon Sales Acquisition, Inc.	1830 Blue Hills Drive N.E. Roanoke, VA 24012	Roanoke City	Virginia
Beacon Sales Acquisition, Inc.	399 Lenoir Drive Winchester, VA 22603	Winchester (City)	Virginia
Beacon Sales Acquisition, Inc.	11000 N.E. 34th Circle Vancouver, WA 98682	Clark	Washington
Beacon Sales Acquisition, Inc.	5534 Baker Flats Road E. Wenatchee, WA 98802	Douglas	Washington
Beacon Sales Acquisition, Inc.	1404 E. Lewis Pasco, WA 99301	Franklin	Washington
Beacon Sales Acquisition, Inc.	7901 1st Avenue South Seattle, WA 98106	King	Washington
Beacon Sales Acquisition, Inc.	19130 84th Avenue South Kent, WA 98032	King	Washington
Beacon Sales Acquisition, Inc.	14390 N.E. 200th Street Woodinville, WA 98072	King	Washington
Beacon Sales Acquisition, Inc.	611 S. Charlestown St. Seattle, WA 98108	King	Washington
Beacon Sales Acquisition, Inc.	1851 Central Place South Suite 127 Kent, WA 98030	King	Washington
Beacon Sales Acquisition, Inc.	2015 112th Street S. Tacoma, WA 98444	Pierce	Washington
Beacon Sales Acquisition, Inc.	4823 95th Street Suite B & C, Building 7 Lakewood, WA 98499	Pierce	Washington
Beacon Sales Acquisition, Inc.	120 South Wall Street Mount Vernon, WA 98273	Skagit	Washington
Beacon Sales Acquisition, Inc.	12807 Highway 99 South Everett, WA 98204	Snohomish	Washington

Schedule 1.1(e)

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	1428 Bonneville Avenue Snohomish, WA 98290	Snohomish	Washington
Beacon Sales Acquisition, Inc.	7100 212th Street, SW Edmonds, WA 98026	Snohomish	Washington
Beacon Sales Acquisition, Inc.	6908 220th Street SW Mountlake Terrace, WA 98043	Snohomish	Washington
Beacon Sales Acquisition, Inc.	7011 E. Mission Avenue Spokane Valley, WA 99212	Spokane	Washington
Beacon Sales Acquisition, Inc.	12819 E. Indiana Suite B Spokane Valley, WA 99216	Spokane	Washington
Beacon Sales Acquisition, Inc.	6815 E. Mission Avenue Space B Spokane Valley, WA 99212	Spokane	Washington
Beacon Sales Acquisition, Inc.	7017 E. Mission Ave. Spokane Valley, WA 99212	Spokane	Washington
Beacon Sales Acquisition, Inc.	5 W. Washington Avenue Yakima, WA 98903	Yakima	Washington
Beacon Sales Acquisition, Inc.	618 West 5th Street Huntington, WV 26704	Cabell	West Virginia
Beacon Sales Acquisition, Inc.	761 Armory Road Clarksburg, WV 26301	Harrison	West Virginia
Beacon Sales Acquisition, Inc.	1612 & 1616 Pennsylvania Avenue Charleston, WV 25302	Kanawha	West Virginia
Beacon Sales Acquisition, Inc.	9894 Dupont Road Parkersburg, WV 26181	Wood	West Virginia
Beacon Sales Acquisition, Inc.	2918 Agriculture Drive Madison, WI 53718	Dane	Wisconsin
Beacon Sales Acquisition, Inc.	2520 Davey Street Eau Claire, WI 54703	Eau Claire	Wisconsin
Beacon Sales Acquisition, Inc.	700 Norflex Drive Hudson, WI 54016	Saint Croix	Wisconsin
Beacon Sales Acquisition, Inc.	15825 and 15905-25 W. Ryerson Road New Berlin, WI 51151	Waukesha	Wisconsin
Beacon Sales Acquisition, Inc.	340 North American Road Cheyenne, WY 82007	Laramie	Wyoming
Beacon Sales Acquisition, Inc.	5100 Carroll Court Evansville, WY 82636	Natrona	Wyoming

Schedule 1.1(e)

Schedule 1.1(f)

Canadian Eligible Inventory Locations

Grantor	Mailing Address	County	State
Beacon Sales Acquisition, Inc.	2845 107th Avenue SE Calgary, AB T2Z 4S8	Calgary	Alberta
Beacon Sales Acquisition, Inc.	2719-5th Avenue NE Calgary, AB T2A 2L6	Calgary	Alberta
Beacon Sales Acquisition, Inc.	9610 54th Avenue Edmonton, AB T6E 5V1	Edmonton	Alberta
Beacon Sales Acquisition, Inc.	7688 132nd Street Unit 1 Surrey, BC V3W 4M9	Guildford	British Columbia
Beacon Sales Acquisition, Inc.	12510 82nd Avenue Surrey, BC V3W 3E9	Guildford	British Columbia
Beacon Sales Acquisition, Inc.	314 Totom Court Kelowna, BC V1X 5W6	Okanogan	British Columbia
Beacon Sales Acquisition, Inc.	45 John Savage Avenue Dartmouth, NS B3B 2C9	Halifax	Nova Scotia
Beacon Sales Acquisition, Inc.	2801 Sheffield Road Ottawa, ON K1B 3V8	Carleton	Ontario
Beacon Sales Acquisition, Inc.	202 South Blair Street Units 36 & 37 Whitby, ON L1N 9N2	Durham	Ontario
Beacon Sales Acquisition, Inc.	1285 Hubrey Road London, ON N6N 1E2	Middlesex	Ontario
Beacon Sales Acquisition, Inc.	5720 Timberlea Blvd. Suite 206 Mississauga, ON L4W 4W2	Peel	Ontario
Beacon Sales Acquisition, Inc.	615 The Kingsway Peterborough, ON K9J 7G2	Peterborough	Ontario
Beacon Sales Acquisition, Inc.	42 Raglin Place Cambridge, ON N1R 7J2	Waterloo	Ontario
Beacon Sales Acquisition, Inc.	8400 Keele Street Suites 1 & 1A Vaughan, ON L4K 2A6	York	Ontario
Beacon Sales Acquisition, Inc.	311 Chemin St-Francois -Xavier Delson, QC K1B 3V8	Delson	Quebec
Beacon Sales Acquisition, Inc.	4885 Autoroute Jean-Noel-Lavoie (440 Quest) Suite 100 Laval, QC H7P 4W6	Laval	Quebec
Beacon Sales Acquisition, Inc.	13145 Rue Prince Arthur Montreal, QC H1A 1A9	Montreal	Quebec
Beacon Sales Acquisition, Inc.	2375 Watt Ste-Foy, QC H1A 1A9	Ste-Foy	Quebec
Beacon Sales Acquisition, Inc.	12000 Boul. Louis Loranger Trois-Rivières, QC G9B 0N6	Trois-Rivières	Quebec
Beacon Sales Acquisition, Inc.	264-1st Avenue Regina, SK S4N 5H2	Regina	Saskatchewan
Beacon Sales Acquisition, Inc.	139-29th Street E Saskatoon, SK S7L 6Y6	Saskatoon	Saskatchewan
Beacon Roofing Supply Canada Company	12000 Boul. Louis Loranger, Trois-Rivieres, Quebec	Quebec	Canada
Beacon Roofing Supply Canada Company	311 Chemin St-Francois – Xavier, Delson, Quebec	Quebec	Canada

Schedule 1.1(f)

Grantor	Mailing Address	County	State
Beacon Roofing Supply Canada Company	2375 Watt, Ste-Foy, Quebec	Quebec	Canada
Beacon Roofing Supply Canada Company	13 145 Prince-Arthur, Montreal, Quebec	Quebec	Canada
Beacon Roofing Supply Canada Company	45 John Savage Ave Dartmouth, Nova Scotia B3B 2C9	Nova Scotia	Canada
Beacon Roofing Supply Canada Company	8400 Keele Street, Unit #1 Concord, Ontario L4K 2A6	Ontario	Canada
Beacon Roofing Supply Canada Company	42 Raglin Place Cambridge, Ontario N1R 7J2	Ontario	Canada
Beacon Roofing Supply Canada Company	1285 Hubrey Road, #10 London, Ontario N6N 1E2	Ontario	Canada
Beacon Roofing Supply Canada Company	2801 Sheffield Road Ottawa, Ontario K1B 3V8	Ontario	Canada
Beacon Roofing Supply Canada Company	5720 Timberlea Blvd Suite 206 Mississauga, Ontario L4W 4W2	Ontario	Canada
Beacon Roofing Supply Canada Company	615 The Kingsway Peterborough, Ontario K9J 7G2	Ontario	Canada
Beacon Roofing Supply Canada Company	139 – 29th Street East Saskatoon, SK S7L 6Y6	Saskatchewan	Canada
Beacon Roofing Supply Canada Company	9610 54 Avenue Edmonton, AB T6E 5V1	Alberta	Canada
Beacon Roofing Supply Canada Company	2845 107 Avenue SE Calgary, AB T2Z 4S8	Alberta	Canada
Beacon Roofing Supply Canada Company	#1 – 7688 132nd Street Surrey, BC V3W 4M9	British Columbia	Canada
Beacon Roofing Supply Canada Company	202 South Blair Street Whitby, Ontario CA L1N 8X9	Ontario	Canada
Beacon Roofing Supply Canada Company	314 Totom Court Kelowna, BC V1X 5C2	British Columbia	Canada
Beacon Roofing Supply Canada Company	4885 Desserte Nord, Autoroute 440 west Suite 100 Laval, Quebec, Canada H7P 5P9	Quebec	Canada
Beacon Roofing Supply Canada Company	Calgary North #746 2719 – 5th Avenue NE Calgary, AB T2A 2L6	Alberta	Canada
Beacon Roofing Supply Canada Company	Surrey #748 12510 – 82nd Avenue Surrey, BC V3W 3E9	British Columbia	Canada

Schedule 1.1(f)

Schedule 1.1(g)

Existing Letters of Credit

Letters of Credit ID	L/C Type	L/C Currency	Beneficiary	L/C Balance	Expiration Date	Created Date
XXXXXXX	STANDBY	USD	XXXXXXXXX	184,409	2/28/2022	10/9/2015
XXXXXXX	STANDBY	USD	XXXXXXXXX	289,000.00	1/31/2022	10/9/2015
XXXXXXX	STANDBY	USD	XXXXXXXXX	12,315,000.00	2/26/2022	10/9/2015
XXXXXXX	STANDBY	USD	XXXXXXXXX	34,216.00	11/4/2021	10/9/2015

Schedule 1.1(g)

Schedule 7.3(b)

Certain Post-Closing Deliveries

None.

Schedule 7.3(b)

Schedule 8.1

Jurisdictions of Organization and Qualification

Credit Party	Jurisdiction of Organization	Foreign Qualifications
Beacon Roofing Supply, Inc.	Delaware	Massachusetts Virginia

Schedule 8.1

Credit Party	Jurisdiction of Organization	Foreign Qualifications
Beacon Sales Acquisition, Inc.	Delaware

Alabama

Alaska

Arizona

Arkansas

California

Colorado

Connecticut

District of Columbia

Florida

Georgia

Hawaii

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Montana

Nebraska

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

North Dakota

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Texas

Utah

Vermont

Virginia

Washington

West Virginia

Wisconsin

Wyoming

Non-Credit Party Restricted Subsidiary	Jurisdiction of Organization	Foreign Qualifications
Beacon Canada, Inc.	Delaware	None
Beacon Roofing Supply Canada Company	Nova Scotia, Canada	British Columbia Manitoba New Brunswick Newfoundland Labrador Ontario Prince Edward Island Quebec Saskatchewan

Schedule 8.1

Schedule 8.2

Subsidiaries and Capitalization

Name of Subsidiary	Credit Party Holding Outstanding Shares of such Subsidiary	Class and Series	Percentage of Ownership Interests of such Class and Series	Certificate Number, if applicable
Beacon Sales Acquisition, Inc.	Beacon Roofing Supply, Inc.	Common	100%	No. 2
Beacon Canada, Inc.	Beacon Sales Acquisition, Inc.	Common	100%	No.1/No.2
Beacon Roofing Supply Canada Company	Beacon Canada, Inc.	Common	100%	No.2/No.3

Schedule 8.2

Schedule 8.6

Audit Matters

[Intentionally Omitted]

Schedule 8.6

Schedule 8.9

ERISA Plans

[Intentionally Omitted]

Schedule 8.9

Schedule 8.12

Labor and Collective Bargaining Agreements

[Intentionally Omitted]

Schedule 8.12

Schedule 8.1720

Real Property

Grantor	Mailing Address	County
Beacon Sales Acquisition, Inc.	730 Wellington Avenue Cranston, RI 02910	Providence
Beacon Sales Acquisition, Inc.	251 Locust Street Hartford, CT 06114	Hartford
Beacon Sales Acquisition, Inc.	10024 South Willow St. Manchester, NH 03013	Hillsborough
Beacon Sales Acquisition, Inc.	737 Flory Mill Rd. Lancaster, PA 17601	Lancaster
Beacon Sales Acquisition, Inc.	530 Morgantown Rd. Reading, PA 19611	Berks
Beacon Sales Acquisition, Inc.	7891 Notes Drive Manassas, VA 20109	Prince William County
Beacon Sales Acquisition, Inc.	505 Marvel Road Salisbury, MD 21801	Wicomico
Beacon Sales Acquisition, Inc.	500 Dover Road Easton, MD 21601	Talbot
Beacon Sales Acquisition, Inc.	3240 Mirror Avenue Pueblo, CO 81004	Pueblo
Beacon Sales Acquisition, Inc.	438 South Devils Glen Rd Bettendorf, IA 52722	Scott
Beacon Sales Acquisition, Inc.	1978 Moreland Parkway Annapolis, MD 21401	Anne Arundel
Beacon Sales Acquisition, Inc.	32800 Groesbeck Hwy Fraser, MI 48026	Macomb
Beacon Sales Acquisition, Inc.	30 Columbia Avenue Bergenfield, NJ 07621	Bergen
Beacon Sales Acquisition, Inc.	2815 Hill Avenue Toledo, OH 43607	Lucas
Beacon Sales Acquisition, Inc.	2231 136th St. Blue Island, IL 60406	Cook
Beacon Sales Acquisition, Inc.	2701 Bells Road Richmond, VA 23234	Chesterfield

The locations set forth on Schedules 2(c), 2(d), 2(e) and 2(f) of the perfection certificate delivered to the Administrative Agent on the Closing Date are incorporated herein by cross-reference

[20]	Certain properties were previously owned by Allied Building Products Corp. which was merged into Beacon Sales Acquisition, Inc. on December 31, 2018.

Schedule 8.17

Schedule 8.24

Material Contracts

None

Schedule 8.24

Schedule 9.2

Financial and Collateral Reports

Deliver to Administrative Agent (and if so requested by Administrative Agent, with copies for each Lender) each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Administrative Agent:

1.	Within ten (10) Business Days of filing by any Credit Party or Restricted Subsidiary:	(a) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, and (b) any other filings made by any such Person with the SEC.
2.

(a) Twenty (20) days after the end of each fiscal quarter (or, if such day is not a Business Day, on the next succeeding Business Day), (b) at any time that the Total Outstandings exceed fifteen percent (15.0%) of the Loan Cap for any five (5) consecutive days during any fiscal month, then twenty (20) days after the end of each fiscal month (or, if such day is not a Business Day, on the next Business Day) in which Total Outstandings exceed such amount for such period until the Total Outstandings have been less than fifteen (15.0%) of the Loan Cap for each day of a fiscal month thereafter, at which time the delivery shall be made quarterly in accordance with clause (a) above until such time as Total Outstandings may thereafter exceed such amount for any five (5) consecutive days during any fiscal month and (c) at any time that Adjusted Excess Availability is less than the greater of (i) fifteen percent (15.0%) of the Loan Cap and (ii) $135,000,000 for any five (5) consecutive Business Days or an Event of Default exists or has occurred and is continuing, at the election of Administrative Agent, then on Wednesday of each week (or, if such day is not a Business Day, on the next succeeding Business Day):

(a) A Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal quarter or, in the case of any monthly Borrowing Base Certificate, showing the Borrowing Base as of the close of business as of the last day of the immediately preceding fiscal month or, in the case of any weekly Borrowing Base Certificate, as of the close of business on the immediately preceding Friday, each such Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of Borrower Representative (and in the event of delivery of weekly Borrowing Base Certificates, such delivery shall continue for not less than four (4) weeks),

(b) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, in a format reasonably acceptable to Administrative Agent, tied to the beginning and ending account receivable balances of Borrowers’ general ledger,

(c) notice of all claims, offsets, or disputes in excess of $100,000 asserted by Account Debtors with respect to any Account of a Borrower (to the extent such Account is an Eligible Account);

(d) Inventory system/perpetual reports specifying the cost and the wholesale market value of Borrowers’ Inventory, by category, with additional detail showing additions to and deletions therefrom (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(e) a detailed aging, by total, of Borrowers’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable

Schedule 9.2

format, if Borrowers have implemented electronic reporting),

(f) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrowers have not implemented electronic reporting,

(g) a detailed Inventory system/perpetual report together with a reconciliation to Borrowers’ general ledger accounts (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(h) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base, if Borrowers have not implemented electronic reporting,

(i) a detailed aging, by vendor, of Borrowers’ accounts payable and any book overdraft (delivered electronically in an reasonably acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks.

3.	Quarterly (no later than the thirtieth (30th) day after each quarter end):

(a)Reports with respect to taxes as follows:

(i) Real and Personal Property: listing of taxes pursuant to a property real estate tax schedule indicating jurisdiction (vendor), description, and tax paid/estimate.

(ii)  Sales: sales and use tax liability worksheet setting forth period, state, frequency form and amount due, together with confirmation from third party vendor payments made.

(iii) Beacon Roofing Supply Canada Company – HST and CRA statements provided by Canadian taxing authorities, if any.

(b) A reconciliation of Accounts, trade accounts payable, and Inventory of Borrowers’ general ledger accounts to their quarterly financial statements including any book reserves related to each category (provided, that at any time monthly financial statements are required to be delivered under the terms of the Credit Agreement, such reconciliation shall be delivered on a monthly basis with such financial statements and reconciled to their monthly financial statements).

4.	Annually (no later than the thirtieth (30th) day after each year end):	A detailed list of Borrowers’ customers, with address and contact information.

Schedule 9.2

5.	Upon the request of Administrative Agent:

(a) copies of purchase orders and invoices, together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Administrative Agent, from time to time,

(b) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount to be determined by Administrative Agent in its Permitted Discretion, from time to time, and

(c) such other reports as to the Collateral or the financial condition of Holdings and its Subsidiaries, as Administrative Agent may reasonably request.

6.	Contemporaneously with the delivery of each Compliance Certificate:

Copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate.

Schedule 9.2

Schedule 9.14(a)21

Deposit Accounts and Cash Management Banks

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Concentration	[***]	##########	IP - FBM - To Be Closed Post TSA (Disregard)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	IP - FBM - To Be Closed Post TSA (Disregard)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	IP - FBM - To Be Closed Post TSA (Disregard)
Beacon Sales Acquisition, Inc.	Concentration	[***]	##########	Standalone
Beacon Sales Acquisition, Inc.	Concentration	[***]	##########	Sub-Account; [***] into [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Concentration	[***]	##########
Beacon Sales Acquisition, Inc.	Concentration	[***]	##########
Beacon Sales Acquisition, Inc.	Concentration	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Account - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close

[21]	All accounts in this Schedule 9.14(a) that are described as “To Be Closed Post TSA” shall be deemed to identify accounts described in clause (B) of the proviso to Section 9.14(a).

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Closed Branch - Request to Close
Beacon Sales Acquisition, Inc.	Disbursement	[***]	##########	Disbursement Account
Beacon Sales Acquisition, Inc.	Disbursement	[***]	##########	Disbursement Account
Beacon Sales Acquisition, Inc.	Disbursement	[***]	##########	Disbursement Account
Beacon Sales Acquisition, Inc.	Disbursement	[***]	##########	Disbursement Account
Beacon Sales Acquisition, Inc.	Disbursement	[***]	##########	Disbursement Account
Beacon Sales Acquisition, Inc.	Disbursement	[***]	##########	Disbursement Account
Beacon Sales Acquisition, Inc.	Disbursement	[***]	##########	Disbursement Account
Beacon Sales Acquisition, Inc.	Credit Card Deposit	[***]	##########	IP - FBM - To Be Closed Post TSA (Disregard)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	IP - FBM - To Be Closed Post TSA (Disregard)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Credit Card Deposit	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Credit Card Deposit	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ##########then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Credit Card Deposit	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance; Branch Account - [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Concentration	[***]	##########	Low Max Balance; [***] into [***] ########## and ultimately into ##########
Beacon Sales Acquisition, Inc.	Concentration	[***]	##########	Low Max Balance; [***] into [***] ########## and ultimately into ##########
Beacon Sales Acquisition, Inc.	Credit Card Deposit	[***]	##########	Low Max Balance; [***] into [***] ########## then [***] ########## and ultimately into ##########
Beacon Sales Acquisition, Inc.	Credit Card Deposit	[***]	##########	Low Max Balance; [***] into [***] ########## then [***] ########## and ultimately into ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Dormant) - Request to Close
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Maximum Balance (Standalone Account)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Sub-Account; [***] into ##########, then [***] ##########, and ultimately into ##########
Beacon Sales Acquisition, Inc.	Credit Card Deposit	[***]	##########	Sub-Account; [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Sub-Account; [***] into [***] ########## then [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Standing wire to [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Standing wire to [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	IP - FBM - To Be Closed Post TSA (Disregard)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	IP - FBM - To Be Closed Post TSA (Disregard)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Sub Account to CPB ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Standing wire to [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Standing wire to [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	########	Low Max Balance
Beacon Sales Acquisition, Inc.	Concentration	[***]	#########
Beacon Sales Acquisition, Inc.	Collection	[***]	#########

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	#########
Beacon Sales Acquisition, Inc.	Credit Card Deposit	[***]	##############	Low Max Balance; - [***] into [***] ######### then to [***] #########, standing wire to [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Concentration	[***]	##############	Low Max Balance; - [***] to [***] ######### then to [***] #########, standing wire to [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Concentration	[***]	#########	Low Max Balance; - [***] to [***] #########, standing wire to [***] ########## and ultimately into [***] ##########
Beacon Sales Acquisition, Inc.	Collection	[***]	############
Beacon Sales Acquisition, Inc.	Collection	[***]	###########
Beacon Sales Acquisition, Inc.	Collection	[***]	###########
Beacon Sales Acquisition, Inc.	Collection	[***]	###########
Beacon Sales Acquisition, Inc.	Collection	[***]	############
Beacon Sales Acquisition, Inc.	Collection	[***]	############	Low Max Balance
Beacon Roofing Supply, Inc.	Concentration	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Sub Account; [***] to [***] ##############
Beacon Sales Acquisition, Inc.	Concentration	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	##########
Beacon Sales Acquisition, Inc.	Collection	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	#############
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance

Schedule 9.14(a)

Credit Party (Account Holder)	Type of Account	Financial Institution	Account Number	Reason for Excluded Account (if any)
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Sales Acquisition, Inc.	Collection	[***]	##########	Low Max Balance
Beacon Roofing Supply Canada Company	Collection Account	[***]	#######
Beacon Roofing Supply Canada Company	Depository	[***]	#######

Schedule 9.14(a)

Lockboxes

Credit Party (Account Holder)	Financial Institution	Lockbox Number	Corresponding Account
Beacon Sales Acquisition, Inc.	[***]	CH#######

Swept daily into [***] Account #############, which is swept daily to  Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis

Beacon Sales Acquisition, Inc.	[***]	####	Swept daily into [***] Account #########, which is swept daily to Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis
Beacon Sales Acquisition, Inc.	[***]	#####	Swept daily into [***] Account #########, which is swept daily to Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis
Beacon Sales Acquisition, Inc.	[***]	######	Swept daily into [***] Account #########, which is swept daily to Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis
Beacon Sales Acquisition, Inc.	[***]	######

Swept daily into [***] Account ######### followed by [***] #########; which is swept daily to  Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis

Beacon Sales Acquisition, Inc.	[***]	#####	Swept daily into [***] Account ##########, which is swept daily to Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis
Beacon Sales Acquisition, Inc.	[***]	#####	Swept daily into [***] Account #########, which is swept daily to Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis
Beacon Sales Acquisition, Inc.	[***]	######

Swept daily into [***] Account ########## followed by [***] ##########; which is swept daily to  Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis

Schedule 9.14(a)

Credit Party (Account Holder)	Financial Institution	Lockbox Number	Corresponding Account
Beacon Sales Acquisition, Inc.	[***]	######	Swept daily into [***] Account ##########, which is swept daily to Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis
Beacon Sales Acquisition, Inc.	[***]	######

Swept daily into [***] Account ########## followed by [***] ##########; which is swept daily to  Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis

Beacon Sales Acquisition, Inc.	[***]	######

Swept daily into [***] Account ########## followed by [***] ##########; which is swept daily to  Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis

Beacon Sales Acquisition, Inc.	[***]	######	Swept daily into [***] Account ##########, which is swept daily to Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis
Beacon Sales Acquisition, Inc.	[***]	######	Swept daily into [***] Account ##########, which is swept daily to Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis
Beacon Sales Acquisition, Inc.	[***]	######

Swept daily into [***] Account ########## followed by [***] ##########; which is swept daily to  Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis

Beacon Sales Acquisition, Inc.	[***]	C. P#####	Swept into Collection Account #### ####-###
Beacon Sales Acquisition, Inc.	[***]	######

Swept daily into [***] Account ######### followed by [***] #########; which is swept daily to  Master Depository Account [***] ##########; which is swept subsequently into [***] Concentration Account ########## on a daily basis

Schedule 9.14(a)

Credit Party (Account Holder)	Financial Institution	Lockbox Number	Corresponding Account
Beacon Roofing Supply Canada Company	[***]	M####	Swept into account #######
Beacon Roofing Supply Canada Company	[***]	C####	Swept into account #######

Securities Accounts and Commodities Accounts of Each Grantor

Credit Party (Account Holder)	Intermediary Institution	Account Number	Reason for Excluded Account (if any)	Account Type
Beacon Sales Acquisition, Inc.	[***]	########-######	Dormant Account; to be closed	Investment Account

Schedule 9.14(a)

Schedule 10.1

Existing Indebtedness

Equipment Loans of Beacon Roofing Supply, Inc. set forth below:

	Holder	Balance
Equipment Financing of tractors, trailers, trucks and other freightliners	[***] - ##########	$164,760.38
Equipment Financing of tractors, trailers, trucks and other freightliners	[***] - ##########	797,727.11
		$962,487.49

Equipment Leases set forth below:

Vendor	Equipment	Total Amount
XXXXXXX	Lease of certain motor vehicles	$7,888,450
XXXXXXX	Lease of forklifts and industrial machinery	3,764,592
Total		$11,653,042

Schedule 10.1

Schedule 10.2

Existing Liens

1. Lease Agreement for the billboard located at 730 Wellington Avenue, Cranston, Rhode Island, dated June 5, 1985, by and between Marlen Building Products Corporation and Tri-State Displays, Inc. (“Tenant”), as amended by that certain Addendum to Lease dated June 5, 1985 by and between Marlen Building Products Corporation and Tenant, as modified by that certain Second Addendum to Lease dated April 12, 1994 by and between Beacon Sales Company, Inc. (successor in interest to Marlen Building Products Corporation) and Tenant, as modified by that certain Third Addendum to Lease dated February 14, 2000 by and between Beacon Sales Company, Inc. and Tenant, as modified by that certain Fourth Amendment to Lease Agreement dated September 21, 2004 by and between Beacon Sales Company, Inc. and Tenant, as modified by that certain Letter Agreement dated May 26, 2010 by and between Beacon Sales Acquisition, Inc. (successor in interest to Beacon Sales Company, Inc.) (“Landlord”) and Tenant, as modified by that certain Letter Agreement dated June 30, 2015 by and between Landlord and Tenant, as extended July 1, 2020.

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
California Secretary of State	Allied Building Products 2945 E Annadale Avenue Bldg C Fresno CA 93722	Security Signal Devices, Inc. 1740 N. Lemon St. Anaheim CA 92801	20-7772845052 04/10/2020	Equipment
New Jersey Secretary of State	Allied Building Products, Corp. 15 East Union Avenue East Rutherford, NJ 07073	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512	26699233 MAY -1 2015 Continuation 04/13/20	Lease of office equipment
New Jersey Secretary of State	Allied Building Products, Corp. 15 East Union Avenue East Rutherford, NJ 07073	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512	26699240 MAY -1 2015 Continuation 04/13/20	Lease of office equipment

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
New Jersey Secretary of State	Allied Building Products, Corp. 15 East Union Avenue East Rutherford, NJ 07073	Trilogy Leasing Co., LLC 2551 Route 130 Cranbury, NJ 08512	51223221 06/29/15 Amendment 04/28/16 Continuation 04/12/20	Lease of office equipment Restate collateral: Lease of office equipment
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 East Union Avenue East Rutherford, NJ 07073	1ST SOURCE BANK P.O. Box 783 South Bend, IN 46624	51659301 05/02/16	Lease of 2016 Ford K4JD 112 Edge SEL AWD SUV
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 07073	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	51679798 05/13/16 Continuation 04/06/2021	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	51809720 08/09/16 Continuation 04/01/2021	Lease of equipment
New Jersey Secretary of State	Allied Building Products Corp. 1324 E Ind. Ave Ft Worth, TX 76131	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52002191 12/20/16	2016 Clark forklift

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E. Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52022203 01/03/17	Lease of equipment
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52052774 01/24/17	Lease of office equipment
New Jersey Secretary of State	Allied Building Products Corp. 15 East Avenue East Rutherford, NJ 07073	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52118786 03/10/17	Clark C50S forklift
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Avenue East Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52150562 03/31/17	Lease of office equipment
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave E Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52227224 05/18/17	Lease of office equipment
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave E Rutherford, NJ 07073	KONICA MINOLTA PREMIER FINANCE 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	52297663 06/30/17	Lease of office equipment

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
New Jersey Secretary of State	Allied Building Products Corp. 15 East Union Avenue East Rutherford, NJ 07073	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52359224 08/11/17	Lease of equipment
New Jersey Secretary of State	Allied Building Products Corp. 2234 S Arlington Rd Akron, OH 44319	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52493733 11/07/17	One forklift
New Jersey Secretary of State	Allied Building Products Corp. 2445 NW 76th St Miami, FL 33147	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52494042 11/07/17	One forklift
New Jersey Secretary of State	Allied Building Products Corp. 15 East Union Ave East Rutherford, NJ 07073	Wells Fargo Bank, N.A. 300 Tri-State International Ste 400 Lincolnshire, IL 60069	52499104 11/09/17	Lease of equipment
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52555594 12/18/17	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52555602 12/18/17	Equipment financed by or leased to debtor by secured party

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52555624 12/18/17	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52567852 12/26/17	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52579833 01/02/18	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52579846 01/02/18	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52579963 01/02/18	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52579947 01/02/18	Equipment financed by or leased to debtor by secured party

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52579950 01/02/18	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52579981 01/02/18	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52579998 01/02/18	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 15 E Union Ave East Rutherford, NJ 070732127	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	52595224 01/12/18	Equipment financed by or leased to debtor by secured party
New Jersey Secretary of State	ALLIED BUILDING PRODUCTS CORP. 250 State Rt 17 East Rutherford, NJ 07073	De Lage Landen Financial Services, Inc. 1111 Old Eagle School Road Wayne, PA 19087	53140180 12/13/18	Equipment financed by or leased to debtor by secured party
Texas Secretary of State	ALLIED BUILDING PRODUCTS CORPORATION 415 E. ST. ELMO SUITE 1F AUSTIN, TX 78746	415 ST. ELMO, LLC 900 BLUEBONNET LANE AUSTIN, TX 78704	18-0006390865 02/26/2018	All personalty located at 415 E. St. Elmo, Austin, Texas

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware Secretary of State	BEACON ROOFING SUPPLY, INC. and BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE STE 300 HERNDON, VA 20170 Add Debtor: ALLIED BUILDING PRODUCTS CORP. 250 RT 17 NORTH EAST RUTHERFORD, NJ 07073	DE LAGE LANDEN FINANCIAL SERVICES, INC. 1111 OLD EAGLE SCHOOL ROAD WAYNE, PA 19087	2018 6125476 09/05/2018 Amendment 2018 8611655 12/12/2018	Equipment financed by or leased to debtor by secured party
Delaware Secretary of State	BEACON ROOOFING SUPPLY, INC. One Lakeland Park Drive Peabody, MA 01960	GELCO CORPORATION DBA GE FLEET SERVICES 3 Capital Drive Eden Prairie, MN 55344	2007 3812731 09/04/2007 Continuation 2012 2138438 06/05/2012 Continuation 2017 5214439 08/07/2017	Several trailers and forklifts
Delaware Secretary of State	BEACON ROOOFING SUPPLY, INC. One Lakeland Park Drive Peabody, MA 01960	GELCO CORPORATION DBA GE FLEET SERVICES 3 Capital Drive Eden Prairie, MN 55344	2007 4104625 10/19/2007 Continuation 2012 2998153 08/03/2012 Cntinuation 2017 6073446 09/13/2017	Lease of several forklifts

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware Secretary of State	BEACON ROOFING SUPPLY, INC. and BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE STE 300 HERNDON, VA 20170 Add Debtor: ALLIED BUILDING PRODUCTS CORP. 250 RT 17 NORTH EAST RUTHERFORD, NJ 07073	DE LAGE LANDEN FINANCIAL SERVICES, INC. 1111 OLD EAGLE SCHOOL ROAD WAYNE, PA 19087	2018 6125476 09/05/2018 Amendment 2018 8611655 12/12/2018	Equipment financed by or leased to debtor by secured party
Delaware Secretary of State	BEACON ROOOFING SUPPLY, INC. 505 HUNTMAR PARK DRIVE HERNDON, VA 20170

TRILOGY LEASING CO., LLC
2551 ROUTE 130
CRANBURY, NJ 08512

Partial Assignment to:
Kingsbridge Holdings LLC
150 N. Field Dr.
Suite 193
Lake Forest, IL 60045

Partial Assignment to:
Wintrust Equipment Finance, a division of Wintrust Asset Finance Inc.
3665 Park Place West
Suite 150
Mishawaka, IN 46545

			2019 4361254 06/25/2019 Partial Assignment 2019 7046688 10/08/2019 Partial Assignment 2019 7179679 10/14/2019	Lease of computer equipment Assign certain equipment Assign certain equipment

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware Secretary of State	BEACON ROOOFING SUPPLY, INC. 505 HUNTMAR PARK DRIVE, SUITE 300 HERNDON, VA 20170	U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT 60 LIVINGSTON AVENUE ST. PAUL, MN 55107-1419	2019 7058154 10/09/2019	All assets
Colorado Secretary of State	Beacon Sales Acquisition, Inc., dba Fowler and Peth 4795 Forest St. Denver, CO 80216	Polar Ice, Inc. 5001 E. 38th Ave. Denver, CO 80207	20182036998 04/25/2018	Leer 1-door solid merchandiser
Colorado Secretary of State	Beacon Sales Acquisition, Inc., dba Roofing Supply Group 11919 E. 37th Ave. Denver, CO 80239	Polar Ice, Inc. 5001 E. 38th Ave. Denver, CO 80207	20182056193 06/22/2018	Leer 1-door solid merchandiser
Colorado Secretary of State	Beacon Sales Acquisition, Inc., dba Roof Depot 6050 W. 54th Ave. Arvada, CO 80002	Polar Ice, Inc. 5001 E. 38th Ave. Denver, CO 80207	20202120947 10/27/2020	Ice merchandiser
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEY EQUIPMENT FINANCE INC. 1000 South McCaslin Blvd. Superior, CO 80027	2013 2449362 06/26/2013 Continuation 2018 1537600 03/06/2018	Trailers, tractors, trucks, cranes
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEY EQUIPMENT FINANCE INC. 1000 South McCaslin Blvd. Superior, CO 80027	2013 4885647 12/11/2013 Amendment 2013 5029773 12/19/2013 Continuation 2018 6163352 09/06/2018	Several trucks Restate Collateral: Several trucks

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEY EQUIPMENT FINANCE INC. 1000 South McCaslin Blvd. Superior, CO 80027	2013 4885662 12/11/2013 Continuation 2018 6163360 09/06/2018	Several trucks
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEYBANK NATIONAL ASSOCIATION 1000 S. McCaslin Blvd Superior, CO 80027	2014 0754499 02/26/2014 Continuation 2018 8486645 12/07/2018	Tractors, trailers, cranes, conveyors
Delaware Secretary of State	Beacon Sales Acquisition, Inc. 505 Huntmar Park Dr Herndon, VA 20170	Key Equipment Finance, a division of KeyBank NA 1000 S. McCaslin Blvd Superior, CO 80027	2014 2608461 06/23/2014 Continuation 2019 1531388 03/05/2019	Several trucks
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. One Lakeland Park Dr Peabody, MA 01960	KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NA 1000 S. McCaslin Blvd Superior, CO 80027	2014 3840352 09/25/2014 Continuation 2019 4576406 07/02/2019	Several trucks
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 1111 East Main Street Richmond, VA 23219	MERCEDES-BENZ FINANCIAL SERVICES USA LLC 13650 Heritage Parkway Ft. Worth, TX 76177 Additional Secured Party: DAIMLER TRUST 13650 Heritage Parkway Ft. Worth, TX 76177	2016 7937129 12/21/2016	Cranes and conveyers

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 1 LAKELAND PARK DR PEABODY, MA 01960-3835	GREATAMERICA FINANCIAL SERVICES CORPORATION 625 FIRST STREET CEDAR RAPIDS, IA 52401-2030	2018 3199466 05/10/2018	Lease of copiers, printers, faxes and scanners
Delaware Secretary of State	BEACON ROOFING SUPPLY, INC. and BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE STE 300 HERNDON, VA 20170 Add Debtor: ALLIED BUILDING PRODUCTS CORP. 250 RT 17 NORTH EAST RUTHERFORD, NJ 07073	DE LAGE LANDEN FINANCIAL SERVICES, INC. 1111 OLD EAGLE SCHOOL ROAD WAYNE, PA 19087	2018 6125476 09/05/2018 Amendment 2018 8611655 12/12/2018	Equipment financed by or leased to debtor by secured party
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE, SUITE 300 HERNDON, VA 20170	U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT 60 LIVINGSTON AVENUE ST. PAUL, MN 55107-1419	2019 7058246 10/09/2019	All assets

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 165 WEST SYCAMORE STREET SAINT PAUL, MN 55117-5349 BEACON SOLAR PRODUCTS 165 WEST SYCAMORE STREET SAINT PAUL, MN 55117-5349	HANWHA Q CELLS AMERICA INC. 400 SPECTRUM CENTER DRIVE, SUITE 1400 IRVINE, CA 92618	2020 1444050 02/27/2020	Equipment
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE, SUITE 300 HERNDON, VA 20170	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC. P.O. BOX 9050 DALLAS, TX 75019-9050	2020 9053937 12/22/2020	Four Toyota forklifts
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE, SUITE 300 HERNDON, VA 20170	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC. P.O. BOX 9050 DALLAS, TX 75019-9050	2021 0098039 01/05/2021	Two Toyota forklifts
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE, SUITE 300 HERNDON, VA 20170	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC. P.O. BOX 9050 DALLAS, TX 75019-9050	2021 0469941 01/19/2021	Lease of one Toyota forklift

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware Secretary of State	BEACON SALES ACQUISITION, INC.| 505 HUNTMAR PARK DRIVE, SUITE 300 HERNDON, VA 20170	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC. P.O. BOX 9050 DALLAS, TX 75019-9050	2021 0552043 01/21/2021	One Toyota forklift
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE, SUITE 300 HERNDON, VA 20170	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC. P.O. BOX 9050 DALLAS, TX 75019-9050	2021 0839036 02/01/2021	Lease of one Toyota forklift
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE HERNDON, VA 20170	HYG FINANCIAL SERVICES, INC. PO BOX 35701 BILLINGS, MT 59107	2021 0961202 02/05/2021	Lease of equipment
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE HERNDON, VA 20170	HYG FINANCIAL SERVICES, INC. PO BOX 35701 BILLINGS, MT 59107	2021 0963604 02/05/2021	Lease of equipment
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE HERNDON, VA 20170	HYG FINANCIAL SERVICES, INC. PO BOX 35701 BILLINGS, MT 59107	2021 1650556 03/02/2021	Lease of equipment

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE HERNDON, VA 20170	HYG FINANCIAL SERVICES, INC. PO BOX 35701 BILLINGS, MT US 59107	2021 1691709 03/03/2021	Lease of equipment
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE HERNDON, VA 20170	HYG FINANCIAL SERVICES, INC. PO BOX 35701 BILLINGS, MT 59107	2021 2773985 04/09/2021	Lease of equipment
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE HERNDON, VA 20170	HYG FINANCIAL SERVICES, INC. PO BOX 35701 BILLINGS, MT 59107	2021 2774462 04/09/2021	Lease of equipment
Delaware Secretary of State	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PARK DRIVE HERNDON, VA 20170	HYG FINANCIAL SERVICES, INC. PO BOX 35701 BILLINGS, MT 59107	2021 2774835 04/09/2021	Lease of equipment
Jefferson County, Kentucky	BEACON SALES ACQUISITION, INC. 505 HUNTMAR PK DR STE 300 HERNDON, VA 20170	Louisville/Jefferson County Metro Revenue Commission 617 W. Jefferson Street, Louisville, KY 40202	2020233772 11/02/2020	Employee Withholding Taxes (W-1) in the amount of $7,853.96
Summit County, Ohio	Beacon Sales Acquisition, Inc.	Ohio Department of Job and Family Services	UC163020 01-04-20	State taxes in the amount of $22,743.12

Jurisdiction	Debtor	Secured Party	Filing Info	Collateral
Summit County, Ohio	Beacon Sales Acquisition, Inc.	OHIO DEPARTMENT OF JOB & FAMILY SERVICES	56520906 01/23/2020	State tax lien in the amount of $22,743.00

Personal Property Security Act (Ontario)

C means Consumer Goods, I means Inventory, E means Equipment, A means Accounts, O means Other, M means Motor Vehicle Included
VIN means one or more specific motor vehicles have been set out in the Motor Vehicle Section – see search printout for vehicle identification numbers
The first eight digits of the Registration Number denote the year, month and day of registration

Current to March 30, 2021

Beacon Roofing Supply Canada Company

	File No.	Secured Party	Reg. No.	Collateral Class.						Debtor(s)	Comments
				CG	I	E	A	O	MV
1.	753912792 PPSA	DE LAGE LANDEN FINANCIAL SERVICES CANADA INC.	20190730 1935 1531 1791 Reg. 6 year(s)			X	X	X	X	BEACON ROOFING SUPPLY CANADA COMPANY

No Fixed Maturity Date

2019 HYUNDAI / 25L-7A  (VIN: HHKHHF08VK000508)

General Collateral Description:
ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM.

	File No.	Secured Party	Reg. No.	Collateral Class.						Debtor(s)	Comments
				CG	I	E	A	O	MV
2.	753912801 PPSA	DE LAGE LANDEN FINANCIAL SERVICES CANADA INC.	20190730 1935 1531 1792 Reg. 6 year(s)			X	X	X	X	BEACON ROOFING SUPPLY CANADA COMPANY

No Fixed Maturity Date

2019 HYUNDAI / 25L-7A  (VIN: HHKHHF08CK0005057)

General Collateral Description:
ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM.

CG	I	E	A	O	MV

Personal Property Security Act (British Columbia)

VIN means one or more serial numbered goods have been set out in the serial numbered goods section – see search printout for serial numbers
The order of registration set out below is not necessarily indicative of the priority of registration

Current to March 30, 2021

Beacon Roofing Supply Canada Company

	Reg. No.	Debtors	Secured Parties
1.	Base Registration: 669155L PPSA SECURITY AGREEMENT Reg. 6 YEARS 30JUL2019 1:05:34 PM Expires: 30JUL2025	BEACON ROOFING SUPPLY CANADA COMPANY	DE LAGE LANDEN FINANCIAL SERVICES CANADA INC.

MV (HHKHHF08PJ0004484 2019 HYUNDAI / 25L-7A)

ALL GOODS OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE
IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE,
WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES
RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND
ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS,
SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY
PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED
THEREFROM. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER
ACQUIRED PERSONAL PROPERTY WHICH IS DERIVED, DIRECTLY OR
INDIRECTLY, FROM ANY DEALING WITH OR DISPOSITION OF THE
ABOVE-DESCRIBED COLLATERAL, INCLUDING WITHOUT LIMITATION,
ALL INSURANCE AND OTHER PAYMENTS PAYABLE AS INDEMNITY OR
COMPENSATION FOR LOSS OR DAMAGE THERETO, ACCOUNTS, RENTS OR
OTHER PAYMENTS ARISING FROM THE LEASE OF THE
ABOVE-DESCRIBED COLLATERAL, GOODS, CHATTEL PAPER,
INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS,
MONEY, CHEQUES, DEPOSITS, SECURITIES AND INTANGIBLES.

QUEBEC

REGISTER OF PERSONAL AND MOVABLE REAL RIGHTS

BEACON ROOFING SUPPLY CANADA COMPANY

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1.	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)

Lessor (Leasing):	De Lage Landen Financial Services Canada Inc.
Lessee (Leasing):	Beacon Roofing Supply Canada Company
Amount:	N/A
Registration Number:	19-0846878-0001
Registration Date:	July 31, 2019
Expiration Date:	July 29, 2025
Constitutive Document Date:	July 17, 2019
Description of Property (summary):

2019 HYUNDAI 25L-7A FORKLIFT S/N HHKHHF08AK005059 including all parts, accessories, replacements, additions and accessions, tangible and intangible (including software), now and hereafter relating thereto or affixed thereon and including any documentation, manuals or information provided in connection therewith.

2.	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)

Lessor (Leasing):	De Lage Landen Financial Services Canada Inc.
Lessee (Leasing):	Beacon Roofing Supply Canada Company
Amount:	N/A
Registration Number:	19-0846878-0002
Registration Date:	July 31, 2019
Expiration Date:	July 29, 2025
Constitutive Document Date:	July 17, 2019
Description of Property (summary):

2019 HYUNDAI 25L-7A FORKLIFT s/n HHKHHF08JK0005056 including all parts, accessories, replacements, additions and accessions, tangible and intangible (including software), now and hereafter relating thereto or affixed thereon and including any documentation, manuals or information provided in connection therewith.

Schedule 10.2

Personal Property Security Act (Nova Scotia)

Beacon Roofing Supply Canada Company

	Reg. No.	Secured Party	File No.	Exp. Date	Debtor(s)	Comments
1.	31549157 (6 years) PPSA	DE LAGE LANDEN FINANCIAL SERVICES CANADA INC.	1814704 DL-1	2025-07-30	BEACON ROOFING SUPPLY CANADA COMPANY

2019 HYUNDAI/ 25L-7A Motor Vehicle.   VIN# HHKHHF0BT J0004483

All personal property of the debtor described herein by vehicle identification number or serial number, as applicable, wherever situated, together with all parts and accessories relating thereto, all attachments, accessories and accessions thereto or thereon, all replacements, substitutions, additions and improvements of all or any part of the foregoing and all proceeds in any form derived therefrom. Proceeds: all of the debtor's present and after acquired identifiable or traceable personal property that is derived, directly or indirectly, from any dealing with or disposition of the above-described collateral or proceeds of the above described collateral and in which the debtor acquires an interest, including without limitation, all insurance and other payments that represent indemnity or compensation for loss or damage to the above described collateral or proceeds of the above described collateral, or a right to such payments, accounts, rents or other payments arising from the lease or rental of the above described collateral or proceeds of the above described collateral, a payment made in total or partial discharge or redemption of chattel paper, investment property, an instrument or an intangible, rights arising out of, or property collected on, or distributed on account of, collateral that is investment property, and goods, documents of title, chattel paper, investment property, instruments, money or intangibles.

Schedule 10.2

Schedule 10.3

Existing Loans, Advances and Investments

None

Schedule 10.3

Schedule 10.7

Transactions with Affiliates

None

Schedule 10.7